                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A
                                (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION
                 PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                     THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /
Check the appropriate box:

/ / Preliminary Proxy Statement              / / Confidential, for Use of the
/X/ Definitive Proxy Statement                   Commission Only (as permitted
/ / Definitive Additional Materials              by Rule 14a-6(e)(2))
/ / Soliciting Material Pursuant to
    Rule 14a-11(c) or Rule 14a-12

                                 INTRAV, INC.
               (Name of Registrant as Specified in Its Charter)

                                     N/A
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

    / / No fee required.

    / / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
        0-11.

         1) Title of each class of securities to which transaction applies: N/A


         2) Aggregate number of securities to which transaction applies:  N/A


         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): N/A


         4) Proposed maximum aggregate value of transaction:  N/A


         5) Total fee paid:  N/A


    /X/ Fee paid previously with preliminary materials.

    / / Check box if any part of the fee is offset as provided by Exchange Act
        Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1) Amount Previously Paid:

           --------------------------------------------------------------------

        2) Form, Schedule or Registration Statement No.:

           --------------------------------------------------------------------

        3) Filing Party:

           --------------------------------------------------------------------

        4) Date Filed:

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                           INTRAV [logo]
                   EXPLORING THE WORLD SINCE 1959

                                                     AUGUST 23, 1999

DEAR SHAREHOLDER:

    I cordially invite you to attend a special meeting of the shareholders of Intrav, Inc., a Missouri corporation, to be held at 10:00 a.m. Central Time on Thursday, September 2, 1999, at our offices at 7711 Bonhomme Avenue, St. Louis, Missouri 63105. At this meeting, shareholders of record on August 19, 1999 will vote on the following proposals:

    1. To approve and adopt a resolution which will amend Intrav's Restated Articles of Incorporation to remove Article Eleven, which currently restricts ownership of more than 24.9% of the outstanding shares of Intrav common stock by non-U.S. citizens; and

    2. To approve and adopt an Agreement and Plan of Merger, dated as of July 16, 1999, by and among Intrav, Kuoni Reisen Holding AG, a Swiss corporation incorporated in the Canton of Zurich, Switzerland, Kuoni Holding Delaware, Inc., formerly known as Diamond Holding Delaware, Inc., a Delaware corporation and wholly-owned subsidiary of Kuoni, and Kuoni Acquisition Subsidiary Missouri, Inc., formerly known as Diamond Acquisition Subsidiary Missouri, Inc., a Missouri corporation and wholly-owned subsidiary of Kuoni Delaware and the merger and the transactions contemplated thereby. The merger agreement provides, among other things, that:

    * Kuoni Acquisition Subsidiary will merge with and into Intrav;

    * Intrav will continue as the surviving corporation and will become a wholly-owned subsidiary of Kuoni Delaware; and

    * each share of Intrav common stock issued and outstanding at the effective time of the merger (other than shares held by Kuoni, Kuoni Delaware, Kuoni Acquisition Subsidiary, Intrav, a wholly-owned subsidiary of Intrav, or shareholders, if any, who properly exercise their dissenters' rights under Missouri law) will be converted into the right to receive $21.32 per share in cash, without interest.

    The adoption of the amendment to the Restated Articles of Incorporation facilitates the orderly consummation of the merger under the merger agreement. Pursuant to the General and Business Corporation Law of Missouri, the affirmative vote of holders of a majority of the outstanding shares of Intrav common stock is necessary to adopt the amendment to the Restated Articles. An affirmative vote of holders of at least two-thirds of the outstanding shares of Intrav common stock is necessary to approve the proposed merger, the merger agreement and the transactions contemplated thereby.

    For the reasons set forth in the attached proxy statement, Intrav's board of directors has unanimously determined that the amendment to the Restated Articles, the proposed merger, the merger agreement and the transactions contemplated thereby are in the best interests of Intrav and its shareholders and has approved the amendment to the Restated Articles, the merger, the merger agreement and the transactions contemplated thereby. Stifel, Nicolaus & Company, Incorporated, financial advisor to Intrav's board of directors, has rendered an opinion dated as of today to the effect that, as of such date, the cash consideration of $21.32 per share that Intrav's shareholders will receive in the merger is fair, from a financial point of view, to such shareholders.

    INTRAV'S BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR"
ADOPTION OF THE AMENDMENT TO THE RESTATED ARTICLES AND "FOR"
APPROVAL OF THE PROPOSED MERGER, THE MERGER AGREEMENT AND THE
TRANSACTIONS CONTEMPLATED THEREBY.

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
    Attached is a Notice of Special Meeting of Shareholders and a Proxy Statement containing a description of the amendment to the Restated Articles and a discussion of the background of, reasons for and terms of the merger. Please read this material carefully. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE. YOUR FAILURE TO VOTE WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE AMENDMENT TO THE RESTATED ARTICLES AND THE MERGER, THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY. If you attend the special meeting, you may withdraw your proxy and vote in person if you wish. Your vote is important regardless of the number of shares you own.

                                          Sincerely,

                                          /s/ Barney A. Ebsworth

                                          Barney A. Ebsworth
                                          Chairman of the Board and Secretary

                           INTRAV [logo]
                   EXPLORING THE WORLD SINCE 1959

             NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                  TO BE HELD ON SEPTEMBER 2, 1999

To Our Shareholders:

    We are contacting you to notify you that a special meeting of shareholders of Intrav, Inc., a Missouri corporation, will be held on Thursday, September 2, 1999, at our offices at 7711 Bonhomme Avenue, St. Louis, Missouri 63105 for the following purposes:

    1. To approve and adopt a resolution which will amend Intrav's Restated Articles of Incorporation to remove Article Eleven, which currently restricts ownership of more than 24.9% of the outstanding shares of Intrav common stock by non-U.S. citizens;

    2. To approve and adopt an Agreement and Plan of Merger, dated as of July 16, 1999, by and among Intrav, Kuoni Reisen Holding AG, a Swiss corporation incorporated in the Canton of Zurich, Switzerland, Kuoni Holding Delaware, Inc., formerly known as Diamond Holding Delaware, Inc., a Delaware corporation and wholly-owned subsidiary of Kuoni, and Kuoni Acquisition Subsidiary Missouri, Inc., formerly known as Diamond Acquisition Subsidiary Missouri, Inc., a Missouri corporation and wholly-owned subsidiary of Kuoni Delaware, and the merger and the transactions contemplated thereby. The merger agreement provides, among other things, that:

    * Kuoni Acquisition Subsidiary will merge with and into Intrav;

    * Intrav will continue as the surviving corporation and will become a wholly-owned subsidiary of Kuoni Delaware; and

    * each share of Intrav common stock issued and outstanding at the effective time of the merger (other than shares held by Kuoni, Kuoni Delaware, Kuoni Acquisition Subsidiary, Intrav, a wholly-owned subsidiary of Intrav, or shareholders, if any, who properly exercise their dissenters' rights under Missouri law) will be converted into the right to receive $21.32 per share in cash, without interest; and

    3. To transact any other business that is properly brought before the special meeting or any adjournment or postponement of the special meeting.

    The board of directors of Intrav fixed the close of business on August 19, 1999 as the record date to determine the shareholders who are entitled to notice of, and to vote at, the special meeting. Please read carefully the accompanying proxy statement and the copy of the merger agreement that is attached as Annex 1 to the proxy statement. The proxy statement describes the amendment to the Restated Articles, the merger agreement, the proposed merger and certain other transactions entered into in connection with the merger. The proxy statement and its appendices are deemed incorporated by reference in and form a part of this Notice.

    Shareholders who do not vote in favor of approving and adopting the merger and the merger agreement and who otherwise comply with the applicable procedures described in Section 351.455 of the General and Business Corporation Law of Missouri will be entitled to dissenters' rights as provided under that statute. We have summarized for you, in the section of the proxy statement called "Proposal Two--The Merger--Dissenters' Rights," the provisions of
Section 351.455. The entire text of Section 351.455 is attached to the proxy statement as Annex 5.

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
    WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, PLEASE PROMPTLY COMPLETE, DATE, SIGN, AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. YOU MAY REVOKE YOUR PROXY IN THE MANNER DESCRIBED IN THE PROXY STATEMENT AT ANY TIME BEFORE THE PROXY HAS BEEN VOTED AT THE SPECIAL MEETING. IF YOU SIGN AND SEND IN YOUR PROXY CARD AND DO NOT INDICATE HOW YOU WANT TO VOTE, YOUR PROXY WILL BE COUNTED AS A VOTE "FOR" THE MATTERS CONSIDERED AT THE SPECIAL MEETING. IF YOU FAIL TO RETURN THE PROXY CARD OR TO VOTE AT THE SPECIAL MEETING, THE EFFECT WILL BE A VOTE "AGAINST" THE MATTERS CONSIDERED AT THE SPECIAL MEETING.

    PLEASE DO NOT SEND IN ANY STOCK CERTIFICATES AT THIS TIME. IF
THE MERGER IS CONSUMMATED, WE WILL SEND YOU INSTRUCTIONS FOR
SURRENDERING YOUR CERTIFICATES.

                         By Order of the Board of Directors of Intrav, Inc.

                         /s/ Barney A. Ebsworth

                         Barney A. Ebsworth
                         Chairman of the Board and Secretary

August 23, 1999

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
                            INTRAV, INC.
                        7711 BONHOMME AVENUE
                        ST. LOUIS, MO 63105
                      ------------------------
                          PROXY STATEMENT
                      ------------------------
               FOR A SPECIAL MEETING OF SHAREHOLDERS
                  TO BE HELD ON SEPTEMBER 2, 1999

    We are furnishing this proxy statement to the shareholders of Intrav, Inc., a Missouri corporation, to solicit proxies for use at a special meeting of shareholders scheduled for 10:00 a.m., Central Time, on Thursday, September 2, 1999, at our offices at 7711 Bonhomme Avenue, St. Louis, Missouri 63105, and at any adjournment or postponement of the special meeting.

    We are mailing this proxy statement and the accompanying notice, proxy card and letter on or about August 23, 1999, to shareholders entitled to receive notice of, and to vote at, the special meeting.

    At the special meeting, shareholders will be asked to consider and vote:

    1. To approve and adopt a resolution which will amend Intrav's Restated Articles of Incorporation to remove Article Eleven, which currently restricts ownership of more than 24.9% of the outstanding shares of Intrav common stock by non-U.S. citizens; and

    2. To approve and adopt an Agreement and Plan of Merger, dated as of July 16, 1999, by and among Intrav, Kuoni Reisen Holding AG, a Swiss corporation incorporated in the Canton of Zurich, Switzerland, Kuoni Holding Delaware, Inc., formerly known as Diamond Holding Delaware, Inc., a Delaware corporation and wholly-owned subsidiary of Kuoni, and Kuoni Acquisition Subsidiary Missouri, Inc., formerly known as Diamond Acquisition Subsidiary Missouri, Inc., a Missouri corporation and wholly-owned subsidiary of Kuoni Delaware, and the merger and the transactions contemplated thereby. The merger agreement provides, among other things, that:

    * Kuoni Acquisition Subsidiary will merge with and into Intrav;

    * Intrav will continue as the surviving corporation and will become a wholly-owned subsidiary of Kuoni Delaware; and

    * each share of Intrav common stock issued and outstanding at the effective time of the merger (other than shares held by Kuoni, Kuoni Delaware, Kuoni Acquisition Subsidiary, Intrav, a wholly-owned subsidiary of Intrav, or shareholders, if any, who properly exercise their dissenters' rights under Missouri law) will be converted into the right to receive $21.32 per share in cash, without interest.

    Shareholders who do not vote in favor of approving and adopting the merger and the merger agreement and who otherwise comply with the applicable procedures described in Sections 351.455 of the General Business Corporation Law of Missouri will be entitled to dissenters' rights under Section 351.455 of that statute. We have summarized for you, in the section of the proxy statement called "Proposal Two--The Merger--Dissenters' Rights," the provisions of Sections 351.455. That summary includes a description of the procedure that dissenting shareholders must follow to assert dissenters' rights.

    THE BOARD OF DIRECTORS OF INTRAV UNANIMOUSLY RECOMMENDS THAT
SHAREHOLDERS VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE RESTATED
ARTICLES AND THE PROPOSED MERGER, THE MERGER AGREEMENT AND THE
TRANSACTIONS CONTEMPLATED THEREBY.

    All information in this proxy statement about Kuoni, Kuoni
Delaware and Kuoni Acquisition Subsidiary was supplied by Kuoni, and Intrav did not independently verify it. Except as otherwise indicated, Intrav supplied or prepared all other information in this proxy statement.

Dated: August 23, 1999

                         TABLE OF CONTENTS

                                                              PAGE
                                                              ----
Cautionary Statement Concerning Forward-Looking
  Information...............................................     1
Questions and Answers About the Meeting, the Merger and the
  Amendment to the Restated Articles of Incorporation.......     2
Summary.....................................................     4
    The Companies...........................................     4
    The Special Meeting.....................................     4
    Record Date; Voting Power...............................     4
    Vote Required...........................................     5
    Voting by Intrav Directors and Executive Officers.......     5
    Solicitation of Proxies.................................     5
    Revocability of Proxies.................................     5
    Proposal One-Amendment to Restated Articles of
     Incorporation..........................................     5
    General.................................................     5
    Board of Directors Recommendation to Shareholders.......     5
    Proposal Two--The Merger................................     5
    General.................................................     5
    Background of the Merger................................     6
    Board of Directors Recommendation to Shareholders.......     6
    Our Reasons for the Merger..............................     6
    Merger Consideration....................................     7
    Fairness Opinion of Financial Advisor...................     7
    Interests of Intrav's Directors and Executive Officers
     in the Merger..........................................     7
    Intrav Projections......................................     7
    Effects of the Merger...................................     7
    Accounting Treatment....................................     7
    Effective Time of Merger................................     7
    Material U.S. Federal Income Tax Consequences of the
     Merger.................................................     8
    Regulatory Matters......................................     8
    Dissenters' Rights......................................     8
    Stock Options...........................................     8
    Conditions to the Merger................................     8
    Termination of the Merger Agreement; Termination Fees...     8
    Advisory Committee......................................     8
    Majority Shareholder Agreement..........................     8
    Sale/Leaseback Arrangement..............................     9
Summary of Selected Financial Data..........................    10
The Special Meeting.........................................    11
    Date, Time and Place....................................    11
    Purpose of Special Meeting..............................    11
    Record Date; Stock Entitled to Vote; Quorum.............    11
    Vote Required...........................................    11
    Voting by Intrav Directors and Executive Officers.......    12
    Voting of Proxies.......................................    12
    Revocability of Proxies.................................    12
    Solicitation of Proxies.................................    13
    Independent Auditors....................................    13
Proposal One--Amendment to the Restated Articles of
  Incorporation.............................................    13
    Required Vote...........................................    13
    Recommendation of the Board.............................    13



Proposal Two--The Merger....................................    14
    Background of the Merger; History of Negotiations and
     Relationship Between Intrav and Kuoni..................    14
    Recommendation of the Intrav Board; Intrav's Reason for
     Merger.................................................    16
    Benefits of the Merger to Intrav Directors and Executive
     Officers...............................................    18
    Intrav Projections......................................    19
    Effects of the Merger; Merger Consideration.............    21
    Opinion of Stifel, Nicolaus & Company, Incorporated.....    22
    Effective Time of the Merger............................    27
    Accounting Treatment....................................    27
    Certain U.S. Federal Income Tax Consequences............    28
    Regulatory Matters......................................    28
    Dissenters' Rights......................................    28
    Effect on Options Outstanding Under Intrav Stock Option
     Plans..................................................    29
The Merger Agreement........................................    30
    General.................................................    30
    Merger Consideration....................................    30
    Exchange of Shares......................................    30
    Treatment of Stock Options..............................    31
    Representations And Warranties..........................    31
    Conditions to Closing...................................    33
    Covenants...............................................    35
    No Solicitation Covenant................................    38
    Termination and Termination Fees........................    40
    Additional Agreements...................................    42
Description of the Majority Shareholder Agreement...........    42
Description of Sale/Leaseback Arrangement...................    44
    Disposition of U.S. Flag Vessels........................    44
    Description of Time Charter.............................    45
    Description of Operating Agreement......................    45
    Disposition of U.S. Flag Vessels --Tax Matters..........    46
Certain Information Regarding Intrav........................    46
    General.................................................    46
    Operating Strategies....................................    47
    Growth Strategies.......................................    47
    Program Development and Management......................    48
    Products and Services...................................    49
    Marketing and Sales.....................................    50
    Competition.............................................    51
    Employees...............................................    52
    Facilities..............................................    52
    Government Regulation...................................    52
    Legal Proceedings.......................................    53
Description of Intrav's Securities..........................    54
    Market Price of and Dividends on the Common Stock and
     Related Matters........................................    54
    High and Low Sale Prices of Stock of Intrav as of the
     Date Preceding Public Announcement of Merger...........    54
    Ownership By Principal Holders and Management...........    55
    Description of Intrav's Securities......................    55
    Common Stock............................................    55
    Preferred Stock.........................................    56
    Stock Options...........................................    56
    Certain Anti-Takeover Matters...........................    56
    Transfer Agent..........................................    57
Selected Consolidated Financial Data........................    58



Management's Discussion and Analysis of Financial Condition
  and Results of Operations of Intrav.......................    59
    Overview................................................    59
    Results of Operations...................................    59
    Six Months Ended June 30, 1999 Compared to Six Months
     Ended June 30, 1998....................................    59
    Year Ended December 31, 1998 Compared to Year Ended
     December 31, 1997......................................    60
    Year Ended December 31, 1997 Compared to Year Ended
     December 31, 1996......................................    61
    Liquidity and Capital Resources.........................    62
    Quarterly Results of Operations.........................    64
    Foreign Currency Hedging Program........................    64
    Inflation...............................................    64
    Year 2000 Compatibility.................................    65
    Interest Rate and Currency Risks........................    65
    Recent Accounting Pronouncements........................    66
Certain Information Regarding Kuoni.........................    66
Experts.....................................................    67
Shareholder Proposals.......................................    67
Other Matters...............................................    67
Where You Can Find More Information.........................    68
Index to Consolidated Financial Statements..................   F-1

Annexes
    Annex 1  Agreement and Plan of Merger
    Annex 2  Majority Shareholder Agreement
    Annex 3  Duynhouwer Letter Agreement
    Annex 4  Fairness Opinion of Stifel, Nicolaus & Company,
              Incorporated
    Annex 5  Section 351.455 Missouri General and Business
              Corporation Law
    Annex 6  Form of Proxy Card

                  CAUTIONARY STATEMENT CONCERNING
                    FORWARD-LOOKING INFORMATION

    This proxy statement contains certain forward-looking statements based on our estimates and assumptions. Forward-looking statements include information about the results of operations of Intrav and the surviving corporation after the merger and statements regarding our intent, belief, or current expectations, as well as the assumptions on which we base such statements. These forward-looking statements are not guarantees of future performance and these statements involve known and unknown risks and uncertainties which may cause the:

    * actual results,

    * financial condition,

    * performance, or

    * achievements

of Intrav or the surviving corporation to be different than the future results, conditions, performance or achievements stated in, or implied by, those forward-looking statements. For each of these statements, Intrav claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

    Do not rely on any forward-looking statements. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that the actual results or developments we anticipate will be realized, or even if realized, that they will have the expected effects on the business or operations of Intrav. We assume no obligation to update any forward-looking statements to reflect future events or developments.

    In addition to other factors and matters contained in this document, we believe the following factors could cause actual results to differ materially from those discussed in the forward-looking statements:

    * unanticipated catastrophic events, such as war, international terrorism, civil disturbances, political instability and governmental activities that could reduce the demand for travel programs,

    * changes in travel program costs and currency fluctuations,

    * interruptions in the supply of travel products and services, including access to the supersonic Concorde,

    * the extent, timing and overall effects of competition from others in the travel industry, and

    * the timing of, and regulatory and other conditions associated with, the completion of the merger.

QUESTIONS AND ANSWERS ABOUT THE MEETING, THE AMENDMENT TO THE
RESTATED ARTICLES OF INCORPORATION AND THE MERGER


Q:   WHAT WILL HAPPEN IN THE MERGER?

A: A subsidiary of Kuoni will merge with and into Intrav. Intrav will continue as the surviving corporation and will become a wholly-owned subsidiary of Kuoni.

Q:   WHAT WILL I RECEIVE IN THE MERGER?

A:   If you do not exercise your dissenters'
     rights, you will receive $21.32 in cash, without interest, for each share of Intrav common stock you own. For example, if you own 100 shares of Intrav common stock, upon completion of the merger, you will receive
     $2,132 in cash.

Q:   WHY ARE INTRAV'S RESTATED ARTICLES OF
     INCORPORATION BEING AMENDED?

A:   Article Eleven of our Restated Articles of
     Incorporation currently prohibits non-U.S.
     citizens from owning more than 24.9% of our outstanding common stock. Because Kuoni is not a U.S. citizen and will become the owner of more than 24.9% of the outstanding shares of Intrav common stock as a result of the merger, removing this 24.9% restriction facilitates the orderly completion of the merger.

Q:   WHY IS THE INTRAV BOARD RECOMMENDING THAT I
     VOTE FOR THE MERGER AGREEMENT?

A: The board of directors of Intrav believes that the terms and conditions of the merger agreement and the transactions contemplated thereby are fair to and in the best interests of Intrav and its shareholders.
     To review the background and reasons for the merger in greater detail, see pages 14 to 17.

Q:   WHAT ARE THE ADVANTAGES AND DISADVANTAGES
     OF THE MERGER TO ME?

A: You will receive an immediate cash payment for your shares of Intrav common stock. You will not have the opportunity to participate in Intrav's future earnings and growth, but you will not bear the risk of any decrease in Intrav's value.

Q:   WHAT RIGHTS DO I HAVE IF I OPPOSE THE
     MERGER?

A:   Under Missouri law, you are entitled to
     dissenters' rights. If you do not vote in favor of the merger and you properly elect to exercise your dissenters' rights as described under "Proposal Two--The
     Merger--Dissenters' Rights" and in Annex 5, you may receive in the merger the "fair value" of your shares of Intrav common stock. The fair value could be equal to, less than or more than $21.32 per share. A court will determine the fair value.

Q:   WHAT DO I NEED TO DO NOW?

A:   Please vote your shares as soon as possible
     -------------------------------------------
     so that your shares will be represented at
     ------------------------------------------
     the special meeting. You may grant your
     --------------------
     proxy by signing your proxy card and
     mailing it in the enclosed return envelope, or you may vote in person at the special meeting.

Q:   WHAT DO I DO IF I WANT TO CHANGE MY VOTE?

A: Send in a later-dated, signed proxy card to Intrav's Secretary before the special meeting or attend the special meeting in person, revoke your proxy, and vote your shares.

Q:   IF MY SHARES ARE HELD IN "STREET NAME" BY
     MY BROKER, WILL MY BROKER VOTE MY SHARES
     FOR ME?

A: Your broker will vote your shares only if you provide instructions on how to vote.
     Your broker will contact you regarding the procedures necessary for him or her to vote your shares. Please tell your broker how you would like him or her to vote your shares. If you do not tell your broker how to vote, your shares will not be voted by your broker, which will have the effect of a vote against the transaction.

Q:   WHO CAN VOTE AT THE SPECIAL MEETING?

A: Holders of shares of Intrav common stock at the close of business on August 19, 1999 may vote at the special meeting.

Q:   HOW MANY VOTES ARE REQUIRED TO APPROVE AND
     ADOPT THE AMENDMENT TO THE RESTATED
     ARTICLES OF INCORPORATION?

A: Holders of a majority of the outstanding shares of Intrav common stock must vote in favor of the amendment to the Restated
     Articles of Incorporation. The Revocable
     Trust of Barney A. Ebsworth has agreed to vote its shares in favor of the amendment to the Restated Articles of Incorporation.
     Because the trust owns 74.8% of the
     outstanding shares of Intrav common stock, its vote is sufficient to approve the amendment to the Restated Articles of Incorporation.

Q:   HOW MANY VOTES ARE REQUIRED TO APPROVE AND
     ADOPT THE MERGER AGREEMENT?

A:   Holders of at least two-thirds of the
     outstanding shares of Intrav common stock must vote in favor of the merger agreement in order for the merger to be consummated.
     The Trust of Barney A. Ebsworth has agreed to vote its shares in favor of the merger, the merger agreement and the transactions contemplated thereby. Because the trust owns 74.8% of the outstanding shares of Intrav common stock, its vote is sufficient to approve the merger, the merger agreement and the transactions contemplated thereby.

Q:   WHAT ARE MY TAX CONSEQUENCES AS A RESULT OF
     THE MERGER?

A: Your receipt of the merger consideration will be taxable to you. You will recognize a gain or loss in an amount equal to the difference between the adjusted tax basis of your shares and the amount of cash you receive in the merger. As with any transaction of this type, you should consult your own tax advisor to understand how the merger will affect you personally.

Q:   WHEN AND WHERE IS THE SPECIAL MEETING?

A:   The special meeting will take place at
     10:00 a.m. Central Time on Thursday,
     September 2, 1999, at our offices at 7711
     Bonhomme Avenue, St. Louis, Missouri 63105.

Q:   SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A: No. After the merger is completed, we will mail you written instructions explaining how to obtain the merger consideration.
     Please do not send in your stock
     certificates with your proxy.

Q:   WHO CAN HELP ANSWER MY QUESTIONS?

A: If you have any questions about the matters addressed in this proxy statement or if you need additional copies of this proxy statement, you should contact:
       Intrav, Inc.
       7711 Bonhomme Avenue
       St. Louis, Missouri 63105
       Attention: Vanessa M. Tegethoff
       Telephone: (314) 727-0500, ext. 307

                              SUMMARY

    This summary, together with the preceding Questions and Answers section, highlights selected information from this proxy statement and does not contain all of the information that is important to you. To understand the amendment to the Restated Articles of Incorporation and the merger, the merger agreement and the transactions contemplated thereby fully and for a more complete description of the legal terms of the merger, the merger agreement and the transactions contemplated thereby, you should carefully read this entire document and the other documents to which we have referred you and the annexes attached to this proxy statement. See "Where You Can Find More Information" on page 68. We have included page references parenthetically to direct you to a more complete description of the topics presented in this summary. A copy of the merger agreement is attached as Annex 1 to this proxy statement. We encourage you to read the merger agreement in full, since it is the legal document governing the transaction.

    Throughout this proxy statement when we refer to the "merger," we mean the merger of an indirectly, wholly-owned subsidiary of Kuoni with and into Intrav as described in the merger agreement. From and after the consummation of the merger, Intrav will be a wholly-owned subsidiary of Kuoni and will no longer be an independently-owned entity.

THE COMPANIES (pages 46 and 66)

Intrav, Inc.
7711 Bonhomme Avenue
St. Louis, Mo. 63105
(314) 727-0500

    We design, market and operate deluxe, escorted, worldwide travel programs and cruises. We provide a diverse offering of programs primarily to affluent, well-educated, mature individuals in the United States who desire substantive travel experiences. Our small cruise ship programs allow travelers to visit secluded places of natural beauty and cultural interest aboard our four owned and operated ships and others we charter. We also offer programs that use privately chartered jet aircraft which allow travelers to visit locations not as conveniently or comfortably served by commercial airlines. Our 1999 programs include, for example, cruises in Antarctica, New Zealand and Alaska, around-the-world trips by supersonic Concorde, tours of Africa aboard a privately chartered and reconfigured L-1011 jet aircraft, and river cruises in Europe and Russia.

Kuoni Reisen Holding AG
Neue Hard 7
CH-8010 Zurich
Switzerland
+41 1-277-44 44

    Kuoni Reisen Holding AG is based in Switzerland and is one of Europe's largest travel groups. Kuoni arranges both volume and premium vacations, organizes travel from overseas into Europe and owns more than 150 retail travel stores in Switzerland and operates in the business travel segment, primarily in Switzerland, Austria and Germany, through its alliance with Business Travel International. Kuoni's long-haul travel operations form the core of its leisure travel business outside Switzerland and it has an established position in the scheduled long-haul tour operating sectors in Switzerland, the United Kingdom, France, India and Italy.

    Kuoni Acquisition Subsidiary Missouri, Inc. is a wholly-owned subsidiary of Kuoni Holding Delaware, Inc., which is in turn a wholly-owned subsidiary of Kuoni. Kuoni Acquisition Subsidiary and Kuoni Delaware were formed in anticipation of the merger and currently have no operations.

THE SPECIAL MEETING (page 11)

    The special meeting of Intrav shareholders will be held at our offices at 7711 Bonhomme Avenue, St. Louis, Missouri, on Thursday, September 2, 1999 at 10:00 a.m., Central Time. At the special meeting, shareholders will consider and vote upon the amendment to the Restated Articles of Incorporation and the merger, the merger agreement and the transactions contemplated thereby.

RECORD DATE; VOTING POWER (page 11)

    Holders of shares of Intrav common stock are entitled to receive notice of, and vote at, the special meeting if they owned shares as of the close of business on August 19, 1999, the record date for the meeting.

    On the record date, there were 5,114,200 shares of Intrav common stock entitled to vote at the special meeting. Holders of shares of Intrav common stock will have one vote at the special meeting for each share of Intrav common stock they owned on the record date.

VOTE REQUIRED (page 11)

    The affirmative vote of the holders of a majority of the outstanding shares of Intrav common stock is necessary to adopt the amendment to the Restated Articles of Incorporation. The affirmative vote of the holders of at least two-thirds of the outstanding shares of Intrav common stock is necessary to approve and adopt the merger, the merger agreement and the transactions contemplated thereby.

VOTING BY INTRAV DIRECTORS AND EXECUTIVE OFFICERS (page 12)

    On the record date, The Revocable Trust of Barney A. Ebsworth was entitled to vote 3,825,000 shares of Intrav common stock, or 74.8% of the outstanding shares of Intrav common stock. The Revocable Trust of Barney A. Ebsworth has agreed to vote its shares in favor of the amendment to the Restated Articles of Incorporation and the merger, the merger agreement and the transactions contemplated thereby. Accordingly, its vote is sufficient to approve the amendment to the Restated Articles and merger, the merger agreement and the transactions contemplated thereby. The other directors and executive officers of Intrav have also indicated that they intend to vote the shares of Intrav common stock owned by them in favor of the amendment to the Restated Articles and in favor of the merger, the merger agreement and the transactions contemplated thereby.

SOLICITATION OF PROXIES (page 13)

    Intrav will bear the cost of soliciting proxies from its shareholders. Please do not send your share certificates with your proxy.

REVOCABILITY OF PROXIES (page 12)

    Shareholders of Intrav are being asked to sign and return to Intrav the proxy card accompanying this proxy statement as soon as possible. If you are unable to attend the special meeting, a proxy card is attached for use at the special meeting. You are requested to
                                                 --------------------
sign and return the enclosed proxy card as promptly as possible,
----------------------------------------------------------------
whether you plan to attend the meeting in person or not. You may
----------------------------------------------------------------
revoke your proxy at any time prior to the meeting or, if you do
----------------------------------------------------------------
attend the meeting, you may revoke your proxy at that time, if you
------------------------------------------------------------------
wish.
-----

PROPOSAL ONE--AMENDMENT TO RESTATED ARTICLES OF INCORPORATION (page
13)

GENERAL

    Article Eleven of our Restated Articles of Incorporation, as amended restricts beneficial ownership of more than 24.9% of the outstanding shares of Intrav common stock by non-U.S. citizens in order to comply with the laws regulating the ownership and operations of U.S. flag vessels. Because Kuoni is not a U.S. citizen and will become the owner of more than 24.9% of the outstanding shares of Intrav common stock as a result of the merger, the removal of this restriction facilitates the orderly completion of the merger. The board has adopted a resolution to remove Article Eleven of the Restated Articles of Incorporation which, if adopted, will allow non-U.S. citizens to own more than 25% of the outstanding shares of Intrav common stock. Immediately before the merger, we will transfer ownership of our U.S. flag vessels to a U.S. citizen and enter into a time charter and operating agreement so that Intrav can continue to offer its existing itineraries using these vessels.

BOARD OF DIRECTORS RECOMMENDATION TO SHAREHOLDERS (page 13)

    The Intrav board of directors believes that the amendment to the Restated Articles of Incorporation is in the best interests of Intrav and its shareholders and unanimously recommends that you vote for the amendment to the Restated Articles of Incorporation.

PROPOSAL TWO--THE MERGER (page 14)

GENERAL

    On July 16, 1999, Kuoni, Kuoni Delaware, Kuoni Acquisition Subsidiary and Intrav entered into the merger agreement. A copy of the merger agreement is attached to this proxy statement as Annex 1. We encourage you to read the merger agreement in full, since it is the legal document governing the transaction. Pursuant to the merger agreement:

* Kuoni Acquisition Subsidiary will merge with and into Intrav;

* Intrav will continue as the surviving corporation and will become a wholly-owned subsidiary of Kuoni Delaware; and

* Each common share of Intrav issued and outstanding at the effective time of the merger (other than shares held by Kuoni, Kuoni Delaware, Kuoni Acquisition Subsidiary, Intrav, a wholly-owned subsidiary of Intrav, or shareholders, if any, who properly exercise their dissenters' rights under Missouri law, as described below) will convert into the right to receive $21.32 per share in cash without interest. You will receive a letter containing instructions for how to obtain the above-described cash payment promptly following the effectiveness of the merger.

    It is expected that Kuoni will pay approximately $114,280,544 to the holders of shares of Intrav common stock and options to purchase shares of Intrav common stock upon the consummation of the merger.

    We are working diligently to complete the merger during the third calendar quarter of 1999.

BACKGROUND OF THE MERGER (page 14)

    Over the past few years, we have experienced decreasing profitability in certain travel programs and increased competition in the travel industry. In response to these industry trends, our board realized that our future growth and success would require an infusion of significant amounts of additional capital. In an effort to achieve this goal, for various reasons, we attempted a secondary public offering of our common stock earlier this year and entertained the idea of having someone in the travel industry acquire us. Although the secondary public offering was unsuccessful, toward the end of March 1999 we were approached by Kuoni, a potential acquiror. Senior management of Kuoni had conducted a general market overview of the leisure travel market in the United States with the objective of acquiring an entity suitable for Kuoni's entry into the tour operation business in the United States. Kuoni has in the past provided services to passengers on our tours in France, Switzerland and elsewhere in Europe and, accordingly, was familiar with us on an operational level. After extensive negotiations between our management and representatives from Kuoni and upon completion of due diligence, on July 16, 1999, we entered into the merger agreement with Kuoni.

BOARD OF DIRECTORS RECOMMENDATION TO SHAREHOLDERS (page 16)

    The Intrav board of directors has unanimously approved and adopted the merger, the merger agreement and the transactions contemplated thereby, and has determined that the merger is fair, from a financial point of view to, and in the best interests of, Intrav and its shareholders. The board recommends that you vote for the approval of the merger, the merger agreement and the transactions contemplated thereby.

OUR REASONS FOR THE MERGER (page 16)

    The following are among the factors our board of directors considered in approving the merger, the merger agreement and the transactions contemplated thereby:

* The 29.2% premium of the merger consideration of $21.32 cash per share over the closing price of $16.50 per share of Intrav's common stock on July 16, 1999, as reported by Nasdaq immediately before the announcement of the proposed merger. Similarly, since our initial public offering in 1995, approximately 96.3% of the trading volume of our common stock has been at prices less than the $21.32 to be paid to shareholders in the merger;

* The board's knowledge of our business, operations, properties, assets, financial condition and operating results. Specifically, in order to achieve significant growth in the future in our business and operations, Intrav would need significant amounts of new capital, which the board believes could be financed on more favorable terms by Kuoni than by Intrav as an independent business;

* Intrav's operating results will continue to be subject to risks of conditions or events outside our control, which ultimately could have a material adverse effect upon our results of operations or financial condition and could negatively affect our future stock price;

* Barney A. Ebsworth, who beneficially owns 74.8% of the outstanding shares of Intrav common stock, had advised the board of his desire, at an appropriate time, to diversify the amount of his personal wealth represented by his ownership of shares of Intrav common stock. Accordingly, the board believes that Intrav's public shareholders will benefit from his effecting such diversification pursuant to the merger, which affords an orderly process in which any control premium is shared with all shareholders and does not disrupt our business or the trading market for our common stock;

* The attractiveness of a cash offer from Kuoni relative to perceived opportunities and the feasibility of other possible strategic alternatives to enhance long-term shareholder value, including risks and uncertainties attendant to possible future acquisitions; and

* The payment of the merger consideration will be funded by Kuoni out of funds on hand or financing which is readily available to it and, accordingly, the transaction is not subject to a financing contingency.

MERGER CONSIDERATION (page 21)

    Shareholders of Intrav will receive $21.32 in cash, without interest, in exchange for each share of Intrav common stock.

FAIRNESS OPINION OF FINANCIAL ADVISOR (page 22)

    In deciding to approve the merger, the merger agreement and the transactions contemplated thereby, the Intrav board of directors considered the opinion of its financial advisor, Stifel, Nicolaus & Company, Incorporated, as to the fairness of the consideration to be received by Intrav shareholders in the merger from a financial point of view. This opinion is attached as Annex 4 to this proxy statement. WE ENCOURAGE YOU TO READ STIFEL'S OPINION CAREFULLY.

INTERESTS OF INTRAV'S DIRECTORS AND EXECUTIVE OFFICERS IN THE MERGER
(page 18)

    Some of the members of our board of directors and executive officers have certain interests in the merger that are different from or in addition to the interests of shareholders of Intrav generally. These additional interests relate to, among other things, the effect of the merger on certain benefit arrangements to which directors and executive officers are parties or under which they have rights. These interests, to the extent material, are described herein. Our board of directors was aware of these interests and considered them, among other things, prior to approving the merger, the merger agreement and the transactions contemplated thereby. You should consider these interests in assessing the merger and the recommendation of the Intrav board that Intrav common shareholders vote to adopt the merger, the merger agreement and the transactions contemplated thereby.

INTRAV PROJECTIONS (page 19)

    In connection with Kuoni's review of our business and in the course of the negotiations between us and Kuoni described herein, we provided Kuoni and other interested parties with certain non-public business and financial information. This information was also used by Stifel, Nicolaus & Company, Incorporated in their preparation of the fairness opinion.

EFFECTS OF THE MERGER (page 21)

    As a result of the merger, Kuoni will acquire all of the equity interest in Intrav. Therefore, following the merger, you will no longer retain any equity interest in Intrav and you will not share in Intrav's future earnings or growth or in the risks associated with achieving such earnings and growth.

ACCOUNTING TREATMENT (page 27)

    Kuoni will account for the merger as a "purchase" in accordance with generally accepted accounting principles.

EFFECTIVE TIME OF MERGER (page 27)

    The merger will become effective upon the filing of the articles of merger with the Missouri Secretary of State or such later time as is agreed upon by Kuoni and Intrav and specified in the articles of merger.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER (page
28)

    Your receipt of the merger consideration will be taxable to you. You will recognize a gain or loss in an amount equal to the difference between the adjusted tax basis of your shares and the amount of cash you receive in the merger.

    YOU SHOULD CONSULT YOUR OWN TAX ADVISORS FOR A FULL
UNDERSTANDING OF THE TAX CONSEQUENCES OF THE MERGER TO YOU.

REGULATORY MATTERS (page 28)

    Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules promulgated thereunder by the Federal
Trade Commission, the merger may not be consummated until notifications have been given and certain information has been furnished to the FTC and the Antitrust Division of the Department of Justice and specified waiting period requirements have been satisfied. Kuoni and Barney A. Ebsworth have filed notification and report forms under the HSR Act with the FTC and the DOJ. The FTC has indicated that the waiting period has been terminated and that neither it nor the DOJ will review the merger.

DISSENTERS' RIGHTS (page 28)

    As a shareholder, under Missouri law, you may assert statutory dissenters' rights of appraisal by complying with the requirements of the General Business and Corporation Law of Missouri.

STOCK OPTIONS (page 29)

    Prior to the effective time of the merger, each outstanding and unexpired option to purchase shares of Intrav common stock issued pursuant to the 1995 Stock Incentive Plan will be converted into the right to receive for each share subject to such option an amount in cash, subject to any applicable withholding tax, equal to the difference between $21.32 and the per share exercise price of such option.

CONDITIONS TO THE MERGER (page 33)

    Consummation of the merger is subject to the satisfaction of numerous conditions, including, among others: shareholder approval; the fairness opinion of Stifel, Nicolaus & Company not being withdrawn; and procurement of all consents, approvals and actions of, filings with and notices to any governmental authority required to consummate the merger, the merger agreement and the transactions contemplated thereby.

TERMINATION OF THE MERGER AGREEMENT; TERMINATION FEES (page 40)

    The merger agreement may be terminated at any time prior to the effective time of the merger, whether before or after shareholder approval by mutual written consent of Kuoni Delaware and us. In addition, either party may terminate the agreement upon the occurrence or non-occurrence of certain events. However, under certain circumstances, Kuoni Delaware may be entitled to termination fees of up to $8,000,000 from Intrav.

ADVISORY COMMITTEE (page 42)

    After the merger, the surviving corporation will form an advisory committee, and each of Intrav's current non-employee directors, other than Barney A. Ebsworth, will be offered the opportunity to serve as an advisory director for a two-year term. Each advisory director will receive an annual fee of $12,000, a fee of $600 for each advisory committee meeting attended and a $5,000 annual credit for traveling on the surviving corporation's travel programs.

MAJORITY SHAREHOLDER AGREEMENT (page 42)

    In connection with the execution of the merger agreement, The Revocable Trust of Barney A. Ebsworth, which currently holds 74.8% of the outstanding shares of Intrav common stock, entered into an agreement with Kuoni, Kuoni Delaware and Kuoni Acquisition Subsidiary pursuant to which the Trust has agreed to vote its shares of Intrav common stock in favor of the amendment to the Restated Articles and the merger, the merger agreement and the transactions contemplated thereby at any meeting called for such purpose. As a result of such agreement, no additional votes of Intrav's common stock will be required for the approval and adoption of the amendment to the Restated Articles and the merger, the merger agreement and the transactions contemplated thereby.

SALE/LEASEBACK ARRANGEMENT (page 44)

    We will restructure the ownership and operation of our two U.S.
flag vessels so that they will continue to be owned and operated by U.S. citizens following the merger. On July 16, 1999, Kuoni and
Kuoni Delaware entered into a letter agreement with Paul H. Duynhouwer, the President and Chief Executive Officer of Intrav, pursuant to which Mr. Duynhouwer agreed to make an equity investment and take an ownership interest in one or more newly formed entities that will own the two U.S. flag vessels and operate them so that non-U.S. citizens can beneficially own more than 24.9% of the shares of Intrav common stock without violating the laws applicable to the ownership and operation of U.S. flag vessels.

                 SUMMARY OF SELECTED FINANCIAL DATA

    We are providing the following selected consolidated financial data for Intrav and its subsidiaries, as of the dates and for the periods indicated, to aid you in your analysis of the financial aspects of the merger. Certain of the data presented here is derived from our consolidated financial statements. The acquisition of Clipper Cruise Line in 1996 was accounted for in a manner similar to the pooling-of-interests method and, accordingly, we have restated all financial data for 1995 and 1994 to include the accounts and results of operations of Clipper Cruise Line for all periods prior to the acquisition. The consolidated financial data for the three years ended December 31, 1998 have been derived from, and should be read in conjunction with, our consolidated financial statements, which are included with this proxy statement. The following table also sets forth consolidated financial data for the six months ended June 30, 1999 and June 30, 1998, which have been derived from, and should be read in conjunction with, our unaudited consolidated financial statements included with this proxy statement. You should read those financial statements and related notes thereto and the selected consolidated financial data for a further explanation of the financial data summarized here. You should also read the "Management's Discussion and Analysis of Financial Condition and Results of Operations of Intrav" section which describes a number of factors which have affected our financial results. See "Where You Can Find More Information."


                                                  YEARS ENDED DECEMBER 31,
                                  ---------------------------------------------------------
                                    1994        1995        1996         1997        1998
                                  --------    --------    --------     --------    --------
                                   (in thousands, except per share and performance ratios)
CONSOLIDATED STATEMENT OF
  INCOME DATA:
Revenues.......................   $108,876    $114,845    $126,081     $122,523    $125,997
Cost of operations.............     83,934      91,035     101,651       99,007      98,156
                                  --------    --------    --------     --------    --------
    Gross profit...............     24,942      23,810      24,430       23,516      27,841
Selling, general and
  administrative...............     15,587      15,135      16,924       15,353      15,587
Depreciation and
  amortization.................      1,853       1,787       1,849        1,336       1,992
                                  --------    --------    --------     --------    --------
    Operating income...........      7,502       6,888       5,657        6,827      10,262
Investment income..............      1,265       1,883       1,643          978       1,060
Interest expense...............     (2,058)     (2,370)     (1,904)         (85)       (721)
                                  --------    --------    --------     --------    --------
    Income before income taxes
      and extraordinary item...      6,709       6,401       5,396        7,720      10,601
Provision for income taxes.....      2,330       2,254       1,887        2,780       3,817
                                  --------    --------    --------     --------    --------
Income before extraordinary
  item.........................      4,379       4,147       3,509        4,940       6,784
Extraordinary item.............         --          --        (344)          --          --
                                  --------    --------    --------     --------    --------
Net income.....................   $  4,379    $  4,147    $  3,165     $  4,940    $  6,784
                                  ========    ========    ========     ========    ========

Basic net income per share.....   $   0.88    $   0.80    $   0.61<F1> $   0.97    $   1.32
Weighted average share used in
  basic net income per share
  calculation..................      5,000       5,200       5,195        5,100       5,135
Diluted net income per share...   $   0.88    $   0.80    $   0.61<F1> $   0.96    $   1.29
Weighted average share used in
  diluted net income per share
  calculation..................      5,000       5,200       5,195        5,127       5,252
Dividends per common share.....   $   0.90    $   0.25    $   0.60     $   0.50    $   0.50

PERFORMANCE RATIOS:
Gross profit margin on
  revenues.....................      22.9%       20.7%       19.4%        19.2%       22.1%
Operating income margin on
  revenues.....................       6.9%        6.0%        4.5%         5.6%        8.1%
Net income margin on
  revenues.....................       4.0%        3.6%        2.5%         4.0%        5.4%

                                      SIX MONTHS
                                    ENDED JUNE 30,
                                 --------------------
                                   1998        1999
                                 --------    --------
                                 (in thousands, except
                                     per share and
                                  performance ratios)
CONSOLIDATED STATEMENT OF
  INCOME DATA:
Revenues.......................  $ 48,776    $ 52,571
Cost of operations.............    38,216      39,902
                                 --------    --------
    Gross profit...............    10,560      12,669
Selling, general and
  administrative...............     6,852       8,099
Depreciation and
  amortization.................       869       1,477
                                 --------    --------
    Operating income...........     2,839       3,093
Investment income..............       438         342
Interest expense...............      (263)       (535)
                                 --------    --------
    Income before income taxes
      and extraordinary item...     3,014       2,900
Provision for income taxes.....     1,085       1,044
                                 --------    --------
Income before extraordinary
  item.........................     1,929       1,856
Extraordinary item.............        --          --
                                 --------    --------
Net income.....................  $  1,929    $  1,856
                                 ========    ========
Basic net income per share.....  $   0.38    $   0.36
Weighted average share used in
  basic net income per share
  calculation..................     5,101       5,117
Diluted net income per share...  $   0.37    $   0.35
Weighted average share used in
  diluted net income per share
  calculation..................     5,212       5,237
Dividends per common share.....  $   0.25    $   0.25
PERFORMANCE RATIOS:
Gross profit margin on
  revenues.....................     21.6%       24.1%
Operating income margin on
  revenues.....................      5.8%        5.9%
Net income margin on
  revenues.....................      4.0%        3.5%

---------
<F1>Includes extraordinary item. Basic and diluted net income per share before extraordinary item was $0.68 in 1996.

                                                          DECEMBER 31,
                                 ------------------------------------------------------------
                                   1994         1995         1996         1997         1998
                                 --------     --------     --------     --------     --------
                                                          (in thousands)
CONSOLIDATED BALANCE SHEET
DATA:
Cash, cash equivalents,
  restricted cash and
  restricted marketable
  securities...................  $ 28,180     $ 31,224     $ 14,114     $ 15,416     $ 15,452
Total assets...................    62,285       68,966       52,594       56,801       86,558
Total long-term debt...........    11,019       10,317        3,000        7,450       20,800
Shareholders' equity
  (deficit)....................      (265)       4,970        3,781        5,517       10,602

                                       JUNE 30,
                                 ---------------------
                                   1998         1999
                                 --------     --------
                                    (in thousands)
CONSOLIDATED BALANCE SHEET
DATA:
Cash, cash equivalents,
  restricted cash and
  restricted marketable
  securities...................  $ 28,990     $ 13,180
Total assets...................    87,531       88,073
Total long-term debt...........    12,800           --
Shareholders' equity
  (deficit)....................     6,936        7,315

                        THE SPECIAL MEETING

    We are furnishing this proxy statement to shareholders of Intrav as part of the solicitation of proxies from Intrav shareholders by Intrav's board of directors for use at the special meeting.

DATE, TIME AND PLACE

    We will hold the special meeting at our offices at 7711 Bonhomme Avenue, St. Louis, Missouri, at 10:00 a.m., Central Time on
Thursday, September 2, 1999.

PURPOSE OF THE SPECIAL MEETING

    At the special meeting, we are asking holders of common stock to approve and adopt the amendment to Intrav's Restated Articles and the merger, the merger agreement and the transactions contemplated thereby. The Intrav board of directors:

    * has determined that the amendment to the Restated Articles and the merger, the merger agreement and the transactions contemplated thereby are fair and in the best interests of Intrav and its shareholders;

    * has unanimously approved the amendment to the Restated
      Articles and the merger, the merger agreement and the transactions contemplated thereby; and

    * unanimously recommends that holders of shares of Intrav common stock vote for the adoption of the amendment to the Restated Articles, the merger, the merger agreement and the transactions contemplated thereby.

RECORD DATE; STOCK ENTITLED TO VOTE; QUORUM

    Only record holders of shares of Intrav common stock at the close of business on August 19, 1999, the record date, are entitled to vote at the special meeting. On the record date, 5,114,200 shares of Intrav common stock were issued and outstanding and held by approximately 125 holders of record. Holders of record of shares of Intrav common stock at the close of business on the record date are entitled to one vote per share at the special meeting.

    A quorum is present at the special meeting if holders of a majority of the outstanding shares of Intrav common stock entitled to vote are represented in person or by proxy. A quorum is necessary to hold the special meeting. Any shares of Intrav common stock held in treasury by Intrav or any of our subsidiaries or any shares that are held by non-U.S. citizens and considered "excess shares" under our Articles (because such non-U.S. citizens beneficially own more than 24.9% of the outstanding shares of Intrav common stock) are not considered to be outstanding for purposes of determining a quorum. In the event that a quorum is not present at the special meeting, it is expected that the meeting will be adjourned or postponed to solicit additional proxies. However, if a new record date is set for the adjourned meeting, then a new quorum will have to be established.

    Once a share of Intrav common stock is represented at the special meeting, it will be counted for the purpose of determining a quorum at the special meeting and any adjournment of the special meeting unless the holder is present solely to object to the special meeting.

VOTE REQUIRED

    Each share of Intrav common stock outstanding on the record date is entitled to one vote at the special meeting. The adoption of the amendment to our Restated Articles requires the affirmative vote of holders of a majority of the outstanding shares of Intrav common stock. The adoption of the merger, the merger agreement and the transactions contemplated thereby requires the affirmative vote of the holders of at least two-thirds of the outstanding shares of Intrav common stock. IF YOU ABSTAIN FROM VOTING OR DO NOT VOTE,

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EITHER IN PERSON OR BY PROXY, IT WILL HAVE THE SAME EFFECT AS A VOTE
AGAINST THE AMENDMENT TO THE RESTATED ARTICLES AND THE MERGER, THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY.

VOTING BY INTRAV DIRECTORS AND EXECUTIVE OFFICERS

    At the close of business on the record date, directors and executive officers of Intrav were entitled to vote 3,893,000 shares of Intrav common stock, or 76.12% of the shares outstanding on that date.

    On the record date, Barney A. Ebsworth beneficially owned 3,825,000 shares of Intrav common stock, or 74.8% of the shares of Intrav common stock outstanding. Pursuant to a majority shareholder agreement entered into as of July 16, 1999 by and among Kuoni, Kuoni Delaware, Kuoni Acquisition Subsidiary, The Revocable Trust of Barney A. Ebsworth, and Barney A. Ebsworth, individually, Mr. Ebsworth has agreed to vote his beneficially owned shares in favor of the amendment to our Restated Articles and in favor of the merger, the merger agreement and the transactions contemplated thereby. The other directors and executive officers of Intrav have also indicated that they intend to vote the shares of Intrav common stock owned by them in favor of the amendment to our Restated Articles and in favor of the merger, the merger agreement and the transactions contemplated thereby. Such votes will be sufficient for approval of the amendment to our Restated Articles and the merger, the merger agreement and the transactions contemplated thereby.

VOTING OF PROXIES

    All shares of Intrav common stock represented by properly submitted proxies received in time for the special meeting will be voted at the special meeting in the manner specified by the holders. Properly submitted proxies that do not contain voting instructions will be voted for the adoption of the amendment to our Restated Articles and the merger, the merger agreement and the transactions contemplated thereby.

    If you are a record holder of shares of Intrav common stock, in order for your shares of Intrav common stock to be included in the vote, you must vote your shares by one of the following means:

    * in person; or

    * by proxy by completing, signing and dating the enclosed proxy and returning it in the enclosed postage-paid envelope. If you hold your shares of Intrav common stock in street name, you must follow the instructions provided by your broker in order to vote your shares.

    Shares of Intrav common stock represented at the special meeting but not voting will be treated as present at the special meeting for determining whether or not a quorum exists for the transaction of all business. This includes shares of Intrav common stock for which proxies have been received but for which the holders of shares have abstained from voting.

    Only shares of Intrav common stock voted for adoption and approval of the amendment to our Restated Articles and the merger, the merger agreement and the transactions contemplated thereby, including properly submitted proxies that do not contain voting instructions, will be counted as favorable votes. If an Intrav shareholder abstains from voting or does not vote, either in person or by proxy, it will effectively count as if that Intrav shareholder had voted against adoption of the amendment to our Restated Articles and the merger, the merger agreement and the transactions contemplated thereby.

REVOCABILITY OF PROXIES

    Mailing the enclosed proxy card does not preclude an Intrav shareholder from voting in person at the special meeting. An Intrav shareholder may revoke a proxy at any time prior to the vote by:

    * notifying the Secretary of Intrav in writing of the revocation of the proxy;

    * submitting a duly executed proxy to the Secretary of Intrav bearing a later date; or

    * appearing at the special meeting and voting in person.

    Simply attending the special meeting, without voting at the meeting, will not constitute revocation of a proxy.

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
SOLICITATION OF PROXIES

    We will bear the cost of soliciting proxies from our shareholders. In addition to the solicitation by mail, our directors, officers and employees may solicit proxies in person, by telephone or by other electronic means. These persons will not be paid for doing this. We will have brokerage houses and other custodians, nominees and fiduciaries forward solicitation materials to the beneficial owners of outstanding shares of Intrav common stock on the record date. We will reimburse these persons for their reasonable out-of-pocket expenses in doing so. YOU SHOULD NOT SEND STOCK CERTIFICATES WITH YOUR PROXIES.

    After completion of the merger, we will send you transmittal documents for the surrender of your Intrav stock certificates.

INDEPENDENT AUDITORS

    Representatives of Deloitte & Touche LLP, our independent auditors, will be present at the special meeting, will have the opportunity to make a statement at the special meeting, if they desire to do so, and will be available to respond to appropriate questions.

                            PROPOSAL ONE

        AMENDMENT TO THE RESTATED ARTICLES OF INCORPORATION

    Our board has adopted a resolution setting forth a proposed amendment to Article Eleven of our Restated Articles of Incorporation, which would remove that Article in order to allow non-U.S. citizens to own more than 24.9% of the outstanding shares of Intrav common stock. Article Eleven of our Restated Articles, as amended, generally restricts non-U.S. citizens from beneficially owning more than 24.9% of the outstanding shares of Intrav common stock in order to comply with the laws regulating the ownership and operation of U.S. flag vessels. Because Kuoni is not a U.S. citizen and will effectively acquire more than 24.9% of Intrav common stock as a result of the merger, removal of this restriction will provide for orderly approval of the merger. We have amended our Amended and Restated Bylaws to remove similar restrictions relating to foreign ownership of shares of Intrav common stock.

    The amendment of our Restated Articles and our Amended and Restated Bylaws is a condition to consummation of the merger, described in more detail under "Proposal Two--The Merger," below.

REQUIRED VOTE

    Pursuant to Section 351.090 of the General and Business Corporation Law of Missouri, approval of the amendment to our Restated Articles of Incorporation requires the affirmative vote of holders of a majority of the outstanding shares of Intrav common stock. The Revocable Trust of Barney A. Ebsworth, which owns 74.8% of the outstanding shares of Intrav's common stock, has agreed to vote for approval of the proposed amendment to our Restated Articles and, therefore, no additional votes will be required for its approval.

RECOMMENDATION OF THE BOARD

    THE BOARD OF DIRECTORS UNANIMOUSLY BELIEVES THE AMENDMENT TO THE RESTATED ARTICLES OF INCORPORATION IS IN THE BEST INTERESTS OF
INTRAV AND ITS SHAREHOLDERS, AND ACCORDINGLY, UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" ADOPTION OF THE AMENDMENT.

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                            PROPOSAL TWO

                             THE MERGER

BACKGROUND OF THE MERGER; HISTORY OF NEGOTIATIONS AND RELATIONSHIP BETWEEN INTRAV AND KUONI

    Intrav was founded by Barney A. Ebsworth in 1959. For the past 40 years, our business strategy has been to design and operate high quality programs that offer distinctive attributes for the discerning traveler who prefers an intimate and enriching travel experience. Historically, we have relied primarily upon marketing our travel programs through affinity groups, such as professional societies and associations and university alumni, and had derived a large percentage of our revenues by offering programs on large cruise ships. Over the past few years, however, we have experienced decreasing profitability in our affinity group business as costs of promotion increased. In addition, our big-ship cruise business has become less profitable as the industry has become more crowded, and has consequently relied upon discounting to attract passengers.

    Our management developed and implemented strategies to respond to these industry trends, including adding small cruise ship capacity, increasing our private jet programs, expanding channels of distribution to include selected travel agents, rationalizing our affinity group marketing to enhance efficiencies and reducing our big-ship cruise offerings. Pursuant to this strategy, we acquired Clipper Cruise Line, Inc. in December 1996. Subsequently, we added two small cruise ships, the M/S Clipper Adventurer, which began operations in April 1998, and the M/S Clipper Odyssey, which we will begin operating in November 1999.

    As we were executing our business strategies, our management and board of directors came to realize that continued growth would require significant amounts of additional capital for acquisitions of additional small cruise ships, as well as to fund acquisitions of other travel businesses to support external growth initiatives which management had identified. At the same time, our board realized that accessing the additional capital required would be relatively expensive because of the lack of stock market interest in small-capitalization companies such as Intrav, compounded by the limited public float of our common stock in view of Mr. Ebsworth's beneficial ownership of approximately 74.8% of the outstanding shares. In addition, Mr. Ebsworth had advised our board of directors of his desire, at an appropriate time, to diversify the amount of his personal wealth represented by his ownership of Intrav's common stock.

    In response to these developments, in the fall of 1998 our management asked an investment banking firm to informally inquire whether selected travel industry participants would possibly have an interest in acquiring us. There were no serious indications of interest reported by the investment banking firm in response to such inquiries. Based upon that experience and other factors it considered relevant, in early 1999 our board authorized us to pursue the proposed secondary public offering of 2,500,000 shares of common stock, of which 2,000,000 shares would be offered by The Revocable Trust of Barney A. Ebsworth and 500,000 shares would be offered by us. The offering was intended to improve our market valuation by enhancing the liquidity of the trading market and broadening the ownership of the stock by institutional investors. It was anticipated that the offering, if successful, would lower our cost of capital and reduce uncertainties arising from Mr. Ebsworth's desire to diversify his holdings. However, after completion of the marketing efforts for the offering in April 1999, the managing underwriters advised us that investor interest was inadequate to complete the financing at the size and price sought and thereafter we withdrew the registration statement.

    During March 1999, Kuoni, which is a large European tour operator without a significant presence in the U.S. market, undertook a general market overview of the U.S. tour operation business with a view toward identifying possible businesses to acquire to build its U.S. presence. Kuoni began by reviewing publicly available information regarding U.S. companies and by soliciting information from industry sources with whom Kuoni had pre-existing relationships. Based upon such review, Kuoni identified Intrav as a potential target company. Kuoni had provided services to passengers on our tours in France, Switzerland and elsewhere in Europe and, accordingly, was familiar with us on an operational level.

    Toward the end of March, an individual who was aware of Kuoni's interest and who had known Mr. Ebsworth for several years called Mr. Ebsworth to advise him that Kuoni was seeking to acquire a U.S. tour

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
operator and to inquire whether we would have an interest in discussing a possible transaction. Mr. Ebsworth responded that due to the pending secondary offering it was not then possible for us to pursue discussions. In early May, Peter Diethelm, executive vice president of Kuoni's U.K. Strategic Business Unit, called Mr. Ebsworth to discuss the parties' views as to a possible business combination. Although no plans were made for a meeting, we followed up the conversation by furnishing Mr. Diethelm copies of publicly available information regarding us. In late May, Mr. Diethelm suggested to Mr. Ebsworth that Intrav and Kuoni representatives schedule a preliminary meeting on June 3rd to be followed by a meeting with additional senior representatives of Kuoni on June 15th if the preliminary meeting yielded a positive result. Mr. Ebsworth accepted.

    On June 3, 1999, Mr. Ebsworth, along with Messrs. Duynhower and Wayne L. Smith II, met in St. Louis with Mr. Diethelm. The Intrav representatives reviewed with Mr. Diethelm Intrav's "roadshow" presentation used in connection with the proposed secondary offering, and they discussed our operations and management and other issues. On June 4th, Mr. Smith met briefly with Mr. Diethelm and they executed a confidentiality agreement in customary form. Mr. Smith then furnished Mr. Diethelm with our internal forecasts, organizational chart and certain other information.

    On June 10, 1999, Kuoni's board of directors met to consider making a proposal for a possible business combination with Intrav. Mr. Diethelm presented the information he had received from Intrav and reported on the preliminary meeting. The board then authorized Mr. Diethelm to proceed with negotiating a possible transaction.

    On June 14, 1999, Messrs. Ebsworth, Duynhower and Smith met in St. Louis with Mr. Diethelm and Mr. Hans Lerch, who was then chief executive officer of Kuoni's Swiss Strategic Business Unit. They discussed Kuoni's and our respective businesses, management depth, ownership requirements for U.S. flag vessels and related issues. During the conversation, Mr. Diethelm advised that Kuoni was interested in acquiring us for approximately $21.00 per share in cash for all outstanding equity interests. Mr. Ebsworth responded that he was prepared to recommend that transaction to our board and shareholders if Kuoni could complete its due diligence expeditiously and a mutually acceptable definitive agreement could be negotiated. The parties set a target date of July 18th for determining whether an agreement could be reached on the indicated terms.

    On June 24, 1999, our board held a special meeting for the purpose of considering the recent developments with respect to the interest expressed by Kuoni. Messrs. Ebsworth, Smith and Duynhower reported on the discussions and their recommendation regarding the process for determining whether a transaction could be negotiated which the board would recommend to shareholders for approval. They also reported on informal inquiries which management had received in the preceding few months regarding possible business combinations with two other third parties. The board considered that the preliminary discussions with these third parties were unlikely to develop into transactions as favorable to our shareholders as that being proposed by Kuoni. Moreover, Kuoni had indicated that it would not pursue a transaction in a competitive bidding context and management had serious concerns about the potential negative impact on us, and our relations with our employees and our customers if we were to engage in multi-party negotiations. Accordingly, the board authorized continued negotiations with Kuoni in accordance with the process outlined by our executive officers. The board also engaged Stifel, Nicolaus & Company, Incorporated to advise whether the consideration which would be negotiated would be fair, from a financial point of view, to our shareholders.

    Beginning July 6, 1999, Max Katz, Kuoni's Chief Financial Officer, Stephan Hitz, Kuoni's Head of Mergers and Acquisitions, and Ian Coghlan, Deputy Managing Director Kuoni Travel Ltd., met with our representatives and counsel, to undertake due diligence of our company, and to negotiate a possible definitive agreement. The due diligence review included on-site review of documents and financial information regarding our company, as well as interviews of a limited number of our key employees.

    On July 8, 1999, counsel for Kuoni circulated a preliminary draft of a merger agreement. We objected to various aspects of the proposed agreement, including provisions relating to termination if our board received a superior proposal that its counsel and financial advisor concluded was required to be pursued under the directors' fiduciary duties. The parties also intensively negotiated the structure and terms of a

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transaction pursuant to which our ownership of the U.S. flag vessels would be transferred to facilitate compliance with maritime laws, while preserving their economic value to our business.

    The negotiations continued during the week beginning July 12th. Ultimately, the parties were able to conclude a transaction structure relative to the U.S. flag vessels. In addition, the parties negotiated an arrangement pursuant to which we could terminate the merger agreement and pursue a superior proposal for a business combination with a party other than Kuoni under specified circumstances, upon the payment of an $8.0 million termination fee. As part of the negotiated resolution and at Kuoni's request, Mr. Ebsworth agreed to enter into the majority shareholder agreement dated July 16, 1999 by and among Kuoni, Kuoni Delaware, Kuoni Acquisition Subsidiary, The Revocable Trust of Barney A. Ebsworth and Mr. Ebsworth individually. Mr. Ebsworth agreed, among other things, to pay over to Kuoni any consideration above $21.32 per share which otherwise would be receivable by Mr. Ebsworth if the merger agreement were terminated in response to a superior transaction proposal.

    On July 16, 1999, our board held a special meeting to consider the agreement and plan of merger and the transactions contemplated thereby, which had been negotiated by the parties' representatives. Our management reviewed the development of the transaction since the preceding board meeting on June 24th. Stifel representatives presented a financial analysis of the consideration to be received by our shareholders in the merger. Stifel orally advised our board that it was Stifel's opinion that the $21.32 per share cash consideration payable in the merger was fair, from a financial point of view, to our shareholders and that Stifel's written opinion to that effect would be included in the proxy materials issued in connection with a shareholders meeting held to vote on the merger. Our counsel reviewed the terms of the transaction documents, as well as the interests of individual directors in the transaction. Thereafter, the board discussed the advisability of the proposed merger, the merger agreement and the transactions contemplated thereby. At the conclusion of the discussion, our board voted unanimously to approve the merger, the merger agreement and the transactions contemplated thereby and to recommend that our shareholders vote for approval and adoption of the merger, the merger agreement and the transactions contemplated thereby.

    Kuoni representatives then were advised of our board's approval and the merger agreement and related documentation were executed by the parties after the close of trading on the Nasdaq National Market on July 16th. Shortly thereafter Kuoni and we separately announced the proposed merger.

RECOMMENDATION OF THE INTRAV BOARD; INTRAV'S REASONS FOR THE MERGER

    Our board of directors has unanimously determined that the merger is advisable and fair to and in the best interests of our company and our shareholders and has approved and adopted the merger, the merger agreement and the transactions contemplated thereby. ACCORDINGLY, THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL AND ADOPTION OF THE MERGER, THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY.

    In reaching its determination that the merger is advisable and fair to and in the best interests of our company and our shareholders, the board considered a number of factors, which included (but did not consist exclusively of) the following:

    * The 29.2% premium of the merger consideration of $21.32 cash per share over the closing price of $16.50 per share of Intrav's common stock on July 16, 1999, as reported by Nasdaq immediately before the announcement of the proposed merger. Similarly, since our initial public offering in 1995, approximately 96.3% of the trading volume of our common stock has been at prices less than the $21.32 to be paid to shareholders in the merger;

    * The board's knowledge of our business, operations, properties, assets, financial condition and operating results. Specifically, in order to achieve significant future growth in our business and operations, we would need significant amounts of new capital, including the possible purchase of additional small cruise ships, which the board believes could be financed on more favorable terms by Kuoni than by us as an independent business. In this regard, the board considered the lack of positive market response to our proposed secondary offering earlier this year and the likelihood that continuation of the limited public float and the relatively small size of our business would result in

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      greater cost of capital to finance our growth than would be the case as part of a much larger organization;

    * Our operating results will continue to be subject to risks of conditions or events outside our control, such as conflicts or political instability in certain of our tour destinations, and the possibility that certain modes of transportation on which we rely, such as the supersonic Concorde, may not continue to be available to us. These uncertainties ultimately could have a material adverse effect upon our results of operations or financial condition and could negatively affect our future stock price;

    * Mr. Ebsworth, who beneficially owns 74.8% of our outstanding common stock, had advised the board of his desire, at an appropriate time, to diversify the amount of his personal wealth represented by his ownership of Intrav common stock. Accordingly, the board believes that our public shareholders will benefit from his effecting such diversification pursuant to the merger, which affords an orderly process in which any control premium over the market price at the time of announcement is shared with all shareholders and does not disrupt our business or the trading market for our common stock;

    * The attractiveness of a cash offer from Kuoni relative to perceived opportunities and the feasibility of other possible strategic alternatives to enhance long-term shareholder value, including risks and uncertainties attendant to possible future acquisitions;

    * The payment of the merger consideration will be funded by Kuoni out of funds on hand or financing which is readily available to it and, accordingly, the transaction is not subject to a financing contingency;

    * The fact that our shareholders will receive cash in the merger, which eliminates any uncertainties in valuing the consideration to be received by our shareholders;

    * The opinion of Stifel to the effect that, based upon and subject to certain assumptions, matters considered and limitations stated therein, the merger consideration to be received by our shareholders is fair, from a financial point of view, to such holders; and

    * The board's view that the terms of the merger agreement, as reviewed by the board with its legal and financial advisors, are advisable and fair to and in the best interests of Intrav and its shareholders with the flexibility, under certain circumstances, to accept a proposal from a third party for a business combination with us which the board determines to be superior to the merger.

    The board also considered the following negative factors concerning the merger:

    * The fact that our shareholders will receive cash in the merger, which will not afford them the opportunity to participate in any growth in the business of the combined company; and

    * The risk that the merger would not be completed in accordance with its terms or at all, and the disruption of our business if the merger is abandoned.

    The board also recognized that members of our board and our executive officers have interests in the merger that are different from our other shareholders. See "--Benefits of the Merger to Intrav Directors and Executive Officers."

    The foregoing discussion of the information and factors discussed by the board is not meant to be exhaustive but includes all material factors considered by the board. In view of the complexity and wide variety of information and factors considered, both positive and negative, the board did not find it practical to quantify, rank or otherwise attach any relative weight to the various factors. In addition, the board did not reach any specific conclusion with respect to each of the factors considered, or any aspect of any particular factor, but conducted an overall analysis of these factors, including thorough discussions with our management and legal and financial advisors. As a result of its consideration of the foregoing, the board determined that the merger, the merger agreement and the transactions contemplated thereby are advisable and fair to and in the best interests of us and our shareholders and approved and adopted the merger, the merger agreement and the transactions contemplated thereby.

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BENEFITS OF THE MERGER TO INTRAV DIRECTORS AND EXECUTIVE OFFICERS

    When you consider our board of directors' recommendation to vote for the merger, the merger agreement and the transactions contemplated thereby, you should be aware of interests which some of our directors and executive officers have in the merger that are different from your and their interests as Intrav shareholders. Our board was aware of these and other interests and specifically considered them before approving and adopting the merger, the merger agreement and the transactions contemplated thereby.

    * TREATMENT OF STOCK OPTIONS. Under the terms of the merger agreement, each holder of outstanding options, whether or not such options are exercisable, will be entitled to receive an amount in cash equal to the product of (1) the difference between $21.32 and the exercise price per share of such options, and (2) the number of shares of Intrav's common stock subject to such options. Our directors and executive officers will receive this option consideration as a result of the merger for all of their options.

    The following table sets forth information as to the options outstanding on August 19, 1999, for which cash payment will be received upon consummation of the merger, and the proceeds expected to be received upon termination of such options by our directors and executive officers.

               NAME                    NUMBER OF OPTIONS HELD       CASH PAYMENT
               ----                  --------------------------   ----------------
Barney A. Ebsworth.................                --                $       --
Paul H. Duynhouwer.................           260,000                 3,038,200
Wayne L. Smith II..................           100,000                   982,000
Richard J. Hefler..................            28,000                   276,460
Michael F. Doiron..................             8,000                    60,060
John B. Biggs, Jr..................                --                        --
William H. T. Bush.................                --                        --
Robert H. Chapman..................                --                        --

     * ADVISORY COMMITTEE. Following the completion of the merger, Kuoni and Kuoni Delaware will cause the surviving corporation to form an advisory committee, and each of our current non-employee directors other than Barney A. Ebsworth, will be offered the opportunity to serve on the advisory committee of the surviving corporation for a two-year term. In consideration for serving on the advisory committee, each individual shall be entitled to receive an annual fee of $12,000, a fee of $600 for each advisory committee meeting attended and a $5,000 annual credit for traveling on the surviving corporation's travel programs.

    * DISPOSITION OF U.S. FLAG VESSELS AND TIME CHARTER. In order to maintain the coastwise privileges of the two U.S. flag vessels and provide Kuoni with the use of them, the merger agreement requires that, immediately prior to the effective time of the merger, we sell our U.S. flag vessels to such person or persons designated by Kuoni Delaware who are qualified to own and operate them in the coastwise trade. Because Paul H. Duynhouwer, Intrav's President and Chief Executive Officer and an Intrav director, has experience in operating the vessels, Kuoni Delaware has designated an entity controlled by Mr. Duynhouwer to acquire the vessels.

    Simultaneously with the execution of the merger agreement, Kuoni and Kuoni Delaware entered into a letter agreement with Mr. Duynhouwer, which outlines the proposed sale of the U.S. flag vessels to an entity controlled by Mr. Duynhouwer. A copy of the letter agreement is attached as Annex 3. The letter agreement anticipates that we will sell the U.S. flag vessels to New World Ships, LLC. New World Ships, LLC will be 75.1% owned by Mr. Duynhouwer, and 24.9% owned by us or an affiliate. The total purchase price for the two U.S. flag vessels will be approximately $16.6 million, which represents the book value of the U.S. flag vessels.

    New World Ships, LLC will time charter the vessels back to us. Pursuant to the time charter, we have the option to purchase the U.S. flag vessels from New World Ships, LLC, subject to compliance with applicable laws, at any time during the term of the time charter. The purchase price would be the lesser of the vessels' appraised fair market value and termination value, but in no event will the purchase price be less than the amount of any then outstanding debt incurred by New World Ships, LLC to finance its purchase of the vessels.

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    Pursuant to an operating agreement to be entered into
simultaneously with the time charter, New World Ship Management Company, LLC, which will have the same ownership as New World Ships, LLC, will operate the U.S. flag vessels on behalf of New World Ships, LLC. In addition, it is anticipated that New World Ship Management Company, LLC will enter into an agreement with us to manage our two non-U.S. flag vessels. As a result, we will terminate the employment of Mr. Duynhouwer and certain of our personnel who currently manage and crew the vessels for us on the date of the sale of the U.S. flag vessels. These personnel will be offered employment by New World Ship Management Company, LLC, and continue to perform for New World Ship Management Company, LLC substantially the same duties and receive substantially the same salary and benefits as currently performed for and received from us. We anticipate that we will enter into a transitional services agreement with New World Ship Management Company, LLC pursuant to which both parties will provide administrative and operational services to the other during a transition period following the merger.

    Mr. Duynhouwer will invest approximately $300,000 and we (or an affiliate) will invest approximately $100,000 in New World Ships, LLC. New World Ships, LLC will borrow the difference between the purchase price of the U.S. flag vessels and the equity contributions made in it. Mr. Duynhouwer will receive, as salary, distributions, or otherwise, the following amounts during each year following the closing of the merger: year one - $400,000; year two - $300,000; year three - $215,000; and as agreed upon thereafter. In addition, Mr. Duynhouwer will continue to receive fringe benefits substantially comparable to those he currently receives from us and will be indemnified by New World Ships, LLC and Intrav with respect to risks attendant upon the ownership and operation of the vessels.

    * BUSH-O'DONNELL & CO. CONSULTING FEES. At the merger closing, the surviving corporation will pay a consulting fee of $200,000 to Bush-O'Donnell & Co. for advisory services rendered in connection with the merger. William H. T. Bush, a director of Intrav, is Chairman of the Board and a principal of Bush-O'Donnell & Co.

    * DIRECTOR AND OFFICER INDEMNIFICATION AND INSURANCE. The merger agreement provides that Kuoni and Kuoni Delaware will indemnify and hold harmless each of our present directors and officers, determined as of the effective time, against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the effective time, whether asserted or claimed prior to, at or after the effective time, to the fullest extent that would have been permitted under Missouri law and our articles of incorporation or bylaws in effect on the date of the merger agreement to indemnify such person (and Kuoni and the surviving corporation shall also advance expenses as incurred to the fullest extent permitted under applicable law and our articles of incorporation and our bylaws, provided that the person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification). In addition, the merger agreement provides that Kuoni, Kuoni Delaware, or the surviving corporation, to the extent available, will maintain in effect, for a period of five years after the merger, directors' and officers' liability insurance for the benefit of our directors and officers who are currently covered under our directors' and officers' liability insurance on terms not materially less favorable than the existing insurance coverage; provided, however, Kuoni, Kuoni Delaware or surviving corporation is not obligated to pay an annual premium in excess of 150% of the last annual premium paid by us prior to the date of the merger agreement.

    * EMPLOYMENT AGREEMENT: Wayne L. Smith II and Barney A. Ebsworth executed a memorandum dated September 18, 1997, which sets forth the terms of Mr. Smith's employment with us. As set forth in the memorandum, upon termination, Mr. Smith is entitled to receive a $100,000 severance payment. Kuoni intends to terminate Mr. Smith's employment by mutual agreement but no later than three months following the consummation of the merger.

INTRAV PROJECTIONS

    In connection with Kuoni's review of our business and in the course of our negotiations we provided Kuoni with certain non-public business and financial information. This information also was provided to

Stifel, Nicolaus & Company, Incorporated and was used by it in its analysis of the fairness of the cash merger consideration to be received by our shareholders. See "--Opinion of Stifel, Nicolaus & Company, Incorporated."

    The non-public information provided by us included certain projections of our future operating performance. These projections included, among other things, our Five Year Strategic Plan (1999-2003), completed in May 1999, which set forth our strategies and financial benchmarks by which we measure our level of success. The projections included a five-year financial plan, including an income statement, a statement of cash flows and a balance sheet. We also provided Kuoni with the assumptions that we made in preparing the projections. These assumptions included, among other things, preliminary budget amounts based on detailed itineraries, the addition of two new ships (one in 2001 and one in 2003) and assumptions about interest expense, income taxes and average shares outstanding.

    The projections do not give effect to the merger or the financing thereof. We do not, as a matter of course, publicly disclose projections as to future revenues or earnings. The projections were not prepared with a view to public disclosure and are included in this proxy statement only because such information was made available to Kuoni in connection with its due diligence investigation of us and was considered by our board in connection with approving the merger. Accordingly, it is expected that there will be differences between actual and projected results, and actual results may be materially different than those set forth below. The projections were not prepared with a view to compliance with the published guidelines of the Securities and Exchange Commission regarding projections, nor were they prepared in accordance with the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial projections. Moreover, our independent auditors have not examined, compiled or performed any procedures with respect to the projections nor have they expressed any opinion or any form of assurance on their reasonableness, accuracy or achievability and assume no responsibility for, and disclaim any association with, the aforementioned projections. These forward-looking statements reflect numerous assumptions made by our management. In addition, factors such as industry performance, general business, economic, regulatory, and market and financial conditions, all of which are difficult to predict, may cause the projections or the underlying assumptions to be inaccurate. Accordingly, there can be no assurance that the projections will be realized, and actual results may be materially more or less favorable than those contained in the projections.

    The inclusion of the projections herein should not be regarded as an indication that our financial advisors considered or consider the projections to be a reliable prediction of future events, and the projections should not be relied upon as such. We do not intend to update or otherwise revise the projections to reflect circumstances existing after the date when made or to reflect the occurrence of future events, even if any or all of the assumptions underlying the projections are shown to be in error or to otherwise have changed. Selected financial information from the Five Year Strategic Plan (1999-2003) completed in May 1999 that we provided to Kuoni and that Stifel, Nicolaus & Company, Incorporated analyzed in giving its fairness opinion and our board reviewed in connection with approving the merger are set forth below:

                   SELECTED FINANCIAL INFORMATION - FIVE YEAR PLAN

                                                  YEARS ENDING DECEMBER 31,
                                  ---------------------------------------------------------
                                      1997           1998          1999E          2000E
                                  ------------   ------------   ------------   ------------
                                            (IN THOUSANDS, EXCEPT PER SHARE DATA)
CONSOLIDATED STATEMENT OF
  INCOME INFORMATION:
Revenues.......................     $122,523       $125,997       $124,108       $149,626
Gross profit...................       23,516         27,841         32,670         35,750
Operating income<F1>...........        8,163         12,253         15,457         18,218
Depreciation and
  amortization.................        1,337          1,993          2,884          3,000
Interest expense...............           85            721          1,135            700
Income before income taxes.....        7,720         10,601         12,023         14,990
Net income.....................        4,940          6,784          7,695          9,594
Diluted net income per share...         0.96           1.29           1.45           1.81

CONSOLIDATED STATEMENTS OF CASH
  FLOWS INFORMATION:
Net cash provided by operating
  activities...................     $  7,635       $  7,509       $ 24,579       $ 14,285
Net cash used in investing
  activities...................       (9,174)       (24,266)        (3,700)        (1,600)
Net cash provided by (used in)
  financing activities.........          820         11,651        (16,860)       (12,560)

CONSOLIDATED BALANCE SHEET
  INFORMATION (AT PERIOD END):
Total current assets...........     $ 25,321       $ 26,618       $ 20,637       $ 20,762
Property and equipment--net....       26,198         54,655         55,471         54,071
Total assets...................       56,801         86,558         81,393         80,118
Total current liabilities......       36,846         47,289         45,789         47,481
Long-term debt.................        7,450         20,800         15,000          5,000
Total shareholders' equity.....        5,517         10,602         12,737         19,770

                                         YEARS ENDING DECEMBER 31,
                                 ------------------------------------------
                                    2001E          2002E          2003E
                                 ------------   ------------   ------------
                                   (IN THOUSANDS, EXCEPT PER SHARE DATA)
CONSOLIDATED STATEMENT OF
  INCOME INFORMATION:
Revenues.......................    $163,720       $179,561       $195,877
Gross profit...................      40,202         44,610         49,150
Operating income<F1>...........      21,894         25,503         29,220
Depreciation and
  amortization.................       3,400          3,800          4,200
Interest expense...............         560            384             --
Income before income taxes.....      18,374         21,823         25,572
Net income.....................      11,759         13,966         16,366
Diluted net income per share...        2.22           2.64           3.09
CONSOLIDATED STATEMENTS OF CASH
  FLOWS INFORMATION:
Net cash provided by operating
  activities...................    $ 16,936       $ 19,632       $ 22,524
Net cash used in investing
  activities...................     (21,600)        (2,000)       (22,000)
Net cash provided by (used in)
  financing activities.........       3,440        (13,560)        (2,560)
CONSOLIDATED BALANCE SHEET
  INFORMATION (AT PERIOD END):
Total current assets...........    $ 19,538       $ 23,609       $ 21,574
Property and equipment--net....      72,271         70,471         88,271
Total assets...................      97,094         99,365        115,130
Total current liabilities......      49,257         51,122         53,081
Long-term debt.................      11,000             --             --
Total shareholders' equity.....      28,970         40,376         54,182

---------
<F1> For external financial statement purposes, operating income is net of depreciation and amortization expense.

EFFECTS OF THE MERGER; MERGER CONSIDERATION

    As a result of the merger:

    * Kuoni will acquire all of the equity interest in Intrav and, accordingly, you will no longer retain any equity interest in us. As a result, you will share in neither our future earnings and growth nor the risks associated with achieving such earnings and growth following the merger;

    * each share of Intrav common stock (other than shares held by Kuoni, Kuoni Delaware, Kuoni Acquisition Subsidiary, Intrav, a wholly-owned subsidiary of Intrav or shareholders, if any, who properly exercise their dissenter's rights under Missouri law, as described below) will be exchanged for a cash payment of $21.32 per share, without interest; and

    * each outstanding option will be exchanged for a cash payment equal to the product of (1) the difference between $21.32 and the exercise price per share of such option, and (2) the number of shares of Intrav common stock subject to such option.

    The merger will have the effects provided under Missouri law.
Specifically, at the effective time of the merger:

    * Kuoni Acquisition Subsidiary will merge into us, and the separate existence of Kuoni Acquisition Subsidiary will cease;

    * title to all real estate and other property owned by Kuoni
      Acquisition Subsidiary and us will vest in the surviving corporation without reversion or impairment;

    * the surviving corporation will have all liabilities of Kuoni Acquisition Subsidiary and us; and

    * any proceeding pending against Kuoni Acquisition Subsidiary or us may be continued as if the merger did not occur, or the surviving corporation may be substituted in any proceeding for Kuoni Acquisition Subsidiary.

    The directors and officers of Kuoni Acquisition Subsidiary immediately prior to the effective time of the merger will be the directors and officers of the surviving corporation, respectively, until the earlier of their death, resignation or removal or until their respective successors are duly elected and qualified, as the case may be. The articles of incorporation and bylaws of Kuoni Acquisition Subsidiary in effect at the effective time of the merger will be the articles and bylaws of the surviving corporation (however, the articles will be amended and restated so that the name of the surviving corporation is "Intrav, Inc.").

    Kuoni will take steps to cease the listing of the shares of our common stock on the Nasdaq National Market and Kuoni will file a Form 15 to terminate the registration of our common stock under
Section 12(g) of the Securities Exchange Act of 1934, which will become effective within 90 days thereafter unless withdrawn or denied. Once the Form 15 is effective, we will no longer be required to file periodic and other reports required under the Exchange Act and the rules promulgated thereunder. Additionally, persons subject to the insider trading rules of Section 16 of the Exchange Act or the filing requirements of Section 13(d) of the Exchange Act will no longer be subject to such rules or requirements.

OPINION OF STIFEL, NICOLAUS & COMPANY, INCORPORATED

    Our board of directors retained Stifel, Nicolaus & Company, Incorporated as its financial advisor in connection with the agreement with Kuoni and to render a fairness opinion with respect to the consideration to be received by our shareholders in the merger. Our decision to engage Stifel was based upon Stifel's qualifications, expertise and reputation.

    On July 16, 1999, Stifel rendered its oral opinion to our board of directors that, as of such date, the cash consideration of $21.32 per share was fair to holders of shares of Intrav common stock from a financial point of view. Stifel subsequently delivered a written opinion to the same effect dated July 16, 1999. Stifel has subsequently confirmed its July 16, 1999 opinion by delivering to our board of directors its written opinion, dated as of the date of this proxy statement, that based upon and subject to the various considerations set forth therein, the cash consideration of $21.32 per share is fair to holders of Intrav common stock from a financial point of view. The non-withdrawal of the fairness opinion delivered by Stifel is a condition to consummation of the merger.

    You should consider the following when reading the discussion of the Stifel opinion in this proxy statement:

    * The following description of the Stifel opinion is qualified by reference to the full opinion attached as Annex 4 to this proxy statement. We urge you to read carefully the entire
      Stifel opinion.

    * Stifel's opinion does not constitute a recommendation to any shareholder as to how such shareholder should vote at the special meeting or as to any other matter.

    * Stifel expressed no opinion as to the prices at which shares of Intrav common stock will actually trade at any time.

    * We did not authorize Stifel to solicit interest from other parties regarding a possible business combination involving us, and Stifel did not make any such solicitations.

    * The Stifel opinion does not address the relative merits of the merger and the other business factors considered by our board nor does it address the advisability of the board's decision to proceed with the merger.

    Stifel is regularly engaged in the valuation of businesses and their securities in connection with merger transactions and other types of acquisitions, underwriting, selling and distributing securities, private placements and valuations for estate, corporate and other purposes. Stifel is familiar with Intrav, having provided financial advisory services to us and our board of directors in the past.

    We paid Stifel a cash fee of $15,000 upon its engagement and an additional $100,000 cash fee upon Stifel's delivery of its oral fairness opinion. We agreed to pay Stifel $85,000 at the closing of the merger, to reimburse Stifel for certain out-of-pocket expenses and to indemnify Stifel, its affiliates and their respective partners, directors, officers, agents, consultants, employees and controlling persons against certain liabilities, including liabilities under the federal securities laws. In the ordinary course of its business, Stifel actively trades equity securities of Intrav for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

    In connection with its July 16, 1999 oral opinion and written opinion, Stifel, among other things:

    * Reviewed the merger agreement.

    * Reviewed publicly available financial statements and other business and financial information regarding our company.

    * Reviewed our internal financial statements and other financial and operating data prepared by our management.

    * Analyzed financial forecasts prepared by our management.

    * Discussed our past and current operations and financial condition and the prospects with management.

    * Reviewed the historical stock prices and trading volumes of Intrav common stock.

    * Compared our financial performance with that of other comparable, publicly traded companies.

    * Reviewed the financial terms, to the extent publicly available, of certain transactions involving comparable publicly traded companies.

    * Performed such other analyses and considered such other factors as Stifel deemed appropriate for purposes of its opinion.

    Stifel also considered its assessment of general economic, market and financial conditions and its experience in other transactions, as well as its experience in securities valuations and knowledge of the capital markets generally.

    In rendering its opinion, Stifel relied upon and assumed the accuracy and completeness of all of the financial and other information that was provided to, or otherwise reviewed by, Stifel. Stifel did not independently verify any of such information. With respect to the financial projections supplied to it, Stifel assumed that they were reasonably prepared on the basis reflecting the best currently available estimates and judgments of our management, that they would be realized in the amounts and time periods estimated and that they provided a reasonable basis upon which Stifel could form its opinion. Stifel also assumed that there were no material changes in the assets, liabilities, financial condition, results of operations, business or prospects of our company since the date of the last financial statements made available to Stifel. Stifel did not make or obtain any independent evaluation, appraisal or physical inspection of our assets or liabilities and relied on advice of our counsel as to all legal matters with respect to our company, the merger agreement and the transactions and other matters contained or contemplated therein. Stifel further assumed that we were not subject to any factors that would delay, or impose any adverse conditions upon, any necessary regulatory or governmental approval and that all conditions to the merger will be satisfied and not waived.

    We do not, as a matter of course, publicly disclose projections as to future earnings or revenues or estimates of the type furnished to Stifel, and we do not prepare such forecasts and estimates with a view toward public disclosure. We based these forecasts and estimates on variables and assumptions that are inherently uncertain and that may not be within the control of management. These variables include, for example, industry performance, general economic, regulatory, market and financial conditions. Accordingly, actual results could vary materially from those set forth in our projections.

    In connection with its opinions, Stifel performed a variety of financial analyses that are summarized below. This summary does not purport to be a complete description of those analyses. Stifel believes that its analyses and the summary set forth herein must be considered as a whole and that selecting portions of such analyses and the factors considered therein, without considering all factors and analyses, could create an incomplete view of the analyses and processes underlying its opinion. The preparation of a fairness opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analysis or summary description. In its analyses, Stifel made numerous assumptions with respect to industry performance, business and economic conditions and other matters, many of which are beyond our reasonable control. Any estimates contained in Stifel's analyses are not necessarily indicative of actual future values or results, and actual future values and results may be significantly more or less favorable than suggested by such estimates. Estimates of values of companies do not purport to be appraisals or necessarily reflect the actual prices at which companies or their securities may be sold. No company or transaction utilized in Stifel's analyses was identical to us or the merger, respectively. Accordingly, such analyses are not based solely on arithmetic calculations; rather, they involve complex considerations and judgments concerning differences in financial and operating characteristics of the relevant companies, the timing of the relevant transactions, and prospective buyer interest, as well as other factors that could affect the public trading values of the company or companies to which they are being compared. Stifel did not assign any of the analyses it performed a greater significance than any other.

    The following is a summary of the financial analyses performed by Stifel in connection with providing its oral opinion on July 16, 1999 and written opinion, dated July 16, 1999. Stifel has updated certain of its analyses and reviewed the assumptions on which such analyses were based and the factors considered in connection with the analyses in connection with its written opinion dated as of the date of this Proxy Statement. In connection with this update, Stifel did not use any analyses in addition to those described below.

    Equity Market Performance. Stifel presented our board of directors with an analysis of Intrav common stock performance as background to a discussion of the merger with Kuoni. This analysis consisted of a historical analysis of:

    * Closing prices, trading volumes and price to earnings ratios from May 18, 1995, the date of the our initial public offering, to July 14, 1999.

    * Our indexed price performance from May 18, 1995 to July 14,
      1999 relative to Standard & Poor's industrial average of 500 stocks, the Russell 2000 and an index of comparable companies.

    * Our price-to-latest-twelve-month earnings multiple from May
      18, 1995, to July 14, 1999, relative to the S&P 500.

    The index of comparable companies included:

    * Ambassador International

    * Amtran Inc.

    * Global Vacation Group

    * Travel Services International

    * American Classic Voyages Co.

    * Commodore Holdings Ltd.

    * Carnival Corp.

    * Royal Caribbean Cruises Ltd.

    Stifel observed that the high closing price and the low closing price for Intrav common stock from the time of our initial public offering on May 18, 1995 to July 14, 1999 were $23.125 per share and $5.75 per share, respectively. Stifel observed that from May 18, 1995 to July 14, 1999 approximately 96.3% of the shares traded were at a price below $21.32 and approximately 87.8% of the shares traded were at a price-to-latest-twelve-month earnings multiple of less than 17.3x. From May 18, 1995 to July 14, 1999, Stifel noted that the S&P 500 increased by 169%, the Russell 2000 increased 70%, the comparable company index increased 133% and the price of our common stock increased 46%. Stifel also observed that Intrav common stock traded at an increasing discount to the S&P 500 on a price-to-latest-twelve-month earnings multiple basis. On May 18, 1995, Intrav common stock traded at approximately a 40% discount to the S&P 500 versus July 14, 1999 when it was it traded at approximately a 66% discount.

    Analysis of Comparable Merger Transactions. Stifel analyzed information relating to recent comparable merger transactions in the travel and cruise industries. This analysis consisted of eight transactions involving U.S.-based target companies that were announced between January 1, 1996 and July 14, 1999. The transactions in this group were:

    * Intrav, Inc./Clipper Cruise Line, Inc.

    * ByeByeNow.com/Integrated Marketing Professionals

    * Travel Services International/Lifestyle Vacation Incentives

    * Travel Services International/AHI International Corp.

    * Airtours PLC/Vacation Express, LLC

    * Ambassadors International, Inc./Destination, Inc.

    * Aviation Industries Corp./Integrated Marketing Professionals

    * Investor Group/Seacor Smit, Inc.

    Stifel calculated the following ratios with respect to the merger and the selected comparable merger transactions:

                                                                        SELECTED COMPARABLE MERGER TRANSACTIONS
                                                                     ----------------------------------------------
                  RATIOS                        INTRAV/KUONI           MINIMUM           MEDIAN           MAXIMUM
                  ------                      ----------------       -----------       ----------       -----------
Deal price per share/
  Last 12 months earnings per share.......          17.3x                5.7x              9.2x             14.1x
Transaction value/
  Last 12 months revenue..................          91.3%                6.3%             80.0%            238.1%
Transaction value/
  Last 12 months EBITDA...................           8.5x                4.5x              7.7x             11.5x
Transaction value/
  Last 12 months EBIT.....................          10.3                 5.2x             10.9x             17.3x

    Stifel then applied the selected comparable merger transactions multiples to us and determined a range of values on a per share basis. This analysis resulted in a range of imputed values for Intrav common stock of between $11.34 per share and $21.46 per share based on the median multiples and ratios for the selected comparable merger transactions. The following table provides an implied range of per share values for Intrav based on the comparable merger transaction multiples listed above.

                                                                        SELECTED COMPARABLE MERGER TRANSACTIONS
                                                                     ----------------------------------------------
             RANGE OF VALUES                    INTRAV/KUONI           MINIMUM           MEDIAN           MAXIMUM
             ---------------                  ----------------       -----------       ----------       -----------
Deal price per share/
  Last 12 months earnings per share.......         $21.32              $ 7.05            $11.34           $17.27
Transaction value/
  Last 12 months revenue..................         $21.32              $ 1.40            $17.79           $52.94
Transaction value/
  Last 12 months EBITDA...................         $21.32              $10.79            $18.50           $27.56
Transaction value/
  Last 12 months EBIT.....................         $21.32              $10.29            $21.46           $34.22

    Comparison of Selected Companies. Stifel reviewed and compared our performance against the eight comparable companies listed above, although Stifel excluded the earnings multiples for Carnival Corp. and Royal Caribbean Cruises Ltd. due to their relative size. Stifel applied a 23.6% control premium to the multiples of the remaining comparable companies listed above. Stifel calculated the following ratios with respect to the merger and the comparable company analysis:

                                                                             SELECTED COMPARABLE COMPANIES
                                                                     ----------------------------------------------
                  RATIOS                        INTRAV/KUONI           MINIMUM           MEDIAN           MAXIMUM
                  ------                      ----------------       -----------       ----------       -----------
Deal price per share/
  Last 12 months earnings per share.......          17.3x                6.9x             11.9x             22.8x
Deal price per share/
  1999 estimated earnings per share.......          14.7x                7.5x             16.5x             27.6x
Deal price per share/
  2000 estimated earnings per share.......          11.8x                7.1x             10.1x             17.6x
Firm value/
  Last 12 months revenue..................         104.2%               38.4%             83.7%            198.0%
Firm value/
  Last 12 months EBITDA...................           9.7x                1.1x              5.2x             16.3x
Firm value/
  Last 12 months EBIT.....................          11.7x                1.3x              6.2x             10.3x

    Utilizing the range of multiples and ratios derived from the comparable companies, Stifel calculated a range of imputed values for one share of Intrav common stock. This analysis resulted in a range of imputed values for Intrav common stock of between $16.14 per share and $29.65 per share based on the median multiples and ratios for the comparable companies. The following table provides an implied range of per share values for Intrav common stock based on the selected comparable companies multiples listed above:

                                                                             SELECTED COMPARABLE COMPANIES
                                                                     ----------------------------------------------
             RANGE OF VALUES                    INTRAV/KUONI           MINIMUM           MEDIAN           MAXIMUM
             ---------------                  ----------------       -----------       ----------       -----------
Deal price per share/
  Last 12 months earnings per share.......         $21.32              $10.52            $18.04           $34.68
Deal price per share/
  1999 estimated earnings per share.......         $21.32              $13.45            $29.65           $49.53
Deal price per share/
  2000 estimated earnings per share.......         $21.32              $15.87            $22.53           $39.30
Firm value/
  Last 12 months revenue..................         $21.32              $11.30            $24.61           $58.23
Firm value/
  Last 12 months EBITDA...................         $21.32              $ 3.41            $16.60           $51.68
Firm value/
  Last 12 months EBIT.....................         $21.32              $ 3.30            $16.14           $26.92

    Discounted Cash Flow to Firm Analysis. Stifel used a discounted cash flow analysis to estimate the net present value of the future stream of "free cash flow to the firm" that we would generate. In this analysis, Stifel assumed that we would perform in accordance with management's estimates. Stifel calculated the sum of (1) the estimated terminal values per share of Intrav common stock based on assumed multiples to our projected 2003 EBITDA ranging from 6.0x to 10.0x, plus (2) the assumed 1999 through 2003 free cash flow to the firm. Stifel then used assumed discount rates ranging from 17.5% to 21.5% to discount each item to a present value. This analysis indicated an implied equity value reference range of $14.69 to $26.66 per share of Intrav common stock. Stifel included the free cash flow to the firm methodology in arriving at its opinion because it is a widely used valuation methodology, but the results of the methodology are highly dependent upon the numerous required assumptions, including estimated earnings growth rates, dividend payout rates, terminal values and discount rates.

    Discounted Cash Flow To Shareholder Analysis. Also using a discounted cash flow analysis, Stifel estimated the net present value of the future stream of the "cash flows to the shareholders" that we would generate. In this analysis, Stifel also assumed that we would perform in accordance with management's

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
estimates. Stifel calculated the sum of (1) the estimated terminal values per share of Intrav common stock based on assumed multiples to our projected 2003 earnings per share ranging from 10.0x to 18.0x, plus (2) the assumed 1999 through 2003 stream of dividend payments. Stifel then used assumed discount rates of between 17.5% and 21.5% to discount each item to a present value. This discounted cash flow analysis indicated an implied equity value reference range of $13.11 per share to $26.40 per share per share of Intrav common stock. As with the "free cash flow to the firm" analysis, Stifel included the discounted cash flow to shareholders methodology in arriving at its opinion because it is a widely used valuation methodology, but the results of the methodology are highly dependent upon the numerous required assumptions, including estimated earnings growth rates, dividend payout rates, terminal values and discount rates.

    Analysis of Premium to Market Price for Selected Merger Transactions. Stifel analyzed the premium paid to the then current market price, one day prior to the date of announcement of the selected transactions, and one week prior to the date of announcement of the selected transactions, for 62 selected service industry transactions, announced in the U.S. between January 1, 1998 and July 13, 1999, with transaction values between $50 million and $200 million. Stifel calculated the following ratios with respect to the merger and the selected merger transactions:

                                                                              SELECTED MERGER TRANSACTIONS
                                                             --------------------------------------------------------------
                                        INTRAV/KUONI           25TH PERCENTILE           MEDIAN           75TH PERCENTILE
                                      ----------------       -------------------       ----------       -------------------
Premium to stock price one day
  prior to announcement...........          38.7%                    9.0%                 23.6%                35.4%
Premium to stock price one week
  prior to announcement...........          29.2%                   16.0%                 25.3%                44.5%

     This analysis resulted in a range of imputed values for Intrav common stock of between $19.00 per share and $20.67 per share based on the median multiples for the selected merger transactions. The following table provides the implied range of values for Intrav common stock based on the comparable merger transaction premium to market multiples listed above.

                                                                              SELECTED MERGER TRANSACTIONS
                                                             --------------------------------------------------------------
                                        INTRAV/KUONI           25TH PERCENTILE           MEDIAN           75TH PERCENTILE
                                      ----------------       -------------------       ----------       -------------------
Premium to stock price one day
  prior to announcement...........         $21.32                  $16.76                $19.00               $20.82
Premium to stock price one week
  prior to announcement...........         $21.32                  $19.13                $20.67               $23.85

     As described above, Stifel's oral opinion was among the many factors taken into consideration by our board of directors in making its determination to approve the merger. Consequently, the analyses described above should not be viewed as determinative of our board's or our management's opinion with respect to the value of Intrav or a combination of Intrav and Kuoni, or of whether our board of directors or our management would have been willing to agree to a different amount of consideration. We placed no limits on the scope of the analysis performed, or opinion expressed, by Stifel.

EFFECTIVE TIME OF THE MERGER

    The merger will become effective upon the filing of the articles of merger with the Missouri Secretary of State or such later time as we and Kuoni may agree and as specified in the articles of merger. The filing of the articles of merger will occur as soon as practicable, but no later than the fifth business day after the satisfaction or waiver of the conditions to the completion of the merger described in the merger agreement, unless we and Kuoni agree to another date.

ACCOUNTING TREATMENT

    Kuoni will account for the merger as a "purchase" in accordance with generally accepted accounting principles. Consequently, the aggregate consideration Kuoni pays in connection with the merger will be allocated to our assets and liabilities based upon their fair values and any excess will be treated as goodwill.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

    The following discussion summarizes the material federal income tax considerations relevant to the merger that are generally applicable to holders of Intrav common stock. This discussion is based on currently existing provisions of the Internal Revenue Code of 1986, as amended, existing and proposed Treasury Regulations thereunder, published administrative rulings and court decisions, all of which are subject to change or a change in interpretation. Any such change, which may or may not be retroactive, could alter the tax consequences to the holders of Intrav common stock as described herein. Special tax consequences not described below may be applicable to particular classes of taxpayers, including financial institutions, broker-dealers, persons who are not citizens or residents of the United States or who are foreign corporations, foreign partnerships, tax exempt entities, traders in securities that elect to mark-to-market, investors who hold their Intrav common stock as part of a straddle or hedging or conversion transaction or investors whose functional currency is not the U.S. dollar or foreign estates or trusts as to the United States, and holders who acquired their stock through the exercise of an employee stock option or otherwise as compensation. You are urged to consult your tax advisor regarding the federal, state, local and foreign tax consequences of the merger.

    Your receipt of the cash merger consideration in the merger will be a taxable transaction for federal income tax purposes. Your gain or loss per share of Intrav common stock will be equal to the difference between the merger consideration and your adjusted basis in that particular share of the Intrav common stock. Such gain or loss generally will be a capital gain or loss, unless you hold the Intrav common stock as inventory for sale in the ordinary course of business. In the case of individuals, trusts, and estates, such capital gain will be subject to a maximum federal income tax rate of 20% for shares of Intrav common stock held for more than 12 months prior to the date of disposition.

    You may be subject to backup withholding at the rate of 31% with respect to cash merger consideration received pursuant to the merger, unless you (a) are a corporation or come within certain other exempt categories and, when required, demonstrate this fact or
(b) provide a correct taxpayer identification number, certify as to no loss of exemption from backup withholding, and otherwise comply with applicable requirements of the backup withholding rules. To prevent the possibility of backup federal income tax withholding on payments made with respect to shares of Intrav common stock pursuant to the merger, you must provide the exchange agent for the merger with your correct TIN by completing a Form W-9 or substitute Form W-9. If you do not provide Intrav with your correct taxpayer identification number, you may be subject to penalties imposed by the Internal Revenue Service, as well as backup withholding. Any amount withheld under these rules will be creditable against your federal income tax liability. Intrav (or its agent) will report to the holders of Intrav common stock and the IRS the amount of any "reportable payments," as defined in Section 3406 of the Code, and the amount of tax, if any, withheld with respect thereto.

REGULATORY MATTERS

    Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and related rules, certain transactions, including the merger, may not be completed unless certain waiting period requirements have been satisfied. On July 30, 1999, Kuoni and Barney A. Ebsworth each filed a Notification and Report Form with the Antitrust Division of the Department of Justice and the Federal Trade Commission. The antitrust agencies have indicated that they have granted early termination of the required waiting period under the Hart-Scott-Rodino Act. However, at any time before or after the effective time of the merger, the Antitrust Division, the Federal Trade Commission or others could take action under the antitrust laws, including seeking to prevent the merger, to rescind the merger or to conditionally approve the merger upon the divestiture of substantial assets of Kuoni or Intrav. A challenge to the merger on antitrust grounds may be made and, if such a challenge is made, it may be successful.

DISSENTERS' RIGHTS

    Under Section 351.455 of the General and Business Corporate Law of Missouri, shareholders who do not wish to accept the merger consideration to which they are entitled pursuant to the terms of the merger agreement have the right to make written demand for payment of the "fair value" of their shares. Section 351.455 is set forth in its entirety as Annex 5 at the end of this proxy statement and the following discussion,

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
which is not a complete statement of Section 351.455, is qualified in its entirety by reference to the full text thereof. Since the right to demand payment of the fair value of shares of Intrav common stock depends on strict compliance with Section 351.455, if you wish to exercise that right you should review the text of Section 351.455 carefully. In addition, if you wish to exercise such right you should consider consulting your attorney with respect to compliance with these statutory procedures.

    If you wish to object to the merger agreement and make written demand for payment of the fair value of your shares you must mail or deliver to us a written objection to the merger and the merger agreement, which must be received by us prior to or at the special meeting of the shareholders. In addition, the shares covered by such demand for payment must not be voted in favor of the merger and the merger agreement. A failure to vote will not affect your rights to make written demand for payment of the fair value of your shares of Intrav common stock, but a vote in favor of the merger and the merger agreement, in person or by proxy, will constitute a waiver of your right to make written demand for payment of the fair value of your shares of Intrav's common stock and will void any previous written objection. The mere filing of a proxy directing a vote against the merger agreement, or a purported objection to the merger agreement submitted on a proxy card, does not constitute, and will not be treated by us as, a written objection within the meaning of
Section 351.455.

    Within 20 days of the effective date of the merger, any objecting shareholder must, in addition, make written demand on the surviving corporation to the merger, which will be Intrav, for payment of the fair value of his or her shares of common stock as of the day prior to the date on which the shareholders vote to approve the merger and the merger agreement. This demand must state the number and class of the dissenting shares owned by the dissenting shareholder. Any shareholder who fails to make this demand within the 20-day period is conclusively presumed to have consented to the merger and the merger agreement and shall be bound by its terms. Intrav, as the surviving corporation, will promptly notify any dissenting shareholder of the effective date of the merger.

    If a dissenting shareholder and the surviving corporation agree as to the fair value of his or her dissenting shares within 30 days after the effective date of the merger, payment for such dissenting shares will be made within 90 days after the effective date of the merger upon the surrender of the certificates representing such dissenting shares. If the dissenting shareholder and the surviving corporation do not agree as to the fair value of such dissenting shares within such 30 days, then, in order to preserve his or her statutory rights, the dissenting shareholder must, within 60 days after the expiration of the 30-day period, file a petition in a court of competent jurisdiction within the county in which the registered office of the surviving corporation is located (St. Louis County, Missouri), asking for a finding and determination of the fair value of such dissenting shares, and shall be entitled to judgment against the surviving corporation for the amount of such fair value as of the day prior to the date on which the vote was taken approving the merger agreement, together with interest thereon to the date of such judgment. That value may be more or less than the $21.32 to be paid to Intrav's shareholders pursuant to the merger agreement. By statute, the right of a dissenting shareholder to be paid the fair value of his or her dissenting shares shall cease if and when the merger is abandoned.

EFFECT ON OPTIONS OUTSTANDING UNDER INTRAV STOCK OPTION PLANS

    Under the merger agreement, we have agreed to cause outstanding options to become payable for cash, subject to any applicable withholding tax, equal to the product of the difference between $21.32 and the per share exercise price of such options and the number of shares subject to such options. We have advised Kuoni that there are outstanding options to purchase 515,000 shares of Intrav common stock with an aggregate exercise price of such options being $5,734,000.

                        THE MERGER AGREEMENT

    The following description summarizes the material provisions of the merger agreement. You should carefully read the merger agreement which is attached as Annex 1 to this proxy statement and incorporated herein by reference.

GENERAL

    Pursuant to the merger agreement, at the effective time of the merger, Kuoni will acquire Intrav through the merger of Kuoni
Acquisition Subsidiary with and into Intrav. At the effective time of the merger, Kuoni Acquisition Subsidiary will cease to exist, and Intrav will be the surviving corporation and a wholly-owned subsidiary of Kuoni.

MERGER CONSIDERATION

    At the effective time of the merger, by virtue of the merger and without any action on the part of any shareholder, each issued and outstanding share of Intrav common stock will be converted into the right to receive $21.32 in cash, without interest, except for shares canceled as described below and shares as to which dissenters' rights are exercised by a dissenting shareholder.

    All Intrav common stock held as treasury shares will automatically be canceled and retired at the effective time of the merger and will cease to exist. No consideration will be delivered in exchange for these shares. Each share of Intrav common stock issued and outstanding immediately prior to the effective time of the merger that is owned by Kuoni, Kuoni Delaware, Kuoni Acquisition Subsidiary, Intrav or a subsidiary of Intrav will be canceled as of the effective time of the merger, and no merger consideration will be payable with respect to such shares.

    As of the effective time of the merger, certificates representing all Intrav common stock issued and outstanding immediately prior to the effective time (except for shares as to which dissenters' rights are exercised by a dissenting shareholder) will cease to have any rights with respect to those shares, except the right to receive the merger consideration in accordance with the terms of the merger agreement.

    As of the effective time of the merger, all shares of Kuoni Acquisition Subsidiary issued and outstanding immediately prior to the effective time of the merger will be converted into one share of common stock of Intrav and will represent all of the issued and outstanding shares of Intrav common stock after the merger.

    No dissenting shareholder will be entitled to any portion of the merger consideration or other distributions unless and until the dissenting shareholder fails to exercise or otherwise effectively withdraws or loses his or her rights to payment under Missouri law. Shares of Intrav common stock as to which dissenters' rights have been exercised will be treated in accordance with Section 351.455 of The General and Business Corporation Law of Missouri. If any person, who otherwise would be deemed a dissenting shareholder, fails to properly exercise or effectively loses dissenters' rights with respect to any shares of Intrav common stock, those shares will be treated as though they had been converted as of the effective date of the merger into the right to receive the merger consideration, without interest.

EXCHANGE OF SHARES

    Prior to the effective time of the merger, Kuoni will appoint an exchange agent and will deposit with the exchange agent funds in an amount sufficient to make the payments contemplated by the merger agreement. Promptly after the effective time of the merger, Intrav, as the surviving corporation, will send a letter to each person who was an Intrav shareholder as of the date the merger became effective. The letter will contain instructions on how to surrender Intrav stock certificates to the exchange agent and receive the merger consideration. Intrav shareholders have no right to any interest on the cash payable upon the surrender of Intrav stock certificates.

    Any time following the sixth month after the effective time of the merger, Intrav may require the exchange agent to deliver to it any portion of the funds deposited by Kuoni with the exchange agent not already disbursed to Intrav shareholders. In the event Intrav requires the exchange agent to deliver such funds, Intrav shareholders must thereafter look to Intrav, as the surviving corporation, for payment of any merger consideration that may be payable to them upon surrender of their stock certificates. Any such shareholders will be deemed general creditors of Intrav, as the surviving corporation, for such purpose.

    Kuoni, Intrav, as the surviving corporation, and the exchange agent will be entitled to withhold, from the merger consideration payable to any Intrav shareholder, those amounts required to be deducted under tax law. All amounts so withheld will be deemed to have been paid to the applicable Intrav shareholder.

TREATMENT OF STOCK OPTIONS

    Prior to the effective time of the merger, each outstanding and unexpired option to purchase Intrav common stock issued pursuant to its 1995 Incentive Stock Plan, including those which are not then exercisable, will be converted into the right to receive for each share subject to such option an amount in cash, subject to any applicable withholding tax, equal to the difference between $21.32 and the per share exercise price of such option. At the effective time of the merger, the Intrav options will be canceled. The payment of these amounts will be made by the surviving corporation promptly following the effective time of the merger, provided that Kuoni verifies the options and the optionee delivers a written instrument setting forth:

    * his or her number of options, their respective issue dates and exercise prices;

    * certain representations by the optionee; and

    * a confirmation of and consent to the conversion of the options as provided in the merger agreement.

    Intrav agrees, if necessary, to use its best efforts to cause all outstanding options to be amended to provide for and give effect to the transactions contemplated by the merger agreement.

REPRESENTATIONS AND WARRANTIES

    In the merger agreement, Intrav makes representations and warranties to Kuoni and Kuoni Delaware with respect to, among other things:

    * due organization and good standing of Intrav and its subsidiaries;

    * capitalization, ownership of subsidiaries and other investments;

    * corporate authorization;

    * the vote required by the shareholders of Intrav in connection with the merger agreement;

    * the opinion of Stifel, Nicolaus & Company, Incorporated;

    * governmental approvals;

    * absence of any breach of organizational documents or material agreements or applicable law as a result of the contemplated transactions;

    * required, third-party consents under material contracts or any other obligation of Intrav or any of its subsidiaries;

    * absence of the creation of any lien or encumbrance upon any asset of Intrav or any of its subsidiaries as a result of the contemplated transactions;

    * accuracy of its filings with the Securities and Exchange
      Commission and other regulatory entities;

    * litigation, investigations or proceedings regarding violations of law;

    * accuracy of financial statements;

    * the absence of specified changes or events;

    * compliance with applicable law;

    * required licenses and permits;

    * engagement of and payments to brokers, investment bankers, finders and financial advisors in connection with the merger agreement;

    * material contracts;

    * matters relating to compliance with the Employee Retirement
      Income Security Act of 1974, as amended, and other employee benefit matters;

    * tax matters;

    * absence of undisclosed liabilities;

    * environmental matters affecting Intrav;

    * intellectual property matters;

    * owned and leased real property;

    * corporate records;

    * title to and condition of Intrav's personal property;

    * absence of adverse actions against Intrav and its subsidiaries or challenging the merger agreement;

    * labor and employee relations matters;

    * change of control agreements;

    * insurance;

    * satisfaction of Missouri takeover statutes;

    * efforts to resolve any "Year 2000" computer problems;

    * outstanding Intrav options;

    * transactions with affiliates;

    * absence of existing discussions by Intrav with any third party relating to an alternative transaction;

    * the accuracy of other information supplied by Intrav; and

    * the preparation of this proxy statement.

    In the merger agreement, Kuoni and Kuoni Delaware make representations and warranties to Intrav with respect to, among other things:

    * due organization and good standing of Kuoni, Kuoni Delaware and Kuoni Acquisition Subsidiary;

    * corporate authorization;

    * governmental approvals;

    * absence of any breach of organizational documents or material agreements or applicable law as a result of the contemplated transactions;

    * required, third-party consents under any material contracts or any other obligation of Kuoni, Kuoni Delaware or Kuoni
      Acquisition Subsidiary;

    * absence of the creation of any lien or encumbrance upon any asset of Kuoni, Kuoni Delaware or Kuoni Acquisition Subsidiary as a result of the contemplated transactions;

    * engagement of and payments to brokers, investment bankers, finders and financial advisors in connection with the merger agreement;

    * the accuracy of information regarding Kuoni, Kuoni Delaware and Kuoni Acquisition Subsidiary contained in this proxy statement, and the preparation of this proxy statement; and

    * Kuoni's financial ability to pay the merger consideration.

CONDITIONS TO CLOSING

    Intrav's, Kuoni's, Kuoni Delaware's and Kuoni Acquisition
Subsidiary's obligation to effect the merger is subject to the satisfaction or waiver, on or prior to the closing date, of the merger of the following customary closing conditions:

    * the requisite approval by Intrav shareholders of the merger agreement;

    * no order, statute, rule, regulation, executive order, stay, decree, judgment or injunction enacted, entered, promulgated, or enforced by any court or other governmental authority being in effect prohibiting or preventing the consummation of the merger or the other transactions contemplated under the merger agreement (Intrav and Kuoni being required to use their reasonable best efforts to have any of the foregoing vacated, dismissed or withdrawn by the effective time of the merger);

    * the waiting period, including any extensions, applicable to the consummation of the merger under the Hart-Scott-Rodino
      Antitrust Improvements Act of 1976 having expired or been terminated;

    * all approvals under the applicable provisions of Section 721 of Title VII of the Defense Production Act of 1950, as amended;

    * the opinion of Stifel, Nicolaus & Company, Incorporated not being withdrawn; and

    * all consents, approvals and actions of, filings with and notices to any governmental authority required to consummate the merger and the other transactions contemplated by the merger agreement having been obtained by final order (other than those consents the failure of which to obtain, in Kuoni Delaware's judgment, would not have a material adverse effect on the surviving corporation).

    In addition, Kuoni's and Kuoni Delaware's obligation to effect the merger is subject to the satisfaction or waiver by them of the following conditions:

    * the representations and warranties of Intrav which are modified by materiality or material adverse effect being true and correct in all respects, and those not so modified by materiality or material adverse effect being true and correct in all material respects, as of the date of the merger agreement and as of the closing date, except for such changes not prohibited under the merger agreement; and none of Intrav's representations and warranties being untrue or incorrect, disregarding any materiality qualifications, to the extent that such untrue or incorrect representations and warranties when taken as a whole, have had or would have a material adverse effect on Intrav; and the environmental representations and warranties of Intrav being true and correct in all material respects, without reference to any knowledge qualifier contained in such environmental representations and warranties;

    * Intrav having, in all material respects, performed and complied with all covenants and agreements and satisfied all conditions required to be performed or complied with or satisfied by it under the merger agreement at or prior to the effective time of the merger;

    * there having been no event that has or reasonably could be expected to have a material adverse effect on Intrav;

    * no action, investigation or proceeding having been instituted, pending or threatened by any governmental authority, and there not being instituted, pending or threatened any action or proceeding by any other person, before any governmental authority, which is reasonably likely to be determined adversely to Kuoni, Kuoni Delaware or Kuoni Acquisition
      Subsidiary:

        * challenging or seeking to make illegal, delay materially or restrain or prohibit the consummation of the merger or seeking to obtain material damages or imposing any material adverse conditions in connection therewith or otherwise directly or indirectly relating to the transactions contemplated by the merger;

        * seeking to restrain, prohibit or delay the exercise of full rights of ownership or operation by Kuoni, Kuoni Delaware or Kuoni Acquisition Subsidiary or their affiliates of all or any portion of the business or assets of Intrav and its subsidiaries, taken as a whole, or of Kuoni, Kuoni Delaware or Kuoni Acquisition Subsidiary or any of their affiliates to dispose of or hold separate all or any material portion of the business or assets of Intrav and its subsidiaries, taken as a whole, or of Kuoni, Kuoni Delaware or Kuoni Acquisition Subsidiary or any of their affiliates;

        * seeking to impose or confirm material limitations on the ability of Kuoni, Kuoni Delaware or Kuoni Acquisition
          Subsidiary or any of their affiliates to exercise full rights of ownership of the Intrav common stock;

        * seeking to require divestiture by Kuoni, Kuoni Delaware or Kuoni Acquisition Subsidiary or any of their affiliates of shares of Intrav common stock; or

        * that otherwise would reasonably be expected to have a material adverse effect on Intrav;

    * at the effective time of the merger, holders of no more than 200,000 shares of Intrav common stock having taken actions to assert dissenters' rights under Missouri law;

    * Intrav having obtained or made the consents, approvals, waivers, authorizations or filings of or with any person (other than those of a governmental authority) required in connection with the merger under all agreements or instruments to which it or any of its subsidiaries is a party, on terms and conditions reasonably acceptable to Kuoni Delaware and such consents and approvals being in full force and effect, except those for which failure to obtain such consents and approvals would not in the judgment of Kuoni Delaware have a material adverse effect on the surviving corporation;

    * Intrav having furnished Kuoni Delaware with:

        * a certificate dated the closing date signed on its behalf by its President or another duly authorized officer to the effect that certain specified conditions regarding accuracy of its representations and warranties and performance of its obligations have been satisfied;

        * certificates of good standing for Intrav and its subsidiaries;

        * duly adopted board and shareholder resolutions approving the contemplated transactions;

        * copies of charter documents and bylaws of Intrav and its subsidiaries;

        * certain noncompete and confidentiality agreements with Barney A. Ebsworth, Chairman, and Paul H. Duynhouwer,
          President and Chief Executive Officer, of Intrav;

        * certain resignations;

        * a list of shareholders of record;

        * comfort letters from Intrav's accountants which are customary for similar transactions;

        * an opinion of Intrav's legal counsel; and

        * such other documents and instruments as Kuoni Delaware reasonably may request; and

    * Intrav having transferred or otherwise disposed of its two U.S. flag vessels to a person or persons as designated by, and as directed by and on such terms and conditions as specified by, Kuoni Delaware, and such U.S. flag vessels having been registered in the name(s) of the new owner(s) with an endorsement for the coastwise trade and all applicable mortgages with respect to such U.S. flag vessels having been recorded with the National Vessel Documentation Center; and Intrav and the new owner(s) having entered into certain time charters and operating agreements with respect to the U.S. flag vessels and a transitional services agreement providing for certain transition services with a person, in a form and on terms and conditions as reasonably specified by Kuoni Delaware.

    In addition, Intrav's obligation to effect the merger is subject to the satisfaction or waiver of the following conditions:

    * the representations and warranties of Kuoni and Kuoni Delaware which are modified by materiality or material adverse effect being true and correct in all respects, and those not so modified by materiality or material adverse effect being true and correct in all material respects, as of the date of the merger agreement and as of the closing date, except for such changes not prohibited under the merger agreement; and none of the representations and warranties of Kuoni and Kuoni Delaware being untrue or incorrect, disregarding any materiality qualifications, to the extent that such untrue or incorrect representations or warranties, when taken as a whole, have had or would have a material adverse effect on Kuoni, Kuoni Delaware and its subsidiaries;

    * Kuoni and Kuoni Delaware having, in all material respects, performed and complied with all covenants and agreements and satisfied all conditions required to be performed or complied with or satisfied by them under the merger agreement at or prior to the effective time of the merger; and

    * Kuoni Delaware having furnished Intrav with a certificate dated the closing date signed on its behalf by an authorized officer to the effect that certain specified conditions have been satisfied.

COVENANTS

    Conduct of Business. The merger agreement provides that, until the merger is completed, Intrav will conduct its business in the ordinary course and consistent with past practice. Intrav has agreed to use its reasonable business efforts to:

    * preserve its business organizations;

    * retain the services of its officers, agents and employees; and

    * maintain satisfactory existing business relationships.

During the interim period between signing the merger agreement and the completion of the merger, Intrav has agreed that it will not take certain actions without the prior written consent of Kuoni Delaware or as expressly provided in the merger agreement. More specifically, it has agreed not to:

    * amend its organizational documents;

    * issue, sell, dispose of or encumber any shares of capital stock, options or warrants to acquire any shares of such capital stock, except pursuant to the exercise of stock options outstanding on July 16, 1999;

    * declare or pay dividends or recapitalize or redeem capital shares, except for a quarterly cash dividend not in excess of $0.125 per share payable to shareholders of record on September 30, 1999 to be paid on October 15, 1999;

    * incur any indebtedness, except for debt set forth in certain approved budgets;

    * assume or guarantee any obligations of another person;

    * make any capital expenditures or loans, advances or investments in another person;

    * acquire the stock or assets of, or merge or consolidate with, any other person or business;

    * voluntarily incur any material liability or obligation;

    * sell, lease or encumber any material property or assets;

    * increase any compensation or benefits payable, except for changes that are required under certain material contracts and increases in the ordinary course consistent with past practice of the lesser of 15% of the current compensation or $10,000 per annum, or increase in any manner the compensation of any director, except that Mr. Duynhouwer's annual salary will increase by $15,194 as of August 1, 1999;

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    * enter into, establish, amend, or make any material
      interpretation with respect to, or terminate, any employment, consulting or related arrangement or employee benefit plan or arrangement;

    * make certain elections with respect to taxes;

    * compromise, settle, forgive, cancel, grant any waiver or release relating to or otherwise adjust any debts, claims, rights or litigation owed to or involving Intrav or its subsidiaries, other than in the ordinary course of business consistent with past practice, subject to certain limitations;

    * enter into or amend any lease as to real property;

    * take any action, or omit to take any action, which action or omission would result in the breach of any of Intrav's covenants, representations or warranties made in the merger agreement or would have a material adverse effect on Intrav;

    * enter into or amend certain material agreements;

    * enter into, amend, modify, terminate or waive any rights under any material contract, any material agreement or material obligation that restricts in any material respect, its activities or the activities of its subsidiaries, or any agreement or obligation that restricts in any material respect any other person;

    * take any action with respect to indemnification of any person;

    * change accounting practices or policies, except as required by law or generally accepted accounting principles; or

    * adopt a plan of liquidation, dissolution, merger, consolidation, share exchange, restructuring, recapitalization or other reorganization.

    Notification of Certain Matters. Intrav is required to notify
Kuoni Delaware promptly if:

    * Intrav receives any notice of, or other communication relating to, a default or an event which, with notice or lapse of time or both, would become a default under any material contract of Intrav;

    * Intrav receives any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by the merger agreement;

    * Intrav receives any material notice or other communication from any governmental authority in connection with the transactions contemplated by the merger agreement;

    * an event occurs which would have a material adverse effect on Intrav;

    * any litigation commences or is threatened involving or affecting Intrav or any of its subsidiaries or affiliates, or any of their respective properties or assets, or, to its knowledge, any employee, agent, director or officer of Intrav or any of its subsidiaries, in his or her capacity as such or as a fiduciary under a benefit plan of Intrav, which, if pending on the date of the merger agreement, would have been required to have been disclosed or which relates to the consummation of the merger or any material development occurs in connection with any litigation previously disclosed by Intrav; and

    * any event occurs that would cause a breach by Intrav of any provision of the merger agreement or a related agreement, including any such breach that would occur if such event had taken place on or prior to the date of the merger agreement.

    Access to Information. Intrav has agreed, upon receipt of reasonable notice, to give Kuoni Delaware, its lenders and their respective authorized representatives, at all reasonable times, full access to all of Intrav's offices and other facilities, to all personnel and to all contracts, agreements, commitments, books and records, and to furnish to Kuoni Delaware financial and operating data and other information with respect to its business, assets, liabilities, obligations and operations as Kuoni Delaware reasonably requests and copies of material, reports or other documents filed with the SEC or a securities exchange.

    Shareholders' Meeting; Articles of Incorporation; Bylaws. Intrav has agreed to hold a meeting of its shareholders to vote on an amendment to its Restated Articles of Incorporation to allow for the ownership

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of 25% or more of the outstanding shares of Intrav common stock by
non-U.S. citizens, as well as to approve the merger, the merger agreement and the transactions contemplated thereby. Intrav's board of directors will present and recommend to Intrav's shareholders that they approve the merger and adopt the merger agreement and the transactions contemplated thereby and will use reasonable best efforts to obtain the adoption and approval by Intrav's shareholders of the merger, the merger agreement and the transactions contemplated thereby. The board of directors has unanimously recommended approval of the merger, the merger agreement and the transactions contemplated thereby. Intrav has amended its Amended and Restated Bylaws to remove similar restrictions relating to ownership of shares of Intrav common stock by non-U.S. citizens. In addition, Intrav has amended its Bylaws, pursuant to terms of the merger agreement, (1) to provide that, under the Restated Articles,
(a) the transactions taken pursuant to the majority shareholder agreement do not cause Kuoni to be deemed a beneficial owner of Intrav shares of common stock, and (b) the Intrav shares subject to the option granted in the majority shareholder agreement shall be deemed to be purchased by Kuoni on July 16, 1999 for purposes of determining "excess shares" under Intrav's Restated Articles, and
(2) to eliminate the applicability of certain Missouri takeover statutes to the merger.

    Efforts; Cooperation. Subject to the terms and conditions provided in the merger agreement, Intrav has agreed to cooperate and use reasonable best efforts to take, or cause to be taken, all things necessary, proper or advisable to consummate the merger as promptly as practicable. Intrav has agreed to obtain all consents needed to complete the merger and to make all filings necessary or proper under applicable laws and regulations to consummate and make effective the transactions contemplated by the merger agreement, including cooperation in the preparation and filing of this proxy statement, and any required filings under the Hart-Scott-Rodino Act.

    Year 2000 Plan. Intrav is required to use all commercially reasonable efforts to ensure that its "Year 2000" plan is completed in a timely manner. Intrav must:

    * allow Kuoni Delaware to monitor Intrav's Year 2000 compliance issues and its Year 2000 plan;

    * notify Kuoni Delaware if Intrav does not achieve, or if it reasonably expects that it will not achieve, milestones and objectives identified in its Year 2000 plan; and

    * cooperate in good faith with Kuoni Delaware's efforts to cause Intrav to be Year 2000 compliant.

    Purchase of Intrav Common Shares. Subject to Article Eleven of Intrav's Restated Articles of Incorporation which currently restrict ownership of more than 24.9% of the outstanding shares of Intrav's common stock by non-U.S. citizens, Intrav may not prohibit Kuoni Delaware or any of its affiliates or associates from purchasing shares of Intrav common stock or entering into option, lock-up, voting or proxy agreements or any other similar agreements with respect to shares of Intrav common stock at any time prior to the consummation of the merger.

    Takeover Statutes. Intrav agreed to take any action to eliminate or minimize the effect of any Missouri takeover statute so that the merger may be consummated as promptly as practicable.

    Conversion of Options. Intrav, to the extent necessary, must offer to modify each outstanding option to purchase shares of Intrav common stock exercisable on or prior to the effective time of the merger, and use its best efforts to cause each such option either to be exercised prior to the effective time of the merger, or to be canceled as of the effective time of the merger, in exchange for the option consideration described in the merger agreement and this proxy statement.

    Disposition of U.S. Flag Vessels. Intrav has agreed to transfer or otherwise dispose of its two U.S. flag vessels to a person or persons as designated by, and as directed by and on such terms and conditions as specified by, Kuoni Delaware, with such U.S. flag vessels registered in the name(s) of the new owner(s) with an endorsement for the coastwise trade and with all applicable mortgages with respect to such U.S. flag vessels recorded with the National Vessel Documentation Center. Intrav and the new owner(s) will also enter into certain time charters and operating agreements with respect to its vessels and a transitional services agreement providing for certain transition services, in a form and on terms and conditions as reasonably specified by Kuoni Delaware.

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    Indemnification and Insurance. The merger agreement provides that the articles of incorporation and bylaws of the surviving corporation must contain similar provisions with respect to indemnification and exculpation from liability set forth in the Restated Articles of Incorporation and Amended and Restated Bylaws of Intrav. Kuoni may not, and shall cause the surviving corporation not to, amend, repeal or otherwise modify these provisions for a period of five years from the effective time of the merger in any manner that would materially and adversely affect the rights of individuals who at the effective time of the merger were directors, officers, employees or agents of Intrav, unless such modification is required by law.

    Kuoni has agreed to indemnify and hold each director and officer of Intrav (determined as of the effective time of the merger) harmless against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the effective time of the merger, whether asserted or claimed prior to, at or after such time, to the fullest extent that Intrav would have been permitted under Missouri law and Intrav's Restated Articles of Incorporation or Amended and Restated Bylaws in effect on July 16, 1999 to indemnify such person.

    The merger agreement also provides that for five years after the effective time of the merger, and to the extent available, the surviving corporation or Kuoni will maintain officers' and directors' liability insurance with respect to those persons who were covered by Intrav's directors' and officers' liability insurance policy on terms and amounts no less favorable than those in effect on the date of the merger agreement. Kuoni, however, is not required to expend in any one year an amount in excess of 150% of the annual premiums currently paid by Intrav for the insurance.

    If Kuoni, the surviving corporation or any of its successors or assigns (1) consolidates with or merges into any other corporation or entity and is not the continuing or surviving corporation or entity of such consolidation or merger, or (2) transfers all or substantially all of its properties and assets to any person, corporation or entity, then, and in each case, proper provisions will be made so that the successors and assigns of Kuoni or the surviving corporation, as the case may be, assume the indemnification and insurance obligations set forth in the merger agreement.

NO SOLICITATION COVENANT

    Intrav has agreed (1) to immediately terminate any discussions or negotiations with any parties with respect to a Takeover Proposal (as described below) and (2) that neither Intrav nor any of its officers, directors, employees, subsidiaries or advisors will, directly or indirectly through another person:

    * solicit, initiate or encourage or take any other action designed to facilitate any Takeover Proposal; or

    * participate in any discussions or negotiations regarding any Takeover Proposal.

However, if prior to receipt of shareholder approval for the merger Intrav receives a Takeover Proposal that was not solicited by Intrav or its representatives or a breach of the no solicitation provision, Intrav may:

    * furnish information regarding Intrav to another person
      (pursuant to a customary confidentiality agreement containing customary standstill provisions as determined by Intrav after consultation with its outside counsel); and

    * participate in negotiations regarding such Takeover Proposal,

provided, however, that before taking either of the two actions described above, Intrav's board of directors must reasonably determine (1) in good faith, after receiving the written advice of outside counsel and an independent financial advisor, that failing to take such action could reasonably be expected to be a breach of its fiduciary duties to Intrav's shareholders under applicable law and (2) that the Takeover Proposal is a Superior Proposal (as described below).

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    The term "Takeover Proposal" means any inquiry, proposal or offer relating to any direct or indirect acquisition or purchase of:

    * 15% or more of the assets of Intrav or any of its subsidiaries or 5% or more of any class of equity securities of Intrav or any of its subsidiaries;

    * any tender offer or exchange offer that could result in any person owning 15% or more of any class of equity securities of Intrav or any of its subsidiaries;

    * any merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving Intrav or any of its subsidiaries (other than the merger with Kuoni described in this proxy statement); or

    * any other transaction reasonably expected to impede, interfere with, prevent or materially delay the merger or which could reasonably be expected to dilute materially the benefits to Kuoni of the transactions contemplated by the merger agreement.

    The merger agreement requires Intrav to recommend to its shareholders that they approve the merger agreement and the transactions contemplated by the merger agreement. The Intrav board and its committees are prohibited from:

    * withdrawing or modifying, or proposing publicly to withdraw or modify, the approval of the Intrav board or its recommendation to its shareholders;

    * approving or recommending, or proposing publicly to approve or recommend, any Takeover Proposal; or

    * causing Intrav to enter into any letter of intent, agreement in principle, acquisition agreement or other agreement related to any Takeover Proposal.

However, in response to a Superior Proposal (as described below), which was not solicited by Intrav or did not otherwise result from a breach of the no solicitation provisions of the merger agreement, the Intrav board of directors may:

    * withdraw or modify its approval of the merger and the merger agreement;

    * approve or recommend the Superior Proposal; or

    * terminate the merger agreement;

but only

    * at a time before receipt of shareholder approval of the merger and after the tenth business day following Kuoni Delaware's receipt of written notice advising Kuoni Delaware that the Intrav board of directors has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the person making the Superior Proposal; and

    * if Intrav's board of directors determines in good faith, after receiving the written opinions of outside counsel and an independent financial advisor, that it has received a Takeover Proposal that constitutes a Superior Proposal and that failing to take such action could reasonably be expected to be a breach of its fiduciary duties to Intrav's shareholders under applicable law.

    The term "Superior Proposal" means any proposal made by a third party to acquire, directly or indirectly, for consideration consisting of cash and/or securities:

    * 100% of the shares of Intrav common stock then outstanding; or

    * all or substantially all the assets of Intrav

on terms that the Intrav board of directors determines in its good faith judgment, based upon a written opinion of an independent financial advisor, to be materially more favorable to Intrav's shareholders than the merger and for which financing, to the extent required, is then committed or which, in the good faith judgment of the Intrav board of directors, is reasonably capable of being obtained by the third party.

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    In addition, Intrav is required to immediately advise Kuoni
Delaware of any request for information or of any Takeover Proposal, the material terms and conditions of any such request or Takeover Proposal and the identity of the person making such request or Takeover Proposal. Intrav is required to keep Kuoni Delaware fully informed of the status and details of any such request or Takeover Proposal. Intrav has agreed to negotiate in good faith with Kuoni Delaware if, after Intrav receives a Superior Proposal, Kuoni Delaware desires to continue negotiations with Intrav with respect to the merger.

    The merger agreement does not prohibit Intrav from (1) taking and disclosing to its shareholders a position consistent with its obligations under the merger agreement with respect to a tender offer required by law or (2) making any disclosure consistent with its obligations under the merger agreement to its shareholders if, in the good faith judgment of the board of directors, after receipt of advice from outside counsel, failure to disclose would be inconsistent with applicable law.

TERMINATION AND TERMINATION FEES

    The merger agreement may be terminated at any time prior to the effective time of the merger, whether before or after shareholder approval:

    * by mutual written consent of Kuoni Delaware and Intrav;

    * by either Kuoni Delaware or Intrav:

        * if the merger has not been completed by March 31, 2000; provided, however, that either party may extend such date to a date no later than June 30, 2000, if such party determines that additional time is necessary in connection with obtaining certain specified consents from governmental authorities; and provided, further, that the right to terminate the merger agreement will not be available to any party whose failure to perform any of its obligations under the merger agreement results in the failure of the merger to be completed by such time;

        * if the special meeting has concluded and the approval of the shareholders of Intrav has not been obtained; or

        * if any court of competent jurisdiction or other governmental authority shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the consummation of the merger and such order, decree or ruling or other action shall have become final and nonappealable;

    * by Kuoni Delaware, if Intrav:

        * breaches any of its representations modified by materiality or material adverse effect;

        * materially breaches any of its representations not modified by materiality or material adverse effect; or

        * breaches or fails to perform any material covenant or agreement contained in the merger agreement about which Kuoni Delaware notifies Intrav, if Intrav fails to cure or otherwise resolve such breach or failure to perform to the reasonable satisfaction of Kuoni Delaware within 20 days after Intrav receives Kuoni Delaware's notice;

    * by Intrav, if Kuoni Delaware:

        * breaches any of its representations modified by materiality or material adverse effect;

        * materially breaches any of its representations not modified by materiality or material adverse effect; or

        * breaches or fails to perform any material covenant or agreement contained in the merger agreement about which Intrav notifies Kuoni Delaware, if Kuoni Delaware fails to cure or otherwise resolve such breach or failure to perform to the reasonable satisfaction of Intrav within 20 days after Kuoni Delaware receives Intrav's notice;

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    * by Kuoni Delaware, if Intrav materially breaches the no
      solicitation and shareholder recommendation provisions of the merger agreement;

    * by Kuoni Delaware, if Intrav's board of directors withdraws or modifies in a manner adverse to Kuoni Delaware its approval or recommendation of the merger, or fails to reconfirm its recommendation within ten days of a request to do so, or if Intrav's board of directors approves or recommends a Takeover Proposal;

* by Kuoni Delaware, if Intrav's shareholders do not approve an amendment to Intrav's Restated Articles of Incorporation, or Intrav's board of directors does not amend Intrav's Amended and Restated Bylaws, in each case to remove the restriction on foreign ownership of shares of Intrav common stock; and

    * by Intrav, if Intrav's board of directors exercises its fiduciary duties in connection with a Superior Proposal in accordance with the procedures set forth in the merger agreement.

    If either Intrav or Kuoni Delaware terminates the merger agreement, the merger agreement will become void and have no effect, without any liability or obligation on the part of Intrav, Kuoni, Kuoni Delaware or Kuoni Acquisition Subsidiary, other than the following provisions, which survive termination:

    * the obligation of the parties to keep all non-public information connected with the merger confidential and the agreement among the parties to consult with each other before issuing press releases or other public statements and to only issue press releases or other public statements if required by law or a national securities exchange;

    * the agreement of the parties to each pay their own fees and expenses (except in certain circumstances), and Intrav's obligation to pay Kuoni Delaware a termination fee in certain circumstances;

    * the agreement of the parties that the merger agreement is to be governed by Missouri law and any disputes arising out of the merger agreement are to be heard in the United States District Court for the Eastern District of Missouri or the Circuit Court of St. Louis County, Missouri;

    * Intrav's obligation to transfer or otherwise dispose of its two non-U.S. flag vessels as directed by Kuoni Delaware and to enter into certain time charter, operating and transition services agreements;

    * Intrav's obligation to:

        * propose and recommend to its shareholders, and use reasonable best efforts to obtain any necessary adoption and approval by its shareholders, an amendment to its Restated Articles of Incorporation; and

        * amend its Amended and Restated Bylaws;

    * in each case, in order to allow ownership by non-U.S. citizens of more than 24.9% of the outstanding shares of Intrav common stock; and

    * the effects of termination as described under this "Termination and Termination Fees" section.

    If Kuoni Delaware terminates the merger agreement solely due to a breach of any of Intrav's representations modified by materiality or material adverse effect or Intrav materially breaches any of its representations not modified by materiality or material adverse effect, and such breach occurred in the ordinary course of Intrav's business, then Intrav is obligated to pay to Kuoni Delaware, as liquidated damages, a fee of $1,000,000.

    Intrav is obligated to pay to Kuoni Delaware a termination fee of $8,000,000 if the merger agreement is terminated:

    * after a bona fide Takeover Proposal (or an announced intention to make a Takeover Proposal) has been made known to Intrav, its shareholders or announced publicly

        * by Kuoni Delaware because the merger was not consummated by March 31, 2000; or

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        * by Intrav because the merger was not consummated prior to the earlier of (i) June 30, 2000 or (ii) one additional month following March 31, 2000 for each bona fide Takeover Proposal received by Intrav;

    * by either Kuoni Delaware or Intrav if Intrav's shareholders do not approve the merger at a meeting duly convened to approve the merger;

    * by Intrav if Intrav's board of directors exercises its fiduciary duties in connection with a Superior Proposal in accordance with the procedures set forth in the merger agreement;

    * by Kuoni Delaware:

        * if Intrav breaches any of its representations modified by materiality or material adverse effect or materially breaches any of its representations not modified by materiality or material adverse effect (except if such breach occurred in the ordinary course of Intrav's business, in which case Intrav would be obligated to pay a $1,000,000 fee, as described above);

        * if Intrav breaches the no solicitation covenant;

        * if Intrav's board of directors withdraws or modifies in a manner adverse to Kuoni Delaware its approval or recommendation of the merger, or failed to reconfirm its recommendation within ten days of a request to do so, or if Intrav's board of directors approves or recommends a Takeover Proposal; or

        * if Intrav's shareholders do not approve an amendment to Intrav's Restated Articles of Incorporation by March 31, 2000, or Intrav's board of directors does not amend Intrav's Amended and Restated Bylaws, in each case to remove the restriction on foreign ownership of shares of Intrav common stock; or

    * by either Kuoni Delaware or Intrav if Stifel, Nicolaus &
      Company, Incorporated withdraws its fairness opinion after Intrav receives a bona fide Takeover Proposal.

ADDITIONAL AGREEMENTS

    Advisory Committee. After the merger, the surviving corporation will form an Advisory Committee, and each of Intrav's current non-employee directors, other than Barney A. Ebsworth, will be offered the opportunity to serve as an Advisory Director for a two-year term. Each Advisory Director will receive an annual fee of $12,000, a fee of $600 for each Advisory Committee meeting attended and a $5,000 annual credit for traveling on the surviving corporation's travel programs.

    Expenses. All costs and expenses incurred in connection with the merger, the merger agreement and the transactions contemplated thereby will be paid by the party incurring those costs or expenses.

    Amendment; Waiver. To the extent permitted by law, the merger agreement may be amended by the parties at any time before or after the approval of the merger agreement by the Intrav shareholders. The failure of any party to the merger agreement to assert its rights under the merger agreement or otherwise will not constitute a waiver of these rights.

         DESCRIPTION OF THE MAJORITY SHAREHOLDER AGREEMENT

    The following description summarizes the material provisions of the majority shareholder agreement. You should carefully read the majority shareholder agreement which is attached as Annex 2 to this proxy statement and incorporated herein by reference.

    On July 16, 1999, Kuoni, Kuoni Delaware and Kuoni Acquisition Subsidiary entered into a majority shareholder agreement with The Revocable Trust of Barney A. Ebsworth, the majority shareholder of Intrav, and Barney A. Ebsworth, individually. Under the majority shareholder agreement, the majority shareholder granted Kuoni, Kuoni Delaware and Kuoni Acquisition Subsidiary an irrevocable option to purchase, for $21.32 per share, up to 24.9% of the total number of shares of Intrav common stock outstanding on the date of exercise of the option.

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    The optionees may exercise the option, in whole or in part, at any time if either of the following occurs:

    * the majority shareholder fails to vote all of its shares of Intrav common stock in favor of the merger and the merger agreement in accordance with the terms of the majority shareholder agreement; or

    * a "Takeover Proposal" (as defined in the merger agreement; see Annex 1 to this proxy statement) occurs prior to the termination of the merger agreement.

    Kuoni Delaware will send a notice to The Revocable Trust of Barney A. Ebsworth if it wishes to exercise the option. If prior notification to or approval of any governmental authority is required in connection with the exercise of the option, Kuoni Delaware will cooperate in the filing of the required notice or application for approval and the obtaining of such approval. Kuoni Delaware's purchase of shares of Intrav common stock from the majority shareholder will close after receipt of such regulatory approvals (and any mandatory waiting periods).

    The option will terminate on the earlier of:

    * six months following the termination of the merger agreement in accordance with its terms, or

    * the effective time of the merger.

However, if the merger agreement is terminated: (1) as a result of Intrav's board of directors exercising certain rights under the merger agreement, or (2) as a result of Intrav's financial advisor withdrawing its fairness opinion, or (3) as a result of a material breach of the merger agreement following receipt of a Takeover Proposal, then the merger agreement will not be deemed to terminate until the majority shareholder fulfills its obligations to restructure the ownership of Intrav's two U.S. flag vessels, as described below.

    The majority shareholder agreed to vote all of its shares of Intrav common stock in favor of deleting Article Eleven from Intrav's Restated Articles of Incorporation and in favor of the merger, the merger agreement and the transactions contemplated thereby at any meeting of the shareholders of Intrav held for any such purposes. Article Eleven of Intrav's Restated Articles of Incorporation currently restricts non-U.S. citizens from owning more than 24.9% of the total outstanding shares of Intrav's common stock. If the merger agreement is terminated as a result of (1), (2) or (3) of the preceding paragraph, the majority shareholder will as soon as reasonably practical cause Intrav to restructure the ownership of its U.S. flag ships to allow non-U.S. citizens to own more than 24.9% of the outstanding shares of Intrav common stock, as reasonably requested by Kuoni, so long as such restructuring does not have a material adverse effect on our shareholders.

    The majority shareholder agreement contains customary representations and warranties of the majority shareholder, including:

    * record and beneficial ownership of Intrav's common stock;

    * capacity of the majority shareholder to enter into and perform its obligations under the majority shareholder agreement;

    * except for the filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and securities filings, absence of any other required consents, permits or approvals of any state or federal public body or authority for execution of the agreement or consummation of the contemplated transactions;

    * absence of any conflict with or breach of any agreement to which the majority shareholder is bound as a result of the contemplated transactions; and

    * absence of any liens or encumbrances on the shares owned by the majority shareholder.

    The majority shareholder agreement also contains customary representations and warranties of Kuoni Delaware and Kuoni
Acquisition Subsidiary, including corporate authority and investment representations.

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    Each of the majority shareholder and Barney A. Ebsworth
covenanted not to:

    * directly or indirectly, solicit in any manner proposals from third parties that may lead to a Takeover Proposal.
      Notwithstanding the foregoing, Mr. Ebsworth may vote as a director of Intrav in connection with the board of directors exercising certain rights under the merger agreement;

    * directly or indirectly, transfer any shares of Intrav common stock or any interest therein unless Intrav's board of directors approves a Superior Proposal (as defined in the merger agreement; see Annex 1 to this proxy statement) following the exercise of certain rights under the merger agreement and so long as Intrav has not breached the merger agreement;

    * except as contemplated by the majority shareholder agreement, grant any proxies or powers of attorney, deposit any of the shares of Intrav common stock into a voting trust or enter into a voting agreement with respect to any of the shares of Intrav common stock; or

    * take any action that would make any representation or warranty of the majority shareholder untrue or incorrect or which would prevent the majority shareholder from performing its obligations under the majority shareholder agreement or the optionees from enjoying the benefits of the option.

    The majority shareholder and Mr. Ebsworth must inform Kuoni
Delaware and Kuoni Acquisition Subsidiary promptly upon receipt of any inquiry or proposal regarding any Takeover Proposal and provide a summary of the details thereof.

    If, during the time the option is exercisable, the majority shareholder:

    * transfers any of the shares of Intrav common stock (including a transfer pursuant to a merger of Intrav with another entity), or the majority shareholder or Intrav agrees to a transaction that would result in such transfer of the shares of Intrav common stock; and

    * receives as consideration for such transfer of shares of Intrav common stock an amount that exceeds $21.32 per share,

then the majority shareholder will hold such excess in trust for the benefit of Kuoni Delaware and pay to Kuoni Delaware the excess amount received. If the aggregate consideration received by Kuoni Delaware does not consist of cash in an amount necessary to satisfy the foregoing obligation, Kuoni Delaware may, at its discretion, receive the excess amount in cash or, so long as the majority shareholder would not suffer any adverse tax consequences, in any non-cash consideration received in the transaction.

    The majority shareholder also (i) waived any rights of appraisal or rights to dissent from the merger that it may have and (ii) agreed with, and covenanted to, Kuoni Delaware not to request that Intrav register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of its shares of Intrav common stock, unless such transfer is made in compliance with the majority shareholder agreement.

             DESCRIPTION OF SALE/LEASEBACK ARRANGEMENT

DISPOSITION OF U.S. FLAG VESSELS

    Pursuant to U.S. federal law, Intrav's two U.S. flag vessels, the M/V Yorktown Clipper and M/V Nantucket Clipper, must be owned by U.S. citizens in order to carry passengers on U.S. domestic cruises. A corporation generally is deemed to be a citizen if, among other things, at least 75% of its shares are owned by U.S. citizens. Kuoni is not a U.S. citizen, and as a result Kuoni Delaware is deemed not to be a U.S. citizen.

    In order to maintain the coastwise trade privileges of the two U.S. flag vessels and provide the surviving corporation with the use of them, the merger agreement requires that, immediately prior to the effective time of the merger, Intrav sell its U.S. flag vessels to such person or persons designated by Kuoni who are qualified to own and operate them in the coastwise trade. In addition, immediately prior to the effective time of the merger, Intrav is required to enter into a time charter of the U.S. flag vessels, an operating

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agreement with respect to Intrav's two non-U.S. flag vessels, and a transitional services agreement providing for certain transition services with respect to the U.S. flag vessels.

    Simultaneously with the execution of the merger agreement, Kuoni entered into a letter agreement with Paul H. Duynhouwer, Intrav's President and Chief Executive Officer and an Intrav director, which letter agreement outlines the proposed sale of the U.S. flag vessels to entities controlled by Mr. Duynhouwer. The letter agreement is attached as Annex 3 and anticipates that Intrav will sell the U.S. flag vessels to New World Ships, LLC. New World Ships, LLC will be 75.1% owned by Mr. Duynhouwer, and 24.9% owned by Intrav or an affiliate. The total purchase price for the two U.S. flag vessels will be approximately $16.6 million, which represents the book value of the U.S. flag vessels.

    Mr. Duynhouwer will invest approximately $300,000 and Intrav (or an affiliate) will invest approximately $100,000 in New World Ships, LLC. New World Ships, LLC will borrow the difference between the purchase price of the U.S. flag vessels and the equity contributions made in it. Mr. Duynhouwer will receive, as salary, distributions, or otherwise, the following amounts during each year following the merger closing: year one--$400,000; year two--$300,000; year three--$215,000; and as agreed upon thereafter. In addition, Mr. Duynhouwer will continue to receive fringe benefits substantially comparable to those he currently receives from Intrav and will be indemnified by New World Ships, LLC and Intrav with respect to risks attendant upon the ownership and operation of the vessels.

DESCRIPTION OF TIME CHARTER

    Simultaneously with the sale and purchase of the vessels, New World Ships, LLC will enter into a long-term time charter of the U.S. flag vessels back to Intrav or one of Intrav's subsidiaries. Pursuant to the time charter, New World Ships, LLC, as the owner of the U.S. flag vessels, will control and be responsible for the operation of the U.S. flag vessels, while Intrav will determine the itineraries of the vessels. Intrav has the option to purchase the U.S. flag vessels from New World Ships, LLC, subject to compliance with applicable laws, at any time during the term of the time charter. The purchase price would be the lesser of the vessels' appraised fair market value and termination value, but in no event will the purchase price be less than the amount of any then outstanding debt incurred by New World Ships, LLC to finance its purchase of the vessels.

    The term of the time charter will be 30 years, unless the time charter is terminated earlier due to loss or obsolescence of the vessels. Intrav will pay charter hire to New World Ships, LLC in an aggregate amount sufficient to pay debt service, operating expenses and maintenance and repairs to the U.S. flag vessels plus an economic return on the equity investment by New World Ships, LLC in the vessels.

DESCRIPTION OF OPERATING AGREEMENT

    Pursuant to an operating agreement to be entered into simultaneously with the time charter, New World Ship Management Company, LLC (which will have the same ownership as New World Ships, LLC) will operate the U.S. flag vessels on behalf of New World Ships, LLC. In addition, it is anticipated that New World Ship Management Company, LLC will enter into an operating agreement with Intrav to manage Intrav's two non-U.S. flag vessels. As a result, the employment of Mr. Duynhouwer and certain of Intrav's personnel who currently manage the vessels will be terminated by Intrav on the date of the sale of the U.S. flag vessels. These personnel will be offered employment by New World Ship Management Company, LLC, and continue to perform for New World Ship Management Company, LLC substantially the same duties and receive substantially the same salary and benefits as currently performed for and received from Intrav.

    The term of the operating agreement will be the same as the term of the time charter. As consideration for the operating agreement, New World Ships, LLC will pay all of the operating expenses of New World Ship Management Company, LLC in performing the operating agreement plus an operating fee of $600 per day.

    Each of Mr. Duynhouwer and Intrav will have the right to terminate the time charter and operating arrangements on at least six months' prior notice given at any time after the first anniversary of the closing of the merger. In such an event, Intrav would be obligated to find a buyer for Mr. Duynhouwer's interest in

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New World Ships, LLC and New World Ship Management Company, LLC that ensures a full return of his investment. In addition, the operating agreement would terminate upon Intrav's repurchase of the U.S. flag vessels from New World Ships, LLC if such a purchase were permissible under federal law.

DISPOSITION OF U.S. FLAG VESSELS--TAX MATTERS

    The disposition of the U.S. flag vessels, operating agreements and time charters, should be considered a financing transaction for U.S. tax purposes, such that no gain or loss should be recognized on the disposition of the U.S. flag vessels by Intrav. If interest is paid pursuant to the disposition and time charters to a foreign person who is also a related party then a withholding tax of 30% would be required, as reduced by applicable treaty.

                CERTAIN INFORMATION REGARDING INTRAV

GENERAL

    We design, market and operate deluxe, escorted, worldwide travel programs and cruises. We provide a diverse offering of programs primarily to affluent, well-educated, mature individuals in the United States who desire substantive travel experiences. Our small cruise ship programs allow our travelers to visit secluded places of natural beauty and cultural interest aboard our four owned and operated ships and others that we charter. We also offer programs that use privately chartered jet aircraft which allow our travelers to visit locations not as conveniently or comfortably served by commercial airlines. Our 1999 programs include, for example, cruises in Antarctica, New Zealand and Alaska, around-the-world trips by supersonic Concorde, tours of Africa aboard a privately chartered and reconfigured L-1011 jet aircraft, and river cruises in Europe and Russia. We reported total revenues of $126.0 million in 1998 and, from 1996 to 1998, our income before extraordinary item has grown at a compound annual rate of 39.0% from $3.5 million to $6.8 million.

    Founded in 1959, we have 40 years of experience in designing and operating high quality programs that offer distinctive attributes for the discerning traveler who prefers an intimate and enriching travel experience. In 1998, these programs generally ranged in price from $2,000 to $58,000 per passenger. With our focus on small ships and privately chartered jet programs, we seek to provide an attractive alternative to big-ship cruises (we consider big ships to include ships that carry 400 or more passengers) and other travel programs offered to the mass travel market in the United States.

    Our typical traveler is affluent and over the age of 55. U.S. Census estimates show that the segment of the population between ages 55 and 74 is expected to grow from 41.0 million in 1998 to 48.0 million in the year 2005, and to 73.1 million in 2020. According to the Travel Industry Association of America, from 1993 to 1997 the number of travelers in the United States age 55 and older increased 31% while the overall number of travelers in the United States increased by only 19% during this same period. Also, according to the Travel Industry Association of America, domestic travel spending increased from $308.0 billion in 1992 to $408.2 billion in 1997. We believe that these demographic, travel and spending trends support future travel growth in our target market and opportunities to expand our program offerings in the future.

    In December 1996, we acquired Clipper Cruise Line, Inc. which offered cruise programs in the United States, Central America and the Caribbean Islands on its two small cruise ships, the M/V Nantucket Clipper and the M/V Yorktown Clipper. The acquisition of Clipper provided us with additional products and expertise in the small-ship cruise market and expanded our distribution capabilities through Clipper's travel agent network. Since the Clipper acquisition, we have expanded our small-ship programs through the acquisition of two additional small cruise ships, the M/S Clipper Adventurer, which began operations in April 1998, and the M/S Clipper Odyssey, which we will begin operating in November 1999.

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OPERATING STRATEGIES

    Our objective is to build value by providing distinctive high-quality travel programs and cruises to our travelers. To pursue this objective, we have developed the following operating strategies:

* Focus on small-ship and private jet programs. By designing and operating high quality and distinctive small-ship and private jet programs, we offer travel experiences not readily available from other providers. Through this focus, we seek to provide our targeted travelers with a diverse selection of program offerings, each representing a unique travel experience. We believe that some travelers are attracted to the prestige of our travel programs--for example, Around the World by Supersonic Concorde--while others are most interested in the content of our programs--for example, a small-ship cruise to Antarctica accompanied by expert lecturers and guides.

* Reduction of big-ship cruise offerings. We have reduced and will continue to reduce the number of big-ship cruises we offer. In recent years, large cruise ships have continued to grow in size and passenger capacity. The cruises on these ships have increasingly focused on entertainment and on-board activities, often including casinos and nightclubs, rather than the type of experiential travel opportunities generally desired by our travelers. As a result, we have reduced the number of big-ship cruises we offer in order to focus on distinctive travel programs such as small-ship cruises and private jet adventures. In addition, our big-ship cruise business has become less profitable as the industry has become more crowded, relied upon discounting to attract passengers and focused on incremental opportunities to capture travel revenues through on-board activities.

* Attention to customer satisfaction. Customer satisfaction and first-class service have been and will continue to be critical to our business. In order to maintain high customer satisfaction, our programs include precisely executed itineraries that are unique and culturally enriching, first-class transportation and accommodations and highly trained travel and cruise directors, expedition leaders and local hosts. Our customer satisfaction focus begins in the detailed program development stage and continues through to the conclusion of each program. We believe this focus not only enhances our travelers' experience, but serves as a marketing opportunity through positive "word of mouth" endorsements by our travelers. As a result of our efforts, more than one-third of our travelers in 1998 were repeat customers.

* Emphasis on efficient marketing efforts. We market our travel programs through affinity groups, travel agents and directly to potential travelers. This diversity of distribution channels allows us to manage our promotional efforts to optimize the number of travelers per marketing dollar expended. Our marketing efforts are focused on direct-mail campaigns that effectively utilize internal resources including brochure development, mailing list management and targeted distribution. We access the member lists of our affinity groups and travel agents to identify and target individuals and groups of individuals that meet the demographic makeup of our typical customer. In addition, we use our demographic resources and market knowledge to develop and access narrowly focused mailing lists, resulting in better response rates from our direct marketing efforts.

GROWTH STRATEGIES

    In order to achieve future growth, we have adopted several strategies that we believe will complement the identified demographic trends in our targeted market segment. These strategies include:

* Developing and expanding program offerings. In order to attract and accommodate future customers, we intend to expand the scope and number of our travel program offerings. By continually evaluating emerging trends through various means, including travel industry relationships, in-house research and customer travel questionnaires, we are able to develop and provide a diverse array of programs for our customers. We continually strive to identify opportunities that are created by infrastructure development in specific geographic areas that were previously unavailable to our travel customers. For example, the Main-Rhine-Danube Canal in Europe opened in 1993 and allowed us to develop a range of new itineraries.

* Expanding and maximizing utilization of distribution channels. We intend to develop new travel customers by increasing targeted marketing of our programs through an expanded and enhanced travel agent

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  network, selected affinity group relationships and to our past traveler base. By carefully cultivating and expanding upon our established travel agent relationships, we plan to distribute additional travel programs through such channels. We will also continue to introduce Clipper brand small-ship cruises to affinity groups to which Clipper had not historically marketed. In many cases, the Clipper product offerings replace lower-yielding, lower-profit big-ship cruises with higher-yielding, higher-profit small-ship cruises.

  We recently began to market small-ship cruises and private jet programs to companies offering travel to their employees and others as incentives. We believe that the smaller size of our private jet programs and small-ship cruises are conducive to incentive travel because a client can fill an entire program or cruise, allowing easy customization and coordination of deluxe programs. In addition, we believe our emphasis on and reputation for providing quality programs and service is attractive to companies that wish to provide a first-class incentive program.

* Enhancing our brand name recognition. We plan to create and pursue marketing initiatives to enhance our brand name recognition throughout our distribution channels. Traditionally, the Intrav name was not aggressively advertised to the traveler as marketing was primarily conducted under affinity group names. As our distribution capabilities have expanded, we have begun marketing the Intrav brand name through targeted television advertisements to selected geographic markets and through public relations efforts in the consumer and trade press. We believe that our efforts to create greater public awareness of our brand will contribute positively to our overall marketing efforts and generate franchise value for the Intrav brand of travel programs.

* Pursuing acquisitions of additional ships and travel businesses. We continually evaluate opportunities to acquire additional small cruise ships that we believe can support future growth. We may acquire one or more additional small cruise ships in order to provide greater geographic coverage and additional programs for our customers. We believe that owning our ships facilitates quality assurances of the travel experience on a constant basis while providing programming and strategic flexibility.

  We also continue to identify and explore acquisitions of other travel service businesses that offer a strategic fit. Future acquisition candidates may be considered to the extent that they increase the inventory of desired travel programs, expand the potential traveler base or distribution channels and allow us to leverage overhead expenses. At this time, we are not in negotiations to acquire any additional ships or businesses.

PROGRAM DEVELOPMENT AND MANAGEMENT

    In designing our programs, we coordinate the following activities: choosing distinctive and attractive destinations; planning the day-to-day itinerary; and determining which travel components will be included in a certain travel program. We continually evaluate political climates and consumer demand trends in the travel industry through comprehensive research including direct observations, trade journals, travel brochures and publications, attending trade shows, evaluating the results of our traveler questionnaires, consulting with domestic and overseas suppliers and through relationships with sponsoring associations. We utilize those resources along with our employees' extensive travel experiences to select destinations that will be attractive to our customers.

    As destinations are selected, our program planning staff works closely with experts to develop the itinerary for a specific destination. We oversee all aspects of program operations, including hotels, ships, trains, aircraft (for private charter programs) and other services. Based on industry standards, location, value, availability and past customer ratings, we negotiate with suppliers, including commercial airlines and other commercial carriers, and then select hotels, ships, trains, aircraft and other components of our travel programs. Once a travel program has been developed, our program planning staff systematically visits each proposed destination to ensure that all accommodations and services meet our quality and design standards for each travel program. We believe that our ability to make "bulk" purchases and commitments, as well as our established industry position, results in favorable supplier relationships leading to benefits in costs, quality and flexibility which ultimately benefit our travelers.

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    One of our travel directors accompanies each tour in order to provide incremental customer service and to ensure that the highest possible level of service is maintained. In addition, on many programs we provide educational and cultural enrichment lectures to provide a traveler with insight on the place she or she visits. For many destinations, we hire local hosts and the best available professional guides to better connect the traveler to the destination. In certain geographic areas, we employ destination managers to provide value-added assistance based on the demands or opportunities presented by the location of the program.

    At the conclusion of each travel program, we generally distribute a questionnaire to each of our travelers to solicit their input on the quality of the program. We then review each completed questionnaire looking for specific suggestions or areas of concern and consider such input for the purpose of modifying existing programs and designing our future programs. Results of questionnaire responses show that a majority of our travelers rate their overall travel experience as "excellent," the highest rating possible.

PRODUCTS AND SERVICES

    We operate in one business segment. Although we primarily manage our operations on a trip by trip basis, for ease of presentation, we have classified the trips based on the primary mode of transportation. The primary modes of transportation consist of small ships, private jets and other, including big ships.

* Small-Ship Adventures. Our small-ship adventures use small ships and riverboats to explore historic and/or remote locations that typically cannot be visited by big cruise ships. Small-ship adventures feature an unregimented and leisurely ambiance, single-seat dining and highly personalized service. Our travel directors accompany travelers on the small-ship adventures, seeing to traveler needs as well as ensuring precise execution of scheduled excursions and lectures by our expedition leaders and on-board specialists. In 1999, our small-ship adventures include 55 itineraries and 172 departures and range in price from $1,200 to $17,000.

  Most of the vessels used for our small-ship cruises carry fewer than 160 passengers. We currently own and operate three small cruise ships, the M/V Nantucket Clipper, the M/V Yorktown Clipper and the M/S Clipper Adventurer. We recently purchased a fourth cruise ship, the Oceanic Odyssey, which we will rename the M/S Clipper Odyssey and which we will begin operating in November 1999. We also charter small ships and vessels, including riverboats used to cruise the waterways of Europe.

  Our two U.S. flag vessels, the M/V Nantucket Clipper and the M/V Yorktown Clipper, have a competitive advantage in the United States versus foreign flag vessels in that under U.S. law, U.S. flag ships may embark and disembark passengers in U.S. ports without calling at any foreign ports, while foreign ships may not. In addition, the shallow drafts of our U.S. flag vessels allow us to offer certain cruises along the East Coast of the United States that are inaccessible to vessels with drafts of more than eight feet regardless of their flag. In connection with the merger, we will be restructuring the ownership of two U.S. flag vessels, but we will charter these vessels to be used in our travel programs. See "Description of Sale/ Leaseback Arrangement."

  Our U.S. flag ships travel the historic waterways of North America and the secluded islands, coves and beaches of the Caribbean Islands, Central America and northern South America. From March through November, a traveler can choose from 20 itineraries in North America, ranging from five nights cruising the Sacramento River and Napa wine country to two weeks along the Atlantic seaboard. Other areas visited include Alaska and the Pacific Northwest, the Sea of Cortez, the Great Lakes, Maritime Canada, New England, Chesapeake Bay and the Antebellum South. During the winter months, we offer week-long cruises on the M/V Nantucket Clipper and the M/V Yorktown Clipper through the U.S. and British Virgin Islands and the West Indies. We also offer nine- to 12-day wildlife adventure cruises with destinations to Costa Rica, Panama's Darien Jungle, Venezuela's Orinoco River Delta and Trinidad. Our 122-passenger M/S Clipper Adventurer, which began her inaugural season in April 1998 with a series of cruises including the Iberian Peninsula, coastal France and the Norwegian coast, offers the widest range of destinations. The M/S Clipper Adventurer travels around Europe from April to June, Greenland and the Arctic during July and August, the eastern United States in September, South America in October and November and Antarctica during the austral summer. With its ice-strengthened hull, the M/S Clipper Adventurer is one of few passenger vessels that offers in-depth expedition cruises to arctic destinations.

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  Commencing in November 1999, we plan to offer additional
  small-ship adventures on the M/S Clipper Odyssey in the Orient, South Pacific, Australia and New Zealand.

* Private Jet Adventures. Our private jet adventure programs provide highly specialized, exclusive tours by which travelers board a chartered Lockheed 1011 wide-body (reconfigured to accommodate 88 instead of the standard 362 travelers), a smaller chartered Boeing 737 (reconfigured to accommodate 44 instead of the standard 120 travelers) or a chartered supersonic Concorde jet. These tours permit our travelers to visit multiple sites with convenience and comfort "beyond first class." Our private jet programs include:
  Around the World by Private Concorde, a 24-day program with stops in Hawaii, New Zealand, Australia, China, Hong Kong, Kenya and France which has sold out each of the 24 times it has been operated since its introduction in 1987; On Safari in Africa by Private Jet and the Legendary Blue Train, a three-week tour of Africa which was introduced in 1997; Around the World by Private Jet, a special golf tour allowing for play at eight of the world's most prestigious golf courses; and Southern Europe from Biarritz to the Bosporus, an 18-day program which enables travelers to access locations in Europe in time frames that would not be possible via commercially scheduled airlines. In 1999, our private jet adventures include nine itineraries and 15 departures ranging in price from $6,500 to $75,000.

* Other Travel Programs. Our other travel programs include specialized tours to destinations in Africa, Europe, Asia and the South Pacific. We limit participation per departure, use first-class accommodations and offer tours of longer duration than many other tour companies, permitting our travelers to experience a more in-depth understanding of a visited locale.

  Our On Safari with Intrav programs in Africa provide up close game-viewing opportunities, convenience and distinctive accommodations. With an emphasis on comfort, travelers visit game reserves and wildlife parks, including Namibia's Etosha National Park, Botswana's Chobe National Park and Moremi Wildlife Reserve, along with more traditional destinations such as Victoria Falls and Mount Kenya Safari Club. In order to maximize comfort and minimize lengthy mini-van rides, participants spend nights at exclusive lodges and tented camps and travel in light aircraft. We have organized group travel to Africa since the 1960s, and use our operational experience to create travel programs that we believe are distinct from those offered by other travel providers. In 1999, we offer four On Safari with Intrav programs with 39 departures ranging in price from $4,000 to $7,700.

  Our Intrav Adventure Edition programs include adventures in Asia such as a 17-day Yangtze River program, a 16-day tour of India, Thailand and Nepal or a 16-day adventure combining visits to Bali and Vietnam with a cruise to Java and Singapore. In the South Pacific, participants may take 18-day tours to Auckland, Queenstown, Milford Sound and Christchurch, New Zealand, Melbourne, Cairns and Sydney, Australia and Nandi, Fiji. We also offer in 1999 a new, two-week tour of Australia and New Zealand, including four days aboard a 44-passenger vessel that will explore a portion of the 1,250-mile-long Great Barrier Reef. In 1999, we offer eight Intrav Adventure Edition programs with 38 departures ranging in price from $5,700 to $10,500.

  Historically, we have offered big-ship cruises. However, we are reducing the number of big-ship cruises we offer in order to concentrate on our travel programs described above which we believe are more profitable as well as more distinctive and attractive to our target customer.

MARKETING AND SALES

    We market our travel programs through affinity groups, travel agents and directly to individual customers. Recently, we established an effort to market our programs to the corporate incentive market. Our affinity group relationships have been developed over our 40 years of operations. Our travel agent network was initially developed through the marketing of our Clipper small-ship cruises. As we seek to increase distribution in these areas, we believe there is substantial opportunity to expand cross-marketing of our programs and to further expand these distinct distribution channels.

    Our sales force operates in the United States and Canada to solicit sponsorship of tours and cruises through affinity groups in the alumni, educational, cultural and professional markets. Our marketing representatives work closely with representatives from affinity groups to design marketing efforts, primarily

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direct-mail, targeted to the travel interests of their members. The affinity group market provides an efficient means of identifying potential customers that fit our typical customer profile. In turn, we provide affinity groups with organized and efficient means of providing meaningful travel programs to their group members. We have long-standing relationships in the affinity group market and believe that we have established a reputation for providing high-quality travel programs. We continually evaluate the results of our marketing efforts with affinity groups to assess which groups are generating an appropriate level of participation. We intend to continue to focus on marketing to those affinity groups with the highest response rates.

    Our sales force solicits travel agents in the United States and Canada on a targeted basis, contacting only those agents we believe have clients that fit our customers' demographic profile and are likely to purchase travel programs from us. As a result, we currently use less than 15% of the travel agents in the United States to access the general public. We believe our offerings are attractive to travel agents because the pricing of our travel programs allows the travel agent to generate more commission revenue per program booked than many alternative travel products. In addition, because big-ship cruise prices include a smaller fraction of the traveler's total vacation costs (due to the emphasis by big-ship cruise lines on on-board sales) the "all-inclusive" prices of our small-ship cruises enable agents to receive larger commissions. Also, since the transportation, accommodations and amenities of our travel programs are pre-packaged and meet our high quality standards, the travel agent is not required to expend time coordinating logistics to assure that his or her client will receive a quality experience.

    Recently, we started marketing small-ship cruises and private jet programs to companies seeking to arrange incentive based travel for their employees and others whom the companies wish to reward. We believe the smaller size of our travel programs offers companies the opportunity to fill entire small-ship and private jet programs with their employees and others. This provides a more intimate setting in which companies can customize travel programs as incentive based rewards.

    An important part of our marketing involves direct-mail solicitation. We focus much of our direct-mail solicitation on former travelers to whom we distribute large, inclusive, four-color catalogues and smaller brochures targeted to the travelers' indicated interests. WISDM, our proprietary internal database, helps us to access detailed information concerning more than 200,000 past and potential travelers for our direct-mail solicitation efforts. In addition to former travelers, we also target members of select affinity groups and customers of our travel agent network. Members of our sales force work closely with affinity group administrative staff and travel agents to design direct-mail campaigns based on the particular characteristics of their members or customers. We also purchase and carefully screen third-party vendor lists containing names of individuals with characteristics closely matching those of past travelers for use in our direct-mail solicitation efforts.

    Our proprietary software and software licensed from third parties allow us to avoid duplication of addresses and to standardize addresses according to postal requirements to obtain savings on mailing costs. By bar-coding the mailings and complying with other postal regulations, we believe, based upon surveys we perform, that we have been able to achieve efficiencies on low-cost, third-class bulk mailings. Marketing materials are generally mailed nine to 15 months in advance of a scheduled departure date. For 1998 programs, we increased our efforts to better target our direct-mail solicitations in order to increase response rates while decreasing the cost of direct-mail solicitation. As a result, we mailed 20% fewer brochures and catalogs for our 1998 programs than we mailed for our 1997 programs while achieving increases in gross profit in 1998.

COMPETITION

    The travel industry is highly competitive. We believe that the principal competitive factors in our target market are:

    (a) the reputation of the program provider;

    (b) the uniqueness of the travel and cruise programs offered;

    (c) the quality of the travel programs offered; and

    (d) the customer's ultimate satisfaction.

    Although our industry is highly fragmented, we have identified eight major direct competitors in the tour operator market and nine principal competitors in the small-ship cruise market. Our programs and cruises also compete against a wide range of vacation alternatives, including big-ship cruises, destination resorts and other travel programs. Certain competitors have greater financial, marketing and sales resources than we do. There can be no assurance that our present competitors or competitors that choose to enter the marketplace in the future will not exert significant competitive pressures on us.

EMPLOYEES

    As of August 19, 1999, we employed approximately 350 people. We believe that our relations with our employees are good. None of our employees are covered by collective bargaining agreements.

FACILITIES

    Our principal offices and operations are located in St. Louis, Missouri, where we lease approximately 39,000 square feet of office space under leases expiring December 31, 2001. Each lease provides an option to renew, at our discretion, for an additional five-year period. Lease payments in 1998 totaled $680,000. The leases provide for annual rentals of $725,000 in 1999, subject to certain adjustments for taxes, insurance, operating expenses and utilities. We believe that our facilities are adequate for our current needs and that suitable additional space will be available as required.

GOVERNMENT REGULATION

    Our operations are affected by laws and regulations relating to public aircraft charters, principally regulations issued by the U.S. Department of Transportation. Among other requirements, such regulations require us to file and receive approval of a charter prospectus and other materials prior to our selling or offering to sell travel programs which utilize chartered aircraft originating or terminating in the United States. Such regulations also require us to maintain certain levels of financial protection for traveler advance payments for our chartered aircraft programs originating or terminating in the United States. We have established escrow arrangements and letters of credit to comply with these regulations. Under these arrangements, monies received from travelers are held in escrow accounts until charter payments have been made or are secured by letters of credit posted by us to the extent of the charter contract amounts.

    U.S. law requires that we maintain financial protection for passenger advance payments for our cruises embarking in U.S. ports. We have established a surety bond to comply with this law. Under this arrangement, monies received from passengers for cruises embarking in U.S. ports are protected by the surety bond until the respective cruises have been completed.

    As our ships operate in the territorial waters of the United
States, in the territorial waters of foreign nations and in international waters, we are subject to various federal and state regulations, international conventions and foreign laws which affect the operations of our vessels.

    Our ships, and the ships that we charter, are subject to regulation by the governments of the nations in which they are registered. Of our four ships, two are documented in the United States and two are documented in the Commonwealth of the Bahamas. The International Maritime Organization ("IMO") has adopted regulations governing many aspects of the construction and operation of ships, including the required safety equipment on ships, the safety and training of seafarers and safety management at the operating company of the ships. For example, the IMO has adopted safety standards as part of the International Convention for the Safety of Life at Sea ("SOLAS"). SOLAS imposes enhanced vessel structural requirements designed to improve passenger safety. We are subject to the IMO's regulation because both the United States and the Bahamas recognize such regulations. All four of our ships carry Passenger Ship Safety Certificates issued under the provisions of SOLAS.

    When any of our ships, or ships that we charter, are in another nation's territorial waters, we are also subject to the regulations of such nation. For example, our ships are subject to inspection by foreign regulators to ensure compliance with safety and other regulations. Many of the foreign nations that our ships visit have adopted the IMO regulations.

    The U.S. Coast Guard conducts both scheduled and unannounced inspections to determine compliance with these regulations and has the authority to delay or suspend cruises. The U.S. flag vessels must be dry-docked for an external hull inspection every year. The Bahamian flag vessels must be dry docked every two years. The Coast Guard is empowered to change the interval between inspections. In addition, when in U.S. waters, our vessels are subject to compliance with U.S. laws and regulations, including those related to the environment, health and safety. For example, when in U.S. waters the U.S. Centers for Disease Control and Prevention inspects our ships to ensure that there have been no outbreaks of communicable disease and that we have complied with applicable sanitation regulations.

    American Bureau of Shipping, Lloyd's Register and Nippon Kaiji Kyokai are independent organizations that set standards for the safety and construction of ships for insurance and other purposes and classify ships pursuant to those standards. Both the M/V Nantucket Clipper and M/V Yorktown Clipper are classified +A1 Passenger Vessels + AMS by the American Bureau of Shipping. They are certified for coastwise international service by the U.S. Coast Guard. The M/S Clipper Adventurer is classified A-1 ice class for unrestricted passenger service by Lloyd's Register. The M/S Clipper Odyssey is classified for full international voyage by Nippon Kaiji Kyokai.

    We believe we are in material compliance with these laws and regulations and do not believe that future compliance with such laws and regulations will have a material adverse impact on our financial condition or results of operations.

LEGAL PROCEEDINGS

    We are currently not a party to any legal proceeding, other than ordinary routine litigation incidental to our business.

                 DESCRIPTION OF INTRAV'S SECURITIES

MARKET PRICE OF AND DIVIDENDS ON THE COMMON STOCK AND RELATED
MATTERS

    Intrav common stock trades on the Nasdaq National Market under the symbol "TRAV." The following table sets forth the reported high and low closing sales prices of shares of Intrav common stock on the Nasdaq National Market and the quarterly dividends declared per share for the periods indicated.

                                                                     PRICE RANGE
                                                            -----------------------------         DIVIDENDS
                      FISCAL YEAR                              HIGH               LOW             PER SHARE
                      -----------                           -----------       -----------       -------------
Year Ended December 31, 1997:
     First Quarter......................................      $ 9.563           $ 7.250            $0.125
     Second Quarter.....................................        9.375             7.000             0.125
     Third Quarter......................................       12.250             8.625             0.125
     Fourth Quarter.....................................       15.500            11.875             0.125

Year Ended December 31, 1998:
     First Quarter......................................      $15.500           $12.000            $0.125
     Second Quarter.....................................       22.375            14.500             0.125
     Third Quarter......................................       23.500            13.500             0.125
     Fourth Quarter.....................................       19.750            14.000             0.125

Year Ending December 31, 1999:
     First Quarter......................................      $22.000           $15.750            $0.125
     Second Quarter.....................................       18.750            13.625             0.125
     Third Quarter (through August 19, 1999)............       20.500            15.250             0.125


    On August 19, 1999, the last reported closing sales price for the common stock on the Nasdaq National Market was $20.125 per share. As of August 19, 1999, there were approximately 125 holders of record of shares of Intrav common stock.

HIGH AND LOW SALE PRICES OF STOCK OF INTRAV AS OF THE DATE PRECEDING PUBLIC ANNOUNCEMENT OF MERGER

    The following table sets forth the high and low prices per share of our common stock on the Nasdaq National Market on July 16, 1999, which was the last trading day before the announcement of the proposed merger.

                                                                        PRICE RANGE
                                                                ---------------------------
                            DATE                                   HIGH             LOW
                            ----                                ----------       ----------
July 16, 1999...............................................      $17.00           $15.75

OWNERSHIP BY PRINCIPAL HOLDERS AND MANAGEMENT

    The table below sets forth, as of August 19, 1999, the beneficial ownership of shares of Intrav common stock by (1) each person known by us to be the beneficial owner of more than five percent of our issued and outstanding common stock on that date, (2) each of our current directors, (3) each executive officer named in the Summary Compensation Table set forth in our proxy statement for the 1999 annual meeting of shareholders, individually, and (4) all executive officers and directors as a group. Upon consummation of the merger, the persons listed below will no longer beneficially own any shares of Intrav common stock.

                                                            NUMBER OF SHARES
                                                       BENEFICIALLY OWNED<F1><F2>        PERCENT OF CLASS<F2><F3>
                                                       ---------------------------       -------------------------
Barney A. Ebsworth
     The Revocable Trust of Barney A. Ebsworth,
     Dated July 23, 1986, as amended<F4>...........             3,825,000                         74.79%
Paul H. Duynhouwer<F5>.............................               136,000                          2.61%
Wayne L. Smith II<F6>..............................                20,400                           <F*>
Richard J. Hefler<F7>..............................                17,000                           <F*>
Michael F. Doiron<F8>..............................                 1,000                           <F*>
John B. Biggs, Jr..................................                 2,000                           <F*>
William H.T. Bush..................................                19,000                           <F*>
Robert H. Chapman..................................                   600                           <F*>
All executive officers and directors as a group
  (8 persons)......................................             4,021,000                         76.70%

-------
<F*> Less than one percent.
<F1> Each individual holder has sole voting and investment power with respect to the shares listed beside his name.
<F2> If the proposed merger is consummated, certain options held by Messrs.
     Duynhouwer, Smith, Hefler and Doiron and not reflected in the table will become exercisable. As a result, based upon 5,114,200 shares of common stock outstanding at August 19, 1999 the beneficial ownership of Messrs. Duynhouwer, Smith, Hefler and Doiron will increase to 306,000 shares (5.69%), 100,400 shares (1.9%), 25,000 shares and 5,000 shares respectively; and (B) the beneficial ownership of all executive officers and directors as a group will increase to 4,283,000 shares (77.81%). In addition, Messrs. Hefler and Doiron currently hold other options which do not become exercisable upon consummation of the merger but which, upon vesting, would be exercisable for 3,000 shares each. Pursuant to the merger agreement, Messrs. Hefler and Doiron will be entitled to exchange these options for an amount in cash equal to the product of (y) the difference between $21.32 and the exercise price per share of such options, and (z) the number of shares of Intrav's common stock subject to such options.
<F3> The percentage calculations of beneficial ownership are based upon
     5,114,200 shares of common stock outstanding at August 19, 1999 plus, with respect to Messrs. Duynhouwer, Smith, Hefler, and Doiron and all executive officers and directors as a group, the number of shares subject to options exercisable by each executive officer, director or the group on or prior to October 18, 1999.
<F4> Mr. Ebsworth is the sole trustee of The Revocable Trust of Barney A.
     Ebsworth and has sole voting and investment power with respect to the shares shown. The address of The Revocable Trust of Barney A. Ebsworth is 7711 Bonhomme Avenue, St. Louis, Missouri 63105-1961. The Revocable Trust of Barney A. Ebsworth entered into the majority shareholder agreement under which Kuoni, Kuoni Delaware and Kuoni Acquisition Subsidiary have the right to purchase certain of its shares under specified circumstances. See "Description of the Majority Shareholder Agreement."
<F5> Includes 90,000 shares subject to presently exercisable stock options.
<F6> Includes 20,000 shares subject to presently exercisable stock options.
<F7> Includes 17,000 shares subject to presently exercisable stock options.
<F8> Includes 1,000 shares subject to presently exercisable stock options.

DESCRIPTION OF INTRAV'S SECURITIES

    Our authorized capital stock consists of (i) 20,000,000 shares of common stock, par value $0.01 per share, and (ii) 5,000,000 shares of preferred stock, par value $0.01 per share. As of the effective date of the merger, it is expected that 5,114,200 shares of common stock and no shares of preferred stock will be outstanding.

  Common Stock

    The holders of common stock are entitled to one vote per share on all matters submitted to a vote of the shareholders, including the election of directors. The holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of funds legally available therefor, subject to the payment of any preferential dividends with respect to any preferred stock that from time to time may be outstanding. In the event of liquidation, dissolution or winding up of our business, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of the holders of each class of stock, if any, having preference over the common stock. The holders of common stock have no preemptive or conversion rights or other subscription rights, and there are no redemptive or sinking fund provisions applicable to the common stock. All of the outstanding shares of common stock are fully paid and nonassessable, and all of the shares of common stock offered hereby, when issued, will be fully paid and nonassessable.

    In order to assure continued compliance with the federal Merchants Marine Act of 1936, as amended, and applicable regulations thereunder and the federal Shipping Act of 1916, as amended, and applicable regulations thereunder, in March of 1999, we amended our Restated Articles of Incorporation and bylaws to add provisions designed to prevent persons who are not citizens of the United States, as defined therein, from holding in the aggregate more than 24.9% of the outstanding shares of common stock. Pursuant to the amendments, any transfer which would cause one or more non-U.S. citizens to beneficially own more than the permitted percentage will be ineffective as against Intrav, will not be registered by the transfer agent, and the transferee will not be recognized as a shareholder for any purpose, including the right to vote or to receive dividends. We also have the right to redeem such shares at fair market value, as defined in the Restated Articles and bylaws, in cash or in other securities. We have the right to require holders of our common stock to confirm their citizenship from time to time for purposes of ascertaining compliance with these provisions.

    As a condition to the consummation of the merger, we agreed to
(1) amend our Restated Articles of Incorporation and our Amended and Restated Bylaws to allow Kuoni, a Swiss corporation, to own all of Intrav's common stock (see "Proposal One--Amendment to the Restated Articles of Incorporation"), and (2) restructure the ownership of our two U.S. flag vessels such that Kuoni's ownership does not violate the Merchants Marine Act of 1936 and the federal Shipping Act of 1916 (see "Sale / Leaseback Arrangement").

    We have paid cash dividends on shares of our common stock for 16 consecutive quarters. On July 29, 1999, we declared a regular cash dividend of $0.125 per share payable on October 15, 1999 to shareholders of record on September 30, 1999. Following the consummation of the merger, Kuoni intends to cause us to discontinue paying regularly quarterly dividends.

  Preferred Stock

    Our board of directors, without further action by our shareholders, is authorized to issue up to 5,000,000 shares of preferred stock in one or more series and to fix and determine as to any series any and all of the relative rights and preferences of shares in such series, including, without limitation, preferences, limitations or relative rights with respect to redemption rights, conversion rights, voting rights, dividend rights conversion and exchange privileges and preferences on liquidation.

  Stock Options

    We have filed registration statements on Form S-8 registering an aggregate of 750,000 shares of common stock subject to outstanding stock options and common stock issuable pursuant to our stock option plans and employee stock purchase plan.

CERTAIN ANTI-TAKEOVER MATTERS

    Our Restated Articles provide that the board of directors shall be divided into three classes, with classes to be as nearly equal in number as possible, and that one class shall be elected each year and serve for a three-year term. The bylaws provide that the number of directors shall be fixed, from time to time, by resolutions adopted by the board of directors but shall not be less than three nor more than nine persons. The classification of directors will have the effect of making it more difficult for shareholders to change the composition of the board of directors. As a result, at least two annual meetings of shareholders may be required for the shareholders to change a majority of the directors.

    The Restated Articles do not permit cumulative voting in the election of directors. Accordingly, the holders of a majority of the then outstanding voting power can elect all of the directors of the class then being elected at that meeting of shareholders.

    Missouri law provides that, unless a corporation's articles of incorporation or bylaws provide otherwise, all vacancies on a corporation's board of directors, including any vacancies resulting from an increase in the number of directors, may be filled by a majority of the remaining directors even if that number is less than a quorum. Our bylaws provide that vacancies may be filled only by a majority of the remaining directors.

    The ability of the board of directors to fix the terms, rights and preferences of one or more series of preferred stock may enable the board of directors to render more difficult or to discourage an attempt to obtain control of Intrav by means of a merger, tender offer, proxy contest or otherwise. Also, if in the due exercise of its fiduciary obligations, the board of directors were to determine that a takeover proposal is not in our best interests, the board of directors could cause shares of preferred stock to be issued without shareholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer or insurgent shareholder or shareholder group or create a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent board of directors. In this regard, our Restated Articles grant the board of directors broad power to establish the rights and preferences of authorized and unissued preferred stock.

    The issuance of shares of preferred stock pursuant to the board of director's authority described above could decrease the amount of earnings and assets available for distribution to holders of common stock and adversely affect the rights and powers, including voting rights, of such holders and may have the effect of delaying, deferring or preventing a change in control in us. The board of directors does not currently intend to seek shareholder approval prior to any issuance of preferred stock, unless otherwise required by law.

    We are subject to the control share acquisition and the business combination sections of The General and Business Corporation Law of Missouri, which generally make it more difficult without the approval of the board of directors for there to be a change in control in us or for us to enter into certain business combinations than if we were not subject to such sections. In connection with approving the merger, the merger agreement and transactions contemplated thereby, we amended our bylaws to except the proposed merger from the control share acquisition statute.

    Under our bylaws, shareholders are not permitted to call special meetings of shareholders or to require the board or any officer of ours to call a special meeting of shareholders. A special meeting of shareholders may be called only on the direction of the Chairman of the Board or a majority of the members of the board of directors. As required by Missouri law and the bylaws, any action by written consent of shareholders in lieu of a meeting must be unanimous.

    These provisions are designed in part to make it more difficult and time-consuming to obtain majority control of our board of directors or otherwise bring a matter before our shareholders without the board's consent, and thus reduce the vulnerability of an unsolicited takeover proposal of us. These provisions are designed to enable us to develop our business in a manner which will foster our long-term growth, with the threat of a takeover not deemed by the board to be in our best interests and our shareholders and the potential disruption entailed by such a threat reduced to the extent practicable. On the other hand, these provisions may have an adverse effect on the ability of shareholders to influence our governance and the possibility of shareholders receiving a premium above market price for their securities from a potential acquirer who is not approved by management.

TRANSFER AGENT

    The Transfer Agent for our common stock is ChaseMellon
Shareholder Services, L.L.C.

                SELECTED CONSOLIDATED FINANCIAL DATA

    The following table sets forth our selected consolidated financial data for the five years ended December 31, 1998. The selected consolidated financial data for the three years ended
December 31, 1998 have been derived from, and should be read in conjunction with, our consolidated financial statements, which are included with this proxy statement. The following table also sets forth consolidated financial data for the six months ended June 30, 1999 and June 30, 1998, which have been derived from, and should be read in conjunction with, our unaudited consolidated financial statements included with this proxy statement. Such financial statements, in the opinion of management of Intrav, include all adjustments, which consist only of normal recurring accruals, necessary to present fairly the financial information for such periods. Results of operations for the six months ended June 30, 1999 are not necessarily indicative of the results which may be expected for the full year ending December 31, 1999. You should read those financial statements and related notes thereto for a further explanation of the financial data summarized here. You also should read the "Management's Discussion and Analysis of Financial Condition and
Results of Operations of Intrav" section which describes a number of factors which have affected our financial results. See "Where You
Can Find More Information."

    It should be noted that the acquisition of Clipper Cruise Line in 1996 was accounted for in a manner similar to the pooling-of-interests method and, accordingly, we have restated all financial data for 1995 and 1994 to include the accounts and results of operations of Clipper Cruise Line for all periods prior to the acquisition.


                                                          YEARS ENDED DECEMBER 31,
                                  ------------------------------------------------------------------------
                                      1994           1995           1996           1997           1998
                                  ------------   ------------   ------------   ------------   ------------
                                          (in thousands, except per share and performance ratios)
CONSOLIDATED STATEMENT OF
  INCOME DATA:
Revenues.......................     $108,876       $114,845       $126,081       $122,523       $125,997
Cost of operations.............       83,934         91,035        101,651         99,007         98,156
                                    --------       --------       --------       --------       --------
    Gross profit...............       24,942         23,810         24,430         23,516         27,841
Selling, general and
  administrative...............       15,587         15,135         16,924         15,353         15,587
Depreciation and
  amortization.................        1,853          1,787          1,849          1,336          1,992
                                    --------       --------       --------       --------       --------
    Operating income...........        7,502          6,888          5,657          6,827         10,262
Investment income..............        1,265          1,883          1,643            978          1,060
Interest expense...............       (2,058)        (2,370)        (1,904)           (85)          (721)
                                    --------       --------       --------       --------       --------
    Income before income taxes
      and extraordinary item...        6,709          6,401          5,396          7,720         10,601
Provision for income taxes.....        2,330          2,254          1,887          2,780          3,817
                                    --------       --------       --------       --------       --------
Income before extraordinary
  item.........................        4,379          4,147          3,509          4,940          6,784
Extraordinary item.............           --             --           (344)            --             --
                                    --------       --------       --------       --------       --------
Net income.....................     $  4,379       $  4,147       $  3,165       $  4,940       $  6,784
                                    ========       ========       ========       ========       ========

Basic net income per share.....     $   0.88       $   0.80       $0.61<F1>      $   0.97       $   1.32
Weighted average share used in
  basic net income per share
  calculation..................        5,000          5,200          5,195          5,100          5,135
Diluted net income per share...     $   0.88       $   0.80       $0.61<F1>      $   0.96       $   1.29
Weighted average share used in
  diluted net income per share
  calculation..................        5,000          5,200          5,195          5,127          5,252
Dividends per common share.....     $   0.90       $   0.25       $   0.60       $   0.50       $   0.50

PERFORMANCE RATIOS:
Gross profit margin on
  revenues.....................        22.9%          20.7%          19.4%          19.2%          22.1%
Operating income margin on
  revenues.....................         6.9%           6.0%           4.5%           5.6%           8.1%
Net income margin on
  revenues.....................         4.0%           3.6%           2.5%           4.0%           5.4%


                                         SIX MONTHS
                                       ENDED JUNE 30,
                                 ---------------------------
                                     1998           1999
                                 ------------   ------------
                                  (in thousands, except per
                                share and performance ratios)
CONSOLIDATED STATEMENT OF
  INCOME DATA:
Revenues.......................    $ 48,776       $ 52,571
Cost of operations.............      38,216         39,902
                                   --------       --------
    Gross profit...............      10,560         12,669
Selling, general and
  administrative...............       6,852          8,099
Depreciation and
  amortization.................         869          1,477
                                   --------       --------
    Operating income...........       2,839          3,093
Investment income..............         438            342
Interest expense...............        (263)          (535)
                                   --------       --------
    Income before income taxes
      and extraordinary item...       3,014          2,900
Provision for income taxes.....       1,085          1,044
                                   --------       --------
Income before extraordinary
  item.........................       1,929          1,856
Extraordinary item.............          --             --
                                   --------       --------
Net income.....................    $  1,929       $  1,856
                                   ========       ========
Basic net income per share.....    $   0.38       $   0.36
Weighted average share used in
  basic net income per share
  calculation..................       5,101          5,117
Diluted net income per share...    $   0.37       $   0.35
Weighted average share used in
  diluted net income per share
  calculation..................       5,212          5,237
Dividends per common share.....    $   0.25       $   0.25
PERFORMANCE RATIOS:
Gross profit margin on
  revenues.....................       21.6%          24.1%
Operating income margin on
  revenues.....................        5.8%           5.9%
Net income margin on
  revenues.....................        4.0%           3.5%

---------
<F1>Includes extraordinary item. Basic and diluted net income per share before extraordinary item was $0.68 in 1996.

                                                                DECEMBER 31,
                                  ------------------------------------------------------------------------
                                      1994           1995           1996           1997           1998
                                  ------------   ------------   ------------   ------------   ------------
                                                               (in thousands)
CONSOLIDATED BALANCE SHEET
DATA:
Cash, cash equivalents,
  restricted cash and
  restricted marketable
  securities...................     $ 28,180       $ 31,224       $ 14,114       $ 15,416       $ 15,452
Total assets...................       62,285         68,966         52,594         56,801         86,558
Total long-term debt...........       11,019         10,317          3,000          7,450         20,800
Shareholders' equity
  (deficit)....................         (265)         4,970          3,781          5,517         10,602

                                          JUNE 30,
                                 ---------------------------
                                     1998           1999
                                 ------------   ------------
                                       (in thousands)
CONSOLIDATED BALANCE SHEET
DATA:
Cash, cash equivalents,
  restricted cash and
  restricted marketable
  securities...................    $ 28,990       $ 13,180
Total assets...................      87,531         88,073
Total long-term debt...........      12,800             --
Shareholders' equity
  (deficit)....................       6,936          7,315

    MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                AND RESULTS OF OPERATIONS OF INTRAV

OVERVIEW

    Our revenues include revenues from the sale of base travel programs, as well as optional products and services, including sightseeing, program extensions, airfare and medical and educational seminars. Cost of operations includes the costs of airfare, ship, hotel and other accommodations and services included in the base programs and optional products and services. Also included are the costs of creating and distributing promotional materials for each program and promotional expenses, including commissions paid to travel agents and others.

    We operate in one business segment. Although we primarily manage our operations on a trip by trip basis, for ease of presentation, we have classified the trips based on the primary mode of transportation. The primary modes of transportation consist of small ships, private jets and other, including big ships.

    Over the past few years, we have made efforts to improve our financial margins. We have done this by reducing costs, primarily by improving the efficiency of our direct mail programs, and by replacing lower margin travel programs, such as big-ship cruises, with higher margin travel programs, such as small-ship cruises and private jet programs.

    Revenues and costs are recognized as services are provided, generally upon completion of a tour; however, revenues and costs for certain significant or long duration tours are recognized on a proportionate basis based on number of days traveled. In 1999 we will be offering three private jet millennium trips which will commence in December 1999 and end in January 2000. The revenues and costs for these trips will be recognized on a proportionate basis.

RESULTS OF OPERATIONS

    The following table summarizes certain consolidated statements of income data expressed as a percentage of revenues for the periods indicated:

                                                                                          SIX MONTHS ENDED
                                                   YEARS ENDED DECEMBER 31,                   JUNE 30,
                                            --------------------------------------    ------------------------
                                               1996          1997          1998          1998          1999
                                            ----------    ----------    ----------    ----------    ----------
Revenues................................      100.0%        100.0%        100.0%        100.0%        100.0%
Cost of operations......................       80.6          80.8          77.9          78.4          75.9
     Gross profit.......................       19.4          19.2          22.1          21.6          24.1
Selling, general and administrative.....       13.4          12.5          12.4          14.0          15.4
Depreciation and amortization...........        1.5           1.1           1.6           1.8           2.8
     Operating income...................        4.5           5.6           8.1           5.8           5.9
Investment income.......................        1.3           0.8           0.9           0.9           0.6
Interest expense........................       (1.5)         (0.1)         (0.6)         (0.5)         (1.0)
     Income before income taxes and
       extraordinary item...............        4.3           6.3           8.4           6.2           5.5
Provision for income taxes..............        1.5           2.3           3.0           2.2           2.0
     Income before extraordinary item...        2.8           4.0           5.4           4.0           3.5
Extraordinary item......................       (0.3)           --            --            --            --
     Net income.........................        2.5%          4.0%          5.4%          4.0%          3.5%

SIX MONTHS ENDED JUNE 30, 1999 COMPARED TO SIX MONTHS ENDED JUNE 30,
1998

    Revenues for the six months ended June 30, 1999 compared to the first six months of 1998 increased $3.8 million, or 7.8%, from $48.8 million to $52.6 million. The average revenue per traveler increased $843, from $4,501 in 1998 to $5,344 in 1999, due to a higher percentage of revenues derived from private jet programs and small-ship programs replacing certain big-ship programs.

    Cost of operations for the six months ended June 30, 1999 compared to the corresponding period of 1998 increased $1.7 million, or 4.4%, from $38.2 million to $39.9 million. This increase was primarily attributable to a new private jet program and the additional three months of operating activity of the M/S Clipper Adventurer in the 1999 period. Cost of operations declined as a percentage of revenues from 78.4% in 1998 to 75.9% in 1999 due primarily to our reducing our lower yielding big-ship cruise programs and increasing our higher margin small-ship and private jet programs.

    Gross profit for the six months ended June 30, 1999 compared to the first six months of 1998 increased $2.1 million, or 20.0%, from $10.6 million to $12.7 million. Gross profit as a percentage of revenues increased from 21.6% in 1998 to 24.1% in 1999. The increases in gross profit and gross profit margin for the six months were attributable to our continued focus on higher margin travel programs and the M/S Clipper Odyssey charter hire revenue.

    Selling, general and administrative expenses for the six months ended June 30, 1999 compared to the first six months of 1998 increased $1.2 million, or 18.2%, from $6.9 million to $8.1 million. Selling, general and administrative expenses increased as a percentage of revenues from 14.0% in 1998 to 15.4% in 1999. These increases were primarily attributable to additional administrative personnel associated with the M/S Clipper Adventurer and the planned start-up of the M/S Clipper Odyssey, additional selling expenses associated with special Millennium trips, and $0.2 million of non-recurring transaction expenses relating to our attempted secondary common stock offering in April 1999.

    Depreciation and amortization for the six months ended June 30, 1999 compared to the first six months of 1998 increased $0.6 million, or 70.0%, from $0.9 million to $1.5 million. The increase was primarily due to the depreciation of the M/S Clipper Adventurer which began operations in April 1998 and the M/S Clipper Odyssey which was acquired in November 1998. Depreciation and amortization increased as a percentage of program revenues from 1.8% in 1998 to 2.8% in 1999.

    Investment income for the six months ended June 30, 1999 compared to the first six months of 1998 decreased $96 thousand from $438 thousand to $342 thousand. This decrease was due primarily to a decrease in investable cash balances. We replaced certain escrowed funds with a surety bond and letters of credit, and used those previously escrowed funds to repay the outstanding borrowings under our revolving credit facility. The average monthly balance of cash and marketable securities decreased from $18.1 million in the first six months of 1998 to $13.4 million in the first six months of 1999, while the average interest rate was 4.8% in 1998 and 5.1% in 1999.

    Interest expense incurred for the six months ended June 30, 1999 was $535 thousand, of which $426 thousand was attributable to our bank revolving credit facility and $109 thousand was attributable to the $5.5 million one-year promissory note to Spice Islands. In 1998, we capitalized $270 thousand of interest expense incurred in the first six months related to the conversion of the M/S Clipper Adventurer, and expensed $263 thousand.

YEAR ENDED DECEMBER 31, 1998 COMPARED TO YEAR ENDED DECEMBER 31,
1997

    Revenues increased $3.5 million, or 2.8%, from $122.5 million for the year ended December 31, 1997 to $126.0 million in 1998. The increase was primarily due to the increases in revenues from small-ship and private jet travel programs, which were largely offset by decreases in revenue from big-ship cruise programs. The average revenue per traveler increased from $4,879 in 1997 to $5,066 in 1998 for the same reasons.

    Cost of operations decreased $0.9 million, or 0.9%, from $99.0 million for the year ended December 31, 1997 to $98.2 million in 1998. Cost of operations decreased as a percentage of revenues from 80.8% in 1997 to 77.9% in 1998. Promotional expenses declined both in aggregate and as a percentage of revenues due to our focus on more effective promotional expenditures.

    Gross profit increased $4.3 million, or 18.4%, from $23.5 million for the year ended December 31, 1997 to $27.8 million in 1998. Gross profit as a percentage of revenues increased from 19.2% in 1997 to 22.1% in 1998. The increase in gross profit and gross profit margin for the year was attributable to our focus on higher margin travel programs and increasing the number of travelers per promotional dollar expended.

    Selling, general and administrative expenses increased $0.2 million, or 1.5%, from $15.4 million for the year ended December 31, 1997 to $15.6 million in 1998. The increase was primarily due to the cost of additional administrative personnel necessary for the commencement of the M/S Clipper Adventurer operations in April 1998. This increase was partially offset by the increased use of stock options as part of the incentive compensation program for key employees. Overall, selling, general and administrative expenses decreased as a percentage of revenues from 12.5% in 1997 to 12.4% in 1998.

    Depreciation and amortization increased $0.7 million, or 49.1%, from $1.3 million for the year ended December 31, 1997 to $2.0 million in 1998. Depreciation and amortization increased as a percentage of revenues from 1.1% in 1997 to 1.6% in 1998. This increase was primarily related to depreciation on the M/S Clipper Adventurer which commenced operations in April 1998 and to two months' depreciation on the M/S Clipper Odyssey which was acquired in November 1998.

    Investment income increased $0.1 million, or 8.4%, from $1.0 million for the year ended December 31, 1997 to $1.1 million for the year ended December 31, 1998. This increase was attributable to the increase in the average monthly balance of investable cash generated from advance deposits relating to the M/S Clipper Adventurer. The average interest rate was 5.9% in 1998 and 5.8% in 1997. The average monthly balance of cash and marketable securities during the period increased from $17.0 million in 1997 to $18.1 million in 1998. Interest expense increased $0.6 million, or 748.2%, from $0.1 million for the year ended December 31, 1997 to $0.7 million in 1998.

    Interest increased as a percentage of revenues from 0.1% in 1997 to 0.6% in 1998. The increase was primarily due to the amounts paid on borrowings under our $30.0 million revolving credit facility. The borrowings were necessary as we completed the renovation of the M/S Clipper Adventurer and completed the purchase of the M/S Clipper Odyssey in November 1998.

    Our effective income tax rate remained consistent at 36.0% in 1997 and 1998. Net income increased $1.8 million, or 37.3%, from $4.9 million for the year ended December 31, 1997 to $6.8 million in 1998. Net income as a percentage of revenues increased from 4.0% in 1997 to 5.4% in 1998. The increase in net income for this period was attributable primarily to our focus on higher margin travel programs while decreasing promotional expenditures per traveler.

YEAR ENDED DECEMBER 31, 1997 COMPARED TO YEAR ENDED DECEMBER 31,
1996

    Revenues decreased $3.6 million, or 2.9%, from $126.1 million for the year ended December 31, 1996 to $122.5 million in 1997. The decrease was due to 2,220 fewer travelers, a decrease of 8.1%, from 27,334 travelers in 1996 to 25,114 in 1997. The decrease in travelers was partially offset by an increase in the average revenue per traveler of $266, from $4,613 in 1996 to $4,879 in 1997. The reduction in travelers on our big-ship cruises accounted for most of the decrease in revenue. However, because the big-ship cruises are lower priced trips relative to other travel programs, average revenue per traveler actually increased.

    Cost of operations decreased $2.6 million, or 2.6%, from $101.7 million for the year ended December 31, 1996 to $99.0 million in 1997. The decrease in 1997 was primarily due to the decrease in revenues in 1997 compared to 1996. While the overall cost of operations decreased in 1997, we experienced increases in the costs of promoting our programs compared to the prior year. Promotional expenses were $19.8 million in 1997 and $19.1 million in 1996. The increase in promotional expenses in 1997 was primarily attributable to increased postage and commission expenses compared to 1996.

    Gross profit decreased $0.9 million, or 3.7%, from $24.4 million for the year ended December 31, 1996 to $23.5 million in 1997. Gross profit as a percentage of revenues decreased from 19.4% in 1996 to 19.2% in 1997. The decrease in 1997 was due to the decreased revenue and higher promotional expenses as a percent of revenues.

    Selling, general and administrative expenses decreased $1.6 million, or 9.3%, from $16.9 million for the year ended December 31, 1996 to $15.4 million in 1997. Selling, general and administrative expenses decreased as a percentage of revenues from 13.4% in 1996 to 12.5% in 1997. The 1996 amount included approximately $1.0 million paid to a key employee of Clipper Cruise Line pursuant to an existing employment agreement prior to our acquisition of Clipper Cruise Line as well as $0.3 million in contractual severance expenses relating to a departed executive. Contractual severance expenses relating to departed executives totaled $0.4 million in 1997.

    Depreciation and amortization decreased $0.5 million, or 27.7%, from $1.8 million for the year ended December 31, 1996 to $1.3 million in 1997. Depreciation and amortization decreased as a percentage of revenues from 1.5% in 1996 to 1.1% in 1997. The reduction in 1997 was attributable to a change in the estimated useful lives of the M/V Nantucket Clipper and M/V Yorktown Clipper. Prior to 1997, both ships were depreciated over a period of 25 years commencing on the dates placed in service, which were in 1984 and 1988, respectively. Supported by updated appraisals obtained at the time of the Clipper Cruise Line acquisition, management determined that the remaining estimated useful life of each ship as of January 1, 1997 was 30 years. The net book value of each ship as of January 1, 1997 is being depreciated on a straight-line basis based on such schedule.

    Investment income decreased $0.7 million, or 40.5%, from $1.6 million for the year ended December 31, 1996 to $1.0 million in 1997. The reduced level of investment income in 1997 was due to decreased levels of investable cash due to the use of approximately $9.9 million to acquire Clipper Cruise Line and $10.9 million to pay off Clipper Cruise Line's ship mortgages. Our average monthly balance of cash and marketable securities was $17.0 million in 1997 and $29.3 million in 1996, earning 5.8% and 5.6% rates of return, respectively.

    Interest expense decreased $1.8 million, or 95.5%, from $1.9 million for the year ended December 31, 1996 to $0.1 million in 1997. Interest expense consisted of amounts paid by Intrav on the U.S. Government Guaranteed Financing Bonds relating to the cruise ships, other outstanding loan balances and amounts outstanding under the revolving credit facility. The reduced level of interest expense in 1997 was due to the payoff of the U.S. Government Bonds and other outstanding loans.

    Our effective income tax rate was 36.0% in 1997 which compares to an effective income tax rate of 35.0% in 1996. The exclusion of nontaxable interest income and effects of state taxes are the primary factors for the effective tax rate to differ from the statutory federal income tax rate. Net income increased $1.8 million, or 56.1%, from $3.2 million for the year ended December 31, 1996 to $4.9 million in 1997.

    Net income as a percentage of revenues increased from 2.5% in 1996 to 4.0% in 1997. The increase in net income was primarily attributable to a reduction in our interest expense, depreciation expense, and selling, general and administrative expense relative to changes in management compensation.

LIQUIDITY AND CAPITAL RESOURCES

    We have funded our operations, capital expenditures and dividend payments through cash flows generated from operations and our bank revolving credit facility. We receive advance payments and deposits prior to travel departures, which are recorded as deferred revenue. Advance payments are a significant source of operating cash flow and we use them to prepay certain program and promotional costs, with the balance invested to generate investment income or used to repay debt.

    We generally recognize revenues as income upon the completion of each tour or cruise. Deferred revenue, representing payments received from travelers for tour and cruise departures that have not been completed, was $53.2 million at June 30, 1999. Approximately $21.7 million, or 40.9%, related to tour and cruise departures scheduled to be completed by September 30, 1999, and $7.0 million or 13.2% related to specially promoted Millennium programs scheduled to be completed by January 17, 2000. Deferred revenue increased $3.0 million, or 11.2%, from $26.8 million at December 31, 1997 to $29.8 million at December 31, 1998. This increase represented primarily the deferred revenue collected for first quarter 1999 cruise departures of the M/S Clipper Adventurer. There were no corresponding first quarter 1998 departures as the M/S Clipper Adventurer commenced service in April 1998. Of the deferred revenue at December 31, 1998, 74.6%, or $22.3 million, related to tour departures that were scheduled for completion by March 31, 1999.

    Our revolving credit facility permits borrowings up to $32.5 million. The credit facility provides that we may select among various borrowing arrangements with varying maturities and interest rates. The maturity on the credit facility is November 1, 2003. We had no borrowings and $9,192 in letters of credit outstanding under this facility as of June 30, 1999. In connection with the purchase of the M/S Clipper Odyssey in

November 1998, we delivered to the seller a $5.5 million one-year promissory note. This note bears interest at the rate of 4.0% per annum.

    Net cash provided by operating activities for the six months ended June 30, 1999 and 1998 was $24.2 million and $6.1 million, respectively. Included in cash provided by operating activities for the six months ended June 30, 1999 was $1.9 million from net income, $2.8 million from restricted cash and $23.3 million from deferred revenue, partially offset by $3.7 million used for prepaid expenses and other assets, $0.8 million used to reduce accounts payable and accrued expenses and $0.8 million used for other current assets. Net cash provided by operations was $1.8 million, $7.6 million and $7.5 million in 1996, 1997 and 1998, respectively, reflecting net income and the changes in current asset and liability accounts for the years indicated, including the changes in deferred revenue noted above.

    Net cash provided by (used in) investing activities for the six months ended June 30, 1999 and 1998 was $3.2 million and ($11.0 million), respectively. Included in cash provided by investing activities for the six months ended June 30, 1999 was $4.0 million provided by proceeds from the sale of marketable securities, offset by $0.8 million used in the purchase of property and equipment. Net cash used in investing activities increased $15.1 million, from $9.2 million in 1997 to $24.3 million in 1998. The increase in investing activities in 1998 was primarily the result of investment in the M/S Clipper Adventurer and the purchase of the M/S Clipper Odyssey. The capital expenditures on property and equipment of $10.0 million and $25.0 million in 1997 and 1998, respectively, primarily represent continued investment in Company-owned small ships.

    Net cash (used in) provided by financing activities for the six months ended June 30, 1999 and 1998 was ($22.9 million) and $4.8 million, respectively. During the six months ended June 30, 1999, we repaid $20.8 million of our borrowings under our revolving credit facility with cash made available primarily by replacing certain escrow requirements with a surety bond and letters of credit. Net cash provided by financing activities increased from $0.8 million in 1997 to $11.7 million in 1998. The increase in cash provided by financing activities was primarily the result of a $13.4 million net increase in revolving credit facility borrowings and $1.4 million of cash proceeds from the issuance of 113,000 shares of common stock from our treasury during the year ended December 31, 1998 in satisfaction of stock options exercised by our past employees.

    During the six months ended June 30, 1999, we paid dividends of $1.3 million and repurchased 41,250 shares of common stock in the open market, for an aggregate of $0.8 million. We paid dividends of $3.2 million, $2.5 million and $2.6 million during 1996, 1997 and 1998, respectively. During 1997 and 1998, we repurchased 96,750 shares and 29,400 shares of common stock, respectively, in the open market for an aggregate of $0.8 million and $0.5 million, respectively. On December 11, 1998, we announced a stock repurchase program pursuant to which we intend, over time as market conditions permit, to buy up to 300,000 shares of our common stock on the open market.

    On December 31, 1996, we acquired all the outstanding common stock of Clipper Cruise Line from Windsor, Inc., a company controlled by Barney A. Ebsworth, our founder, Chairman of the Board and majority shareholder. The Stock Purchase Agreement included an initial payment of approximately $9.9 million and the assumption of indebtedness of $5.5 million owed by Clipper Cruise Line to Windsor, with an additional $0.2 million paid on March 14, 1997. The Stock Purchase Agreement also included additional consideration of up to $3.0 million to the extent the cumulative net cruise revenues (as defined), of Clipper exceed $70.0 million for the period January 1, 1997 through December 31, 2000. During the second quarter of 1999, net cruise revenues exceeded $73.0 million and, therefore, a liability in the amount of $3.0 million due to Barney A. Ebsworth payable in February, 2000 has been recorded in notes payable as of June 30, 1999. Due to the common ownership and control of Mr. Ebsworth over both Intrav and Clipper, the acquisition was accounted for in a manner similar to the pooling-of-interests method and, accordingly, the additional consideration of $3.0 million has been charged directly against shareholders' equity as of June 30, 1999.

    In connection with the acquisition of Clipper Cruise Line, we entered into a $10.0 million revolving credit facility agreement. We financed the acquisition primarily from our cash on hand, which had the effect of significantly reducing cash and marketable securities at December 31, 1996, and included a $3.0 million draw on our revolving credit facility. In October 1998, we amended our revolving credit facility to increase permitted borrowings to $30.0 million and to extend the maturity to November 1, 2003, and in June 1999, we amended the facility to increase permitted borrowings to $32.5 million, including up to $17.5 million in letters of credit. The increases provided for the additional funding necessary to complete the purchase of the M/S Clipper Odyssey in November 1998, for the issuance of letters of credit to replace certain escrow requirements during the six months ended June 30, 1999 and for other capital expenditures.

    In November 1998, we completed the purchase of the 120-passenger luxury cruise ship Oceanic Odyssey from Spice Islands, a non-affiliated third party for a purchase price of $16.0 million. We made a cash payment of $10.5 million, funded by borrowings from our revolving credit facility, and delivered our one-year promissory note in the amount of $5.5 million at the time of closing. Cash flow from operations together with draws against the revolving credit facility will provide an additional $3.6 million for renovation of the M/S Clipper Odyssey, for retirement of the $5.5 million one-year note payable to the seller of the M/S Clipper Odyssey, for payment of the $3.0 million note payable to Barney A. Ebsworth as additional consideration for the acquisition of Clipper and for other capital expenditures as needed.

    In March 1999, we filed with the Securities and Exchange Commission a registration statement for the proposed public offering by us of 500,000 shares of common stock and by the Revocable Trust of Barney A. Ebsworth of 2,000,000 shares of common stock (plus an aggregate of up to 375,000 shares which may be sold pursuant to an over-allotment option granted to the underwriters). We withdrew the registration statement due to adverse market conditions.

QUARTERLY RESULTS OF OPERATIONS

    The quarterly unaudited results of operations for 1997, 1998 and the six months ended June 30, 1999 were as follows:

                                                                 QUARTER ENDED
                       -------------------------------------------------------------------------------------------------
                                            1997                                              1998
                       -----------------------------------------------   -----------------------------------------------
                        MARCH 31     JUNE 30     SEPT. 30     DEC. 31     MARCH 31     JUNE 30     SEPT. 30     DEC. 31
                       ----------   ---------   ----------   ---------   ----------   ---------   ----------   ---------
                                                                (IN THOUSANDS)
Revenues.............   $27,174      $23,905     $36,423      $35,021     $26,719      $22,057     $41,269      $35,952
Gross profit.........     5,151        5,013       6,617        6,735       5,118        5,442       8,464        8,817
Operating income.....     1,100        1,024       2,207        2,495       1,392        1,447       3,687        3,735
Net income...........       792          801       1,600        1,747         985          943       2,475        2,381

                           QUARTER ENDED
                       ----------------------
                                1999
                       ----------------------
                        MARCH 31     JUNE 30
                       ----------   ---------
                           (IN THOUSANDS)
Revenues.............   $25,874      $26,696
Gross profit.........     5,888        6,780
Operating income.....     1,225        1,868
Net income...........       666        1,191

    Our revenues tend to be higher in the third and fourth quarters because we typically offer more small-ship cruises and private jet programs in these quarters. This is a result of client demand for those programs which we believe is driven by climate, crowd conditions and popularity of certain destinations at particular times during the year.

FOREIGN CURRENCY HEDGING PROGRAM

    Many of our travel programs necessitate the purchase of services from suppliers located outside the United States and certain of our payment obligations to suppliers are denominated in foreign currencies. As a result, we are exposed to the risk of fluctuating currency values. To protect the U.S. dollar value of our foreign currency transactions, we sometimes enter into "forward contracts" which are commitments to buy foreign currencies in the future at a contracted rate. We use forward and option contracts solely to hedge our foreign currency exposure and does not speculate for future profits. Fluctuations in the value of the U.S. dollar in relation to the currency of our suppliers have not had a material adverse effect on our results of operations.

INFLATION

    Inflation affects the costs incurred by us in our purchases of program components from our suppliers and in certain portions of our selling, general and administrative expenses. We have offset the effects of inflation through price increases and by controlling our expenses. Our ability to increase prices is limited by competitive factors as well as the need to maintain acceptable pricing for the markets in which we sell our programs. In management's opinion, inflation has not had a significant impact on our operations during the three years ended December 31,1998 or the six months ended June 30, 1999.

YEAR 2000 COMPATIBILITY

    We rely on computer systems, related software applications and other control devices in operating and monitoring certain aspects of our business, including but not limited to, our financial systems (such as general ledger and accounts payable modules), billing and reservations systems, internal networks, telecommunications equipment and shipboard navigational systems and equipment. We also rely, directly and indirectly, on the internal and external systems of various independent business enterprises, such as our suppliers, third-party contractors, customers and financial organizations for their accurate exchange with us and use in general operations of date related information.

    We have initiated a Year 2000 compliance program. As part of our compliance program, we have developed a plan to: (1) identify all "business-critical" software that requires modification for the Year 2000 and complete an estimate of the time and other resources required to complete software modifications; (2) receive written or oral confirmation from its "business-critical" vendors that the services or equipment supplied by such vendors is or will be Year 2000 compliant; (3) institute a formal communication process to keep our senior management and the Board of Directors apprised of significant Year 2000 issues; and (4) develop a schedule for completing necessary Year 2000 modifications in a timely manner. We have completed the inventory and assessment phases and are in progress with the remediation, testing and implementation phases of our Year 2000 plan for "business-critical" infrastructure and application software.

    Our plan has been implemented through various phases, depending upon the functional area and the internal or external nature of the system involved. For internal systems, we have progressed furthest and are generally in the testing and implementation phase, notably for our internally-developed passenger billing and reservation system. Much of this application has been tested and implemented. The remaining "business critical" modules are in the testing phase and will be implemented during the third quarter of 1999. A substantial portion of the other office-based software and hardware is believed to be Year 2000 compliant based upon vendor representations, with systems testing in progress. We have completed the inventory, assessment and detailed analysis phases of our Year 2000 plan for ship-based "business-critical" navigational and operational equipment and systems. Management believes these "business-critical" systems for our four ships were Year 2000 compliant as of June 30, 1999.

    We believe that the final phases of our Year 2000 plan will be completed in advance of December 31, 1999. We have not incurred and, based upon the information available to us at this time, do not expect to incur significant expenditures to address the Year 2000 issue. Our Year 2000 expenses, consisting primarily of personnel time, the accelerated replacement of systems and software, and outside consultation, have totaled less than $0.2 million for the three years ended December 31, 1998. Year 2000 expenses for the six months ended June 30, 1999, totaled less than $0.1 million. Our projected costs for the completion of our Year 2000 program are expected to be less than $0.6 million. We do not believe that our Year 2000 program has resulted in or will result in the postponement of our other significant information technology projects.

    As part of our Year 2000 program, we plan to complete a contingency plan in 1999 which addresses the most reasonably likely "business-critical" worst-case scenarios. However, we cannot be certain that third parties supporting our systems or providing goods and services to us have resolved or will resolve all Year 2000 issues in a timely manner. There can be no assurance that third parties will achieve timely Year 2000 compliance. Failure by us or any such third party to successfully address the relevant Year 2000 issues could result in disruptions to our business and the incurrence of significant expenses by us. Additionally, we could be adversely affected by any disruption to third parties with which we do business if suppliers of goods and services to those third parties have not successfully addressed their Year 2000 issues.

INTEREST RATE AND CURRENCY RISKS

    Our principal interest rate risk is associated with our long-term debt. We have a $32.5 million bank revolving credit facility which expires on November 1, 2003. We may select among various borrowing arrangements with varying maturities and interest rates. During the first six months of 1999, the annual interest rates on the borrowings ranged from 6.4% to 6.9%. Assuming a hypothetical 1% increase in the weighted-average interest rate during the first six months of 1999, interest expense would have increased $63 thousand.

    We enter into non-U.S. currency commitments for the charter of cruise ships and aircraft for our international travel programs. We may enter into forward contracts to buy foreign currency at a stated U.S. dollar amount to hedge against fluctuating currency values. As of June 30, 1999, we had non-U.S. currency commitments equivalent to $1.5 million, of which we have purchased forward contracts with a U.S. dollar equivalency of $1.5 million. Therefore, our management believes the fluctuations in currency values would not have a material effect on our cash flows or earnings.

RECENT ACCOUNTING PRONOUNCEMENTS

    During 1998, we adopted Statement of Financial Accounting
Standards No. 130 ("SFAS 130"), Reporting Comprehensive Income, and Statement of Financial Accounting Standards No. 131 ("SFAS 131"),
Disclosures about Segments of an Enterprise and Related Information.

    SFAS 130 established standards for reporting and display of comprehensive income in a full set of financial statements. In addition to displaying an amount for net income (loss), we are now required to display other comprehensive income (loss), which includes other changes in equity (deficit). SFAS 130 had no effect on our financial statements for the years ended December 31, 1996, 1997 and 1998 and the six months ended June 30, 1999.

    SFAS 131 established standards for the way that public business enterprises report information about operating segments in annual financial statements and also established standards for related disclosures about products and services, geographic areas, and major customers. Management has considered the requirements of SFAS 131 and, as reflected in note 12 to our consolidated financial statements, believes we operate in one business segment.

    In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133 ("SFAS 133"), Accounting for Derivative Instruments and Hedging Activities. This statement established accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. We are required to adopt this statement effective January 1, 2001. SFAS 133 will require us to record all derivatives on the balance sheet at fair value. Changes in derivative fair value will either be recognized in earnings as offsets to the changes in fair value of related hedged assets, liabilities and firm commitments or, for forecasted transactions, deferred and recorded as a component of other stockholders' equity until the hedged transactions occur and are recognized in earnings. The ineffective portion of a hedging derivative's change in fair value will be recognized in earnings immediately. We are currently evaluating when we will adopt this standard and the impact of the standard on us. The impact of SFAS No. 133 will depend on a variety of factors, including the future level of hedging activity, the types of hedging instruments used and the effectiveness of such instruments.

                CERTAIN INFORMATION REGARDING KUONI

    Based in Switzerland, Kuoni is one of Europe's largest travel groups and has operations throughout Europe. Kuoni arranges both volume and premium vacations, organizes travel from overseas into Europe and owns more than 150 retail travel stores in Switzerland and operates in the business travel segment, mainly in Switzerland, Austria and Germany, through its alliance with Business Travel International. Kuoni's long haul travel operations form the core of its leisure travel business outside Switzerland and it has an established position in the scheduled long-haul tour operating sectors in Switzerland, the United Kingdom, France, India and Italy.

    Kuoni is the largest travel group in Switzerland and has significant market share in business travel in Germany and Austria. The recent acquisition of one of India's largest operators of package tours to foreign countries, and a recent joint venture in Hong Kong has provided a platform for Kuoni to establish operations in India and to expand further into the Asia Pacific region.

    In Europe, Kuoni is a major incoming tour operator, making accommodation and travel arrangements and organizing tours to fairs and exhibitions for customers traveling to Europe, with tour operators outside of Europe. The proposed merger will strengthen Kuoni's position in the United States, where it currently has only an incoming sales office in Atlanta.

    Kuoni's stock is traded on the Zurich Stock Exchange. Kuoni's market capitalization at December 31, 1998 was approximately CHF 1,744 million (approximately US$1,266 million, based upon an exchange rate of one U.S. Dollar for 1.378 Swiss Francs, the exchange rate used in Kuoni's 1998 Annual Report). Kuoni's market capitalization at August 18, 1999 was approximately CHF 1,899 million (approximately US$1,250 million, based upon an exchange rate of one U.S. Dollar for 1.519 Swiss Francs, the exchange rate reported as the Interbank rate on August 18, 1999 at 5:00 p.m. Swiss time). At December 31, 1998, Kuoni had cash and cash equivalents and securities of approximately CHF 599 million (approximately US$435 million, based upon an exchange rate of one U.S. Dollar for 1.378 Swiss Francs, the exchange rate used in Kuoni's 1998 Annual Report). At June 30, 1999, Kuoni had cash and cash equivalents and securities of approximately CHF 619 million (approximately US$399, based upon an exchange rate of one U.S. Dollar for 1.553 Swiss Francs, the exchange rate used in Kuoni's 1999 Half Year Report).

    Kuoni's principal business offices are located at Neue Hard 7, CH-8010 Zurich, Switzerland.

                              EXPERTS

    The consolidated financial statements of Intrav as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998 included in this proxy statement, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report herein and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                       SHAREHOLDER PROPOSALS

    We will hold a 2000 Annual Meeting of Shareholders only if the merger is not completed before the time of such meeting. If such a meeting is held, proposals of shareholders intending to be present at Intrav's 2000 Annual Meeting of Shareholders must be received by us at our principal executive offices no later than December 17, 1999, in order to be considered for inclusion in the proxy statement and proxy card for that meeting. Any such proposals are subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended. Shareholder proposals which do not appear in the proxy materials may be considered at the 2000 Annual Meeting only if notice of the proposal is received by us prior to March 1, 2000.

                           OTHER MATTERS

    As of the date of this document, our board of directors knows of no matters that will be presented for consideration at the special meeting other than as described in this document.

                WHERE YOU CAN FIND MORE INFORMATION

    We are subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance with those requirements file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information that we file with the Securities and Exchange Commission at the Commission's public reference rooms at the following locations:

   Public Reference Room        New York Regional Office     Chicago Regional Office
   450 Fifth Street, N.W.       Seven World Trade Center     Citicorp Center
   Room 1024                    Suite 1300                   500 West Madison Street, Suite 1400
   Washington, D.C. 20549       New York, NY 10048           Chicago, IL 60661-2511

    Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. These filings with the Commission are also available to the public from commercial document retrieval services and at the Internet world wide web site maintained by the Commission at "http://www.sec.gov." Reports, proxy statements and other information concerning Intrav are also available for inspection at the offices of The Nasdaq Stock Market, which is located at 1735 K Street, N.W., Washington, D.C. 20006.

    You should not send in your Intrav certificates until you receive the transmittal materials from the exchange agent. If you have further questions about your share certificates or the exchange of your Intrav stock for the merger consideration, you should call the exchange agent.

    You should rely only on the information contained in or included in this proxy statement. We have not authorized anyone to provide you with information that is different from what is contained in or included in this proxy statement. This proxy statement is dated August 23, 1999. You should not assume that the information contained in this document is accurate as of any date other than that date, and the mailing of this document to you does not create any implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make such proxy solicitation in such jurisdiction.

                 INTRAV, INC. AND SUBSIDIARIES

                 INDEX TO FINANCIAL STATEMENTS
                                                                PAGE
                                                              --------
Independent Auditors' Report................................     F-2

Consolidated Balance Sheets as of December 31, 1997 and
 1998.......................................................     F-3

Consolidated Statements of Income for the Years Ended
 December 31, 1996, 1997 and 1998...........................     F-4

Consolidated Statements of Shareholders' Equity for the
 Years Ended December 31, 1996, 1997 and 1998...............     F-5

Consolidated Statements of Cash Flows for the Years Ended
 December 31, 1996, 1997 and 1998...........................     F-6

Notes to Consolidated Financial Statements..................     F-7

Consolidated Balance Sheet as of June 30, 1999
 (Unaudited)................................................    F-19

Consolidated Statements of Income for the Six-Month Periods
 Ended June 30, 1998 and 1999 (Unaudited)...................    F-20

Consolidated Statements of Cash Flows for the Six-Month
 Periods Ended June 30, 1998 and 1999 (Unaudited)...........    F-21

Notes to Unaudited Consolidated Financial Statements........    F-22

              [Deloitte & Touche LLP Letterhead]



INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Shareholders
Intrav, Inc.

We have audited the accompanying consolidated balance sheets of Intrav, Inc. and subsidiaries as of December 31, 1997 and 1998, and the related consolidated statements of income, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Intrav, Inc. and subsidiaries at December 31, 1997 and 1998, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1998 in conformity with generally accepted accounting principles.

/s/ Deloitte & Touche LLP

February 9, 1999

                              INTRAV, INC. AND SUBSIDIARIES

                               CONSOLIDATED BALANCE SHEETS
                        (Amounts in thousands except share data)

                                                                         DECEMBER 31,
                                                              ----------------------------------
                                                                   1997               1998
ASSETS                                                        ---------------    ---------------
Current assets:
 Cash and cash equivalents..................................    $     5,951        $       845
 Restricted cash (Note 3)...................................          4,720             10,582
 Restricted marketable securities (Notes 3 and 8)...........          4,745              4,025
 Prepaid program costs......................................          7,182              8,348
 Other current assets.......................................          2,723              2,818
                                                                -----------        -----------
     Total current assets...................................         25,321             26,618

Property and equipment - net (Note 4).......................         26,198             54,655
Prepaid promotion costs.....................................          5,155              4,961
Other assets................................................            127                324
                                                                -----------        -----------
     Total..................................................    $    56,801        $    86,558
                                                                ===========        ===========

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
 Accounts payable...........................................    $     3,455        $     5,347
 Accrued expenses...........................................          6,553              6,606
 Note payable (Note 4)......................................             -               5,500
 Deferred revenue...........................................         26,838             29,836
                                                                -----------        -----------
     Total current liabilities..............................         36,846             47,289
                                                                -----------        -----------

Deferred income taxes (Note 6)..............................          6,988              7,867
                                                                -----------        -----------

Long-term debt (Note 9).....................................          7,450             20,800
                                                                -----------        -----------

Shareholders' equity:
 Preferred stock, $0.01 par value; 5,000,000 shares
  authorized, issued and outstanding - none                              -                  -
 Common stock, $0.01 par value; 20,000,000 shares
  authorized, issued - 5,325,000 shares; outstanding -
  5,071,850 shares in 1997 and 5,155,450 shares in 1998.....             53                 53
Additional paid-in capital..................................         22,229             22,694
Accumulated deficit.........................................        (14,661)           (10,449)
                                                                -----------        -----------
     Total..................................................          7,621             12,298
 Treasury stock - at cost; 253,150 and 169,550 shares of
  common stock in 1997 and 1998.............................         (2,104)            (1,696)
                                                                -----------        -----------
     Total shareholders' equity.............................          5,517             10,602
                                                                -----------        -----------
     Total..................................................    $    56,801        $    86,558
                                                                ===========        ===========

                 See accompanying notes to consolidated financial statements.

                                   INTRAV, INC. AND SUBSIDIARIES

                                 CONSOLIDATED STATEMENTS OF INCOME
                     (Amounts in thousands except share and per share data)

                                                                   YEAR ENDED DECEMBER 31,
                                                   --------------------------------------------------------
                                                         1996                1997                1998
                                                   ----------------    ----------------    ----------------
Revenues.........................................    $    126,081        $    122,523        $    125,997

Cost of operations...............................         101,651              99,007              98,156
                                                     ------------        ------------        ------------

Gross profit.....................................          24,430              23,516              27,841

Selling, general and administrative..............          16,924              15,353              15,587

Depreciation and amortization....................           1,849               1,336               1,992
                                                     ------------        ------------        ------------

Operating income.................................           5,657               6,827              10,262

Investment income................................           1,643                 978               1,060

Interest expense (including related party
 expenses of $813 in 1996).......................          (1,904)                (85)               (721)
                                                     ------------        ------------        ------------

Income before provision for income taxes and
 extraordinary item..............................           5,396               7,720              10,601

Provision for income taxes (Note 6)..............           1,887               2,780               3,817
                                                     ------------        ------------        ------------

Income before extraordinary item.................           3,509               4,940               6,784

Extraordinary item - loss related to early
 extinguishment of debt (net of tax benefit of
 $194) (Note 9)..................................            (344)                 -                   -
                                                     ------------        ------------        ------------

Net income.......................................    $      3,165        $      4,940        $      6,784
                                                     ============        ============        ============

Basic earnings per share of common stock
 (Note 11):
 Income before extraordinary item................    $       0.68        $       0.97        $       1.32
 Extraordinary item..............................           (0.07)                 -                   -
                                                     ------------        ------------        ------------

 Net income......................................    $       0.61        $       0.97        $       1.32
                                                     ============        ============        ============

 Weighted average number of common shares
  outstanding....................................       5,195,000           5,100,186           5,134,642
                                                     ============        ============        ============

Diluted earnings per share of common stock
 (Note 11):
 Income before extraordinary item................    $       0.68        $       0.96        $       1.29
 Extraordinary item..............................           (0.07)                 -                   -
                                                     ------------        ------------        ------------

 Net income......................................    $       0.61        $       0.96        $       1.29
                                                     ============        ============        ============

 Weighted average number of common shares
  outstanding....................................       5,195,000           5,127,250           5,252,482
                                                     ============        ============        ============

                  See accompanying notes to consolidated financial statements.

                                          INTRAV, INC. AND SUBSIDIARIES

                                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                                     (Amounts in thousands except share data)

                                     COMMON STOCK
                             -----------------------------
                                NUMBER OF                      ADDITIONAL                                            TOTAL
                                  SHARES                        PAID-IN         ACCUMULATED        TREASURY      SHAREHOLDERS'
                                  ISSUED          AMOUNT        CAPITAL           DEFICIT           STOCK            EQUITY
                             ----------------   ----------   --------------   ---------------   --------------   --------------
BALANCES AT JANUARY 1,
 1996.......................  $   5,325,000      $    53      $    12,016      $     (7,099)     $        -       $     4,970
 Contributed capital
  (Note 1)..................                                       10,249                                              10,249
 Acquisition of Clipper
  Cruise Line (Note 1)......                                                         (9,939)                           (9,939)
 Net income.................                                                          3,165                             3,165
 Dividends paid to Intrav,
  Inc. shareholders.........                                                         (2,596)                           (2,596)
 Dividends paid to Windsor,
  Inc.......................                                                           (586)                             (586)
 Other......................                                          (78)                                                (78)
 Purchase of 173,400 shares
  of common stock for
  treasury..................                                                                          (1,404)          (1,404)
                              -------------      -------      -----------      ------------      -----------      -----------
BALANCES AT DECEMBER 31,
 1996.......................      5,325,000           53           22,187           (17,055)          (1,404)           3,781
 Net income.................                                                          4,940                             4,940
 Cash dividends paid to
  shareholders..............                                                         (2,546)                           (2,546)
 Purchase of 96,750 shares
  of common stock for
  treasury..................                                                                            (838)            (838)
 Issuance of 17,000 shares
  of treasury stock related
  to exercise of stock
  options...................                                           42                                138              180
                              -------------      -------      -----------      ------------      -----------      -----------
BALANCES AT DECEMBER 31,
 1997.......................      5,325,000           53           22,229           (14,661)          (2,104)           5,517
 Net income.................                                                          6,784                             6,784
 Cash dividends paid to
  shareholders..............                                                         (2,572)                           (2,572)
 Purchase of 29,400 shares
  of common stock for
  treasury..................                                                                            (487)            (487)
 Issuance of 113,000 shares
  of treasury stock related
  to exercise of stock
  options...................                                          465                                895            1,360
                              -------------      -------      -----------      ------------      -----------      -----------
BALANCES AT DECEMBER 31,
 1998.......................      5,325,000      $    53      $    22,694      $    (10,449)     $    (1,696)     $    10,602
                              =============      =======      ===========      ============      ===========      ===========

                           See accompanying notes to consolidated financial statements.


                                    INTRAV, INC. AND SUBSIDIARIES

                                CONSOLIDATED STATEMENTS OF CASH FLOWS
                                       (Amounts in thousands)
                                                                   YEAR ENDED DECEMBER 31,
                                                   --------------------------------------------------------
                                                         1996                1997                1998
                                                   ----------------    ----------------    ----------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income.....................................    $      3,165        $      4,940        $      6,784
  Adjustments to reconcile net income to net cash
   provided by operating activities:
    Depreciation and amortization................           1,849               1,336               1,992
    Deferred income taxes........................            (415)             (1,195)              1,366
    Changes in assets and liabilities which
     provided (used) cash:
      Restricted cash............................             366              (2,803)             (5,862)
      Prepaid expenses and other assets..........          (1,864)              6,160              (1,346)
      Other current assets.......................             209                 269                (368)
      Accounts payable and accrued expenses......           1,378               1,186               1,945
      Deferred revenue...........................          (2,880)             (2,258)              2,998
                                                     ------------        ------------        ------------
      Net cash provided by operating
       activities................................           1,808               7,635               7,509
                                                     ------------        ------------        ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment............          (1,120)             (9,965)            (25,015)
  Proceeds from sales of marketable securities...          28,200               5,781               7,631
  Purchases of marketable securities.............         (17,093)             (4,990)             (6,882)
                                                     ------------        ------------        ------------
      Net cash provided by (used in) investing
       activities................................           9,987              (9,174)            (24,266)
                                                     ------------        ------------        ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Net proceeds (payments) of long-term debt......          (8,019)              4,450              13,350
  Purchase of common stock for treasury..........          (1,404)               (838)               (487)
  Proceeds from sale of treasury stock...........              -                  180               1,360
  Dividends paid.................................          (3,182)             (2,546)             (2,572)
  Payment to Windsor, Inc. for acquisition of
   Clipper.......................................          (9,726)                 -                   -
  Net cash received from (paid to) Windsor,
   Inc...........................................           5,029                (426)                 -
                                                     ------------        ------------        ------------
      Net cash (used in) provided by financing
       activities................................         (17,302)                820              11,651
                                                     ------------        ------------        ------------

NET DECREASE IN CASH AND CASH EQUIVALENTS........          (5,508)               (719)             (5,106)

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR.....          12,178               6,670               5,951
                                                     ------------        ------------        ------------

CASH AND CASH EQUIVALENTS, END OF YEAR...........    $      6,670        $      5,951        $        845
                                                     ============        ============        ============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid for taxes............................    $      1,582        $      4,350        $      3,215
  Cash paid for interest.........................           1,847                 298                 901
  Noncash contribution of capital................          10,249                  -                   -

                        See accompanying notes to consolidated financial statements.

                   INTRAV, INC. AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998
              (Amounts in thousands except share data)

1. DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

   Intrav, Inc. ("INTRAV" or the "Company") designs, markets and operates deluxe, escorted, worldwide travel programs and cruises. The Company provides a diverse offering of programs primarily to affluent, well-educated, mature individuals in the United States who desire substantive travel experiences. Its small cruise ship programs allow its travelers to visit secluded places of natural beauty and cultural interest aboard four Company owned and operated ships and others that it charters. The Company also offers programs that use privately chartered jet aircraft which allow its travelers to visit locations not as conveniently or comfortably served by commercial airlines.

   In December 1996, the Company acquired Clipper Cruise Line, Inc. ("Clipper") which offered cruise programs in the United States, Central America and the Caribbean Islands on its two small cruise ships, the M/V Nantucket Clipper and the M/V Yorktown Clipper. The acquisition of Clipper provided the Company with additional products and expertise in the small-ship cruise market and expanded its distribution capabilities through Clipper's travel agent network. Since the Clipper acquisition, the Company has expanded its small-ship programs through the acquisition of two additional small cruise ships, the M/S Clipper Adventurer, which began operations in April 1998, and the M/S Clipper Odyssey, which it will begin operating in November 1999.

   The acquisition of Clipper in 1996 from Windsor, Inc., a company controlled by Barney A. Ebsworth, the Company's founder, Chairman of the Board and majority shareholder, included a Stock Purchase Agreement with an initial payment of approximately $9,900 and the assumption of indebtedness of $5,500 owed by Clipper to Windsor, with an additional $213 paid to Windsor during 1997. Additional consideration of up to $3,000 may be paid to the extent the cumulative net cruise revenues (as defined), of Clipper exceed $70,000 in the period January 1, 1997 through December 31, 2000. Net cruise revenues, (as defined), were $54,491 through December 31, 1998. Due to the common ownership and control of Mr. Ebsworth over both INTRAV and Clipper, the acquisition has been accounted for in a manner similar to the pooling-of-interests method and, accordingly, all financial data has been restated to include the accounts and results of operations of Clipper for all periods prior to the acquisition.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   PRINCIPLES OF CONSOLIDATION - The consolidated financial statements of the Company include the accounts of INTRAV and its wholly-owned subsidiaries Clipper, Republic Cruise Line ("RCL"), Inc., Liberty Cruise Line, Inc. ("LCL"), Clipper Adventurer, Ltd ("CAL")., and Clipper Odyssey, Ltd ("COL"). All significant intercompany accounts and transactions have been eliminated.

   REVENUE RECOGNITION - Revenues are recognized as services are provided, generally upon completion of a tour; however, revenues for certain significant or long duration tours are recognized on a proportionate basis based on number of days traveled. Deferred revenue consists of amounts received for tours which have not yet been completed.

   PROMOTION AND PROGRAM COSTS - The Company expenses promotion costs as incurred, except for direct-response advertising. Direct-response advertising and program costs are deferred until the revenue from the related program is recognized. Promotion expenses were $19,075, $19,767, and $17,501 for 1996, 1997 and
   1998, respectively.

   CURRENCY HEDGES - The Company may enter into contracts to buy foreign currencies in the future to protect the U.S. dollar value of certain foreign currency transactions. Except in the infrequent instance

                  INTRAV, INC. AND SUBSIDIARIES
   of cancellation of non-U.S. currency cost commitments, the Company's practices relating to these contracts do not expose the Company to currency risk from exchange rate movements because the gains and losses on them offset losses and gains on the cost commitments being hedged. Gains and losses on currency forward contracts are deferred and recognized in the same period as the hedged transactions (see Note 7).

   CASH EQUIVALENTS - For purposes of reporting cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

   MARKETABLE SECURITIES - The Company's marketable securities, including restricted amounts, have been classified as available-for-sale. Available-for-sale securities are carried at fair value, with the unrealized holding gains and losses, net of taxes, reported as a separate component of shareholders' equity.

   PROPERTY, AMORTIZATION AND DEPRECIATION - Property and equipment is recorded at cost. Amortization and depreciation is computed using accelerated and straight-line methods over the estimated useful lives of the individual assets. Capitalized software costs are amortized over 3 to 8 years, office furniture and equipment is depreciated over 5 to 7 years and leasehold improvements are amortized over the life of the related lease. The cruise ships are depreciated over 25 years prior to 1997, over 30 years beginning in 1997 and cruise ship equipment over 5 to 7 years. Effective January 1, 1997, the Company changed its estimates of the useful lives of the M/V Nantucket Clipper and M/V Yorktown Clipper. As a result of the appraisals of the Clipper ships, which were performed in connection with INTRAV's acquisition of Clipper, the Company determined that 30 years better reflects the estimated periods during which such assets will remain in service. The effect of the change in the estimated useful lives of the ships was to reduce depreciation expense for the year ended December 31, 1997 by approximately $623. Net income for the same period increased, by approximately $400. The increase in net income represented an $.08 increase in both basic and diluted earnings per share of common stock in 1997.

   INCOME TAXES - Deferred income taxes reflect the tax consequences on future years of differences between tax and financial reporting amounts. Under this method, deferred tax assets and liabilities are determined based on temporary differences between the financial statement and tax bases of assets and liabilities by applying enacted tax rates applicable to future years in which the differences are expected to reverse.

   Prior to the acquisition discussed in Note 1, Clipper's results of operations were included in the consolidated U.S. Corporate income tax return of Windsor. Prior to the acquisition, Clipper's provision for income taxes had been computed as if it filed an annual return on a separate company basis. Clipper is included in the consolidated return of INTRAV for the years ended December 31, 1997 and 1998.

   USE OF MANAGEMENT ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires that management make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. The reported amounts of revenues and expenses during the reporting period may also be affected by the estimates and assumptions management is required to make. Actual results may differ from those estimates.

   STOCK-BASED COMPENSATION PLANS - Effective January 1, 1996, the Company adopted the disclosure requirements of Statement of Financial Accounting Standards No. 123 ("SFAS 123"), Accounting for Stock-Based Compensation. The new standard defines a fair value method of accounting for stock options and similar equity instruments. Under the fair value method, compensation cost is measured at the grant date based on the fair value of the award and is recognized over the service period, which is usually the vesting period. Pursuant to the new standard, companies are encouraged, but not required, to adopt the fair value method of accounting for employee stock-based transactions. Companies are also

                   INTRAV, INC. AND SUBSIDIARIES
   permitted to continue to account for such transactions under Accounting Principles Board Opinion No. 25 ("APB 25"), Accounting for Stock Issued to Employees, but are required to disclose pro forma net income and, if presented, earnings per share as if the company had applied the new method of accounting. The Company has adopted the disclosure requirements of SFAS 123 in fiscal year 1996 but will continue to recognize and measure compensation for its restricted stock and stock option plans in accordance with the existing provisions of APB 25.

   RECENT ACCOUNTING PRONOUNCEMENTS - During 1998, the Company adopted Statement of Financial Accounting Standards No. 130 ("SFAS 130"), Reporting Comprehensive Income, and Statement of Financial Accounting Standards No. 131 ("SFAS 131"), Disclosures about Segments of an Enterprise and Related Information.

   SFAS 130 established standards for reporting and display of comprehensive income in a full set of financial statements. In addition to displaying an amount for net income (loss), the Company is now required to display other comprehensive income
   (loss), which includes other changes in equity (deficit). SFAS 130 had no effect on the Company's financial statements for the years ending December 31, 1996, 1997 and 1998.

   SFAS 131 established standards for the way that public business enterprises report information about operating segments in annual financial statements and also established standards for related disclosures about products and services, geographic areas, and major customers. Management has considered the requirements of SFAS 131 and, as discussed in Note 12, believes the Company operates in one business segment.

   In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133 ("SFAS 133"), Accounting for Derivative Instruments and Hedging Activities. This statement established accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. The Company is required to adopt this statement effective January 1, 2000. SFAS 133 will require the Company to record all derivatives on the balance sheet at fair value. Changes in derivative fair value will either be recognized in earnings as offsets to the changes in fair value of related hedged assets, liabilities and firm commitments or, for forecasted transactions, deferred and recorded as a component of other stockholders' equity until the hedged transactions occur and are recognized in earnings. The ineffective portion of a hedging derivative's change in fair value will be recognized in earnings immediately. The Company is currently evaluating when it will adopt this standard and the impact of the standard on the Company. The impact of SFAS No. 133 will depend on a variety of factors, including the future level of hedging activity, the types of hedging instruments used and the effectiveness of such instruments.

   RECLASSIFICATIONS - Certain reclassifications have been made to 1996 and 1997 to conform to the 1998 presentation.

3. RESTRICTED CASH AND MARKETABLE SECURITIES

   U.S. law requires the Company to maintain financial protection for passenger advance payments for Company-operated cruises and chartered flights embarking from the U.S. The Company has established escrow arrangements to comply with the law. Under the arrangements, monies received from passengers for cruises and chartered flights are held in escrow accounts until the respective cruises have been completed or charter payments have been made. At December 31, 1997 and 1998, cash equivalents and marketable securities amounting to $9,465 and $14,607, respectively, were held in escrow.

   On February 2, 1999, the Company replaced certain cash escrow requirements, related to passenger advance payments for cruises on the Company's U.S. flag ships - M/V Nantucket Clipper and M/V

                   INTRAV, INC. AND SUBSIDIARIES

   Yorktown Clipper, with a surety bond. The Federal Maritime
   Commission established the current surety bond level at $6,000 in order to satisfy its requirements of evidence of the Company's financial responsibility in lieu of the escrow arrangement. The surety bond required a $1,500 standby letter of credit as collateral.

4. PROPERTY AND EQUIPMENT

   Property and equipment at December 31, 1997 and 1998 consist of the following:

                                                                         1997               1998
                                                                    ---------------    ---------------
        Cruise ships..............................................    $    28,356        $    65,603
        Computer hardware and software............................          5,187              6,104
        Office furniture and equipment............................          1,638              1,698
        Cruise ship equipment.....................................            469                475
        Leasehold improvements....................................            107                121
        Warehouse facilities......................................             48                 51
        Construction in progress..................................          7,816
                                                                      -----------        -----------

            Total property and equipment..........................         43,621             74,052

        Less accumulated depreciation.............................        (17,423)           (19,397)
                                                                      -----------        -----------

            Property and equipment - net..........................    $    26,198        $    54,655
                                                                      ===========        ===========

   CRUISE SHIPS - On September 4, 1998, the Company entered into a purchase agreement with Spice Islands Cruises Ltd., ("Spice Islands") to purchase the 120-passenger luxury cruise ship Oceanic Odyssey for a purchase price of $16,000. The Company made a cash payment of $10,500 and delivered its one-year promissory note in the amount of $5,500 at the time of closing.

   Following the vessel purchase, the Company chartered the vessel, on a bareboat basis (i.e., without crew or provisioning), to Spice Islands for a period commencing on the closing date of the purchase, November 12, 1998, and ending November 1, 1999. The charter hire fee of $1,700 was received at the time of closing and is being recognized on a straight-line basis over the life of the charter agreement. The charter arrangement will afford the Company lead time to design and market travel programs for the vessel while permitting Spice Islands to fulfill its preexisting cruise obligations.

   In 1997, the Company purchased the cruise ship, M/S Clipper
   Adventurer, and renovated it during 1997 and 1998 with expenditures of $20,200. The cruise ship was placed in service in early April 1998.

   Capitalized interest relating to the refurbishment of the M/S
   Clipper Adventurer for the years ended December 31, 1997 and 1998 was $108 and $378, respectively.

                   INTRAV, INC. AND SUBSIDIARIES

5. OPERATING LEASES

   The Company leases various office facilities and equipment under noncancellable operating leases. At December 31, 1998, future minimum payments under these leases with initial or remaining terms of one year or more were:

                                                                 OFFICE
                                                                  SPACE           OTHER           TOTAL
                                                              -------------    -----------    -------------

        1999................................................    $     725        $   199        $     924
        2000................................................          739            138              877
        2001................................................          752             94              846
        2002................................................            -             24               24
        2003................................................            -             10               10
                                                                ---------        -------        ---------

            Total...........................................    $   2,216        $   465        $   2,681
                                                                =========        =======        =========

   Windsor Management Corporation, as agent for Windsor Real Estate, Inc., an affiliated entity, was the lessor of the office space through July 1997. Rent paid to the related party was $702 and $457 for 1996 and 1997, respectively. During 1997, the office building was sold to an unrelated third party.

   Rental expense for the years ended December 31, 1996, 1997 and 1998 was $866, $1,061 and $883, respectively.

6. INCOME TAXES

   Provisions for income taxes consist of the following:

                                                                         YEAR ENDED DECEMBER 31,
                                                             -----------------------------------------------
                                                                 1996             1997             1998
                                                             -------------    -------------    -------------
        Current:
          Federal..........................................    $   2,174        $   3,754        $   2,301
          State............................................          128              221              150
        Deferred:
          Federal..........................................         (393)          (1,129)           1,283
          State............................................          (22)             (66)              83
                                                               ---------        ---------        ---------

            Total..........................................    $   1,887        $   2,780        $   3,817
                                                               =========        =========        =========

                   INTRAV, INC. AND SUBSIDIARIES

   Factors causing the effective tax rate to differ from the statutory federal income tax rate were:

                                                                             YEAR ENDED DECEMBER 31,
                                                                   --------------------------------------------
                                                                      1996             1997             1998
                                                                   ----------       ----------       ----------
        Statutory rate...........................................      34.0%            34.0%            33.8%
        Nontaxable interest income...............................      (0.1)              -                -
        State and local income taxes, net of U.S. federal income
         tax benefit.............................................       1.1              2.0              2.2
                                                                     ------           ------           ------

            Effective rate.......................................      35.0%            36.0%            36.0%
                                                                     ======           ======           ======

   The Company's current and noncurrent deferred taxes included in the balance sheets as of December 31, 1997 and 1998 consisted of the following deferred tax assets and liabilities:

                                                                                 1997
                                                           ------------------------------------------------
                                                             DEFERRED         DEFERRED            NET
                                                               TAX              TAX            LIABILITY
                                                              ASSETS        LIABILITIES         (ASSET)
                                                           ------------    --------------    --------------
        Property and equipment...........................    $      6        $    5,259        $    5,253
        Promotional costs................................          -              1,735             1,735
        Accruals.........................................         416               134              (282)
        Deferred compensation............................         434                -               (434)
                                                             --------        ----------        ----------

            Total........................................    $    856        $    7,128        $    6,272
                                                             ========        ==========        ==========

        Current deferred taxes...........................    $    850        $      134        $     (716)

        Noncurrent deferred taxes........................           6             6,994             6,988
                                                             --------        ----------        ----------

            Total........................................    $    856        $    7,128        $    6,272
                                                             ========        ==========        ==========

                                                                                 1998
                                                           ------------------------------------------------
                                                             DEFERRED         DEFERRED            NET
                                                               TAX              TAX            LIABILITY
                                                              ASSETS        LIABILITIES         (ASSET)
                                                           ------------    --------------    --------------
        Property and equipment...........................    $      6        $    6,187        $    6,181
        Promotional costs................................          -              1,686             1,686
        Accruals.........................................         327                98              (229)
                                                             --------        ----------        ----------

            Total........................................    $    333        $    7,971        $    7,638
                                                             ========        ==========        ==========

        Current deferred taxes...........................    $    327        $       98        $     (229)

        Noncurrent deferred taxes........................           6             7,873             7,867
                                                             --------        ----------        ----------

            Total........................................    $    333        $    7,971        $    7,638
                                                             ========        ==========        ==========

                INTRAV, INC. AND SUBSIDIARIES

7. COMMITMENTS AND CONTINGENCIES

   CHARTER AGREEMENTS - As of December 31, 1998, the Company has agreements to charter cruise ships and aircraft for its group travel programs in 1999 and 2000 amounting to $6,828. Commitments generally may be canceled with penalties from 10 percent to 100 percent.

   PROFIT SHARING PLAN - Effective January 1, 1998, all assets of the Clipper profit sharing plan were merged into the INTRAV Plan. In addition, the INTRAV Plan was renamed the INTRAV-Clipper 401(k) Plan. The plan covers substantially all employees. The Company may match a percentage of the employees' before-tax contributions and may also make a non-matching contribution. An employee is not required to make before-tax contributions in order to receive a company non-matching contribution. Company contributions, which are subject to the discretion of the Board of Directors, amounted to approximately $372, $242 and $210 in 1996, 1997 and 1998, respectively.

   STANDBY LETTERS OF CREDIT - As of December 31, 1998, the Company had standby letters of credit in place totaling approximately $545. On January 26, 1999, the Company issued a $1,500 standby letter of credit to collateralize its surety bond obligation required by the Federal Maritime Commission (see Note 3). The Company expects that none of its standby letters of credit will be drawn on.

   CURRENCY CONTRACTS - The Company has utilized foreign currency forward contracts to hedge against fluctuations in the costs of the currencies used for its international travel programs. At December 31, 1998, the Company had contracts to purchase $1,065 (U.S. equivalents) of non-U.S. currencies for 1999 program operations.

   LITIGATION - The Company and its subsidiaries are involved in legal proceedings, claims and litigation arising in the ordinary course of business. While the results of such litigation cannot be predicted, management believes, based upon advice of legal counsel, that the ultimate outcome of such litigation will not have a material adverse effect on the consolidated financial statements of the Company and its subsidiaries.

8. MARKETABLE SECURITIES

   At December 31, 1997 and 1998, the Company's investments in marketable securities (including restricted amounts) are classified as available-for-sale and include the following:

                                                            FAIR VALUE
                                                 --------------------------------
                                                      1997              1998
                                                 --------------    --------------
        U.S. Treasury and agency securities....    $    4,745        $    4,025
                                                   ==========        ==========

   The contractual maturities of debt securities as of December 31, 1998 are as follows:

                                                                        FAIR
                                                                       VALUE
                                                                   --------------
        One to five years......................                      $    4,025
                                                                     ==========

                   INTRAV, INC. AND SUBSIDIARIES

    The gross realized and unrealized gains and losses are immaterial. For the purposes of determining gross realized gains and losses, the cost of securities sold is based upon specific identification.

 9. LONG-TERM DEBT

    In December 1996, the Company prepaid $10,518 to retire the outstanding principal of both series of United States Government Guaranteed Financing Bonds related to certain cruise ships. As required under the bond agreements, the Company paid an additional $416 prepayment premium for the early retirement of the bonds. Accordingly, the Company recorded an extraordinary loss of $538 ($344 net of taxes) consisting of the prepayment premium and the write-off of deferred financing costs related to the early extinguishment of the debt.

    The Company has a $30,000 revolving credit facility agreement with NationsBank, N.A., which expires on November 1, 2003. The agreement includes provisions for periodic reductions of the available amount to $15,000. In addition, the Company may select among various draw arrangements with varying maturities and interest rates. At December 31, 1998 the interest rates on the borrowings ranged from 6.6% to 6.9%. The Company has pledged its personal property, including the cruise ships, as collateral and must comply with certain financial covenants, under the terms of the agreement. The Company had outstanding borrowings of $7,450 and $20,800 at December 31, 1997 and 1998, respectively.

    On January 18, 1999, the Company amended the revolving credit facility agreement to increase the allowable letter of credit commitment from $1,000 to $2,500.

    As of February 3, 1999, the Company had repaid $7,800 of its borrowings under the revolving credit facility with cash made available by replacing certain escrow requirements with a surety bond (see Note 3). As a result of the repayment, the Company reduced outstanding borrowings to $13,000.

10. INCENTIVE STOCK PLAN

    On April 21, 1995, the Company's shareholders adopted the 1995 Incentive Stock Plan (the "Plan"); whereby, incentive stock options, nonqualifying stock options, restricted stock and stock appreciation rights may be granted to officers, key employees and outside directors to purchase a specified number of shares of common stock at a price not less than the fair market value at the date of grant and for a term not to exceed 10 years. During 1997, the Plan was amended to increase the maximum number of shares available for issuance thereunder to 750,000. Each such option, except for 100,000 stock options granted to a key employee, vests over a five-year period with 20% vesting each year. The aforementioned 100,000 stock options granted to the key employee vested 50% on December 31, 1998 and the remaining 50% on December 31, 1999 subject to continuation of employment. In addition, in 1998, the key employee received a deferred compensation payment of $1,451 related to a previous deferred compensation agreement. Of the 522,000 outstanding options, 464,000 options will vest immediately upon a change of control, as defined.

                   INTRAV, INC. AND SUBSIDIARIES

   Stock option transactions are summarized as follows:

                                                                                                   WEIGHTED
                                                                                                   AVERAGE
                                                               SHARES           PRICE RANGE         PRICE
                                                            -------------    -----------------   ------------
        Outstanding, January 1, 1996......................      300,000      $   10.50             $ 10.50
          Granted.........................................      200,000      $7.66-$8.50           $  8.08
                                                              ---------

        Outstanding, December 31, 1996....................      500,000      $7.38-$10.25          $  9.53
          Granted.........................................      475,000      $7.38-$13.25          $ 10.11
          Canceled........................................     (390,000)     $7.66-$10.50          $  9.26
          Exercised.......................................      (17,000)     $   10.50             $ 10.50
                                                              ---------

        Outstanding, December 31, 1997....................      568,000      $7.38-$10.50          $ 10.42
          Granted.........................................       67,000      $13.00-$14.75         $ 14.51
          Exercised.......................................     (113,000)     $7.375-$10.50         $  9.39
                                                              ---------

        Outstanding, December 31, 1998....................      522,000      $7.375-$14.75         $ 11.17
                                                              =========

        Exercisable at:
          December 31, 1997...............................       81,000      $   10.50             $ 10.50
                                                              =========

          December 31, 1998...............................       97,000      $10.50-$13.25         $ 12.55
                                                              =========

   The Company has adopted the disclosure-only provisions of SFAS
   123. Accordingly, no compensation cost has been recognized for the stock option plan. Had compensation cost for the Company's stock option plan been determined based on the fair value at the grant dates for awards consistent with the provisions of SFAS 123, the Company's net income and net income per share would have been reduced to the pro forma amounts indicated below:

                                                                        YEAR ENDED DECEMBER 31,
                                                                    --------------------------------
                                                                         1997              1998
                                                                    --------------    --------------
        Net income - as reported..................................    $    4,940        $    6,784
                                                                      ==========        ==========

        Net income - pro forma....................................    $    4,766        $    6,602
                                                                      ==========        ==========

        Net income per common share - as reported:
          Basic...................................................    $     0.97        $     1.32
                                                                      ==========        ==========
          Diluted.................................................    $     0.96        $     1.29
                                                                      ==========        ==========

        Net income per common share - pro forma:
          Basic...................................................    $     0.93        $     1.29
                                                                      ==========        ==========
          Diluted.................................................    $     0.93        $     1.26
                                                                      ==========        ==========

   The pro forma compensation effects of this calculation were not material and therefore have not been disclosed for the year ended December 31, 1996.

                   INTRAV, INC. AND SUBSIDIARIES

    The Company has estimated the fair values of its option grants since 1995 by using the binomial options pricing model with the following assumptions:

                                                                          YEAR ENDED DECEMBER 31,
                                                                    -----------------------------------
                                                                      1996         1997         1998
                                                                    ---------    ---------    ---------
        Expected life (years).....................................       10           10           10
        Risk-free interest rate...................................     6.50%        5.62%        5.31%
        Volatility................................................    37.50%       28.01%       19.23%
        Dividend yield............................................     4.76%        3.78%        4.48%

11. EARNINGS PER SHARE

    Weighted average shares of common stock and common stock equivalents used in the calculation of basic and diluted earnings per share are summarized as follows:

                                                                         YEAR ENDED DECEMBER 31,
                                                          -----------------------------------------------------
                                                               1996               1997               1998
      ANNUAL DATA                                         ---------------    ---------------    ---------------
        Weighted average number of common shares
         outstanding (Basic EPS)........................      5,195,000          5,100,186          5,134,642

        Stock option equivalents........................             -              27,064            117,840
                                                            -----------        -----------        -----------

        Weighted average number of common shares and
         equivalents outstanding (Diluted EPS)..........      5,195,000          5,127,250          5,252,482
                                                            ===========        ===========        ===========

    Stock option equivalents included in the Diluted EPS calculation were determined using the treasury stock method. Under the treasury stock method and SFAS 128, outstanding stock options are dilutive when the average market price of the Company's common stock exceeds the option price during a period. In addition, proceeds from the assumed exercise of dilutive options along with the related tax benefit are assumed to be used to repurchase common shares at the average market price of such stock during the period.

                   INTRAV, INC. AND SUBSIDIARIES

12. ENTERPRISE WIDE DISCLOSURE

    The Company operates in one business segment. Although the Company primarily manages its operations on a trip by trip basis, for ease of presentation, the Company has classified the trips based on the primary mode of transportation. The primary modes of transportation consist of small ships, private jets, big ships and other.

    The Company considers small ship cruises those programs which primarily use vessels that carry less than 400 passengers. Private jet charters are those programs the focus of which is privately chartered jet aircraft. "Other" represents various programs which do not fall under the aforementioned categories, such as land based programs and other miscellaneous revenues.

    The Company derives substantially all of its revenues from domestic customers.

    The following table presents, for the periods indicated, the Company's revenue by mode of transportation.

                                                                    YEAR ENDED DECEMBER 31,
                                                    --------------------------------------------------------
                                                          1996                1997                1998
                                                    ----------------    ----------------    ----------------
        Small ships...............................    $     54,068        $     55,891        $     71,149
        Private jets..............................          17,396              16,667              20,537
        Big ships.................................          34,822              31,113              22,487
        Other.....................................          19,795              18,852              11,824
                                                      ------------        ------------        ------------

            Total.................................    $    126,081        $    122,523        $    125,997
                                                      ============        ============        ============

                   INTRAV, INC. AND SUBSIDIARIES

13. QUARTERLY RESULTS OF OPERATIONS (UNAUDITED)

    The results of operations by quarter for 1997 and 1998 were as follows (amounts in thousands except per share data):

                                                                              QUARTER ENDED
                                               ----------------------------------------------------------------------------
                                                                                   1997
                                               ----------------------------------------------------------------------------
                                                 MARCH 31        JUNE 30         SEPT. 30        DEC. 31          TOTAL
                                               ------------    ------------    ------------    ------------    ------------
        Revenues.............................    $ 27,174        $ 23,905        $ 36,423        $ 35,021        $122,523
        Cost of operations...................      22,023          18,892          29,806          28,286          99,007
                                                 --------        --------        --------        --------        --------

            Gross profit.....................    $  5,151        $  5,013        $  6,617        $  6,735        $ 23,516
                                                 ========        ========        ========        ========        ========

        Net income...........................    $    792        $    801        $  1,600        $  1,747        $  4,940
                                                 ========        ========        ========        ========        ========

        Basic net income per share...........    $   0.15        $   0.16        $   0.32        $   0.34        $   0.97
                                                 ========        ========        ========        ========        ========

        Diluted net income per share.........    $   0.15        $   0.16        $   0.31        $   0.34        $   0.96
                                                 ========        ========        ========        ========        ========

                                                                              QUARTER ENDED
                                               ----------------------------------------------------------------------------
                                                                                   1998
                                               ----------------------------------------------------------------------------
                                                 MARCH 31        JUNE 30         SEPT. 30        DEC. 31          TOTAL
                                               ------------    ------------    ------------    ------------    ------------
        Revenues.............................    $ 26,719        $ 22,057        $ 41,269        $ 35,952        $125,997
        Cost of operations...................      21,601          16,615          32,805          27,135          98,156
                                                 --------        --------        --------        --------        --------

            Gross profit.....................    $  5,118        $  5,442        $  8,464        $  8,817        $ 27,841
                                                 ========        ========        ========        ========        ========

        Net income...........................    $    985        $    943        $  2,475        $  2,381        $  6,784
                                                 ========        ========        ========        ========        ========

        Basic net income per share...........    $   0.19        $   0.18        $   0.48        $   0.46        $   1.32
                                                 ========        ========        ========        ========        ========

        Diluted net income per share.........    $   0.19        $   0.18        $   0.47        $   0.45        $   1.29
                                                 ========        ========        ========        ========        ========

                      INTRAV, INC. AND SUBSIDIARIES

                       CONSOLIDATED BALANCE SHEET
                              (Unaudited)
                (Amounts in thousands except share data)

                                                               JUNE 30, 1999
                                                              ---------------
                           ASSETS

Current assets:
 Cash and cash equivalents..................................    $     5,374
 Restricted cash............................................          7,806
 Restricted marketable securities...........................             -
 Prepaid program costs......................................         11,665
 Other current assets.......................................          3,637
                                                                -----------
  Total current assets......................................         28,482
Property and equipment - net................................         54,035
Prepaid promotion costs.....................................          5,160
Other assets................................................            396
                                                                -----------
  Total.....................................................    $    88,073
                                                                ===========
            LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
 Accounts payable...........................................    $     4,564
 Accrued expenses...........................................          6,676
 Notes payable..............................................          8,500
 Deferred revenue...........................................         53,151
                                                                -----------
  Total current liabilities.................................         72,891
                                                                -----------
Deferred income taxes.......................................          7,867
                                                                -----------
Long-term debt..............................................             -
                                                                -----------
Shareholders' equity:
 Preferred stock, $0.01 par value; 5,000,000 shares
  authorized; issued and outstanding - none.................             -
 Common stock, $0.01 par value; 20,000,000 shares
  authorized; issued - 5,325,000 shares; outstanding -
  5,114,200 shares..........................................             53
 Additional paid-in capital.................................         22,694
 Accumulated deficit........................................        (12,912)
                                                                -----------
  Total.....................................................          9,835
 Treasury stock - at cost; 210,800 shares of common stock...         (2,520)
                                                                -----------
  Total shareholders' equity................................          7,315
                                                                -----------
  Total.....................................................    $    88,073
                                                                ===========

    See accompanying notes to consolidated financial statements.

                                 INTRAV, INC. AND SUBSIDIARIES

                               CONSOLIDATED STATEMENTS OF INCOME
                                        (Unaudited)
                        (Amounts in thousands except per share data)

                                                                        SIX MONTHS ENDED
                                                                            JUNE 30,
                                                              -------------------------------------
                                                                   1998                  1999
                                                              ---------------       ---------------
Revenues....................................................    $    48,776           $    52,571

Costs of operations.........................................         38,216                39,902
                                                                -----------           -----------

Gross profit................................................         10,560                12,669

Selling, general and administrative.........................          6,852                 8,099

Depreciation and amortization...............................            869                 1,477
                                                                -----------           -----------

Operating income............................................          2,839                 3,093

Investment income...........................................            438                   342

Interest expense............................................           (263)                 (535)
                                                                -----------           -----------

Income before provision for income taxes....................          3,014                 2,900

Provision for income taxes..................................          1,085                 1,044
                                                                -----------           -----------

Net income..................................................    $     1,929           $     1,856
                                                                ===========           ===========

Basic earnings per share of common stock....................    $      0.38           $      0.36
                                                                -----------           -----------

  Weighted average number of common shares outstanding......          5,101                 5,117
                                                                ===========           ===========

Diluted earnings per share of common stock..................    $      0.37           $      0.35
                                                                ===========           ===========

  Weighted average number of common shares outstanding......          5,212                 5,237
                                                                ===========           ===========

                  See accompanying notes to consolidated financial statements.

                              INTRAV, INC. AND SUBSIDIARIES

                          CONSOLIDATED STATEMENTS OF CASH FLOWS
                                     (Unaudited)
                                (Amounts in thousands)

                                                                        SIX MONTHS ENDED
                                                                            JUNE 30,
                                                              -------------------------------------
                                                                   1998                  1999
                                                              ---------------       ---------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income................................................    $     1,929           $     1,856
  Adjustments to reconcile net income to net cash provided
   by operating activities:
    Depreciation and amortization...........................            879                 1,477
    Changes in assets and liabilities which provided (used)
     cash:
      Restricted cash.......................................        (13,641)                2,776
      Prepaid expenses and other assets.....................         (6,504)               (3,650)
      Other current assets..................................           (567)                 (819)
      Accounts payable and accrued expenses.................           (333)                 (753)
      Deferred revenue......................................         24,295                23,315
                                                                -----------           -----------
      Net cash provided by operating activities.............          6,058                24,202
                                                                -----------           -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment.......................        (10,953)                 (795)
  Proceeds from sales of marketable securities..............          2,500                 4,025
  Purchases of marketable securities........................         (2,555)                   -
                                                                -----------           -----------
      Net cash provided by (used in) investing activities...        (11,008)                3,230
                                                                -----------           -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Net proceeds (payments) of long-term debt.................          5,350               (20,800)
  Purchase of common stock for treasury.....................             -                   (824)
  Proceeds from sale of treasury stock......................            766                    -
  Dividends paid............................................         (1,277)               (1,279)
                                                                -----------           -----------
      Net cash (used in) provided by financing activities...          4,839               (22,903)
                                                                -----------           -----------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS........           (111)                4,529

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD..............          5,951                   845
                                                                -----------           -----------

CASH AND CASH EQUIVALENTS, END OF PERIOD....................    $     5,840           $     5,374
                                                                ===========           ===========

                  See accompanying notes to consolidated financial statements.

               INTRAV, INC. AND SUBSIDIARIES

     NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
         (Amounts in thousands except share data)

DESCRIPTION OF BUSINESS

Intrav, Inc. ("INTRAV" or the "Company") designs, markets and operates deluxe, escorted, worldwide travel programs and cruises. The Company provides a diverse offering of programs primarily to affluent, well-educated, mature individuals in the United States who desire substantive travel experiences. Its small cruise ship programs allow its travelers to visit secluded places of natural beauty and cultural interest aboard four Company owned and operated ships and others that it charters. The Company also offers programs that use privately chartered jet aircraft, which allow its travelers to visit locations not as conveniently or comfortably served by commercial airlines.

In December 1996, the Company acquired Clipper Cruise Line, Inc. ("Clipper") which offered cruise programs in the United States, Central America and the Caribbean Islands on its two small cruise ships, the M/V Nantucket Clipper and the M/V Yorktown Clipper. The acquisition of Clipper provided the Company with additional products and expertise in the small-ship cruise market and expanded its distribution capabilities through Clipper's travel agent network. Since the Clipper acquisition, the Company has expanded its small-ship programs through the acquisition of two additional small cruise ships, the M/S Clipper Adventurer, which began operations in April 1998, and the M/S Clipper Odyssey, which it will begin operating in November 1999.

The Stock Purchase Agreement in connection with the 1996 acquisition of Clipper from Windsor, Inc., a company controlled by Barney A. Ebsworth, the Company's founder, Chairman of the Board and majority shareholder, included additional consideration of up to $3,000 to the extent the cumulative net cruise revenues (as defined), of Clipper exceed $70,000 in the period January 1, 1997 through December 31, 2000. During the second quarter of 1999, net cruise revenues exceeded $73,000, and therefore, a promissory note in the amount of $3,000 due to Barney A. Ebsworth payable in February 2000 has been recorded in notes payable as of June 30, 1999. Due to the common ownership and control of Mr. Ebsworth over both INTRAV and Clipper, the acquisition was accounted for in a manner similar to the pooling-of-interests method and, accordingly, the additional consideration of $3,000 has been charged directly against shareholders' equity as of June 30, 1999.

On July 16, 1999, the Company, Kuoni Reisen Holding AG ("Kuoni"), Kuoni Holding Delaware, Inc. (formerly known as Diamond Holding Delaware, Inc.), a wholly-owned subsidiary of Kuoni ("Kuoni Holding"), and Kuoni Acquisition Subsidiary Missouri, Inc. (formerly known as Diamond Acquisition Subsidiary Missouri, Inc.), a wholly-owned subsidiary of Kuoni Holding ("Kuoni Acquisition Subsidiary") entered into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which Kuoni will acquire control of, and the entire equity interest in, the Company and replace the Board of Directors of the Company. INTRAV will be acquired by Kuoni through the merger of Kuoni Acquisition Subsidiary with and into the Company. As a result of the merger, each INTRAV common share issued and outstanding when the merger becomes effective will be converted into the right to receive $21.32 in cash. Additionally, INTRAV has agreed to cause outstanding options to become payable for cash, equal to the difference between $21.32 and the per share exercise prices of such options. The aggregate purchase price for all of the equity will be approximately $115,000.

Pursuant to U.S. federal law, INTRAV'S two U.S. flag vessels (the M/V Yorktown Clipper and M/V Nantucket Clipper) must be owned by U.S. citizens in order to carry passengers on domestic cruises. A corporation is deemed to be a citizen if, among other things, at least 75% of its shares are owned by U.S. citizens. Kuoni is not a U.S. citizen, and as a result Kuoni Holding is deemed not to be a U.S. citizen.

In order to maintain the coastwise trade privileges of the two U.S. flag vessels and provide Kuoni with the use of them, the Merger
Agreement requires that, immediately prior to the effective time of the merger,

                 INTRAV, INC. AND SUBSIDIARIES

INTRAV sell or otherwise dispose of its U.S. flag vessels to such person or persons designated by Kuoni who are qualified to own and operate them in the coastwise trade. In addition, immediately prior to the effective time of the merger, INTRAV is required to enter into a time charter of the U.S. flag vessels, an operating agreement with respect to INTRAV's two non-U.S. flag vessels, and a transitional services agreement providing for certain transition services with the acquiror of the U.S. flag vessels.

Simultaneously with the execution of the Merger Agreement, Kuoni entered into a letter agreement with Paul H. Duynhouwer, INTRAV's President and Chief Executive Officer and an INTRAV director, which letter agreement outlines the proposed sale of the U.S. flag vessels to entities controlled by Mr. Duynhouwer. The letter agreement anticipates that INTRAV will sell the U.S. flag vessels to New World Ships, LLC. New World Ships, LLC will be 75.1% owned by Mr. Duynhouwer, and 24.9% owned by INTRAV or an affiliate. The total purchase price for the two U.S. flag vessels will be approximately $16,600 which represents the book value of the U.S. flag vessels.

Kuoni, founded in 1906 in Zurich, Switzerland, is one of Europe's largest travel companies with subsidiaries in 11 European countries, the Far East, India and the United States. A substantial part of the business volume is generated in the home country which makes Kuoni a market leader of the travel industry in Switzerland.

The Board of Directors of INTRAV unanimously approved the Merger Agreement, and received an opinion from its financial adviser, Stifel, Nicolaus & Company, Incorporated, that the consideration to be received by INTRAV's shareholders in the merger is fair to the INTRAV shareholders from a financial point of view. The transaction is subject to the approval of INTRAV's shareholders, the expiration of the waiting period under the applicable antitrust laws and other customary conditions.

Mr. Ebsworth, who currently owns approximately 74.8% of INTRAV's outstanding common stock, agreed to vote his shares in favor of approval of the merger. It is expected that the merger will be completed on or about September 30, 1999.

ACCOUNTING POLICIES

INTERIM ADJUSTMENTS - The unaudited financial statements included herein have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in annual financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. However, in the opinion of management of the Company, the financial statements include all adjustments, which consist only of normal recurring accruals, necessary to present fairly the financial information for such periods. These financial statements should be read in conjunction with the audited financial statements for the year ended December 31, 1998 contained elsewhere in this proxy statement. Results of operations for the six months ended June 30, 1999 are not necessarily indicative of the results which may be expected for the full year ending December 31, 1999.

                 INTRAV, INC. AND SUBSIDIARIES

EARNINGS PER SHARE OF STOCK - Basic earnings per share of stock is computed using the weighted average number of common shares outstanding during the applicable period. Diluted earnings per share of stock is computed using the weighted average number of common shares outstanding and common stock equivalents (outstanding stock options). Weighted average shares of common stock and common stock equivalents used in the calculation of basic and diluted earnings per share are summarized as follows:

                                                      SIX MONTHS ENDED
                                                          JUNE 30,
                                               -------------------------------
                                                   1998               1999
                                               ------------       ------------
Weighted average number of common
  shares outstanding (Basic EPS).............       5,101              5,117
Stock option equivalents.....................         111                120
                                                 --------           --------
Weighted average number of common shares and
  equivalents outstanding (Diluted (EPS).....       5,212              5,237
                                                 ========           ========

Stock option equivalents included in the diluted earnings per share calculation were determined using the treasury stock method. Under the treasury stock method and Statement of Financial Accounting Standards No. 128 ("SFAS 128"), outstanding stock options are dilutive when the average market price of the Company's common stock exceeds the option price during a period. In addition, proceeds from the assumed exercise of dilutive options along with the related tax benefit are assumed to be used to repurchase common shares at the average market price of such stock during the period.

LONG-TERM DEBT

The Company has amended its revolving credit facility agreement with NationsBank, N.A., to increase available borrowings from $30,000 to $32,500 effective as of June 15, 1999 and allows for up to $17,500 in Letters of Credit. This agreement expires on November 1, 2003. The agreement includes provisions for periodic reductions of the available amount from $30,500 beginning December 31, 1999 to $17,500 at December 31, 2002. The Company had no borrowings and $9,192 in Letters of Credit outstanding under this facility as of June 30, 1999.

DIVIDEND DECLARATION

On July 29, 1999, the Company declared a dividend of $0.125 per share, for shareholders of record on September 30, 1999, to be paid October 15, 1999. On May 3, 1999, the Company declared a regular quarterly dividend of $0.125 per share, for shareholders of record on May 28, 1999, paid on June 15, 1999.

On August 3, 1998, the Company declared a regular quarterly dividend of $0.125 per share, for shareholders of record on August 31, 1998, paid on September 15, 1998. On May 1, 1998, the Company declared a regular quarterly dividend of $0.125 per share, for shareholders of record on May 29, 1998, paid on June 15, 1998.

                              ANNEX 1





                    AGREEMENT AND PLAN OF MERGER


                            BY AND AMONG


                      KUONI REISEN HOLDING AG,

                  DIAMOND HOLDING DELAWARE, INC.,

           DIAMOND ACQUISITION SUBSIDIARY MISSOURI, INC.



                                AND



                            INTRAV, INC.








                            Dated as of
                           July 16, 1999


                         TABLE OF CONTENTS

                                                              PAGE
                                                              ----
ARTICLE I - TERMS OF THE MERGER.............................    1
    1.1  The Merger.........................................    1
    1.2  Effective Time.....................................    1
    1.3  Merger Consideration...............................    2
    1.4  Shareholders' Rights upon Merger...................    2
    1.5  Dissenting Shares..................................    2
    1.6  Surrender and Exchange of Shares...................    2
    1.7  Options and Warrants...............................    3
    1.8  Articles of Incorporation..........................    4
    1.9  By-Laws............................................    4
    1.10 Other Effects of Merger............................    4
    1.11 Further Adjustments................................    4
    1.12 Additional Actions.................................    4

ARTICLE II - REPRESENTATIONS, WARRANTIES AND CERTAIN
  COVENANTS OF TARGET.......................................    5
    2.1  Organization and Good Standing.....................    5
    2.2  Capitalization.....................................    5
    2.3  Subsidiaries.......................................    6
    2.4  Authorization; Binding Agreement...................    6
    2.5  Governmental Approvals.............................    7
    2.6  No Violations......................................    7
    2.7  Securities Filings and Litigation..................    8
    2.8  Target Financial Statements........................    8
    2.9  Absence of Certain Changes or Events...............    9
    2.10 Compliance with Laws...............................    9
    2.11 Permits............................................    9
    2.12 Finders and Investment Bankers.....................    9
    2.13 Contracts..........................................   10
    2.14 Employee Benefit Plans.............................   10
    2.15 Taxes and Tax Returns..............................   11
    2.16 Liabilities........................................   13
    2.17 Environmental Matters..............................   13
    2.18 Intellectual Property..............................   13
    2.19 Real Estate........................................   14
    2.20 Corporate Records..................................   14
    2.21 Title to and Condition of Personal Property........   14
    2.22 No Adverse Actions.................................   15
    2.23 Labor Matters......................................   15
    2.24 Change of Control Agreements.......................   15
    2.25 Insurance..........................................   16
    2.26 Information Supplied...............................   16
    2.27 Takeover Statutes..................................   16
    2.28 Year 2000..........................................   16
    2.29 Target Options.....................................   17
    2.30 Transactions with Affiliates.......................   17
    2.31 No Existing Discussions............................   17
    2.32 Disclosure.........................................   17

ARTICLE III - REPRESENTATIONS, WARRANTIES AND CERTAIN
  COVENANTS OF PARENT AND ACQUIROR..........................   17
    3.1  Organization and Good Standing.....................   17
    3.2  Authorization; Binding Agreement...................   18
    3.3  Governmental Approvals.............................   18

    3.4  No Violations......................................   18
    3.5  Finders and Investment Bankers.....................   19
    3.6  Information Supplied...............................   19
    3.7  Financial Ability..................................   19

ARTICLE IV - ADDITIONAL COVENANTS OF TARGET.................   19
    4.1  Conduct of Business of Target and Target
         Subsidiaries.......................................   19
    4.2  Notification of Certain Matters....................   21
    4.3  Access and Information.............................   21
    4.4  Shareholder Approval; Proxy Statement; Shareholder
         Lists..............................................   22
    4.5  Reasonable Business Efforts........................   23
    4.6  Public Announcements...............................   23
    4.7  Compliance.........................................   23
    4.8  Benefit Plans......................................   23
    4.9  No Solicitation of Takeover Proposal...............   23
    4.10 Securities and Shareholder Materials...............   25
    4.11 Resignations.......................................   25
    4.12 Noncompete and Confidentiality Agreements..........   25
    4.13 Comfort Letters....................................   25
    4.14 Takeover Statutes..................................   26
    4.15 Year 2000 Plan.....................................   26
    4.16 Purchase of Target Common Stock....................   26
    4.17 Conversion of Options..............................   26
    4.18 Disposition of U.S. Flagged Vessels; Non-U.S.
         Flagged Vessels....................................   26
    4.19 Amendments to Articles of Incorporation and
         By-Laws............................................   26

ARTICLE V - ADDITIONAL COVENANTS OF PARENT AND ACQUIROR.....   27
    5.1  Public Announcements...............................   27
    5.2  Compliance.........................................   27
    5.3  Proxy Statement....................................   27
    5.4  Indemnification and Insurance......................   28
    5.5  Advisory Committee.................................   29

ARTICLE VI - CONDITIONS.....................................   29
    6.1     Conditions to Each Party's Obligations..........   29
    6.1.1   Shareholder Approval............................   29
    6.1.2   No Injunction or Action.........................   29
    6.1.3   HSR Act.........................................   29
    6.1.4   Exon-Florio Amendment...........................   29
    6.1.5   Opinion of Financial Advisor....................   29
    6.1.6   Governmental Approvals..........................   29
    6.2     Conditions to Obligations of Target.............   30
    6.2.1   Acquiror Representations and Warranties.........   30
    6.2.2   Performance by Parent and Acquiror..............   30
    6.2.3   Certificate.....................................   30
    6.3     Conditions to Obligations of Acquiror...........   30
    6.3.1   Target Representations and Warranties...........   30
    6.3.2   Performance by Target...........................   30
    6.3.3   No Material Adverse Change......................   30
    6.3.4   No Pending Action...............................   31
    6.3.5   Dissenting Shares...............................   31
    6.3.6   Required Consents...............................   31
    6.3.7   Certificates and Other Deliveries...............   31
    6.3.8   Opinion of Target Counsel.......................   31
    6.3.9   Comfort Letters.................................   32
    6.3.10  Vessels.........................................   32
    6.3.11  Environmental Representations and Warranties....   32


ARTICLE VII - TERMINATION AND ABANDONMENT...................   32
    7.1 Termination.........................................   32
    7.2 Termination Fees and Rights.........................   33
    7.3 Procedure Upon Termination..........................   34

ARTICLE VIII - MISCELLANEOUS................................   34
    8.1  Confidentiality....................................   34
    8.2  Amendment and Modification.........................   34
    8.3  Waiver of Compliance; Consents.....................   34
    8.4  Survival of Representations and Warranties.........   35
    8.5  Notices............................................   35
    8.6  Binding Effect; Assignment.........................   36
    8.7  Expenses...........................................   36
    8.8  Governing Law......................................   36
    8.9  Counterparts.......................................   36
    8.10 Interpretation.....................................   36
    8.11 Entire Agreement...................................   36
    8.12 Severability.......................................   36
    8.13 Specific Performance...............................   37
    8.14 Third Parties......................................   37
    8.15 Schedules..........................................   37


                             LIST OF SCHEDULES

SCHEDULE                                 DESCRIPTION
--------                                 -----------
2.2(a)       Rights, Subscriptions, Warrants, Options, etc., with Respect to Stock
2.2(b)       Restrictions with Respect to Stock
2.3(a)       Target Ownership Interests
2.3(b)       Claims as to Capital Stock and Other Interests Held
2.3(c)       Rights with respect to Target Subsidiary Securities
2.5          Regulatory Consents
2.6          Target Required Approvals
2.7          Target Litigation
2.9          Target Subsequent Events
2.10         Compliance with Laws
2.13         Target Material Contracts
2.14         Target Employee Benefit Plans
2.15         Target Tax Matters
2.16         Target Liabilities
2.17         Target Environmental Matters
2.18(a)(1)   Target Intellectual Property
2.18(a)(2)   Target Intellectual Property Exceptions
2.18(b)      Computer Software Program Exceptions
2.19(b)      Target Leased Real Property
2.20         Target Records Off Premises
2.22         Target Adverse Actions
2.23         Target Labor Matters
2.24         Target Change of Control Agreements
2.30         Target Affiliate Transactions
4.12         Form of Noncompete and Confidentiality Agreements
6.3.8        Opinion of Counsel to Target

                              LIST OF EXHIBITS
                              ----------------

EXHIBIT                                  DESCRIPTION
-------                                  -----------
4.18(a)      Form of Charter Agreement
6.3.10       Letter Agreement

                     GLOSSARY OF DEFINED TERMS

                                                             PAGE WHERE
TERM                                                          DEFINED
----                                                         ----------
Acquiror....................................................      1
Acquiror Ancillary Agreements...............................     18
Acquiror Material Adverse Effect............................     18
Acquiror Material Contract..................................     19
Acquiror Modified Representation............................     30
Acquiror Nonmodified Representation.........................     30
Acquisition Agreement.......................................     24
Acquisition Subsidiary......................................      1
affiliate...................................................     36
Agreement...................................................      1
Articles Amendment..........................................     27
associate...................................................     36
Benefit Plan................................................     10
Certificate of Merger.......................................      1
Certificates................................................      2
Claim Notice................................................     14
Closing.....................................................      1
Closing Date................................................      1
Code........................................................      3
Consent.....................................................      7
Costs.......................................................     28
Dissenting Shares...........................................      2
Effective Time..............................................      1
Enforceability Exceptions...................................      6
Environmental Laws..........................................     13
ERISA.......................................................     10
Event.......................................................      9
Exchange Agent..............................................      2
Exon-Florio Amendment.......................................      7
Final Order.................................................     29
Governmental Authority......................................      7
HSR Act.....................................................      7
Indemnified Parties.........................................     28
Intellectual Property.......................................     13
IRS.........................................................     11
Law.........................................................      7
Letter of Transmittal.......................................      2
Litigation..................................................      8
Majority Shareholder........................................      1
Majority Shareholder Agreement..............................      1
Merger......................................................      1
Merger Consideration........................................      2
Missouri Code...............................................      1
Multi-employer Plan.........................................     10
NASD........................................................      7
Noncompete and Confidentiality Agreements...................     25
Option Consideration........................................      4
Options.....................................................      3
Parent......................................................      1
person......................................................     36
Proxy Statement.............................................     22
Representatives.............................................     24


Resignations................................................     25
SEC.........................................................      8
Securities Act..............................................      5
Securities Exchange Act.....................................      5
shareholder.................................................     36
Shareholders' Meeting.......................................     22
Subsidiary..................................................      5
Superior Proposal...........................................     25
Surviving Corporation.......................................      1
Surviving Corporation Common Stock..........................      2
Surviving Corporation Material Adverse Effect...............     29
Takeover Proposal...........................................     24
Takeover Statute............................................     16
Target......................................................      1
Target Ancillary Agreements.................................      6
Target Approved Budget......................................      9
Target Common Stock.........................................      1
Target Financial Statements.................................      8
Target Material Adverse Effect..............................      5
Target Material Contract....................................     10
Target Minority Entity......................................      6
Target Modified Representation..............................     30
Target Nonmodified Representation...........................     30
Target Permits..............................................      9
Target Real Property Leases.................................     14
Target Securities Filings...................................      8
Target Shareholders' Approval...............................      6
Target Shares...............................................      1
Target Subsidiaries.........................................      5
Tax.........................................................     11
Tax Return..................................................     11
Termination Fee.............................................     33
Year 2000 Compliant.........................................     17
Year 2000 Plan..............................................     17
Year 2000 Problem...........................................     16

                    AGREEMENT AND PLAN OF MERGER

    THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of July 16, 1999, by and among KUONI REISEN HOLDING AG, a Swiss corporation incorporated in the Canton of Zurich, Switzerland ("Parent"), DIAMOND HOLDING DELAWARE, INC., a Delaware corporation ("Acquiror"), DIAMOND ACQUISITION SUBSIDIARY MISSOURI, INC., a Missouri corporation and wholly owned subsidiary of Acquiror ("Acquisition Subsidiary") and INTRAV, INC., a Missouri corporation ("Target").

                              RECITALS

    A. The respective Boards of Directors of Target, Parent,
Acquisition Subsidiary and Acquiror have approved the merger (the
"Merger") of Acquisition Subsidiary with and into Target in accordance with the laws of the State of Missouri and the provisions of this Agreement.

    B. Target, Acquisition Subsidiary, Acquiror, and Parent desire to make certain representations, warranties and agreements in connection with, and establish various conditions precedent to, the Merger.

    C. Concurrently with the execution and delivery of this Agreement, Acquiror is entering into an agreement (the "Majority Shareholder Agreement") with the majority shareholder of Target (the "Majority Shareholder") whereby, among other things, the Majority Shareholder will grant an option to Acquiror to purchase certain shares of Target Common Stock (as hereinafter defined) held by the Majority Shareholder and the Majority Shareholder will agree to vote (or grant Acquiror a proxy to vote) such shares in favor of the Merger.

    NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements hereinafter set forth, the parties hereto agree as follows:

                             ARTICLE I
                        TERMS OF THE MERGER

    1.1 THE MERGER. Upon the terms and subject to the conditions of this Agreement, the Merger shall be consummated in accordance with The General and Business Corporation Law of Missouri (the "Missouri Code"). At the Effective Time (as defined in Section 1.2, below), upon the terms and subject to the conditions of this Agreement, Acquisition Subsidiary shall be merged with and into Target in accordance with the Missouri Code and the separate existence of Acquisition Subsidiary shall thereupon cease, and Target, as the surviving corporation in the Merger (the "Surviving Corporation"), shall continue its corporate existence under the laws of the State of Missouri as a subsidiary of Acquiror. Acquiror shall prepare and Target shall execute articles of merger (the "Certificate of Merger") in order to comply in all respects with the requirements of the Missouri Code and with the provisions of this Agreement.

    1.2 EFFECTIVE TIME. The Merger shall become effective at the time of the filing of the Certificate of Merger with the Secretary of Stateof the State of Missouri in accordance with the applicable provisions of the Missouri Code or at such later time as may be specified in the Certificate of Merger. The Certificate of Merger shall be filed as soon as practicable after all of the conditions set forth in this Agreement have been satisfied or waived by the party or parties entitled to the benefit of the same. Acquiror, after consultation with Target, shall determine the time of such filing (which in no event shall be more than five (5) business days after all of the conditions set forth in this Agreement have been satisfied or waived by the party or the parties entitled to the benefit of the conditions) and the place where the closing of the Merger (the "Closing") shall occur. The time when the Merger shall become effective is herein referred to as the "Effective Time" and the date on which the Effective Time occurs is herein referred to as the "Closing Date."

    1.3 MERGER CONSIDERATION.

    (a) Subject to the provisions of this Agreement and any applicable backup or other withholding requirements, each of the issued and outstanding shares ("Target Shares") of common stock, par value $0.01 per share, of Target ("Target Common Stock") (other than shares canceled pursuant to Section 1.3(b) and Dissenting Shares (as hereinafter defined), if any) as of the Effective Time shall by virtue of the Merger and without any action on part of the holder thereof, be converted into the right to receive, and there shall be paid as hereinafter provided, in exchange for each of the Target Shares, $21.32 (the "Merger Consideration"), payable to the holder thereof, in cash, without interest thereon, upon the surrender of the certificate formerly representing such Target Share in the manner provided in Section 1.6.

    (b) Each share of Target Common Stock issued and outstanding immediately prior to the Effective Time that is owned by Parent, Acquiror or Acquisition Subsidiary and each share of Target Common Stock held in the treasury of Target or by a wholly owned subsidiary of Target shall be canceled as of the Effective Time and no Merger Consideration shall be payable with respect thereto. From and after the Effective Time, there shall be no further transfers on the stock transfer books of Target of any of the Target Shares outstanding prior to the Effective Time. If, after the Effective Time, Certificates (as hereinafter defined) are presented to the Surviving Corporation, they shall be canceled and exchanged for the Merger Consideration provided for in, and in accordance with the procedures set forth in, this Agreement.

    (c) Subject to the provisions of this Agreement, at the Effective Time, the shares of Acquisition Subsidiary common stock outstanding immediately prior to the Merger shall be converted, by virtue of the Merger and without any action on the part of the holder thereof, into one validly issued, fully paid and nonassessable share of the common stock of the Surviving Corporation (the "Surviving Corporation Common Stock"), which share of the Surviving Corporation Common Stock shall constitute all of the issued and outstanding capital stock of the Surviving Corporation.

    1.4 SHAREHOLDERS' RIGHTS UPON MERGER. Upon consummation of the Merger, the certificates which theretofore represented Target Shares (other than Dissenting Shares) (the "Certificates") shall cease to represent any rights with respect thereto, and, subject to applicable Law (as hereinafter defined) and this Agreement, the Certificates shall only represent the right to receive the Merger Consideration.

    1.5 DISSENTING SHARES. (a) Notwithstanding anything in this Agreement to the contrary, Target Shares which are issued and outstanding immediately prior to the Effective Time and which are held by holders of Target Common Stock who have demanded and exercised any dissenters' rights in the manner provided under the Missouri Code, if applicable and, as of the Effective Time, have neither effectively withdrawn nor lost their rights to payment under the Missouri Code (the "Dissenting Shares"), shall not be converted into or be exchangeable for the right to receive the Merger Consideration, unless and until such holder shall have failed to exercise or shall have effectively withdrawn or lost such holder's right to payment under the Missouri Code. If such holder shall have so failed to exercise or shall have effectively withdrawn or lost such right, such holder's Shares shall thereupon be deemed to have been converted into and to have become exchangeable for, at the Effective Time, the right to receive the Merger Consideration provided for in this Agreement, without any interest thereon.

    (b) Target shall give Acquiror (i) prompt notice of any demands for appraisal and payment pursuant to Section 351.455 of the Missouri Code received by Target, withdrawals of such demands, and any other instruments served pursuant to the Missouri Code, and received by Target and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal and payment under the Missouri Code. Target shall not, except with the prior written consent of Acquiror or as otherwise required by applicable law, make any payment with respect to any such demands for appraisal and payment or offer to settle or settle any such demands.

    1.6 SURRENDER AND EXCHANGE OF SHARES.

    (a) Prior to the Effective Time, Acquiror shall designate ChaseMellon Shareholder Services, L.L.C. or such other bank or trust company as it may designate to act as exchange agent in the Merger (the "Exchange Agent"). Parent shall cause Acquiror to deposit with the Exchange Agent the funds as necessary to make the payments contemplated herein on a timely basis. Promptly after the Effective Time, the Surviving Corporation shall cause to be mailed to each holder of Target Shares a form of letter of transmittal (the "Letter of Transmittal") and instructions for use in effecting the surrender of the Certificates pursuant to such Letter of Transmittal. After the Effective Time, each holder of Target Shares (other than Dissenting Shares) shall surrender and deliver the Certificates to the Exchange Agent together with a duly completed and executed Letter of Transmittal and any other required documents. Upon such surrender and delivery, the holder shall be entitled to receive in exchange therefor the Merger

Consideration, and such Certificates shall forthwith be canceled. No interest will be paid or accrued on the cash payable upon the surrender of the Certificates. If payment is to be made to a person other than the person in whose name the Certificate surrendered is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the Certificate surrendered or establish to the reasonable satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered in accordance with the provisions of this Section 1.6 and exchanged, each outstanding Certificate after the Effective Time (other than Certificates representing Dissenting Shares) shall be deemed for all purposes only to evidence the right to receive the Merger Consideration, without any interest thereon.

    (b) At any time following the sixth (6th) month after the Effective Time, the Surviving Corporation shall be entitled to require the Exchange Agent to deliver to it any portion of the funds which had been made available to the Exchange Agent and not disbursed to holders of shares of Target Common Stock (including, without limitation, all interest and other income received by the Exchange Agent in respect of all amounts of funds made available to
it), and thereafter each such holder shall be entitled to look only to the Surviving Corporation (subject to abandoned property, escheat and other similar laws), and only as general creditors thereof, with respect to any Merger Consideration that may be payable upon due surrender of the Certificates held by such holder. If any Certificates representing shares of Target Common Stock shall not have been surrendered immediately prior to such date on which the Merger Consideration in respect of such Certificate would otherwise escheat to or become the property of any Governmental Entity (as hereinafter defined), any such cash, shares, dividends or distributions payable in respect of such Certificate shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto. Notwithstanding the foregoing, none of the Surviving Corporation, Acquiror, Acquisition Subsidiary or the Exchange Agent shall be liable to any holder of a share of Target Common Stock for any Merger Consideration delivered in respect of such share of Target Common Stock to a public official pursuant to any abandoned property, escheat or other similar Law.

    (c) At the Effective Time, the stock transfer books of Target shall be closed and thereafter there shall be no further registration of transfers of shares of Target Common Stock on the records of Target. Except for Parent, Acquiror and Acquisition Subsidiary, the holders of shares of Target Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights, from and after the Effective Time, with respect to such shares of Target Common Stock except as otherwise provided herein or by applicable Law, and all cash paid pursuant to this Article I upon the surrender or exchange of Certificates shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Target Common Stock theretofore represented by such Certificate.

    (d) Parent, Acquiror, Acquisition Subsidiary, the Surviving Corporation and the Exchange Agent, as the case may be, shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of shares of Target Common Stock and Options (as hereinafter defined) such amounts that Parent, Acquiror, Acquisition Subsidiary, the Surviving Corporation or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), the rules and regulations promulgated thereunder or any provision of state, local or foreign tax Law. To the extent that amounts are so withheld by Parent, Acquiror, Acquisition Subsidiary, the Surviving Corporation or the Exchange Agent, such amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Target Common Stock and Options in respect of which such deduction and withholding was made by Acquiror, Acquisition Subsidiary, the Surviving Corporation or the Exchange Agent.

    1.7 OPTIONS AND WARRANTS.

    (a) Prior to the Effective Time, Target shall cause each outstanding and unexpired option or warrant to purchase Shares described in Schedule 2.2 (an "Option" and, collectively, the "Options"), to be converted into the right to receive from the Surviving Corporation an amount of cash equal to the product of (i) the number of Shares subject to the Option and (ii) the excess, if any, of the Merger Consideration over the exercise price per Share of such Option (the "Option Consideration")), as contemplated by Section 4.17. Prior to the Effective Time, Target shall cause each Option to be converted as described herein, and shall take all steps necessary to give written notice to each holder of an Option that: (i) all Options shall be canceled effective as of the Effective Time; and (ii) the Option Consideration for such Options held by each holder shall be payable as described in Section 1.7(b).
The Board of Directors of Target or any committee thereof responsible for the administration of any plans under which Options have been granted shall take any and all action necessary to effectuate matters described in this Section 1.7 and Section 4.17 on or before the Effective Time.

    (b) The Option Consideration shall be payable by the Surviving Corporation to each holder of Options promptly following the Effective Time, only after (i) verification by the Acquiror and the Surviving Corporation of the ownership and terms of the particular Option by reference to the Surviving Corporation's records, and (ii) delivery of a written instrument duly executed by the holder of the applicable Option, in a form provided by Target and acceptable to Acquiror and setting forth (x) the aggregate number of Options owned by that person and their respective issue dates and exercise prices,
(y) a representation by the person that he or she is the owner of all Options described pursuant to clause (x) and that none of those Options has expired or ceased to be exercisable and (z) a confirmation of, and consent to, the cancellation and/or conversion of all Options held by such person effective as of the Effective Time, as contemplated by this Section 1.7 and Section 4.17.

    (c) Any amounts payable pursuant to this Section 1.7 shall be subject to any required withholding of taxes and shall be paid without interest.

    1.8 ARTICLES OF INCORPORATION. At and after the Effective Time, the Articles of Incorporation of the Surviving Corporation shall be amended and restated in their entirety to read as the Articles of Incorporation of the Acquisition Subsidiary in effect at the Effective Time except that Article First shall be amended to read as follows: "The name of the corporation is Intrav, Inc." (subject to any subsequent amendment).

    1.9 BY-LAWS. At and after the Effective Time, the By-Laws of
Acquisition Subsidiary in effect at the Effective Time shall be the By-Laws of the Surviving Corporation (subject to any subsequent amendment).

    1.10 OTHER EFFECTS OF MERGER. The directors and officers of Acquisition Subsidiary at the Effective Time shall be the initial directors and officers of the Surviving Corporation and will hold office from the Effective Time until their respective successors are duly elected or appointed and qualify in the manner provided in the Articles of Incorporation and By-Laws of the Surviving Corporation, or as otherwise provided by Law. The Merger shall have all further effects as specified in the applicable provisions of the Missouri Code.

    1.11 FURTHER ADJUSTMENTS. If, at any time the Target Shares are changed into a different number of shares or a different class by reason of any reclassification, recapitalization, split-up, combination, exchange or readjustment of Target's capital stock or if a dividend thereon is declared with a record date prior to the termination of this Agreement, or if the representations in Section
2.2 of the Merger Agreement are or become untrue, then the merger consideration provisions of this Agreement shall be appropriately adjusted.

    1.12 ADDITIONAL ACTIONS. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of Acquisition Subsidiary or Target or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of Acquisition Subsidiary or Target, as the case may be, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of Acquisition Subsidiary or Target, as the case may be, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

                             ARTICLE II
    REPRESENTATIONS, WARRANTIES AND CERTAIN COVENANTS OF TARGET

    Target represents, warrants and/or covenants to and with Parent and Acquiror as follows:

    2.1 ORGANIZATION AND GOOD STANDING. Target and each of its Subsidiaries (as defined below) (the "Target Subsidiaries") is a corporation, limited liability company or partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite corporate, limited liability company or partnership power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Target and each of Target Subsidiaries is duly qualified and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so duly qualified and in good standing would not have a Target Material Adverse Effect (as defined below). For purposes of this Agreement, "Target Material Adverse Effect" shall mean a material adverse effect on (i) the business, assets, condition (financial or otherwise), properties, liabilities, prospects or the results of operations of Target and Target Subsidiaries taken as a whole, (ii) the ability of Target to perform its obligations set forth in this Agreement and the Target Ancillary Agreements (as hereinafter defined), or (iii) the ability to timely consummate the transactions contemplated by this Agreement and the Target Ancillary Agreements. Target has delivered to Acquiror a complete and accurate list of the jurisdictions of incorporation or organization and qualification of Target and Target Subsidiaries. Target has heretofore delivered to Acquiror accurate and complete copies of the Certificates or Articles of Incorporation and By-Laws, or equivalent governing instruments, as currently in effect, of Target and each of the Target Subsidiaries. "Subsidiary" means, with respect to any person, any affiliate controlled by such person directly, or indirectly through one or more intermediaries, and shall include, without limitation, any corporation, partnership, joint venture, limited liability company, trust, estate or other organization or entity, of which (or in which) 50% or more of: (i) the issued and outstanding shares of capital stock having ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect thereto of such corporation or other organization (irrespective of whether at the time shares of capital stock or other interests of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency); (ii) the interest in the capital or profits of such partnership, joint venture, limited liability company or other organization or entity; or (iii) the beneficial interest in such trust or estate; is at the time, directly or indirectly, owned or controlled by such person, by such person and one or more of its other subsidiaries or by one or more of such person's other subsidiaries.

    2.2 CAPITALIZATION. As of the date hereof, the authorized capital stock of Target consists of 20,000,000 shares of Target Common Stock and 5,000,000 shares of preferred stock. As of the opening of business on the date hereof, (a) 5,114,200 shares of Target Common Stock were issued and outstanding, (b) 210,800 shares of Target Common Stock were issued and held in the treasury of Target, and (c) Options to purchase 515,000 shares of Target Common Stock were issued and outstanding with an aggregate exercise price of such Options being $5,734,000. No other capital stock of Target is issued or outstanding. All issued and outstanding shares of the Target Common Stock are duly authorized, validly issued, fully paid and non-assessable and were issued free of preemptive rights and in compliance with applicable corporate and securities Laws (as hereinafter defined). Except as set forth on Schedule 2.2(a) attached hereto, as of the date of this Agreement there are no outstanding rights, reservations of shares, subscriptions, warrants, puts, calls, unsatisfied preemptive rights, options or other agreements of any kind relating to any of the capital stock or any other security of Target, and there is no authorized or outstanding security of any kind convertible into or exchangeable for any such capital stock or other security. There are no restrictions upon the transfer of or otherwise pertaining to the securities (including, but not limited to, the ability to pay dividends thereon) or retained earnings of Target and the Target Subsidiaries or the ownership thereof other than those, if any, described on Schedule 2.2(b) attached hereto or those imposed generally by federal Merchant Marine Act of 1936, as amended, the federal Shipping Act of 1916, as amended, the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act"), applicable state or foreign securities Laws or applicable corporate Law.

    2.3 SUBSIDIARIES. Schedule 2.3(a) attached hereto sets forth the name and percentages of outstanding capital stock or other interest held, directly or indirectly, by Target and other persons, with respect to Target's Subsidiaries or other persons in which Target or a Target Subsidiary holds, directly or indirectly, any capital stock or other interest (a "Target Minority Entity"). Except as set forth on Schedule 2.3(b) attached hereto, all of the capital stock and other interests so held by Target are owned by it or a Target Subsidiary as indicated on said Schedule 2.3(a), free and clear of any claim, lien, encumbrance, security interest or agreement with respect thereto. All of the outstanding shares of capital stock in each of the Target Subsidiaries are duly authorized, validly issued, fully paid and non-assessable and were issued free of preemptive rights and in compliance with applicable Laws. Except as set forth on Schedule 2.3(c) attached hereto, there are no irrevocable proxies, voting agreements or similar obligations with respect to such capital stock of the Target Subsidiaries or a Target Minority Entity held by Target or any of the Target Subsidiaries and no equity securities or other interests of any of the Target Subsidiaries are or may become required to be issued or purchased by reason of any options, warrants, rights to subscribe to, puts, calls, reservation of shares or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any capital stock of any Target Subsidiary, and there are no contracts, commitments, understandings or arrangements by which any Target Subsidiary is bound to issue additional shares of its capital stock, or options, warrants or rights to purchase or acquire any additional shares of its capital stock or securities convertible into or exchangeable for such shares.

    2.4 AUTHORIZATION; BINDING AGREEMENT. (a) Target has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the other agreements and documents referred to herein and to be executed in connection herewith to which Target is or will be a party or a signatory, (the "Target Ancillary Agreements") and the consummation of the transactions contemplated hereby and thereby including, but not limited to, the Merger have been duly and validly authorized by Target's Board of Directors and no other corporate proceedings on the part of Target or any Target Subsidiary are necessary to authorize the execution and delivery of this Agreement and the Target Ancillary Agreements or to consummate the transactions contemplated hereby or thereby (other than the adoption of this Agreement by the shareholders of Target in accordance with the Missouri Code and the Articles of Incorporation and By-Laws of Target (the "Target Shareholders' Approval")). This Agreement has been duly and validly executed and delivered by Target and constitutes, and upon execution and delivery thereof as contemplated by this Agreement, the Target Ancillary Agreements will constitute, the legal, valid and binding agreements of Target, enforceable against Target in accordance with its and their respective terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by principles of equity regarding the availability of remedies ("Enforceability Exceptions").

    (b) At a meeting duly called and held on July 16, 1999, the Board of Directors of Target, after consideration of various factors it deemed relevant, including without limitation: (A) the long-term as well as the short-term interests of Target, and (B) the interests of the shareholders, long-term as well as short-term, including the possibility that those interests may be best served by the continued independence of Target, unanimously (i) determined that this Agreement and the other transactions contemplated hereby, including the Merger, are fair to and in the best interests of Target and the holders of Target Shares, (ii) approved, authorized and adopted this Agreement, the Target Ancillary Agreements, the Merger and the other transactions contemplated hereby and thereby, and (iii) resolved to recommend approval and adoption of this Agreement and the Merger and the other transactions contemplated hereby and thereby by the holders of Target Shares.

    (c) Target's Board of Directors has received from Target's financial advisor, Stifel, Nicolaus & Company, Incorporated, a written opinion addressed to it for inclusion in the Proxy Statement (as hereinafter defined) to the effect that the Merger Consideration is fair to the holders of the Target Shares (other than Acquiror and its affiliates) from a financial point of view. An accurate and complete copy of such opinion has been provided to Acquiror.

    (d) The affirmative vote of the holders of at least two-thirds of the outstanding Target Shares is required to adopt this Agreement and the Merger and the other transactions contemplated hereby and

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
thereby. No other vote of the holders of Target Common Stock or any other capital stock of Target is required by Law or the Articles of Incorporation or By-Laws of Target or otherwise in order for Target to consummate the Merger and the transactions contemplated hereby and by the Target Ancillary Agreements.

    (e) Pursuant to Article 11.H of the Articles of Incorporation of Target, the Board of Directors of Target has either amended its By-Laws or otherwise set forth rules and regulations which (i) interpret Article 11 to provide that an agreement to vote by the Majority Shareholder, which is entered into in conjunction with Target's execution and delivery of this Agreement, does not constitute "Beneficial Ownership" by Parent, Acquiror or Acquisition Subsidiary in Target for purposes of such Article 11 and (ii) confirm that for purposes of calculating "Excess Shares," that the date of Acquiror's agreement with the Majority Shareholder shall be deemed to be the acquisition date of the shares of Target Common Stock subject to the option in favor of Acquiror.

    2.5 GOVERNMENTAL APPROVALS. No consent, approval, waiver or authorization of, notice to or registration, declaration or filing with or other action by ("Consent") any nation or government, any state or other political subdivision thereof, any person, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government including, without limitation, any governmental or regulatory authority, agency, department, board, commission or instrumentality, any court, tribunal or arbitrator and any self-regulatory organization ("Governmental Authority") on the part of Target or any of the Target Subsidiaries is required in connection with any change of control of Target or any of the Target Subsidiaries, including, without limitation, any acquisition of Target Common Stock by Acquiror or any of its affiliates or associates, or the execution or delivery by Target of this Agreement and the Target Ancillary Agreements or the consummation by Target of the transactions contemplated hereby or thereby, other than (i) the filing of the Certificate of Merger with the Secretary of the State of Missouri in accordance with the Missouri Code, (ii) filings with the SEC, state securities laws administrators and the National Association of Securities Dealers, Inc. (the "NASD"), (iii) Consents from or with Governmental Authorities set forth on Schedule 2.5 attached hereto,
(iv) filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act"), (v) filings under the applicable provisions of Section 721 of Title VII of the Defense Production Act of 1950, as amended, 50 U.S.C. App. 2170 (the "Exon-Florio Amendment"), (vi) Consents described in Section 2.11 below, and
(vii) those Consents that, if they were not obtained or made, do not or would not have a Target Material Adverse Effect.

    2.6 NO VIOLATIONS. The execution and delivery of this Agreement and the Target Ancillary Agreements, the consummation of the transactions contemplated hereby and thereby and compliance by Target with any of the provisions hereof or thereof and any change of control of Target or any of the Target Subsidiaries, including, without limitation, any acquisition of Target Common Stock by Acquiror or any of its affiliates or associates, will not (i) conflict with or result in any breach of any provision of the Certificate and/or Articles of Incorporation or By-Laws or other governing instruments of Target or any of the Target Subsidiaries,
(ii) except as set forth on Schedule 2.6 attached hereto, require any Consent under or result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or augment the performance required) under any of the terms, conditions or provisions of any Target Material Contract (as hereinafter defined) or other obligation to which Target or any Target Subsidiary is a party or by which any of them or any of their properties or assets may be bound, (iii) result in the creation or imposition of any lien or encumbrance of any kind upon any of the assets of Target or any Target Subsidiary, or (iv) subject to obtaining the Consents from Governmental Authorities referred to in
Section 2.5, above, contravene any applicable provision of any constitution, treaty, statute, law, code, rule, regulation, tariff, ordinance, policy, permit or order of any Governmental Authority or other matters having the force of law including, but not limited to, any orders, decisions, injunctions, judgments, awards and decrees of or agreements with any court, tribunal, arbitrator, mediator or other Governmental Authority ("Law") currently in effect to which Target or any Target Subsidiary or its or any of their respective assets or properties are subject, except in the case of clauses
(ii), (iii) and (iv), above, for any deviations from the foregoing which do not or would not have a Target Material Adverse Effect.

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
    2.7 SECURITIES FILINGS AND LITIGATION.Target has made available to Acquiror true and complete copies of (i) its Annual Reports on Form 10-K, as amended, for the years ended December 31, 1996, 1997 and 1998, as filed with the Securities and Exchange Commission (the "SEC"), (ii) the proxy statements relating to all of the meetings of shareholders (whether annual or special) of Target and the Target Subsidiaries since January 1, 1996, as filed with the SEC, and (iii) all other reports, statements, schedules, registration statements and other filings or documents and amendments thereto (including, without limitation, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as amended) filed by Target with the SEC since January 1, 1996. The reports, statements, schedules, registration statements, and other filings and documents set forth in clauses (i) through (iii), above, and those subsequently provided or required to be provided pursuant to this Section, are referred to collectively herein as the "Target Securities Filings."

    Target and the Target Subsidiaries have filed with the SEC all Target Securities Filings required to be filed therewith on or prior to the date of this Agreement and, as of the Closing, Target and the Target Subsidiaries shall have filed with the SEC all Target Securities Filings required to be filed on or prior thereto. As of their respective dates, or as of the date of the last amendment thereof, if amended after filing, none of the Target Securities Filings (including all schedules thereto and disclosure documents incorporated by reference therein), contained or, as to Target Securities Filings subsequent to the date hereof, will contain any untrue statement of a material fact or omitted or, as to Target Securities Filings subsequent to the date hereof, will omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Except for Target's proxy statement for its 1999 Annual Meeting of Shareholders which was not timely filed, each of the Target Securities Filings at the time of filing or as of the date of the last amendment thereof, if amended after filing, complied or, as to Target Securities Filings subsequent to the date hereof, will comply in all material respects with the Securities Exchange Act or the Securities Act, as applicable. Except as set forth in Schedule 2.7 attached hereto, there is no action, cause of action, claim, demand, suit, proceeding, citation, summons, subpoena, inquiry or investigation of any nature, civil, criminal, regulatory or otherwise, in law or in equity, by or before any court, tribunal, arbitrator, mediator or other Governmental Authority ("Litigation") pending or, to the knowledge of Target, threatened against Target, any Target Subsidiary or any Target Minority Entity, or any officer, director, employee or agent thereof, in his or her capacity as such, or as a fiduciary with respect to any Benefit Plan (as hereinafter defined) of Target, or otherwise relating, in a manner that could have a Target Material Adverse Effect, to Target, any Target Subsidiary, any Target Minority Entity or the securities of any of them, or any properties or rights of Target, any of the Target Subsidiaries or any Target Minority Entity or any Benefit Plan. No event has occurred as a consequence of which Target would be required to file a Current Report on Form 8-K pursuant to the requirements of the Securities Exchange Act as to which such a report has not been timely filed with the SEC. Any reports, statements, schedules, registration statements and other filings and documents and amendments thereto (including, without limitation, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as amended) filed by Target with the SEC after the date hereof shall be provided to Acquiror no later than the date of such filing.

    2.8 TARGET FINANCIAL STATEMENTS. The audited consolidated and unaudited interim consolidated financial statements of Target and the Target Subsidiaries included in the Target Securities Filings and, as prepared by Target, the unaudited interim consolidated financial statements of Target and the Target Subsidiaries as of and for the months ended January 31, 1999, February 28, 1999, March 31, 1999, April 30, 1999, and May 31, 1999 (the "Target Financial Statements") have been provided to Acquiror. Except as noted therein, the Target Financial Statements were or, as to those Target Financial Statements provided or required to be provided subsequent to the date hereof pursuant to this Section, will be, prepared in accordance with generally accepted accounting principles applicable to the businesses of Target and the Target Subsidiaries consistently applied in accordance with past accounting practices, except as otherwise described therein, and fairly present (including, but not limited to, the inclusion of all adjustments with respect to interim periods which are necessary to present fairly the consolidated financial condition or the consolidated results of operations of Target and the Target Subsidiaries except as may be indicated therein or in the notes thereto, subject to normal year-end adjustments in the ordinary course with respect to certain items immaterial in amount or effect and the exclusion of footnote disclosure in interim Target Financial Statements) the consolidated financial condition and the consolidated results of operations of Target and the Target

                                 8

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
Subsidiaries as of the dates and for the periods indicated. Except as reflected in the Target Financial Statements, as of their respective dates, neither Target nor any Target Subsidiary had any debts, obligations, guaranties of obligations of others or liabilities (contingent or otherwise) that would be required in accordance with generally accepted accounting principles to be disclosed in the Target Financial Statements. Any financial statements prepared with respect to Target or a Target Subsidiary subsequent to the date hereof promptly shall be provided to Acquiror and shall constitute Target Financial Statements for purposes hereof.

    2.9 ABSENCE OF CERTAIN CHANGES OR EVENTS.Except as set forth in the Target Securities Filings made available by Target to Acquiror prior to the date of this Agreement or in Schedule 2.9 attached hereto, since December 31, 1998, through the date of this Agreement, there has not been: (i) any event, occurrence, fact, condition, change, development or effect ("Event") that has had or could reasonably be expected to have a Target Material Adverse Effect;
(ii) any declaration, payment or setting aside for payment of any dividend (except to Target or a Target Subsidiary wholly owned by Target) or other distribution or any redemption, purchase or other acquisition of any shares of capital stock or securities of or interest in Target or any Target Subsidiary; (iii) any return of any capital or other distribution of assets to shareholders of Target or any Target Subsidiary (except to Target or a Target Subsidiary wholly owned by Target); (iv) other than in the ordinary course of business and consistent with the budget of Target dated July 13, 1999, a copy of which budget has been delivered to Acquiror (the "Target Approved Budget"), any investment of a capital nature by the purchase of any property or assets by Target or any Target Subsidiary; (v) any acquisition (by merger, consolidation, acquisition of stock or assets or otherwise) of any person or business; (vi) any sale, disposition, pledge, mortgage or other transfer of assets or properties of Target or any Target Subsidiary other than in the ordinary course of business consistent with past practice or having a net book value in excess of $50,000 individually or $500,000 in the aggregate; (vii) any action or agreement or undertaking by Target or any Target Subsidiary to take any action that, if taken or done on or after the date hereof, would result in a breach of Section 4.1, below; (viii) any change in accounting methods or practices or any change in depreciation or amortization policies or rates of or applicable to Target or any Target Subsidiary; (ix) any employment, severance or consulting agreement entered into by Target or any Target Subsidiary with any shareholder, officer, director, agent, employee or consultant of Target or any Target Subsidiary or any amendment or modification to, or termination of, any current employment, severance or consulting agreement to which Target or any Target Subsidiary is a party or by which it is bound; (x) any forgiveness, cancellation, compromise, settlement, waiver or release of any debts, claims, rights or Litigation; (xi) any agreement, authorization or commitment to take, whether in writing or otherwise, any action which, if taken prior to the date hereof, would have made any representation or warranty of Target in this Agreement untrue or incorrect in any material respect; or (xii) any failure by Target or any Target Subsidiary to conduct its business in the ordinary course consistent with past practice.

    2.10 COMPLIANCE WITH LAWS. Other than as may be set forth on
Schedule 2.10, the business of Target and each Target Subsidiary has been operated in compliance with all Laws applicable thereto, including without limitation all standards and regulations issued by the International Maritime Organization and The Federal Maritime Commission, except for any instances of non-compliance which do not and would not have a Target Material Adverse Effect.

    2.11 PERMITS. (i) Target and the Target Subsidiaries have all permits, certificates, licenses, approvals, tariffs and other authorizations required in connection with the operation of their respective businesses (collectively, "Target Permits"), (ii) neither Target nor any Target Subsidiary is in violation of any Target Permit, and (iii) no proceedings are pending or, to the knowledge of Target, threatened, to revoke or limit any Target Permit, except, in the case of those which do not and would not have a Target Material Adverse Effect.

    2.12 FINDERS AND INVESTMENT BANKERS. Neither Target nor any of the Target Subsidiaries nor any of their officers or directors or other affiliates has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the acquisition of Target Common Stock by Acquiror or any of its affiliates or associates, the Merger, the Target Ancillary Agreements or the transactions contemplated hereby or thereby, other than (i) pursuant to the agreement for financial advisory services with Stifel, Nicolaus & Co., Incorporated, an accurate and complete copy of which has been

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
provided to Acquiror, and (ii) a $200,000 consulting fee payable to Bush-O'Donnell & Co. upon consummation of the Merger.

    2.13 CONTRACTS. Schedule 2.13 attached hereto sets forth a complete and accurate list of all material notes, bonds, mortgages, indentures, contracts, leases, licenses, agreements, understandings, arrangements, commitments, instruments, bids or proposals to which Target or any Target Subsidiary is a party or is subject ("Target Material Contract") . For purposes of this Section 2.13, a note, bond, mortgage, indenture, contract, lease, license, agreement, understanding, arrangement, commitment, instrument, bid or proposal shall be considered material if (i) it is with an affiliate or associate of Target or of a Target Subsidiary or with a Target Minority Entity, (ii) it is required to be described in or filed as an exhibit to any document filed under the Securities Act or the Securities Exchange Act by an issuer subject thereto, (iii) the financial obligation of Target or a Target Subsidiary thereunder or applicable to the assets or properties of Target or a Target Subsidiary could exceed $500,000, except for air charter agreements, hotel agreements and cruise agreements which were undertaken by Target or a Target Subsidiary in the ordinary course of business,
(iv) it provides for recurring monthly revenues to Target or a Target Subsidiary in excess of $100,000 and such revenues would arise otherwise than in the ordinary course of business, (v) it includes any exclusivity or non-competition restrictions applicable to Target or a Target Subsidiary, (vi) it is for the purchase or sale of any assets or services otherwise than in the ordinary course of business, or (vii) it is a collective bargaining or similar agreement or an agreement relating to which employees of Target or any of the Target Subsidiaries are represented by a union in their employment relationship with Target and any of the Target Subsidiaries. Target has made available to Acquiror true and accurate copies of all Target Material Contracts. Target Material Contracts are valid and binding and are in full force and effect and enforceable in accordance with their respective terms (assuming the other parties thereto are bound, as to which Target has no basis to believe otherwise), subject to the Enforceability Exceptions. Since May 1995, any and all transactions between or involving Target or a Target Subsidiary and an affiliate or associate (other than Target or a Target Subsidiary listed on Schedule 2.3(a)) thereof were entered into in the ordinary course of business and are upon fair and reasonable terms not materially less favorable than Target or such Target Subsidiary could obtain or become entitled to in an arm's-length transaction with a person that is not an affiliate or an associate. Except as set forth in Schedule 2.6 attached hereto,
(i) no Consent of any person is needed in order that each such Target Material Contract shall continue in full force and effect in accordance with its terms without penalty, acceleration or rights of early termination by reason of any change of control of Target or any of the Target Subsidiaries, including, without limitation, any acquisition of Target Common Stock by Acquiror or any of its affiliates or associates, or the execution, delivery or performance of this Agreement and the Target Ancillary Agreements or the consummation of the transactions contemplated hereby or thereby, and
(ii) neither Target nor any Target Subsidiary is in violation or breach of or default under any such Target Material Contract, nor to Target's knowledge is any other party to any such Target Material Contract in violation or breach of or default under any such Target Material Contract.

    2.14 EMPLOYEE BENEFIT PLANS. (a) Except as set forth in Schedule
2.14 attached hereto, there are no Benefit Plans (as defined below) maintained or contributed to by Target or a Target Subsidiary under which Target, a Target Subsidiary or the Surviving Corporation could incur any liability. A "Benefit Plan" shall include (i) an employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, together with all regulations thereunder ("ERISA"), even if, because of some other provision of ERISA, such plan is not subject to any or all of ERISA's provisions, and (ii) whether or not described in the preceding clause, (a) any pension, profit sharing, stock bonus, deferred or supplemental compensation, retirement, thrift, stock purchase, stock appreciation or stock option plan, or any other compensation, welfare, fringe benefit or retirement plan, program, policy, course of conduct, understanding or arrangement of any kind whatsoever, whether formal or informal, oral or written, providing for benefits for or the welfare of any or all of the current or former employees or agents of Target or a Target Subsidiary or their beneficiaries or dependents, (b) a multi-employer plan as defined in
Section 3(37) of ERISA (a "Multi-employer Plan"), or (c) a multiple employer plan as defined in Section 413 of the Code.

    (b) With respect to each Benefit Plan (where applicable): Target has made available to Acquiror complete and accurate copies of (i) all plan and trust texts and agreements, insurance contracts and other funding arrangements; (ii) annual reports on the Form 5500 series for the last three (3) years; (iii) financial

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
statements and/or annual and periodic accountings of plan assets for the last three (3) years; (iv) the most recent determination letter received from the Internal Revenue Service ("IRS"); (v) actuarial valuations for the last three (3) years; and (vi) the most recent summary plan description as defined in ERISA.

    (c) With respect to each Benefit Plan while maintained or contributed to by Target or a Target Subsidiary: (i) if intended to qualify under Code Section 401(a) or 403(a), such Benefit Plan has received a favorable determination letter from the IRS that it so qualifies, and its trust is exempt from taxation under Code Section 501(a) and nothing has since occurred to cause the loss of the Benefit Plan's qualification; (ii) except for payment of benefits made in the ordinary course of the plan administration, no event has occurred and there exists no circumstance under which Target, a Target Subsidiary or the Surviving Corporation could incur material liability under ERISA, the Code or otherwise; (iii) no accumulated funding deficiency as defined in Code Section 412 has occurred or exists; (iv) no material non-exempt prohibited transaction as defined under ERISA and the Code has occurred; (v) no reportable event as defined in Section 4043 of ERISA has occurred; (vi) all contributions and premiums due have fully been made and paid on a timely basis; and (vii) except as set forth on Schedule 2.14 attached hereto, all contributions made or required to be made under any Benefit Plan meet the requirements for deductibility under the Code, and all contributions accrued prior to the Effective Time which have not been made have been properly recorded on the Target Financial Statements.

    (d) No Benefit Plan of Target or a Target Subsidiary is a defined benefit pension plan subject to Title IV of ERISA or Section 412 of the Code. Each of such Benefit Plans has been maintained in compliance with its terms and all applicable Law, except where the failure to do so would not result in a Target Material Adverse Effect or a Surviving Corporation Material Adverse Effect (as hereinafter defined). Neither Target nor any of the Target Subsidiaries contributes to, or has any outstanding liability with respect to, any Multi-employer Plan.

    (e) With respect to each Benefit Plan which is a welfare plan (as defined in ERISA Section 3(1)): (i) any liability for medical or death benefits with respect to current or former employees beyond their termination of employment is set forth in the Target Financial Statements (or footnotes thereto) to the extent required to be so set forth by applicable accounting principles; (ii) there are no reserves, assets, surplus or prepaid premiums under any such plan;
(iii) except as set forth in Schedule 2.14 attached hereto, no term or provision of any such plan prohibits the amendment or termination thereof; and (iv) Target and the Target Subsidiaries have complied with Code Section 4980B, except for any deviations from the foregoing which do not and would not have a Target Material Adverse Effect or a Surviving Corporation Material Adverse Effect (as hereinafter defined).

    (f) Except as set forth in Schedule 2.14 attached hereto, the consummation of the Merger or the other transactions contemplated by this Agreement or the Target Ancillary Agreements or any change of control of Target or any of the Target Subsidiaries, including, without limitation, any acquisition of Target Common Stock by Acquiror or any of its affiliates or associates, will not, either alone or in conjunction with another Event: (i) entitle any individual to severance pay, or (ii) accelerate the time of payment or vesting of benefits or increase the amount of compensation or benefits due to any individual.

    2.15 TAXES AND TAX RETURNS. (a) Except as disclosed in Schedule
2.15 attached hereto, Target and each of the Target Subsidiaries has timely filed, or caused to be timely filed, all federal, state, local and foreign income, gross receipts, sales, use, property, production, payroll, franchise, withholding, employment, social security, license, excise, transfer, gains, and other tax returns or reports required to be filed by it (any of the foregoing being referred to herein as a "Tax Return"), and each such Tax Return is true, correct and complete in all material respects. Target and each of the Target Subsidiaries has paid, collected or withheld, or caused to be paid, collected or withheld, all taxes and governmental charges, assessments and contributions of any nature whatsoever including, but not limited to, any related penalties, interest and liabilities (any of the foregoing being referred to herein as a "Tax"), required to be paid, collected or withheld, other than such Taxes for which adequate reserves in the Target Financial Statements have been established or which are being contested in good faith and have been disclosed in writing to Acquiror prior to the date of this Agreement. Except as set forth in Schedule 2.15 attached hereto, there are no claims or assessments pending against Target or any Target Subsidiary for any alleged deficiency in any Tax, and

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Target does not know of any threatened Tax claims or assessments against Target or any Target Subsidiary (other than those for which adequate reserves in the Target Financial Statements have been established or which are being contested in good faith and have been disclosed in writing to Acquiror prior to the date of this Agreement). Except as set forth in Schedule 2.15 attached hereto, neither Target nor any Target Subsidiary has made an election under
Section 338 of the Code or has taken any action that would result in any Tax liability of Target or any Target Subsidiary as a result of a deemed election within the meaning of Section 338 of the Code. Except as set forth in Schedule 2.15 attached hereto, neither Target nor any Target Subsidiary has any waivers or extensions of any applicable statute of limitations to assess any Taxes. Except as set forth in Schedule 2.15 attached hereto, there are no outstanding requests by Target or a Target Subsidiary for any extension of time within which to file any Tax Return or within which to pay any Taxes shown to be due on any Tax Return. Except as set forth on Schedule
2.15 attached hereto, no taxing authority is conducting or has notified or, to the knowledge of Target, has threatened Target or any Target Subsidiary that it intends to conduct, an audit of any prior Tax period of Target or any of its past or present subsidiaries. Except as disclosed in Schedule 2.15 attached hereto, neither Target nor any Target Subsidiary has ever been an "S" corporation under the Code.

    (b) Neither Target nor any Target Subsidiary is a party to any Tax sharing agreements or similar arrangements with respect to or involving Target or a Target Subsidiary.

    (c) Neither Target nor any Target Subsidiary has made or become obligated to make, or will, as a result of the transactions contemplated by this Agreement, make or become obligated to make, any "excess parachute payment" as defined in Section 280G of the Code.

    (d) Neither Target nor any Target Subsidiary is or has been a United States real property holding company (as defined in Section 897(c)(2) of the Code) during the applicable period specified in
Section 897(c)(1)(A)(ii) of the Code.

    (e) Except as disclosed on Schedule 2.15, neither Target nor any Target Subsidiary is a person other than a United States person within the meaning of the Code.

    (f) None of the assets of Target or of any Target Subsidiary is property which Target or any Target Subsidiary is required to treat as being owned by any other person pursuant to the so-called "safe harbor lease" provisions of former Section 168(f)(8) of the Code.

    (g) Target and each Target Subsidiary have disclosed on their federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income tax liability within the meaning of Section 6662(d) of the Code.

    (h) There are no liens for Taxes on the assets of Target or any Target Subsidiary except for statutory liens for current Taxes not yet due and payable.

    (i) All elections with respect to Taxes affecting Target and the Target Subsidiaries are set forth in Schedule 2.15 attached hereto or, with respect to elections made on or before December 31, 1998, are reflected in the Tax Returns of Target filed and provided to Acquiror prior to the date of this Agreement. Neither Target nor any Target Subsidiary: (i) has made or will make a deemed dividend election under former Treas. Reg. Sec. 1.1502-32(f)(2) or a consent dividend election under Section 565 of the Code; (ii) has consented at any time under Section 341(f)(l) of the Code to have the provisions of Section 341(f)(2) of the Code apply to any disposition of the assets of Target or any Target Subsidiary; (iii) has agreed, or is required, to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise; (iv) has made an express election, or is required, to treat any asset of Target or any Target Subsidiary as owned by another person for federal income tax purposes or as tax-exempt bond financed property or tax-exempt use property within the meaning of Section 168 of the Code; or (v) has made any of the foregoing elections or is required to apply any of the foregoing rules under any comparable state, foreign or local income Tax provision.

    (j) Except as set forth on Schedule 2.15, Target and the Target Subsidiaries are not and have never been includable corporations in an affiliated group of corporations, within the meaning of Section 1504 of the Code, other than in the affiliated group of which Target is the common parent corporation.

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    (k) Except as set forth in Schedule 2.15 attached hereto, the consolidated net operating losses, net capital losses, foreign tax credits, investment and other tax credits set forth in the Target Financial Statements are not subject to any limitations under
Section 382, Section 383 or the Treasury regulations (whether temporary, proposed or final) under Section 1502 of the Code.

    (l) Except as set forth in Schedule 2.15 attached hereto, neither Target nor any Target Subsidiary is a partner or member in or subject to any joint venture, partnership, limited liability company or other arrangement or contract that is or could be treated as a partnership for federal income tax purposes.

    2.16 LIABILITIES. From December 31, 1998, through the date of this Agreement, except as expressly disclosed in the Target Securities Filings or in Target's monthly financial statements through June 30, 1999 made available by Target to Acquiror prior to the date of this Agreement or in Schedule 2.16 attached hereto, Target and the Target Subsidiaries do not have any direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise, whether or not of a kind required by generally accepted accounting principles to be set forth in a financial statement other than those incurred in the ordinary course of business and in an amount not in excess of $50,000 individually or $250,000 in the aggregate. Except as set forth on Schedule 2.16 attached hereto or reflected in the Target Securities Filings made available by Target to Acquiror prior to the date of this Agreement, as of the date of this Agreement, neither Target nor the Target Subsidiaries have any (i) obligations in respect of borrowed money,
(ii) obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) obligations which would be required by generally accepted accounting principles to be classified as "capital leases," (iv) obligations to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business and payable not more than twelve
(12) months from the date of incurrence, and (v) any guaranties of any obligations of any other person.

    2.17 ENVIRONMENTAL MATTERS. As of the date of this Agreement, to the best knowledge of Target, (i) Target and the Target Subsidiaries are in compliance in all material respects with all applicable Environmental Laws (as hereinafter defined), (ii) there is no civil, criminal or administrative judgment, action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter pending or, to the knowledge of Target, threatened against Target, a Target Subsidiary or any of their properties pursuant to Environmental Laws, and (iii) there are no past or present Events which reasonably may be expected to prevent compliance with, or which have given rise to or will give rise to material liability on the part of Target or a Target Subsidiary under, Environmental Laws. As used herein the term "Environmental Laws" shall mean Laws relating to pollution, chemical usage, waste or emission control, the management, generation, presence or disposal of asbestos, hazardous or toxic wastes or substances, the protection or remediation of the environment, environmental activity, product stewardship or public health and safety. In particular, without limiting the generality of the foregoing, except as set forth on Schedule 2.17 attached hereto, neither Target nor any of the Target Subsidiaries may be deemed an "owner or operator" of a "facility" or "vessel" which owns, possesses, transports, generates or disposes of a "hazardous substance" as those terms are defined in Section 9601 of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601 et seq.

    2.18 INTELLECTUAL PROPERTY. (a) For purposes of this Agreement, "Intellectual Property" shall mean all U.S. and foreign patents, trademarks, service marks, trade names, copyrights, franchises and similar rights of or used by Target or a Target Subsidiary, all applications for any of the foregoing and all permits, grants and licenses or other rights running to or from Target or any of the Target Subsidiaries relating to any of the foregoing and any and all goodwill associated therewith. Target or one of the Target Subsidiaries owns, or is licensed to, or otherwise has, the full and exclusive rights to use all right, title and interest in, to and under any and all Intellectual Property identified on Schedule 2.18(a)(1) and any and all goodwill associated therewith. Except as set forth on Schedule 2.18(a)(2), Target or one of the Target Subsidiaries owns, or is licensed to use, or otherwise has, legally enforceable rights to all of the Intellectual Property currently used or proposed to be used in, and necessary for the conduct of the business of Target and the Target Subsidiaries as presently or proposed to be conducted. The rights of Target and the Target Subsidiaries in the Intellectual Property are, subject to the rights of any licensor thereof, free and clear of any liens or other encumbrances and restrictions and Target and the Target Subsidiaries have not received, as of the date of

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
this Agreement, notice of any adversely-held Intellectual Property of any other person, or notice of any charge or claim of any person relating to such Intellectual Property or any process or confidential information of Target or any Target Subsidiary ("Claim Notice") and do not know of any basis for any such charge or claim. Target, the Target Subsidiaries and their respective predecessors, if any, have not conducted business at any time during the period beginning five (5) years prior to the date hereof under any corporate, trade or fictitious names other than their current corporate names. Target shall promptly notify, and shall cause the Target Subsidiaries to promptly notify, Acquiror of any Claim Notice received by Target or a Target Subsidiary after the date of this Agreement. The business of each of Target and the Target Subsidiaries, presently conducted, does not conflict with and, to the knowledge of Target, has not been alleged to conflict with any patents, trademarks, trade names, service marks, copyrights or other intellectual property rights of others. The execution and delivery of this Agreement, the Target Ancillary Agreements, the consummation of the transactions contemplated hereby and thereby and any change of control of Target or any of the Target Subsidiaries, including, without limitation, any acquisition of Target Common Stock by Acquiror or any of its affiliates or associates, will not result in the loss or impairment of any of the Intellectual Property rights or Target's or any Target Subsidiaries' right to use any of the licensed Intellectual Property rights. To the knowledge of Target, there are no third parties using any of the Intellectual Property rights material to the business of Target or any Target Subsidiaries as presently conducted.

    (b) Without limiting the generality of paragraph (a) above, except as disclosed in Schedule 2.18(b), each of Target and the Target Subsidiaries owns, or possesses valid rights to, all computer software programs that are material to the conduct of the business of the Target and Target Subsidiaries. To Target's knowledge, there are no infringement suits, actions or proceedings pending or threatened against Target or any Target Subsidiary with respect to any software owned or licensed by Target or any Target Subsidiary.

    2.19 REAL ESTATE. (a) Neither Target nor any of the Target
Subsidiaries owns or has any agreement or other right to acquire any real property as of the date of this Agreement.

    (b) Schedule 2.19(b) attached hereto sets forth a true, correct and complete schedule as of the date of this Agreement of all material leases, subleases, easements, rights-of-way, licenses or other agreements under which Target or any of the Target Subsidiaries uses or occupies, or has the right to use or occupy, now or in the future, any real property or improvements thereon (the "Target Real Property Leases"), and the same constitute the only leases necessary in connection with the conduct of business by Target and any of the Target Subsidiaries as currently conducted. Each of Target and the Target Subsidiaries enjoys quiet possession under all leases to which it is a party as lessee, and all of such leases are valid, subsisting, and in full force and effect. Except as set forth in Schedule 2.19(b), upon a any change of control of Target or the Target Subsidiaries, including, without limitation, any acquisition of Target Common Stock by Acquiror or any of its affiliates or associates, or the execution or delivery of this Agreement and the Target Ancillary Agreements or the consummation of the Merger or the transactions contemplated hereby or thereby, all such Target Real Property Leases shall continue in full force and effect in accordance with their terms, without penalty, acceleration or rights of early termination. Except for the matters listed on said Schedule 2.19(b), Target or a Target Subsidiary, as indicated thereon, holds the leasehold estate under or other interest in each Target Real Property Lease free and clear of all liens, encumbrances and other rights of occupancy other than statutory landlords or mechanics' liens which have not been executed upon.

    2.20 CORPORATE RECORDS. The respective corporate record books of or relating to Target and each of the Target Subsidiaries have been made available to Acquiror by Target and contain materially accurate and complete records of (i) all corporate actions of the respective shareholders and directors (and committees thereof) of Target and the Target Subsidiaries, (ii) the Certificate and/or Articles of Incorporation, By-Laws and/or other governing instruments, as amended, of Target and the Target Subsidiaries, and (iii) the issuance and transfer of stock of Target and the Target Subsidiaries. Except as set forth on Schedule 2.20 attached hereto, neither Target nor any Target Subsidiary has any of its material records or information recorded, stored, maintained or held off the premises of Target and the Target Subsidiaries.

    2.21 TITLE TO AND CONDITION OF PERSONAL PROPERTY. Target and each of the Target Subsidiaries have good and marketable title to, or a valid leasehold interest in, all material items of any personal property reflected

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
in the Target Financial Statements dated December 31, 1998, or currently used in the operation of their respective businesses, and such property or leasehold interests are free and clear of all liens, claims, charges, security interests, options, or other title defects or encumbrances, except for property disposed of in the ordinary course since the date thereof consistent with the provisions of Section 2.9, above, and such exceptions to title and liens, claims, charges, security interests, options, title defects or encumbrances which do not and would not have a Target Material Adverse Effect or interfere with the use and enjoyment of such property and interests. As of the date of this Agreement, all such personal property is in good operating condition and repair (ordinary wear and tear excepted), is suitable for the use to which the same is customarily put by Target or any Target Subsidiary, is, to the knowledge of Target, free from inherent or latent manufacturing defects, and is free from all other material defects and is of a quality and quantity presently usable in the ordinary course of the operation of the business of Target and the Target Subsidiaries.

    2.22 NO ADVERSE ACTIONS. Except as set forth on Schedule 2.22 attached hereto, there is no existing, pending or, to the knowledge of Target, threatened termination, cancellation, limitation, modification or change in the business relationship of Target or any of the Target Subsidiaries, with any supplier, customer or other person except as are immaterial individually and in the aggregate and are in the ordinary course of business. None of Target, any Target Subsidiary or, to the knowledge of Target, any director, officer, agent, employee or other person acting on behalf of any of the foregoing has used any corporate funds for unlawful contributions, payments, gifts, entertainment or other unlawful expenses relating to political activity, or made any direct or indirect unlawful payments to governmental or regulatory officials or others.

    2.23 LABOR MATTERS. Except as set forth on Schedule 2.13 attached hereto, neither Target nor any of the Target Subsidiaries has any obligations, contingent or otherwise, under any employment, severance or consulting agreement, collective bargaining agreement or other contract with a labor union or other labor or employee group. To the knowledge of Target, as of the date of this Agreement, there are no efforts presently being made or threatened by or on behalf of any labor union with respect to the unionizing of employees of Target or any Target Subsidiary. As of the date of this Agreement, there is no unfair labor practice complaint against Target or any Target Subsidiary pending or, to the knowledge of Target, threatened before the National Labor Relations Board or comparable agency; there is no labor strike, dispute, slowdown or stoppage pending or, to the knowledge of Target, threatened against or involving Target or any Target Subsidiary; no representation question exists respecting the employees of Target or any Target Subsidiary; no grievance or internal or informal complaint exists, no arbitration proceeding arising out of or under any collective bargaining agreement is pending and no claim therefor has been asserted; no collective bargaining agreement is currently being negotiated by Target or any Target Subsidiary; and neither Target nor any Target Subsidiary is experiencing any work stoppage, strike, slowdown or other labor difficulty. Except as set forth on Schedule 2.23, as of the date of this Agreement, there has not been, and to the knowledge of Target there will not be, any material adverse change in relations with employees or agents of Target or any Target Subsidiary as a result of any announcement or consummation of the transactions contemplated by this Agreement or the Target Ancillary Agreements or any change of control of Target or the Target Subsidiaries, including, without limitation, any acquisition of Target Common Stock by Acquiror or any of its affiliates or associates. Target shall promptly notify, and shall cause the Target Subsidiaries to promptly notify, Acquiror upon knowledge by Target or a Target Subsidiary of the occurrence after the date hereof of any matter referenced in this Section.

    2.24 CHANGE OF CONTROL AGREEMENTS. Except as set forth in
Schedule 2.24, neither the execution and delivery of this Agreement or the Target Ancillary Agreements nor the consummation of the Merger or the other transactions contemplated hereby or thereby, nor any change of control of Target or the Target Subsidiaries, including without limitation, any acquisition of Target Common Stock by Acquiror or any of its affiliates or associates will (either alone or in conjunction with any other Event) result in, cause the accelerated vesting or delivery of, or increase the amount of value of, any payment or benefit to any director, officer or employee of Target or any Target Subsidiary. Except as set forth in Schedule 2.24, without limiting the generality of the foregoing, (x) no amount paid or payable by Target in connection with the Merger or the other transactions contemplated by this Agreement or the Target Ancillary Agreements, including accelerated vesting of options, (either solely as a result thereof or as a result of such transactions

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in conjunction with any other event) will be an "excess parachute payment" within the meaning of Section 280G of the Code and (y) there are no agreements or arrangements on behalf of any officer, director or employee providing for payment or other benefits to such person contingent upon the execution of this Agreement or the Target Ancillary Agreements or the transactions contemplated hereby or thereby or a transaction involving a change of control of Target or the Target Subsidiaries, including, without limitation, any acquisition of Target Common Stock by Acquiror or any of its affiliates or associates.

    2.25 INSURANCE. Target and each of the Target Subsidiaries has obtained and maintains in full force and effect insurance with responsible and reputable insurance companies or associations in such amounts, on such terms and covering such risks, including fire and other risks insured against by extended coverage, public liability insurance and insurance against claims for personal injury or death or property damage occurring in connection with the activities of Target or the Target Subsidiaries or any properties owned, occupied or controlled by them, as is customary. Within the past five years, neither Target nor any of the Target Subsidiaries has received notice of default under, or intended cancellation or nonrenewal of, any policies of insurance. Neither Target nor any Target Subsidiary has been refused any insurance for coverage by an insurance carrier to which it has applied for insurance.

    2.26 INFORMATION SUPPLIED. The Proxy Statement (as hereinafter defined) to be mailed to the holders of Target Common Stock in connection with the Shareholders' Meeting (as hereinafter defined) to be called to consider the Merger at the date such document is first published, sent or delivered to the holders of Target Common Stock or at any time prior to or during the pendency of the Shareholders' Meeting, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Proxy Statement and any related schedules or other filings made with the SEC, as contemplated hereby, will comply as to form and substance in all material respects with the requirements of the Securities Exchange Act and the applicable rules and regulations of the SEC thereunder and other applicable Laws. Notwithstanding the foregoing, no representation or warranty is made by Target with respect to statements made or incorporated by reference therein based on information relating solely to Acquiror or Acquisition Subsidiary supplied by Acquiror or Acquisition Subsidiary in writing expressly for inclusion or incorporation by reference in the foregoing document.

    2.27 TAKEOVER STATUTES. No "business combination," "fair price," "moratorium," "control share acquisition" or other similar antitakeover statute or regulation enacted under state or federal laws in the United States (each a "Takeover Statute"), including, without limitation, Sections 351.407 and 351.459 of the Missouri Code (inasmuch as Target has approved the transactions contemplated by this Agreement, the Majority Shareholder Agreement and the Target Ancillary Agreements for purposes of Section 351.459 of the Missouri Code and has taken all other requisite corporate action under the Takeover Statutes), applicable to Target or any of the Target Subsidiaries is applicable to the Merger, this Agreement, the Target Ancillary Agreements or the other transactions contemplated hereby or thereby or any change of control of Target or the Target Subsidiaries, including, without limitation, any acquisition of Target Common Stock by Acquiror or any of its affiliates or associates.

    2.28 YEAR 2000. (a) Target has initiated a review and assessment of the Year 2000 Problem (as hereinafter defined), has developed a plan for addressing the Year 2000 Problem on a timely basis and is implementing such plan on a timely basis. Except as would not reasonably be expected to have a Target Material Adverse Effect, to the best knowledge of Target after due inquiry, none of the assets or equipment owned or utilized by Target or any of the Target Subsidiaries will fail to perform because of, or due in any way to, a Year 2000 Problem. To the best knowledge of Target based on responses to written inquiries made by Target or otherwise based on information brought specifically to the attention of Target, no vendor, supplier or customer of Target or any of the Target Subsidiaries is reasonably expected to experience a Year 2000 Problem that, individually or in the aggregate, could constitute a Target Material Adverse Effect. The term "Year 2000 Problem" means the inability of any hardware, software or process to recognize or correctly calculate dates on and after January 1, 2000, or the failure of computer systems, products or services to perform any of their intended functions in a proper manner in connection with data containing any date on or after January 1, 2000.

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    (b) Target has made available to Acquiror Target's plan to address the Year 2000 Problem (the "Year 2000 Plan"). To Target's knowledge, the Year 2000 Plan will enable Target and the Target Subsidiaries to be Year 2000 Compliant (as hereinafter defined) in a timely manner except as to matters which are not reasonably likely to result in a Target Material Adverse Effect and the aggregate cost for Target and Target Subsidiaries to become Year 2000 Compliant is estimated to be less than $600,000. "Year 2000 Compliant" means that
(a) the products, services, or other item(s) at issue accurately process, provide and/or receive date/time data (including calculating, comparing, and sequencing), within, from, into, and between centuries (including the twentieth and twenty-first centuries and the years 1999 and 2000), including leap year calculations, and (b) neither performance nor the functionality nor the supply of the products, services, and other items at issue will be affected by dates/times prior to, on, after, or spanning January 1, 2000. The design of the products, services, and other items at issue to ensure compliance with the foregoing warranties and representations includes proper date/time data century recognition and recognition of 1999 and 2000, calculations that accommodate same century and multicentury formulae and date/time values before, on, after, and spanning January 1, 2000, and date/time data interface values that reflect the century, 1999 and 2000.

    2.29 TARGET OPTIONS. Upon the consummation of the Merger, each of Target's outstanding Options to acquire shares of Target Common Stock shall, pursuant to their terms as amended as contemplated hereby, become converted into the right to receive an amount in cash equal to the Option Consideration, as contemplated by Section 1.7.

    2.30 TRANSACTION WITH AFFILIATES. Except as set forth in
Schedule 2.30 (other than compensation and benefits received in the ordinary course of business as an employee or director of Target or the Target Subsidiaries), no director, officer or any other affiliate or associate of Target or any of the Target Subsidiaries or any entity in which, to the knowledge of Target, any such director, officer or other affiliate or associate, owns any beneficial interest (other than a publicly held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than 1% of the stock of which is beneficially owned by such persons), (A) has any interest in: (i) any contract, arrangement or understanding with, or relating to the business or operations of Target or any of the Target Subsidiaries;
(ii) any loan, arrangement, understanding, agreement or contract for or relating to indebtedness of Target or any of the Target Subsidiaries, or (ii) any property (real, personal or mixed), tangible or intangible, used or currently intended to be used in, the business or operations of Target or any of the Target Subsidiaries or (B) is an obligor under any notes receivable of Target or any of the Target Subsidiaries.

    2.31 NO EXISTING DISCUSSIONS. As of the date hereof, Target is not engaged, directly or indirectly, in any negotiations or discussions with any other party with respect to a Takeover Proposal (as hereinafter defined).

    2.32 DISCLOSURE. All information and documents provided prior to the date of this Agreement, and all information and documents subsequently provided, to Acquiror or its representatives or lenders by or on behalf of Target in connection with the transactions contemplated by this Agreement are or contain, or will be or will contain as to subsequently provided information or documents, true, accurate and complete information in all material respects with respect to the subject matter thereof and are, or will be as to subsequently provided information or documents, reasonably responsive to any specific request made by or on behalf of Acquiror or its representatives or lenders.

                            ARTICLE III
                  REPRESENTATIONS, WARRANTIES AND
              CERTAIN COVENANTS OF PARENT AND ACQUIROR

    Parent and Acquiror jointly and severally represent, warrant and/or covenant to and with Target as follows:

    3.1 ORGANIZATION AND GOOD STANDING. Parent is a corporation duly organized and validly existing under the laws of the Canton of Zurich, Switzerland. Acquiror is a corporation duly organized and validly existing under the laws of the State of Delaware. Acquisition Subsidiary is a corporation duly organized and validly existing under the laws of the State of Missouri. Each of Parent, Acquiror and Acquisition Subsidiary has all

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requisite corporate power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted, except where the failure to have such power and authority would not have an Acquiror Material Adverse Effect (as hereinafter defined). Each of Parent, Acquiror and Acquisition Subsidiary is duly qualified and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so duly qualified and in good standing would not have an Acquiror Material Adverse Effect. For purposes of this Agreement, "Acquiror Material Adverse Effect" shall mean a material adverse effect on (i) the business, assets, condition (financial or otherwise), properties, liabilities, prospects or the results of operations of Parent, Acquiror and its subsidiaries (including Acquisition Subsidiary) taken as a whole, (ii) the ability of Parent and Acquiror to perform their obligations set forth in this Agreement and the Acquiror Ancillary Agreements (as hereinafter defined), or (iii) the ability to timely consummate the transactions contemplated by this Agreement and the Acquiror Ancillary Agreements.

    3.2 AUTHORIZATION; BINDING AGREEMENT.Parent, Acquiror and Acquisition Subsidiary have all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the other agreements and documents referred to herein and to be executed in connection herewith to which Parent, Acquiror or Acquisition Subsidiary is or will be a party or a signatory (the "Acquiror Ancillary Agreements") and the consummation of the transactions contemplated hereby and thereby including, but not limited to, the Merger have been duly and validly authorized by the respective Boards of Directors of Parent, Acquiror and Acquisition Subsidiary, as appropriate, and no other corporate proceedings on the part of Parent, Acquiror or Acquisition Subsidiary are necessary to authorize the execution and delivery of this Agreement and the Acquiror Ancillary Agreements or to consummate the transactions contemplated hereby or thereby. This Agreement has been duly and validly executed and delivered by each of Parent, Acquiror and Acquisition Subsidiary and constitutes, and upon execution and delivery thereof as contemplated by this Agreement, the Acquiror Ancillary Agreements will constitute, the legal, valid and binding agreements of Parent, Acquiror and Acquisition Subsidiary, enforceable against each of Parent, Acquiror and Acquisition Subsidiary in accordance with its and their respective terms, subject to the Enforceability Exceptions.

3.3 GOVERNMENTAL APPROVALS. No Consent from or with any Governmental Authority on the part of Parent, Acquiror or Acquisition Subsidiary is required in connection with the execution or delivery by Parent, Acquiror and Acquisition Subsidiary of this Agreement and the Acquiror Ancillary Agreements or the consummation by Parent, Acquiror and Acquisition Subsidiary of the transactions contemplated hereby or thereby other than (i) filings with the SEC, state securities laws administrators and the NASD and filing and recordation of appropriate Merger documents as required by the Missouri Code, (ii) Consents from or with Governmental Authorities,
(iii) filings under the HSR Act, (iv) filings under the Exon-Florio Amendment, and (v) those Consents that, if they were not obtained or made, do not or would not have an Acquiror Material Adverse Effect.

    3.4 NO VIOLATIONS. The execution and delivery of this Agreement and the Acquiror Ancillary Agreements, the consummation of the transactions contemplated hereby and thereby and compliance by Parent, Acquiror and Acquisition Subsidiary with any of the provisions hereof or thereof will not (i) conflict with or result in any breach of any provision of the Certificate and/or Articles of Incorporation or By-Laws or other governing instruments of Parent, Acquiror or Acquisition Subsidiary, (ii) require any Consent under or result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or augment the performance required) under any of the terms, conditions or provisions of any Acquiror Material Contract (as hereinafter defined) or other obligation to which Parent, Acquiror or Acquisition Subsidiary is a party or by which any of them or any of their properties or assets may be bound, (iii) result in the creation or imposition of any lien or encumbrance of any kind upon any of the assets of Parent, Acquiror or Acquisition Subsidiary, or
(iv) subject to obtaining the Consents from Governmental Authorities referred to in Section 3.3, above, contravene any Law currently in effect to which Parent, Acquiror or Acquisition Subsidiary or its or any of their respective assets or properties are subject, except in the case of clauses (ii), (iii) and (iv), above, for any deviations from the foregoing which do not or would not have an Acquiror

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Material Adverse Effect. An "Acquiror Material Contract" is any
material note, bond, mortgage, indenture, contract, lease, license, agreement, understanding, instrument, bid or proposal the breach of which would result in an Acquiror Material Adverse Effect.

    3.5 FINDERS AND INVESTMENT BANKERS. Neither Acquiror nor any of its officers or directors has employed any broker or finder or otherwise incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby.

    3.6 INFORMATION SUPPLIED. None of the information relating solely to Acquiror or Acquisition Subsidiary supplied or to be supplied by Acquiror or Acquisition Subsidiary in writing expressly for inclusion or incorporation by reference in the Proxy Statement (as hereinafter defined) will, at the date such document is first published, sent or delivered to holders of Target Common Stock or, at any time during the pendency of the Shareholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, no representation or warranty is made by the Acquiror or Acquisition Subsidiary with respect to statements made or incorporated by reference therein based on information supplied by Target for inclusion or incorporation by reference in the foregoing document.

    3.7 FINANCIAL ABILITY. Sufficient funds and binding credit arrangements are available to Parent and Acquiror as of the date hereof, and will be available at and after the Effective Time, to pay the Merger Consideration and any other amounts payable by Parent or Acquiror hereunder at and after the Closing.

                             ARTICLE IV
                   ADDITIONAL COVENANTS OF TARGET

    Target represents, covenants and agrees as follows:

    4.1 CONDUCT OF BUSINESS OF TARGET AND TARGET SUBSIDIARIES. Except as expressly contemplated by this Agreement, during the period from the date of this Agreement to the Effective Time, Target shall conduct, and it shall cause the Target Subsidiaries to conduct, its or their respective businesses in the ordinary course and consistent with past practice, subject to the limitations contained in this Agreement, and Target shall, and it shall cause the Target Subsidiaries to, use its or their respective reasonable business efforts to preserve intact its or their respective business organizations, to keep available the services of its officers, agents and employees and to maintain satisfactory relationships with all persons with whom any of them does business. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement, after the date of this Agreement and prior to the Effective Time, neither Target nor any Target Subsidiary will, without the prior written consent of Acquiror:

        (i) amend or propose to amend its Certificate or Articles of Incorporation or By-Laws (or comparable governing instruments) in any material respect;

        (ii) authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any shares of, or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any shares of, the capital stock or other securities of Target or any Target Subsidiary including, but not limited to, any securities convertible into or exchangeable for shares of stock of any class of Target or any Target Subsidiary, except for the issuance of shares of Target Common Stock pursuant to the exercise of stock options or warrants outstanding on the date of this Agreement in accordance with their present terms;

        (iii) split, combine or reclassify any shares of its capital stock or declare, pay or set aside any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, other than dividends or distributions to Target or a Target Subsidiary wholly owned by Target, or directly or indirectly redeem, purchase or otherwise acquire or offer to acquire any shares of its capital stock or other securities, provided that Target may declare a quarterly dividend not in excess of $0.125 per Target Share payable to shareholders of record on September 30, 1999 to be paid on October 15, 1999 and such other quarterly dividends as Acquiror agrees to in writing;

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        (iv) (a) except for debt (including, but not limited to,
    obligations in respect of capital leases) not in excess of the amounts set forth in the Target Approved Budget, create, incur or assume any short-term debt, long-term debt or obligations in respect of capital leases; (b) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, indirectly, contingently or otherwise) for the obligations of any person, except for obligations permitted by this Agreement of any wholly-owned Target Subsidiary in the ordinary course of business consistent with past practice; (c) make any capital expenditures or make any loans, advances or capital contributions to, or investments in, any other person (other than customary advances to employees made in the ordinary course of business consistent with past practice), provided that Target will continue to make capital expenditures, maintain, upgrade and expand its facilities and those of the Target Subsidiaries and otherwise operate in accordance with the Target Approved Budget; (d) acquire the stock or assets of, or merge or consolidate with, any other person or business; or (e) voluntarily incur any material liability or obligation (absolute, accrued, contingent or otherwise);

        (v) sell, transfer, mortgage, pledge or otherwise dispose of, or encumber, or agree to sell, transfer, mortgage, pledge or otherwise dispose of or encumber, any material assets or properties, real, personal or mixed;

        (vi) increase in any manner the compensation of any of its officers, agents or employees other than any increases required pursuant to the Target Material Contracts in accordance with their terms in effect on the date of this Agreement and increases in the ordinary course of business consistent with past practice not in excess on an individual basis of the lesser of 15% of the current compensation of such individual or $10,000 per annum (except that the annual salary of Paul H. Duynhouwer, Target's President and Chief Executive, will increase by $15,194 as of August 1, 1999 pursuant to existing arrangements) or increase in any manner the compensation of any director;

        (vii) except as required by ERISA and only after reasonable prior consultation with Acquiror, enter into, establish, amend, make non-routine or material interpretations or determinations with respect to, or terminate any employment, consulting, retention, change in control, collective bargaining, bonus or other incentive compensation, profit sharing, health or other welfare, stock option, stock purchase, restricted stock, or other equity, pension, retirement, vacation, severance, deferred compensation or other compensation or benefit plan, policy, agreement, trust, fund or arrangement with, for or in respect of, any shareholder, officer, director, other employee, agent, consultant, affiliate or associate;

        (viii) make any elections with respect to Taxes that are inconsistent with the prior elections reflected in the Target
    Financial Statements as of and to the period ended December 31, 1998;

        (ix) compromise, settle, forgive, cancel, grant any waiver or release relating to or otherwise adjust any debts, claims, rights or Litigation, except routine debts, claims, rights or Litigation in the ordinary course of business consistent with past practice, involving only a payment not in excess of $25,000 individually or $250,000 when aggregated with all such payments by Target and the Target Subsidiaries combined;

        (x) take any action or omit to take any action, which action or omission, if taken prior to, on or after the date hereof, would result in a breach of any of the covenants, representations or warranties of Target set forth in this Agreement or would have a Target Material Adverse Effect;

        (xi) enter into any lease or other agreement, or amend any lease or other agreement, with respect to real property;

        (xii) subject to clause (xiii) below, enter into or amend any agreement or transaction (a) pursuant to which the aggregate financial obligation of Target or a Target Subsidiary or the value of the services to be provided could exceed $2,000,000 individually, and (b) which is not terminable upon no more than 30 days' notice by Target or the Target Subsidiary involved without penalty in excess of $2,000,000 individually;

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        (xiii) enter into, amend, modify, terminate or waive any
    rights under (a) any Target Material Contract; or (b) any material agreement or other material obligation that restricts, in any material respect, the activities of Target or a Target Subsidiary; or (c) any agreement or obligation that restricts in any material respect any other person;

        (xiv) take any action with respect to the indemnification of any person;

        (xv) change any accounting practices or policies or depreciation or amortization rates, except as required by generally accepted accounting principles or Laws or as agreed to or requested by Target's auditors after consultation with Acquiror's auditors;

        (xvi) adopt a plan of liquidation, dissolution, merger, consolidation, share exchange, restructuring, recapitalization, or other reorganization; or

        (xvii) resolve, agree, commit or arrange to do any of the foregoing.

    Furthermore, Target covenants, represents and warrants that from and after the date hereof, unless Acquiror shall otherwise expressly consent in writing, Target shall, and Target shall cause each Target Subsidiary to, use its or their reasonable business efforts to:

        (A) keep in full force and effect insurance comparable in amount and scope of coverage to insurance now carried by it or them;

        (B) pay all accounts payable and other obligations, when they become due and payable, in the ordinary course of business consistent with past practice and with the provisions of this Agreement, except if the same are contested in good faith, and, in the case of the failure to pay any material accounts payable or other obligations which are contested in good faith, only after consultation with Acquiror; and

        (C) comply in all material respects with all Laws applicable to it or any of them or their respective properties, assets or businesses and maintain in full force and effect all Target
    Permits necessary for, or otherwise material to, such businesses.

    4.2 NOTIFICATION OF CERTAIN MATTERS. Target shall give prompt notice to Acquiror if any of the following occur after the date of this Agreement: (i) any notice of, or other communication relating to, a default or Event which, with notice or lapse of time or both, would become a default under any Target Material Contract; (ii) receipt of any notice or other communication from any third party alleging that the Consent of such third party is or may be required in connection with the transactions contemplated by this Agreement;
(iii) receipt of any material notice or other communication from any Governmental Authority (including, but not limited to, the NASD or any other securities exchange) in connection with the transactions contemplated by this Agreement; (iv) the occurrence of an Event which would have a Target Material Adverse Effect; (v) the commencement or threat of any Litigation involving or affecting Target or any Target Subsidiary or any affiliate, or any of their respective properties or assets, or, to its knowledge, any employee, agent, director or officer of Target or any Target Subsidiary, in his or her capacity as such or as a fiduciary under a Benefit Plan of Target, which, if pending on the date hereof, would have been required to have been disclosed in or pursuant to this Agreement or which relates to the consummation of the Merger or any material development in connection with any Litigation disclosed by Target in or pursuant to this Agreement or the Target Securities Filings; and
(vi) the occurrence of any Event that would cause a breach by Target of any provision of this Agreement or a Target Ancillary Agreement, including such a breach that would occur if such Event had taken place on or prior to the date of this Agreement.

    4.3 ACCESS AND INFORMATION. Between the date of this Agreement and the Effective Time, each of Target and the Target Subsidiaries, upon reasonable notice, will give, and shall direct its accountants and legal counsel to give, Acquiror, its lenders and their respective authorized representatives (including, without limitation, financial advisors, accountants and legal counsel) at all reasonable times full access to all offices and other facilities, to all personnel and to all contracts, agreements, commitments, books and records (including, but not limited to, Tax Returns) of or pertaining to Target and the Target Subsidiaries, will permit the foregoing to make such inspections as they may reasonably require and will cause its officers and employees promptly to furnish Acquiror with (a) such financial and operating data and other

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information with respect to the business, assets, liabilities, obligations and operations of Target and the Target Subsidiaries as Acquiror may from time to time reasonably request including, but not limited to, data and information required for inclusion in any of Acquiror's filings with the SEC, and (b) a copy of each material report, schedule and other document filed or received by Target or any Target Subsidiary pursuant to the requirements of applicable securities Laws, the NASD or other securities exchange.

    4.4 SHAREHOLDER APPROVAL; PROXY STATEMENT; SHAREHOLDER LISTS.

    (a) As soon as practicable, Target will in accordance with applicable Law, its Articles of Incorporation and its By-Laws take all steps necessary to duly call, give notice of, convene and hold a meeting of its shareholders (the "Shareholders' Meeting")) for the purpose of adopting this Agreement and the Merger and the other transactions contemplated hereby and for such other purposes as may be necessary or desirable in connection with effectuating the transactions contemplated hereby. Except as otherwise contemplated in this Agreement, the Board of Directors of Target (i) will take all steps necessary to present and recommend to the shareholders of Target that they adopt this Agreement and approve the transactions contemplated hereby, and (ii) will use its reasonable best efforts to obtain any necessary adoption and approval by Target's shareholders of this Agreement and the Merger and the other transactions contemplated hereby, including, without limitation, voting the Target Shares held by such Directors for such adoption and approval.

    (b) Acquiror and Target will as promptly as practicable following the execution of this Agreement jointly prepare, and Target shall file, a proxy statement on an appropriate schedule or other form for distribution to holders of Target Shares in advance of the Shareholders' Meeting and such other schedules and other filings as may be necessary or appropriate (collectively, together with any amendments or supplements thereto, the "Proxy Statement") with the SEC and will use its reasonable best efforts to respond to the comments of the SEC and to cause the Proxy Statement to be mailed to the holders of Target Shares at the earliest practical time. Target shall furnish all information concerning it and the holders of its capital stock as Acquiror may reasonably request in connection with such actions. Target will notify Acquiror promptly of the receipt of the comments of the SEC, if any, and of any request by the SEC for amendments or supplements to the Proxy Statement or for additional information with respect thereto, and will supply Acquiror with copies of all correspondence between Target or its representatives, on the one hand, and the SEC or members of its staff, on the other hand, with respect to the Proxy Statement or the Merger or this Agreement, the Target Ancillary Agreements or the other transactions contemplated hereby or thereby. If (A) at any time prior to the Shareholders' Meeting, any event should occur relating to Target or any of the Target Subsidiaries which should be set forth in an amendment of, or a supplement to, the Proxy Statement, Target will promptly inform Acquiror and (B) if at any time prior to the Shareholders' Meeting, any event should occur relating to Parent, Acquiror or Acquisition Subsidiary or any of their respective associates or affiliates, or relating to the plans of any such persons for Target after the Effective Time that should be set forth in an amendment of, or a supplement to, the Proxy Statement, Acquiror will promptly inform Target and in the case of (A) or (B) Target and Acquiror shall file and, if required, mail such amendment or supplement to holders of Target Shares; provided, prior to such filing or mailing, Target and Acquiror shall consult with each other with respect to such amendment or supplement and shall incorporate the other's comments thereon. Target will not distribute or file the Proxy Statement, or any amendment thereof or supplement thereto, to which Acquiror reasonably objects.

    (c) Target hereby consents to the inclusion in the Proxy Statement of the recommendation of the Board of Directors of Target described in Section 2.4, subject to any modification, amendment or withdrawal thereof permitted hereby, and represents that its financial adviser has, subject to the terms of their engagement letter with Target and the Board of Directors of Target, consented to the inclusion of references to their opinion in the Proxy Statement. To the extent reasonably practicable, Target and its counsel shall permit Acquiror and its counsel to participate in all communications with the SEC and its staff, including any meetings and telephone conferences, relating to the Proxy Statement, the Merger or this Agreement or the other transactions contemplated hereby.

    (d) Target shall promptly upon the request by Acquiror, or shall cause its transfer agent to promptly, furnish Acquiror and Acquisition Subsidiary with mailing labels containing the names and addresses of all

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record holders of shares of Target Common Stock and with security position listings of shares of Target Common Stock held in stock depositories, each as of the most recent practicable date, together with all other available listings and computer files containing names, addresses and security position listings of record holders and beneficial owners of shares of Target Common Stock. Target shall furnish Acquiror and Acquisition Subsidiary with such additional information, including, without limitation, updated listings and computer files of the holders of Target Common Stock, mailing labels and security position listings, and such other assistance as Acquiror or their agents may reasonably request.

    4.5 REASONABLE BUSINESS EFFORTS. Subject to the terms and conditions herein provided, Target agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the Merger and the other transactions contemplated by this Agreement and the Target Ancillary Agreements, including, without limitation, any acquisition of Target Common Stock by Acquiror or any of its affiliates or associates, including, but not limited to (i) obtaining the Consent of others to this Agreement, the Target Ancillary Agreements and the transactions contemplated hereby and thereby, including, without limitation, any acquisition of Target Common Stock by Acquiror or any of its affiliates or associates,
(ii) the defending of any Litigation against Target or any Target Subsidiary challenging this Agreement, the Target Ancillary Agreements or the consummation of the transactions contemplated hereby or thereby, including, without limitation, any acquisition of Target Common Stock by Acquiror or any of its affiliates or associates, (iii) obtaining all Consents from Governmental Authorities required for the consummation of the Merger and the transactions contemplated hereby or thereby, including, without limitation, any acquisition of Target Common Stock by Acquiror or any of its affiliates or associates, (iv) timely making all necessary filings under the HSR Act, and (v) timely making all necessary filings under the Exon-Florio Amendment. Upon the terms and subject to the conditions hereof, Target agrees to use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary to satisfy the other conditions of the Closing set forth herein. Target will consult with counsel for Acquiror as to, and will permit such counsel to participate in, at Acquiror's expense, any Litigation referred to in clause (ii) above brought against or involving Target or any Target Subsidiary.

    4.6 PUBLIC ANNOUNCEMENTS. So long as this Agreement is in effect, Target shall not, and shall cause its affiliates not to, without the written consent of Acquiror (which consent shall not be unreasonably withheld or delayed), make any announcement or other disclosure relating to this Agreement, the terms hereof, the Merger or negotiations with respect thereto, except to their legal, accounting and financial advisers engaged in connection with the Merger, unless otherwise required by Law or pursuant to any applicable listing agreement with, or rules of, the NASD or other securities exchange; provided, that Target shall give Acquiror notice a reasonable time prior to any such disclosure required by Law or otherwise, as referred to above, and shall cooperate with and consult with Acquiror regarding the contents of any such disclosure.

    4.7 COMPLIANCE. In consummating the Merger and the transactions contemplated hereby and by the Target Ancillary Agreements, Target shall comply in all material respects with the applicable provisions of the Securities Exchange Act and shall comply, and/or cause the Target Subsidiaries to comply or to be in compliance, in all material respects, with all other applicable Laws.

    4.8 BENEFIT PLANS. Between the date of this Agreement and through the Effective Time, no discretionary award or grant under any Benefit Plan of Target or a Target Subsidiary shall be made without the prior written consent of Acquiror; nor shall Target or a Target Subsidiary take any action or permit any action to be taken to accelerate the vesting of any warrants or options previously granted pursuant to any such Benefit Plan, other than pursuant to the existing terms of outstanding employee stock options which, as originally granted, contain acceleration provisions. Neither Target nor any Target Subsidiary shall make any amendment to any Benefit Plan, any awards thereunder or the terms of any security convertible into or exchangeable for capital stock without the prior written consent of Acquiror.

    4.9 NO SOLICITATION OF TAKEOVER PROPOSAL. (a) Target shall, and shall direct and cause its officers, directors, employees, representatives and agents to, immediately cease any discussions or negotiations with any parties that may be ongoing with respect to a Takeover Proposal (as hereinafter defined). Target shall not, nor shall it permit any of the Target Subsidiaries to, nor shall it authorize or permit any of its officers,

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directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of the Target Subsidiaries (collectively the "Representatives") of Target and the Target Subsidiaries) to, directly or indirectly, (i) solicit, initiate or encourage (including by way of furnishing information), or take any other action designed or reasonably likely to facilitate, any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any Takeover Proposal, or (ii) participate in any discussions or negotiations regarding any Takeover Proposal; provided, however, that if, at any time prior to receipt of the Target Shareholders' Approval, the Target's Board of Directors reasonably determines in good faith, after receipt of written advice from outside counsel and an independent financial advisor of nationally recognized reputation, that failing to take such action could reasonably be expected to be a breach of its fiduciary duties to Target's shareholders under applicable Law, Target may, in response to a Takeover Proposal made after the date of this Agreement which was not solicited by Target or its Representatives and which did not otherwise result from a breach of this Section 4.9, and which is reasonably likely to lead to a Superior Proposal (as hereinafter defined), and subject to compliance with Section 4.9(c) (x) furnish information with respect to Target to any person pursuant to a customary confidentiality agreement including customary standstill provisions (as determined by Target after consultation with its outside counsel) and (y) participate in negotiations regarding such Takeover Proposal. Without limiting the generality of the foregoing, it is understood that any violation of the restrictions set forth in the previous two sentences by any Representative of Target or any of the Target Subsidiaries, including, without limitation, any investment banker, financial advisor, attorney, accountant or other representative retained by Target or any of the Target Subsidiaries, whether or not acting on behalf of Target or any of the Target Subsidiaries, shall be deemed to be a breach of this Section 4.9 by Target. For all purposes of this Agreement, "Takeover Proposal" means any inquiry, proposal or offer relating to any direct or indirect acquisition or purchase, in one transaction or a series of related transactions, of 15% or more of the assets of Target or any of the Target Subsidiaries or 5% or more of any class of equity securities of Target or any of the Target Subsidiaries, any tender offer or exchange offer that if consummated would result in any person beneficially owning 15% or more of any class of equity securities of Target or any Target Subsidiary, any merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving Target or any Target Subsidiary, other than the transactions contemplated by this Agreement, the Majority Shareholder Agreement or the Target Ancillary Agreements, or any other transaction the consummation of which could reasonably be expected to impede, interfere with, prevent or materially delay the Merger or which could reasonably be expected to dilute materially the benefits to Acquiror of the transactions contemplated by this Agreement.

    (b) The Board of Directors of Target shall promptly recommend to the shareholders of Target that they adopt this Agreement and approve the transactions contemplated hereby, and except as set forth in this Section 4.9, neither the Board of Directors of Target nor any committee thereof shall (i) withdraw or modify, or propose publicly to withdraw or modify, the approval or recommendation by such Board of Directors or such committee of the Merger or this Agreement, (ii) approve or recommend, or propose publicly to approve or recommend, any Takeover Proposal or (iii) cause Target to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, an "Acquisition Agreement") related to any Takeover Proposal. Notwithstanding the foregoing, if at any time prior to receipt of Target Shareholders' Approval the Board of Directors of Target determines in good faith, after receipt of written opinions from outside counsel and an independent financial advisor of nationally recognized reputation, that it has received a Takeover Proposal that constitutes a Superior Proposal which did not result from a breach of this Section 4.9 and that failure to do one of the following could reasonably be expected to be a breach of its fiduciary duties to Target's shareholders under applicable Law, the Board of Directors of Target may (subject to this and the following sentences), after paying to Acquiror the Termination Fee (as hereinafter defined), (x) withdraw or modify its approval or recommendation of the Merger and this Agreement, (y) approve or recommend the Superior Proposal (as defined below), or
(z) or terminate this Agreement (and concurrently with or after such termination, if it so chooses, cause Target to enter into any Acquisition Agreement with respect to the Superior Proposal), but in each of the cases set forth in clause (x), (y) or (z), only at a time prior to receipt of the Target Shareholders' Approval and only at a time that is after the tenth business day following Acquiror's receipt of written notice advising Acquiror that the Board of Directors of Target has received a Superior Proposal, specifying the material terms and

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conditions of such Superior Proposal and identifying the person making such Superior Proposal. Any such withdrawal or modification of the recommendation of the Merger and this Agreement, the Majority Shareholder Agreement or the Target Ancillary Agreements and the transactions contemplated hereby and thereby shall not change the approval of the Board of Directors of Target for purposes of causing
Section 351.459 of the Missouri Code or any other Takeover Statute to be inapplicable to the Merger and this Agreement, the Majority Shareholder Agreement or the Target Ancillary Agreements and the transactions contemplated hereby and thereby. For all purposes of this Agreement, a "Superior Proposal" means any bona fide proposal made by a third party to acquire, directly or indirectly, for consideration consisting of cash and/or securities, 100% of the Target Shares then outstanding (whether pursuant to a tender or exchange offer, merger, consolidation, share exchange, or other business combination) or all or substantially all the assets of Target and otherwise on terms which the Board of Directors of Target determines in its good faith judgment (based on a written opinion of an independent financial advisor of nationally recognized reputation) to be materially more favorable to Target and its shareholders than the Merger (taking into account any changes to the financial and other contractual terms of this Agreement proposed by Acquiror in response to such proposal and all other relevant financial and strategic considerations, including the timing of the consummation of such transactions) and for which financing, to the extent required, is then committed or which, in the good faith judgment of the Board of Directors of Target, is reasonably capable of being financed by such third party.

    (c) In addition to the obligations of Target set forth in paragraphs (a) and (b) of this Section 4.9, Target shall immediately advise Acquiror orally and in writing of any request for information or of any Takeover Proposal, the material terms and conditions of such request or Takeover Proposal and the identity of the person making such request or Takeover Proposal. Target will keep Acquiror fully informed of the status and details (including amendments or proposed amendments) of any such request or Takeover Proposal. If, after Target receives a Superior Proposal, Acquiror desires to continue negotiations with Target with respect to the Merger, Target agrees to negotiate in good faith with Acquiror.

    (d) Nothing contained in this Section 4.9 shall prohibit Target from taking and disclosing to its shareholders a position contemplated by Rule 14e-2(a) promulgated under the Securities Exchange Act or from making any disclosure to Target's shareholders if, in the good faith judgment of the Board of Directors of Target, after consultation with outside counsel, failure so to disclose would be inconsistent with its fiduciary duties to Target's shareholders under applicable Law; provided, however, neither Target nor its Board of Directors nor any committee thereof shall, except as permitted by Section 4.9(b), withdraw or modify, or propose publicly to withdraw or modify, its position with respect to the Merger or this Agreement or approve or recommend, or propose publicly to approve or recommend, a Takeover Proposal.

    4.10 SECURITIES AND SHAREHOLDER MATERIALS. Each of Target and the Target Subsidiaries shall send to Acquiror a copy of all material public reports and materials as and when it sends the same to its shareholders, the SEC, the NASD or any other securities commission, exchange or market.

    4.11 RESIGNATIONS. Target shall cause the officers and/or directors of Target and the Target Subsidiaries as Acquiror may request to voluntarily resign their positions as such prior to and as of the Effective Time. The instruments effecting such resignations are herein referred to as the "Resignations.") Target shall cause such directors, prior to their resignation, to appoint new directors nominated by Acquiror to fill such vacancies.

    4.12 NONCOMPETE AND CONFIDENTIALITY AGREEMENTS. At or prior to closing, Barney A. Ebsworth and Paul H. Duynhouwer shall duly execute noncompete and confidentiality agreements in substantially the form attached hereto as Schedule 4.12 (the "Noncompete and Confidentiality Agreements.").

    4.13 COMFORT LETTERS. Upon the request of Acquiror, Target shall use reasonable business efforts to provide to Acquiror prior to the Effective Time "comfort letters" from the independent certified public accountants for Target dated as of the date of the Proxy Statement and the Closing Date, addressed to the Board of Directors of each of Target and Acquiror, covering such matters as Acquiror shall reasonably request with respect to facts concerning the financial condition and results of operations of Target and the Target Subsidiaries and customary for such certified public accountants to deliver in connection with a transaction similar to the Merger.

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    4.14 TAKEOVER STATUTES. If any Takeover Statute is or may become applicable to the Merger or this Agreement or the Target Ancillary Agreements or the transactions contemplated hereby or thereby or the execution, delivery or performance of any other agreement to acquire, or any other acquisition of, Target Common Stock by Acquiror or any of its affiliates or associates, Target and the members of its Board of Directors will grant such approvals, and will take such other actions as are necessary so that the Merger, this Agreement, the Majority Shareholder Agreement, the Target Ancillary Agreements and the other transactions contemplated hereby or thereby or the execution, delivery or performance of any other agreement to acquire, or any other acquisition of, Target Common Stock by Acquiror or any of its affiliates or associates may be consummated as promptly as practicable on the terms contemplated hereby and will otherwise act to eliminate or minimize the effects of any Takeover Statute on the Merger, this Agreement, the Target Ancillary Agreements and any of the transactions contemplated hereby or thereby or the execution, delivery or performance of any other agreement to acquire, or any other acquisition of, Target Common Stock by Acquiror or any of its affiliates or associates.

    4.15 YEAR 2000 PLAN. Target shall use all commercially reasonable efforts to ensure that the Year 2000 Plan shall be completed in a timely manner. Target shall (i) allow Acquiror to monitor Target's Year 2000 compliance issues and Year 2000 Plan,
(ii) provide prompt notice to Acquiror if Target does not achieve, or reasonably expects it shall not achieve, milestones and objectives identified in the Year 2000 Plan and (iii) cooperate in good faith with Acquiror's efforts to cause Target to be Year 2000 Compliant.

    4.16 PURCHASE OF TARGET COMMON STOCK. Subject to the existing provisions of Target's Articles of Incorporation and By-Laws, Target shall in no way prohibit Acquiror or any of its affiliates or associates from purchasing shares of Target Common Stock or entering into option, lock-up, voting or proxy agreements or any other similar agreements with respect to Target Common Stock at any time prior to the consummation of the Merger.

    4.17 CONVERSION OF OPTIONS. Target shall offer to modify, and shall obtain such modification to, each outstanding Option to cause each such Option either to be exercised prior to the Effective Time, or to be canceled as of the Effective Time in exchange for the Option Consideration, as contemplated by Section 1.7(b). Target shall effect the foregoing after reasonable consultation with Acquiror pursuant to written agreements in form and substance reasonably satisfactory to Acquiror, including, without limitation, in a form consistent with Section 1.7(b) hereof.

    4.18 DISPOSITION OF U.S. FLAGGED VESSELS; NON-U.S. FLAGGED VESSELS. Immediately prior to the Effective Time, Target will sell, transfer, assign, contribute or otherwise dispose of its two U.S. flagged vessels, or the shares of the Target Subsidiaries owning such vessels, to such person or persons as designated by Acquiror and as directed by and on such terms and conditions as specified by Acquiror, and such U.S. flagged vessels shall be registered in the name(s) of the new owner(s) with an endorsement for the coastwise trade and all applicable mortgages with respect to such U.S. flagged vessels shall be recorded with the National Vessel Documentation Center. Immediately prior to the Effective Time, Target shall enter into (i) a time charter of such U.S. flagged vessels in substantially the form attached hereto as Exhibit 4.18(a) or on such other terms and conditions as specified by Acquiror, (ii) an operating agreement with respect to Target's two non-U.S. flagged vessels in a form and on such terms and conditions as specified by Acquiror; and (iii) a transitional services agreement providing for certain transition services with a person or persons as designated by Acquiror in a form and on terms and conditions as reasonably specified by Acquiror. If, after Target receives a Takeover Proposal it takes any of the actions described in Section 4.9(a) or (b), at Acquiror's request, Target shall restructure the ownership of Target's U.S. flagged vessels to allow the ownership of more than 25% of the Target Shares by a non-U.S. citizen as reasonably requested by Acquiror. Such restructuring shall be accomplished in a manner that does not materially and adversely affect the interests of Target.

    4.19 AMENDMENTS TO ARTICLES OF INCORPORATION AND BY-LAWS. (a) Notwithstanding anything to the contrary herein, including but not limited to anything in Section 4.9 hereof, as soon as practicable, Target will in accordance with applicable Law, its Articles of Incorporation and its By-Laws take all steps necessary to duly call, give notice of, convene and hold a meeting of its shareholders (which meeting may be, but need not be, the Shareholders' Meeting) for the purpose of considering and voting upon a proposal to approve

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and adopt a resolution which will amend Target's Articles of
Incorporation to remove the additions to the Articles of Incorporation approved at a meeting of Target's shareholders held on March 23, 1999 (including but not limited to the new Article Eleven to Target's Articles of Incorporation), which additions restricted ownership of more than 24.9% of the outstanding Target Shares by non-United States Citizens (the "Articles Amendment"). The Board of Directors of Target (i) will take all steps necessary to present and recommend to the shareholders of Target that they adopt the Articles Amendment at such meeting and (ii) will use its reasonable best efforts to obtain any necessary adoption and approval by Target's shareholders at such meeting of the Articles Amendment.

    (b) Acquiror and Target will as promptly as practicable following the execution of this Agreement jointly prepare, and Target shall file, a proxy statement on an appropriate schedule or other form for distribution to holders of Target Shares in advance of the shareholders' meeting referred to in Section 4.19(a) and such other schedules and other filings as may be necessary or appropriate (which may be the Proxy Statement) with the SEC and will use its reasonable best efforts to respond to the comments of the SEC and to cause such proxy statement to be mailed to the holders of Target Shares at the earliest practical time. Target shall furnish all information concerning it and the holders of its capital stock as Acquiror may reasonably request in connection with such actions. Target will notify Acquiror promptly of the receipt of the comments of the SEC, if any, and of any request by the SEC for amendments or supplements to such proxy statement or for additional information with respect thereto, and will supply Acquiror with copies of all correspondence between Target or its Representatives, on the one hand, and the SEC or members of its staff, on the other hand, with respect to such proxy statement. If at any time prior to such shareholders' meeting, any event should occur relating to Target or any of the Target Subsidiaries which should be set forth in an amendment of, or a supplement to, such proxy statement, Target will promptly inform Acquiror and Target shall file and, if required, mail such amendment or supplement to holders of Target Shares; provided, prior to such filing or mailing, Target shall consult with Acquiror with respect to such amendment or supplement and shall incorporate Acquiror's comments thereon, unless Target reasonably objects thereto. Target will not distribute or file such proxy statement, or any amendment thereof or supplement thereto, to which Acquiror reasonably objects.

    (c) The Board of Directors of Target shall recommend to Target's shareholders that they approve and adopt the Articles Amendment.

    (d) Target's Board of Directors shall, as soon as practicable, amend Target's By-Laws to remove therefrom Article XV of such By-Laws (relating to foreign ownership of Target Shares).

                             ARTICLE V
            ADDITIONAL COVENANTS OF PARENT AND ACQUIROR

    Parent and Acquiror jointly and severally covenant and agree as follows:

    5.1 PUBLIC ANNOUNCEMENTS. So long as this Agreement is in effect, Parent and Acquiror shall not, and shall cause their affiliates not to, without the written consent of Target, make any announcement or other disclosure relating to this Agreement, the terms hereof, the Merger or negotiations with respect thereto, except to their legal, accounting and financial advisers engaged in connection with the Merger, unless otherwise required by Law or pursuant to any applicable listing agreement with, or rules and regulations of, the NASD or other securities exchange; provided, that Parent and Acquiror shall give Target notice a reasonable time prior to any such disclosure required by Law or otherwise, as referred to above, and shall cooperate with and consult with Target regarding the contents of any such disclosure

    5.2 COMPLIANCE. In consummating the Merger and the transactions contemplated hereby, Parent and Acquiror shall comply in all material respects with the applicable provisions of the Securities Exchange Act and shall comply, and/or cause Acquisition Subsidiary to comply or to be in compliance, in all material respects, with all other applicable Laws applicable thereto.

    5.3 PROXY STATEMENT. Parent and Acquiror shall cooperate with Target with respect to the preparation of the Proxy Statement as set forth in Section 4.4 (and the proxy statement, if different than the Proxy Statement, as set forth in Section 4.19) and shall provide Target with such information concerning Parent,

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Acquiror and Acquisition Subsidiary as shall be required to be included therein. Parent and Acquiror shall vote, or cause to be voted, in favor of the Merger, this Agreement and the Articles Amendment all shares of Target Common Stock directly or indirectly beneficially owned by them.

    5.4 INDEMNIFICATION AND INSURANCE. (a) The Articles of Incorporation and By-Laws of the Surviving Corporation shall contain provisions with respect to indemnification and exculpation similar to those set forth in the Articles of Incorporation and By-Laws of Target, which provisions Acquiror shall not and shall cause the Surviving Corporation not to amend, repeal or otherwise modify for a period of five (5) years from the Effective Time in any manner that would materially and adversely affect the rights thereunder of individuals who at the Effective Time were directors, officers, employees or agents of Target, unless such amendment, repeal or other modification is required by applicable Law.

    (b) From and after the Effective Time, Parent and Acquiror agree that they will indemnify and hold harmless each present director and officer of Target (when acting in such capacity) determined as of the Effective Time (the "Indemnified Parties"), against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that Target would have been permitted under the Missouri Code and its Articles of Incorporation or By-Laws in effect on the date of this Agreement to indemnify such person (and Parent and Acquiror shall also advance expenses as incurred to the fullest extent permitted under applicable Law and the Articles of Incorporation and the By-Laws of Target, provided that the person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification).

    (c) Any Indemnified Party wishing to claim indemnification under paragraph (b) of this Section 5.4, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify Acquiror thereof in writing, but the failure to so notify shall not relieve Acquiror of any liability it may have to such Indemnified Party if such failure does not materially prejudice Acquiror. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) Acquiror or the Surviving Corporation shall have the right to assume the defense thereof, and Acquiror shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if Acquiror or the Surviving Corporation elects not to assume such defense, or if there are any issues which raise material conflicts of interest between Acquiror or the Surviving Corporation and the Indemnified Parties, the Indemnified Parties may retain counsel reasonably satisfactory to Acquiror, and Acquiror or the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties; provided, however, that Acquiror shall be obligated pursuant to this paragraph (c) to pay for only one firm or counsel for all Indemnified Parties and, as applicable, for local counsel, and provided, however, the costs of more than one firm or counsel shall be paid if the Indemnified Parties cannot be represented by one firm or counsel because of a conflict of interest, (ii) the Indemnified Parties will cooperate in the defense of any such matter, and (iii) Acquiror shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld or delayed).

    (d) For a period of five (5) years after the Effective Time and to the extent available, Parent, Acquiror or the Surviving Corporation shall maintain in effect policies of directors' and officers' liability insurance covering those persons who are currently covered by Target's directors' and officers' liability insurance policy on terms (including the amounts of coverage and the amounts of deductibles, if any) that are no less favorable to them in any material respect than the terms now applicable to them under Target's current insurance policies; provided that the Surviving Corporation shall not be required to pay an annual premium for such insurance in excess of 150% of the last annual premium paid prior to the date hereof, but in such case shall purchase as much coverage as possible for such amount.

    (e) If Parent, Acquiror or the Surviving Corporation or any of their successors or assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity in such consolidation or merger or
(ii) shall transfer all or substantially all of its

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properties and assets to any individual, corporation or other entity, then and in each case, proper provisions shall be made so that the successors and assigns of Acquiror or the Surviving Corporation, as the case may be, shall assume all of the obligations set forth in this Section 5.4; provided, that the failure to make such provisions shall not affect the validity of any such consolidation, merger or transfer.

    (f) The provisions of this Section 5.4 are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties, their heirs and representatives.

    5.5 ADVISORY COMMITTEE. Following the Closing, Parent and Acquiror shall cause the Surviving Corporation to form an Advisory Committee, and each of Target's current non-employee directors other than Barney A. Ebsworth shall be offered the opportunity to serve as an Advisory Director for a two-year term commencing on the Closing Date. In consideration for serving as an Advisory Director, each such individual shall be entitled to receive an annual fee of $12,000, a fee of $600 for each Advisory Committee meeting attended and a $5,000 annual credit for traveling on the Surviving Corporation's travel programs. The Advisory Committee shall meet from time to time, in St. Louis, Missouri or such other place, as reasonably agreed to by the committee members and the Surviving Corporation.

                             ARTICLE VI
                             CONDITIONS

    6.1 CONDITIONS TO EACH PARTY'S OBLIGATIONS. The respective obligations of each party to effect the Merger shall be subject to the fulfillment or waiver at or prior to the Effective Time of the following conditions:

        6.1.1 SHAREHOLDER APPROVAL. This Agreement and the Merger and the other transactions contemplated hereby shall have been duly adopted at or prior to the Effective Time by the requisite vote of the shareholders of Target in accordance with the Articles of Incorporation and By-Laws of Target, the Missouri Code and the Securities Exchange Act.

        6.1.2 NO INJUNCTION OR ACTION. No order, statute, rule, regulation, executive order, stay, decree, judgment or injunction shall have been enacted, entered, promulgated or enforced by any court or other Governmental Authority, which prohibits or prevents the consummation of the Merger or the other transactions contemplated hereby and which has not been vacated, dismissed or withdrawn by the Effective Time. Target and Acquiror shall use their reasonable best efforts to have any of the foregoing vacated, dismissed or withdrawn by the Effective Time.

        6.1.3 HSR ACT. Any waiting period applicable to the Merger under the HSR Act shall have expired or earlier termination thereof shall have been granted and no action shall have been instituted by either the United States Department of Justice or the Federal Trade Commission to prevent the consummation of the transactions contemplated by this Agreement or to modify or amend such transactions in any material manner, or if any such action shall have been instituted, it shall have been withdrawn or a final judgment shall have been entered against such Department or Commission, as the case may be.

        6.1.4 EXON-FLORIO AMENDMENT. All approvals under the
    Exon-Florio Amendment necessary to permit the consummation of the transactions contemplated by this Agreement shall have been obtained.

        6.1.5 OPINION OF FINANCIAL ADVISOR. The fairness opinion referenced in Section 2.4(c) above shall not have been withdrawn at or prior to the Effective Time.

        6.1.6 GOVERNMENTAL APPROVALS. All Consents, other than Consents the failure of which to be obtained or made, in the judgment of Acquiror, would not have a material adverse effect on the business, assets, condition (financial or otherwise), properties, liabilities, prospects or the result of operations of the Surviving Corporation and its subsidiaries taken as a whole ("Surviving Corporation Material Adverse Effect"), of any Governmental Authority required for the consummation of the Merger and the transactions contemplated by this Agreement shall have been obtained by Final Order (as hereinafter defined). The term "Final Order" with respect to any Consent of a Governmental Authority shall mean an action by the appropriate Governmental Authority as to which: (i) no request

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    for stay by such Governmental Authority of the action is
    pending, no such stay is in effect, and, if any deadline for filing any such request is designated by statute or regulation, it has passed; (ii) no petition for rehearing or reconsideration of the action is pending before such Governmental Authority, and no appeal or comparable administrative remedy is pending before such Governmental Authority, and the time for filing any such petition, appeal or administrative remedy has passed; (iii) such Governmental Authority does not have the action under reconsideration on its own motion and the time for such reconsideration has passed; and (iv) no appeal to a court, or request for stay by a court, of the Governmental Authority action is pending or in effect, and if any deadline for filing any such appeal or request is designated by statute or rule, it has passed. The condition contained in this Subsection 6.1.6 may be waived by Acquiror, in its sole judgment.

    6.2 CONDITIONS TO OBLIGATIONS OF TARGET. The obligation of
Target to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions, any one or more of which may be waived by Target:

        6.2.1 ACQUIROR REPRESENTATIONS AND WARRANTIES. The representations and warranties of Parent and Acquiror contained in this Agreement that are modified by materiality or Acquiror Material Adverse Effect ("Acquiror Modified Representation") shall be true and correct in all respects and those that are not so modified ("Acquiror Nonmodified Representation") shall be true and correct in all material respects, on the date hereof and, except for changes not prohibited by this Agreement, as of the Effective Time as if made at the Effective Time. Furthermore, none of the representations or warranties of Acquiror contained in this Agreement, disregarding any qualifications therein or in this Section 6.2.1 regarding materiality or Acquiror Material Adverse Effect, shall be untrue or incorrect to the extent that such untrue or incorrect representations or warranties, when taken together as a whole, have had or would have an Acquiror Material Adverse Effect.

        6.2.2 PERFORMANCE BY PARENT AND ACQUIROR. Parent and Acquiror shall have performed and complied with all of the covenants and agreements in all material respects and satisfied in all material respects all of the conditions required by this Agreement to be performed or complied with or satisfied by Parent and Acquiror at or prior to the Effective Time.

        6.2.3 CERTIFICATE. Acquiror shall have delivered to Target a certificate executed on its behalf by its President or another authorized officer to the effect that the conditions set forth in Subsections 6.2.1 and 6.2.2, above, have been satisfied.

    6.3 CONDITIONS TO OBLIGATIONS OF PARENT AND ACQUIROR. The obligations of Parent and Acquiror to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions, any one or more of which may be waived by Parent and Acquiror:

        6.3.1 TARGET REPRESENTATIONS AND WARRANTIES. The representations and warranties of Target contained in this Agreement that are modified by materiality or Target Material Adverse Effect ("Target Modified Representation") shall be true and correct in all respects, and those that are not so modified ("Target Nonmodified Representation") shall be true and correct in all material respects, on the date hereof and, except for changes not prohibited by this Agreement, as of the Effective Time as if made at the Effective Time. Furthermore, none of the representations or warranties of Target contained in this Agreement, disregarding any qualifications therein or in this
    Section 6.3.1 regarding materiality or Target Material Adverse Effect, shall be untrue or incorrect to the extent that such untrue or incorrect representations or warranties, when taken together as a whole, have had or would have a Target Material Adverse Effect.

        6.3.2 PERFORMANCE BY TARGET. Target shall have performed and complied with all the covenants and agreements in all material respects and satisfied in all material respects all the conditions required by this Agreement to be performed or complied with or satisfied by Target at or prior to the Effective Time.

        6.3.3 NO MATERIAL ADVERSE CHANGE.There shall have not occurred after the date hereof any Event that has or reasonably could be expected to have a Target Material Adverse Effect.

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        6.3.4 NO PENDING ACTION. There shall not be instituted,
    pending or threatened any action, investigation or proceeding by any Governmental Authority, and there shall not be instituted, pending or threatened any action or proceeding by any other person, domestic or foreign, before any Governmental Authority, which is reasonably likely to be determined adversely to Parent, Acquiror or Acquisition Subsidiary, (A) challenging or seeking to make illegal, to delay materially or otherwise, directly or indirectly, to restrain or prohibit the consummation of the Merger, seeking to obtain material damages or imposing any material adverse conditions in connection therewith or otherwise, directly or indirectly relating to the transactions contemplated by the Merger, (B) seeking to restrain, prohibit or delay the exercise of full rights of ownership or operation by Parent, Acquiror or Acquisition Subsidiary or their affiliates of all or any portion of the business or assets of Target and the Target Subsidiaries, taken as a whole, or of Parent, Acquiror or Acquisition Subsidiary or any of their affiliates, or to compel Acquiror or Acquisition Subsidiary or any of their affiliates to dispose of or hold separate all or any material portion of the business or assets of Target and the Target Subsidiaries, taken as a whole, or of Parent, Acquiror or Acquisition Subsidiary or any of their affiliates, (C) seeking to impose or confirm material limitations on the ability of Parent, Acquiror or Acquisition Subsidiary or any of their affiliates to exercise full rights of the ownership of the shares of Target Common Stock, including, without limitation, the right to vote the shares of Target Common Stock acquired or owned by Parent, Acquiror or Acquisition Subsidiary or any of their affiliates on all matters properly presented to the holders of Target Common Stock, (D) seeking to require divestiture by Parent, Acquiror or Acquisition Subsidiary or any of their affiliates of the shares of Target Common Stock, or (E) that otherwise would reasonably be expected to have a Target Material Adverse Effect.

        6.3.5 DISSENTING SHARES. At the Effective Time, Dissenting Shares shall not exceed 200,000 Target Shares.

        6.3.6 REQUIRED CONSENTS. All required Consents of any person (other than a Governmental Authority) to the Merger or the transactions contemplated hereby shall have been obtained or made on terms and conditions reasonably acceptable to Acquiror and be in full force and effect, except for those the failure of which to obtain or be made, in the judgment of Acquiror, would not have a Surviving Corporation Material Adverse Effect.

        6.3.7 CERTIFICATES AND OTHER DELIVERIES. Target shall have delivered, or caused to be delivered, to Acquiror (i) a certificate executed on its behalf by its President or another duly authorized officer to the effect that the conditions set forth in Subsections 6.1.1, 6.1.4, 6.1.5, 6.3.1, 6.3.2, 6.3.3,
    6.3.4, 6.3.5 and 6.3.6, above, have been satisfied; (ii) a certificate of good standing or of legal existence, as applicable, from the Secretary of State of each state or comparable authority in other jurisdictions in which Target and the Target Subsidiaries are incorporated or qualified to do business stating that each is a validly existing corporation in good standing or of legal existence, as applicable; (iii) duly adopted resolutions of the Board of Directors and shareholders of Target approving the execution, delivery and performance of this Agreement, the Target Ancillary Agreements and the instruments contemplated hereby and thereby, certified by the Secretary or Assistant Secretary of Target; (iv) a true and complete copy of the Articles or Certificate of Incorporation or comparable governing instruments, as amended, of Target and each of the Target Subsidiaries certified by the Secretary of State of the state of incorporation or comparable authority in other jurisdictions, and a true and complete copy of the By-Laws or comparable governing instruments, as amended, of Target and each of the Target Subsidiaries certified by the Secretary thereof;
    (v) the duly executed Noncompete and Confidentiality Agreements;
    (vi) the duly executed Resignations on terms and conditions reasonably acceptable to Acquiror; (vii) a list of the shareholders of Target entitled to vote on the adoption of this Agreement and an undertaking from Target's transfer agent to deliver a list of the shareholders of Target as of the Effective Time as soon thereafter as it is available, each such list to be certified by the transfer agent of Target; and (viii) such other documents and instruments as Acquiror reasonably may request.

        6.3.8 OPINION OF TARGET COUNSEL. Acquiror shall have received the opinion of Thompson Coburn LLP, counsel to Target, in form and substance reasonably satisfactory to Acquiror, covering the matters set forth in Schedule 6.3.8 attached hereto.

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        6.3.9 COMFORT LETTERS. Acquiror shall have received "comfort letters" from the independent certified public accountants for Target dated as of the date of the Proxy Statement and the Closing Date, addressed to the Board of Directors of each of Target and Acquiror, covering such matters as Acquiror shall reasonably request with respect to facts concerning the financial condition and results of operations of Target and the Target Subsidiaries and customary for such certified public accountants to deliver in connection with a transaction similar to the Merger.

        6.3.10 VESSELS. Target shall have taken all of the actions and completed all of the transactions contemplated by Section
    4.18 and Paul H. Duynhouwer, President and Chief Executive Officer of Target, shall have taken such actions, undertaken such obligations and entered into such agreements as are advisable or necessary to facilitate the transactions contemplated by Section 4.18 hereof and the ownership and operation of Target's U.S. flagged vessels and the operation of Target's non-U.S. flagged vessels, upon terms and conditions reasonably satisfactory to Acquiror, in accordance with terms of the agreement attached hereto as Exhibit 6.3.10 (the agreement attached hereto as Exhibit 6.3.10 may be amended, modified or supplemented from time to time by a written agreement between Paul H. Duynhouwer and Acquiror).

        6.3.11 ENVIRONMENTAL REPRESENTATIONS AND WARRANTIES. The environmental representations and warranties of Target contained in Section 2.17 shall be true and correct in all material respects, without reference to any knowledge qualifier contained therein, as of the Effective Time as if made at the Effective Time.

                              ARTICLE VII
                      TERMINATION AND ABANDONMENT

    7.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the shareholders of Target described herein, only:

    (a) by mutual written consent of Acquiror and Target;

    (b) by either Acquiror or Target if:

        (i) the Merger shall not have been consummated on or prior to March 31, 2000; provided, however, that if Target or Acquiror determines that additional time is necessary in connection with obtaining a Consent with respect to the HSR Act from any Governmental Authority or satisfying any related waiting period, such date may be extended by Target or Acquiror from time to time by written notice to the other party to a date no later than June 30, 2000; and provided further, however, that the right to terminate this Agreement pursuant to this Section 7.1(b)(i) shall not be available to any party whose failure to perform any of its obligations under this Agreement results in the failure of the Merger to be consummated by such time;

        (ii) the approval of holders of Target Common Stock required by Section 6.1.1 shall not have been obtained at a meeting duly convened therefor or at any adjournment or postponement thereof;

        (iii) any court of competent jurisdiction or other Governmental Authority shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the consummation of the Merger and such order, decree or ruling or other action shall have become final and nonappealable;

    (c) by Acquiror, if (i) there are any breaches of any Target Modified Representation or there are any material breaches of any Target Nonmodified Representation, or (ii) Target shall have breached or failed to perform, notwithstanding satisfaction or due waiver of all conditions thereto, any of its material covenants or agreements contained herein as to which notice specifying such breach or failure has been given to Target promptly after the discovery thereof and Target has failed to cure or otherwise resolve the same to the reasonable satisfaction of Acquiror within twenty
(20) days after receipt of such notice (without limiting the foregoing or any other covenants or agreements that may be deemed material, it is agreed that a breach of Section 4.1(iii) shall be deemed a breach of a material covenant or agreement);

    (d) by Acquiror, if Section 4.9 shall be breached by Target in any material respect, including, without limitation, by failing to promptly notify Acquiror as required thereunder;

    (e) by Acquiror, if (i) the Board of Directors of Target or any committee thereof shall have withdrawn or modified in a manner adverse to Acquiror its approval or recommendation of the Merger and this Agreement, or failed to reconfirm its recommendation within ten
(10) days after a written request to do so, or approved or recommended any Takeover Proposal or (ii) the Board of Directors of Target or any committee thereof shall have resolved to take any of the foregoing actions;

    (f) by Acquiror, if (i) holders of Target Common Stock do not approve the Articles Amendment at a meeting duly convened therefor or at any adjournment or postponement thereof prior to March 31, 2000, or (ii) if the Board of Directors of Target do not amend Target's By-Laws pursuant to Section 4.19(d);

    (g) by Target, if (i) there are any breaches of any Acquiror Modified Representation or there are any material breaches of any Acquiror Nonmodified Representation, or (ii) Acquiror shall have breached or failed to perform, notwithstanding satisfaction or due waiver of all conditions thereto, any of its material covenants or agreements contained herein as to which notice specifying such breach or failure has been given to Acquiror promptly after the discovery thereof and Acquiror has failed to cure or otherwise resolve the same to the reasonable satisfaction of Target within twenty (20) days after receipt of such notice; and

    (h) by Target, in accordance with Section 4.9(b), provided that it has complied with all provisions thereof, including the notice provisions therein, and that it complies with applicable requirements relating to the payment (including the timing of any payment) of the Termination Fee (as hereinafter defined).

    The party desiring to terminate this Agreement pursuant to the preceding paragraphs (b), (c), (d), (e), (f), (g) or (h), shall give written notice of such termination to the other party in accordance with Section 8.5 below.

    7.2 TERMINATION FEES AND RIGHTS. (a) In the event of termination of this Agreement and the abandonment of the Merger pursuant to this
Article VII, this Agreement (other than as set forth in this Section 7.2, Section 4.18, Section 4.19, Section 7.3, Section 8.1, Section
8.7 and Section 8.8) shall become void and of no effect with no liability on the part of any party hereto (or of any of its directors, officers, employees, agents, legal or financial advisers or other representatives); provided, however, that no such termination shall relieve any party hereto from any liability for breach of this Agreement.

    (b) In the event that this Agreement is terminated by Acquiror pursuant to Section 7.1(c) solely due to a breach of a Target Modified Representation or a material breach of a Target Nonmodified Represenation and the circumstances resulting in such breach occurred in the ordinary course of Target's business consistent with past practice, then Target shall promptly, but in no event later than two days after the date of such termination, pay Acquiror, as liquidated damages, a fee equal to $1 million. The amount payable in this Section 7.2(b) shall not be payable if the Termination Fee is payable pursuant to Section 7.2(c).

    (c) In the event that (A) a bona fide Takeover Proposal shall have been made known to Target or any of the Target Subsidiaries or has been made directly to holders of Target Common Stock generally or any person shall have publicly announced an intention (whether or not conditional) to make a bona fide Takeover Proposal and such Takeover Proposal or announced intention shall not have been withdrawn and thereafter this Agreement is terminated by Target pursuant to Section 7.1(b)(i), or by Acquiror pursuant to Section 7.1(b)(i) after a date occuring the earlier of (1) June 30, 2000 or
(2) one additional month following March 31, 2000 for each bona fide Takeover Proposal received by Target, or (B) this Agreement is terminated by (x) either Target or Acquiror pursuant to Section 7.1(b)(ii), (y) Target pursuant to Section 7.1(h) or (z) by Acquiror pursuant to Sections 7.1(c) (if not otherwise covered by Section 7.2(b)), 7.1(d), 7.1(e), or 7.1(f), or (C) the condition in Section
6.1.5 is not satisfied after Target's receipt of a bona fide Takeover Proposal and this Agreement is duly terminated by either party, then Target shall promptly, but in no event later than two days after the date of such termination, pay Acquiror a fee equal to $8 million (the "Termination Fee"), payable by wire transfer of same day funds.

    (d) Target acknowledges that the agreements contained in this
Section 7.2 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Acquiror would not enter

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
into this Agreement; accordingly, if Target fails to promptly pay any amount due pursuant to this Section 7.2, and in order to obtain such payment, Acquiror commences a suit which results in a judgment against Target for the Termination Fee set forth in Section 7.2(c) or for any amount set forth in Section 7.2(b), Target shall also pay to Acquiror its costs and expenses (including attorneys' fees) in connection with such suit, together with interest on the amount of the Termination Fee or the amount due and owing pursuant to Section 7.2(b) at the prime rate of Bank of America, N.A. in effect on the date such payment was required to be made.

    7.3 PROCEDURE UPON TERMINATION. In the event of termination pursuant to this Article VII, this Agreement shall terminate and the Merger shall be abandoned without further action by Target or Acquiror, provided that the agreements contained in Sections 4.18, 4.19, 7.2, 7.3, 8.1, 8.7 and 8.8 hereof shall remain in full force and effect. If this Agreement is terminated as provided herein, each party shall use its reasonable best efforts to redeliver all documents, work papers and other material (including any copies thereof) of any other party relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to the party furnishing the same. Nothing contained in this Agreement shall relieve any party from any liability for any inaccuracy, misrepresentation or breach of this Agreement prior to termination.

                            ARTICLE VIII
                           MISCELLANEOUS

    8.1 CONFIDENTIALITY. Unless (i) otherwise expressly provided in this Agreement, (ii) required by applicable Law or any listing agreement with, or the rules and regulations of, any applicable securities exchange or the NASD, (iii) necessary to secure any required Consents as to which the other party has been advised, or
(iv) consented to in writing by Acquiror and Target, this Agreement and any information or documents furnished in connection herewith shall be kept strictly confidential by Target and the Target Subsidiaries, Acquiror and Acquisition Subsidiary and their respective officers, directors, employees and agents. Prior to any disclosure pursuant to the preceding sentence, the party intending to make such disclosure shall consult with the other party regarding the nature and extent of the disclosure. Nothing contained herein shall preclude disclosures to the extent necessary to comply with accounting, SEC and other disclosure obligations imposed by applicable Law. In connection with any filing with the SEC under the Securities Exchange Act, Target or Acquiror, after consultation with the other party, may include any information required to be included therein with respect to the Merger. Acquiror and Target shall cooperate with the other and provide such information and documents as may be required in connection with any such filings. In the event the Merger is not consummated, Acquiror and Target shall return to the other all documents furnished by the other and will hold in absolute confidence all information obtained from the other party except to the extent (i) such party is required to disclose such information by Law or such disclosure is necessary or desirable in connection with the pursuit or defense of a claim, (ii) such information was known by such party prior to such disclosure or was thereafter developed or obtained by such party independent of such disclosure, (iii) such party received such information on a non-confidential basis from a source, other than the other party, which is not known by such party to be bound by a confidentiality obligation with respect thereto or (iv) such information becomes generally available to the public or is otherwise no longer confidential. Prior to any disclosure of information pursuant to the exception in clause (i) of the preceding sentence, the party intending to disclose the same shall so notify the party which provided the same in order that such party may seek a protective order or other appropriate remedy should it choose to do so.

    8.2 AMENDMENT AND MODIFICATION. To the extent permitted by applicable Law, this Agreement may be amended, modified or supplemented only by a written agreement among Target, Parent, Acquiror and Acquisition Subsidiary, whether before or after approval of the Merger and this Agreement by the holders of Target Common Stock and the holders of the common stock of Acquisition Subsidiary.

    8.3 WAIVER OF COMPLIANCE; CONSENTS. Any failure of Target on the one hand, or Acquiror on the other hand, to comply with any obligation, covenant, agreement or condition herein may be waived by Acquiror on the one hand, or Target on the other hand, only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 8.3.

    8.4 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The respective representations and warranties of Target and Parent and Acquiror contained herein or in any certificates or other documents delivered prior to or at the Closing shall survive the execution and delivery of this Agreement, notwithstanding any investigation made or information obtained by the other party, but shall terminate at the Effective Time.

    8.5 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by facsimile, receipt confirmed, or on the next business day when sent by overnight courier or on the second succeeding business day when sent by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

        (i)  if to Target, to:
             Intrav, Inc.
             7711 Bonhomme Avenue
             St. Louis, Missouri 63105
             Attention: Chief Executive Officer

             with a copy to:

             Thompson Coburn LLP
             One Mercantile Center
             St. Louis, MO 63101
             Attention: Thomas A. Litz
             Telecopy: 314-552-7000

             and

        (ii) if to Parent, Acquiror or Acquisition Subsidiary, to:

             Kuoni Reisen Holding AG
             Neue Hard 7
             CH-8010 Zurich
             Switzerland
             Attention: Chief Executive Officer

             with copies to:

             Kuoni Reisen Holding AG
             Kuoni House
             Dorking
             Surrey U.K. RH5 4AZ
             Attention: Peter Diethelm

             and

             Kuoni Reisen Holding AG
             Neue Hard 7
             CH-8010 Zurich
             Switzerland
             Attention: Stephan Hitz
             and

             Bryan Cave LLP
             211 N. Broadway, Suite 3600
             St. Louis, MO 63102
             Attention: James L. Nouss, Jr.
             Telecopy: 314-259-2020

    8.6 BINDING EFFECT; ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto prior to the Effective Time without the prior written consent of the other party hereto, except that Acquisition Subsidiary may assign to Acquiror or any other Subsidiary of Acquiror any and all rights, interests and obligations of Acquisition Subsidiary under this Agreement.

    8.7 EXPENSES. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs or expenses.

    8.8 GOVERNING LAW. This Agreement shall be deemed to be made in, and in all respects shall be interpreted, construed and governed by and in accordance with the internal laws of, the State of Missouri (without regard for its choice of law rules). Any and all disputes which may arise out of this Agreement will be heard and determined before the United States District Court for the Eastern District of Missouri or the Circuit Court of St. Louis County, Missouri. The parties hereto acknowledge that such courts have the jurisdiction to interpret and enforce the provisions of this Agreement and the parties waive any and all objections that they may have as to jurisdiction or venue in the above courts, including, but not limited to, any defense of forum non conveniens, and irrevocably agree to be bound by any non-appealable final judgment rendered thereby.

    8.9 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

    8.10 INTERPRETATION. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement. No rule of construction shall apply to this Agreement which construes ambiguous language in favor of or against any party by reason of that party's role in drafting this Agreement. As used in this Agreement, (i) the term "person" shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an association, an unincorporated organization, a Governmental Authority and any other entity; (ii) the terms "affiliate" and "associate" shall have the same meanings as set forth in Rule 12b-2 under the Securities Exchange Act; and (iii) the term "shareholder" of any specified person shall mean any holder of capital stock or other equity interest in such person.

    8.11 ENTIRE AGREEMENT. This Agreement and the other agreements, documents or instruments referred to herein or executed in connection herewith including, but not limited to, the Schedules attached hereto, which Schedules are incorporated herein by reference, and the Confidentiality Agreement between Parent and Target dated June 15, 1999, embody the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants, or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and the understandings between the parties with respect to such subject matter.

    8.12 SEVERABILITY. In case any provision in this Agreement or in any of the other agreements, documents or instruments referred to herein shall be held invalid, illegal or unenforceable in any jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof or thereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction.

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
    8.13 SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties further agree that each party shall be entitled to an injunction or restraining order to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other right or remedy to which such party may be entitled under this Agreement, at law or in equity.

    8.14 THIRD PARTIES. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person that is not a party hereto or thereto, or, a successor or permitted assign of such a party, provided that the Indemnified Parties shall be entitled to the benefits of Section 5.4 and the members of the Advisory Committee shall be entitled to the benefits of Section 5.5 hereof.

    8.15 SCHEDULES. The Schedules in this Agreement shall be arranged in separate parts corresponding to the numbered and lettered sections, and the disclosure in any numbered or lettered part shall be deemed to relate to and to qualify only the particular representation or warranty set forth in the corresponding numbered or lettered section, and not any other representation or warranty (unless an express and specific reference to any other Schedule which clearly identifies the particular item being referred is set forth therein).

    IN WITNESS WHEREOF, Parent, Acquiror, Acquisition Subsidiary and Target have caused this Agreement to be signed and delivered by their respective duly authorized officers as of the date first above written.


                                          KUONI REISEN HOLDING AG

                                          By: /s/ Peter Diethelm
                                             ----------------------------
                                          Name: Peter Diethelm
                                               --------------------------
                                          Title: Executive Vice President
                                               --------------------------
                                          By: /s/ Stephan Hitz
                                             ----------------------------
                                          Name: Stephan Hitz
                                               --------------------------
                                          Title: Direktor
                                                -------------------------
                                          DIAMOND HOLDING DELAWARE, INC.

                                          By: /s/ Peter Diethelm
                                             ----------------------------
                                          Name: Peter Diethelm
                                               --------------------------
                                          Title: Chief Executive Officer
                                                -------------------------

                                          DIAMOND ACQUISITION
                                          SUBSIDIARY MISSOURI, INC.

                                          By: /s/ Peter Diethelm
                                             ----------------------------
                                          Name: Peter Diethelm
                                               --------------------------
                                          Title: Chief Executive Officer
                                                -------------------------

                                          INTRAV, INC.

                                          By: /s/ Paul Duynhouwer
                                             ----------------------------
                                          Name: Paul Duynhouwer
                                               --------------------------
                                          Title: President and Chief
                                                 Executive Officer
                                                -------------------------

                              ANNEX 2

                   MAJORITY SHAREHOLDER AGREEMENT

    THIS MAJORITY SHAREHOLDER AGREEMENT (this "Agreement") is made and entered into as of July 16, 1999, by and among Kuoni Reisen Holding AG, a Swiss corporation incorporated in the Canton of Zurich, Switzerland ("Parent"), Diamond Holding Delaware, Inc., a Delaware corporation and wholly-owned subsidiary of Parent ("Acquiror"), Diamond Acquisition Subsidiary Missouri, Inc., a Missouri corporation and wholly-owned subsidiary of Acquiror ("Acquisition Subsidiary"), and The Revocable Trust of Barney A. Ebsworth, dated July 23, 1986, as amended (the "Majority Shareholder") and Barney A. Ebsworth.

                              RECITALS

    A. Concurrently with the execution and delivery of this Agreement, Parent, Acquiror, Acquisition Subsidiary and Intrav, Inc., a Missouri corporation ("Target"), are entering into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which Acquisition Subsidiary will be merged with and into Target (the "Merger").

    B. The Majority Shareholder owns, of record and beneficially, 3,825,000 shares of common stock, par value $0.01 per share, of Target (the "Majority Shares").

    C. As an inducement to Parent, Acquiror and Acquisition Subsidiary to enter into the Merger Agreement, the Majority Shareholder has agreed to grant the Option (as hereinafter defined), to vote all of the Majority Shares in favor of the Merger, to delete
Article 11 of the Articles of Incorporation of Target necessary to consummate the Merger, and to undertake the other obligations and covenants described in this Agreement.

    NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements hereinafter set forth, the parties hereto agree as follows:

    1. OPTION.

        (a) Grant of Option. The Majority Shareholder hereby grants to Parent, Acquiror and Acquisition Subsidiary (the "Optionees") an irrevocable option (the "Option") to purchase a certain number of the Majority Shares as determined in accordance with the following sentence (the "Option Shares"), in the manner and at the purchase price set forth below. The number of Option Shares shall be the maximum number of shares of common stock of Target ("Target Common Stock") that could be acquired by Acquiror and/or Acquisition Subsidiary and not constitute "Excess Shares" (as defined in Article 11 of Target's Articles of Incorporation).

        (b) Exercise of Option. The Option may be exercised, in whole or in part, at any time, or from time to time, after the occurrence of either of the following events: (i) the Majority Shareholder fails to vote or cause to be voted all of the Majority Shares in favor of the Merger and the Merger Agreement pursuant to Section 5 hereof; or (ii) there occurs a Takeover Proposal (as defined in the Merger Agreement) prior to the termination of the Merger Agreement. If Acquiror or Acquisition Subsidiary wishes to exercise the Option, Acquiror or Acquisition Subsidiary shall send a written notice to the Majority Shareholder specifying a date (not less than five nor more than sixty days from the date such notice is given, which date shall be postponed as appropriate to obtain any necessary consents or approvals or to allow termination of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") waiting period) for the closing of such purchase (the "Option Closing"). Such Option Closing shall take place at 10:00 A.M., local time, on the date specified in such notice at the offices of Bryan Cave LLP, 211 North Broadway, Suite 3600, St. Louis, Missouri 63102, or at such other place and time as the parties may mutually agree. If the Option is exercised, the representations and warranties of the Majority Shareholder set forth in Section 2 below shall survive the Option Closing.

        (c) Purchase Price. At the Option Closing, the Majority Shareholder will deliver to Acquiror or Acquisition Subsidiary a certificate or certificates representing the Option Shares being purchased. Acquiror or Acquisition Subsidiary will purchase such shares from the Majority Shareholder by delivering as consideration therefor, $21.32 per share, in cash in immediately available funds (the "Purchase Price").

        (d) HSR Filing. Acquiror or Acquisition Subsidiary and the Majority Shareholder agree to file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice all required pre-merger notification and report forms and other documents and exhibits required to be filed under the HSR Act to permit the purchase contemplated by this Agreement.

    2. REPRESENTATIONS AND WARRANTIES OF THE MAJORITY SHAREHOLDER. The Majority Shareholder hereby represents and warrants to Acquiror and Acquisition Subsidiary as follows:

        (a) Ownership of Shares. The Majority Shareholder is the record and beneficial owner of the Majority Shares and such shares constitute all of the shares of Target Common Stock owned by the Majority Shareholder. The Majority Shareholder has sole voting power and sole power to issue instructions with respect to the matters set forth in Sections 1 and 5 hereof, sole power of disposition, sole power of conversion, sole power to demand appraisal rights and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Majority Shares, with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement.

        (b) Power; Binding Agreement. The Majority Shareholder has the legal capacity, power and authority to enter into and perform all of its obligations under this Agreement. The execution, delivery and performance of this Agreement by the Majority Shareholder will not violate any other agreement to which he is a party including, without limitation, any voting agreement, stockholders agreement or voting trust. This Agreement has been duly and validly executed and delivered by the Majority Shareholder and constitutes a valid and binding agreement of the Majority Shareholder, enforceable against him in accordance with its terms. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which the Majority Shareholder is trustee whose consent is required for the execution and delivery of this Agreement or the consummation by the Majority Shareholder of the transactions contemplated hereby.

        (c) No Conflict. Except for filings and approvals under the HSR Act, the antitrust laws or the securities laws, if applicable, (A) no filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary for the execution of this Agreement by the Majority Shareholder and the consummation by the Majority Shareholder of the transactions contemplated hereby and (B) none of the execution and delivery of this Agreement by the Majority Shareholder, the consummation by the Majority Shareholder of the transactions contemplated hereby or compliance by the Majority Shareholder with any of the provisions hereof shall result in a violation or breach of, or constitute (with or without notice of lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which the Majority Shareholder is a party or by which such order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to the Majority Shareholder or any of its properties or assets.

        (d) No Finder's Fees. Except as disclosed in the Merger Agreement, no broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Majority Shareholder.

        (e) No Encumbrances. The Majority Shares and the certificates representing such shares are now, and at all times during the term hereof will be, held by the Majority Shareholder, or by a nominee or custodian for the benefit of the Majority Shareholder, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever, except for any such encumbrances arising hereunder.

    3. REPRESENTATIONS OF ACQUIROR OR ACQUISITION SUBSIDIARY. Each of Acquiror and Acquisition Subsidiary represents and warrants to the Majority Shareholder that: (i) such entity is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation with full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder; (ii) the execution and delivery of this Agreement by such entity and the performance by it of its obligations hereunder have been duly authorized by all necessary corporate action on the part of such entity; (iii) this Agreement constitutes the legal, valid and binding obligation of such entity enforceable against such entity in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency and other similar laws affecting creditors' rights generally or by general principles of equity; and (iv) any shares of Target Common Stock acquired upon exercise of the Option will not be acquired by such entity with a view to the public distribution thereof and will not be transferred except pursuant to a transaction which complies with the Securities Act of 1933, as amended, and applicable state securities laws.

    4. COVENANTS OF THE MAJORITY SHAREHOLDER. The Majority
Shareholder covenants and agrees as follows:

        (a) No Solicitation. During the term of this Agreement, neither the Majority Shareholder nor Barney A. Ebsworth shall (and shall not permit their representatives to), directly or indirectly, initiate, solicit (including by way of furnishing information), encourage or respond to or take any other action knowingly to facilitate, any inquiries or the making of any proposal by any person or entity (other than Acquiror or Acquisition Subsidiary or any of their affiliates) with respect to Target that constitutes or reasonably may be expected to lead to, a Takeover Proposal, or enter into or maintain or continue discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain any Takeover Proposal, or agree to or endorse any Takeover Proposal, or authorize or permit any person or entity acting on behalf of the Majority Shareholder to do any of the foregoing. The foregoing shall not prevent Barney A. Ebsworth from voting as a Director of Target in connection with Target's exercising its rights under Section 4.9 of the Merger Agreement. If Barney A. Ebsworth or the Majority Shareholder receives any inquiry or proposal regarding any Takeover Proposal, they shall promptly inform Acquiror and Acquisition Subsidiary of that inquiry or proposal and the details thereof.

        (b) Restriction on Transfer, Proxies and Non-Interference. During the term of this Agreement, the Majority Shareholder shall not (and shall not permit its representatives to): (i) directly or indirectly, offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of the Majority Shares or any interest therein, provided, however, that the Majority Shareholder may sell, transfer, tender or otherwise dispose of the Majority Shares pursuant to a Superior Proposal approved by the Board of Directors of Target following Target's exercise of its rights pursuant to Section 4.9(b) of the Merger Agreement so long as Target has not breached Section 4.9 of the Merger Agreement; (ii) except as contemplated by this Agreement, grant any proxies or powers of attorney, deposit any of the Majority Shares into a voting trust or enter into a voting agreement with respect to any of the Majority Shares; or (iii) take any action that would make any representation or warranty of the Majority Shareholder contained herein untrue or incorrect or have the effect of preventing or disabling the Majority Shareholder from performing its obligations under this Agreement or the Optionees from enjoying the benefits of the Option.

        (c) Waiver of Appraisal Rights. The Majority Shareholder hereby irrevocably waives any rights of appraisal or rights to dissent from the Merger that he may have.

        (d) Stop Transfer. The Majority Shareholder agrees with, and covenants to, Acquiror and Acquisition Subsidiary that he shall not request that Target register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of the Majority Shares, unless such transfer is made in compliance with this Agreement.

        (e) Profits Upon Sale of Majority Shares. During such time as the Option is exercisable, if the Majority Shareholder shall sell, transfer, tender or otherwise dispose of any of the Majority Shares (including without limitation pursuant to a merger of Target with another entity), or if the Majority Shareholder or Target shall agree to a transaction that would result in such sale, transfer, tender or other disposition of the Majority Shares, and the Majority Shareholder receives in consideration for such sale, transfer, tender or other disposition of Majority Shares an amount that exceeds the Purchase

    Price, then the Majority Shareholder shall promptly, but in no event later than two days after the date that the Majority Shareholder receives such consideration, pay to Acquiror the aggregate amount received by the Majority Shareholder in excess of the Purchase Price. If the aggregate consideration received by Acquiror does not consist of cash in an amount necessary to satisfy the foregoing obligation, the Optionees shall, at their discretion, have the right to receive such amount in cash or, provided that the Majority Shareholder would not suffer any adverse tax consequences, in any non-cash consideration received in the transaction.

    5. APPROVAL OF MERGER; SALE/LEASEBACK. The Majority Shareholder agrees that during the term of this Agreement, it will vote or cause to be voted all the Majority Shares in favor of the Merger and the Merger Agreement and in favor of deleting Article 11 of the Target Articles of Incorporation (and the documents and transactions related thereto) at any meeting of the shareholders of Target held for any such purposes. If the Merger Agreement is terminated as a result of the Target exercising its rights under Section 4.9 of the Merger Agreement, or as a result of the failure of the condition in
Section 6.1.5 of the Merger Agreement or a material breach of the Merger Agreement following the receipt by the Target of a Takeover Proposal, the Majority Shareholder shall as soon as reasonably practicable cause Target to restructure the ownership of Target's U.S. flagged ships to allow the ownership of more than 25% of the Target Shares by a non-U.S. citizen. Such restructuring shall be accomplished in a manner that does not materially and adversely affect the interests of Target.

    6. FURTHER ASSURANCE AND ADJUSTMENTS. The Majority Shareholder and Barney A. Ebsworth shall, upon the reasonable request of Acquiror or Acquisition Subsidiary, execute and deliver any additional documents necessary or desirable to effect any of the terms and provisions of this Agreement. If at any time the Majority Shares are changed into a different number of shares or a different class by reason of any reclassification, recapitalization, split-up, combination, exchange or readjustment of Target's capital stock or if a dividend thereon is declared with a record date prior to the termination of this Agreement, or if the representations in Section
2.2 of the Merger Agreement are or become untrue, then the provisions of this Agreement shall be appropriately adjusted.

    7. SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties further agree that each party shall be entitled to an injunction or restraining order to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other right or remedy to which such party may be entitled under this Agreement, at law or in equity.

    8. TERM. This Agreement shall commence on the date hereof and the Option shall end, and this Agreement shall terminate, on the earlier of (i) six (6) months following the termination of Merger Agreement in accordance with its terms or (ii) the Effective Time (as defined in the Merger Agreement); provided, however, if the Merger Agreement is terminated as a result of the Target exercising its rights under Section 4.9 of the Merger Agreement, or as a result of the failure of the condition in Section 6.1.5 of the Merger Agreement or a material breach of the Merger Agreement following the receipt by the Target of a Takeover Proposal, that for purposes of this Agreement, the Merger Agreement shall not be deemed to have been terminated until the Majority Shareholder shall have fulfilled all of its obligations under Section 5 hereof.

    9. BINDING AGREEMENT. All authority and rights herein conferred or agreed to be conferred by the Majority Shareholder or Barney A. Ebsworth shall survive the death or incapacity of Barney A. Ebsworth or the termination or liquidation of the Majority Shareholder. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, personal representatives, successors and assigns.

    10. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by facsimile, receipt confirmed, or on the next business day when sent by overnight courier or on the second succeeding business day when sent by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

        (i) if to the Majority Shareholder or to Barney A. Ebsworth, to: The Revocable Trust of Barney A. Ebsworth, dated
             July 23, 1986, as amended

             7711 Bonhomme Avenue
             St. Louis, Missouri
             63105-1961

             with a copy to:

             Thompson Coburn LLP
             One Mercantile Center
             St. Louis, MO 63101
             Attention: Thomas A. Litz
             Telecopy: 314-552-7000

             and

        (ii) if to Acquiror or Acquisition Subsidiary, to:

             Kuoni Reisen Holding AG
             Neue Hard 7
             CH-8010 Zurich
             Switzerland
             Attention: Chief Executive Officer

             with copies to:

             Kuoni Reisen Holding AG
             Kuoni House
             Dorking
             Surrey U.K. RH5 4AZ
             Attention: Peter Diethelm

             and

             Kuoni Reisen Holding AG
             Neue Hard 7
             CH-8010 Zurich
             Switzerland
             Attention: Stephan Hitz

             and

             Bryan Cave LLP
             211 N. Broadway, Suite 3600
             St. Louis, MO 63102
             Attention: James L. Nouss, Jr.
             Telecopy: 314-259-2020

    11. GOVERNING LAW. This Agreement shall be deemed to be made in, and in all respects shall be interpreted, construed and governed by and in accordance with the internal laws of, the State of Missouri (without regard for its choice of law rules). Any and all disputes which may arise out of this Agreement will be heard and determined before the United States District Court for the Eastern District of Missouri or the Circuit Court of St. Louis County, Missouri. The parties hereto acknowledge that such courts have the jurisdiction to interpret and enforce the provisions of this Agreement and the parties waive any and all objections that they may have as to jurisdiction or venue in the above courts, including, but not limited to, any defense of forum non conveniens, and irrevocably agree to be bound by any non-appealable final judgment rendered thereby.

    12. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

    13. SEVERABILITY. In case any provision in this Agreement or in any of the other agreements, documents or instruments referred to herein shall be held invalid, illegal or unenforceable in any jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof or thereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction.

    14. ENTIRE AGREEMENT. This Agreement and the other agreements, documents or instruments referred to herein or executed in connection herewith embody the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and the understandings between the parties with respect to such subject matter.

    15. AMENDMENTS, WAIVERS, ETC. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by the parties hereto.

    16. NO WAIVER. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

    17. DESCRIPTIVE HEADINGS. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     [The remainder of this page is intentionally left blank.]

    IN WITNESS WHEREOF, Acquiror, Acquisition Subsidiary and the
Majority Shareholder have caused this Agreement to be duly executed and delivered as of the date first above written.

                                          KUONI REISEN HOLDING AG

                                          By: /s/ Peter Diethelm
                                             -----------------------------
                                          Name: Peter Diethelm
                                               ---------------------------
                                          Title: Executive Vice President
                                               ---------------------------
                                          By: /s/ Stephan Hitz
                                             -----------------------------
                                          Name: Stephan Hitz
                                               ---------------------------
                                          Title: Direktor
                                                --------------------------
                                          DIAMOND HOLDING DELAWARE, INC.

                                          By: /s/ Peter Diethelm
                                             -----------------------------
                                          Name: Peter Diethelm
                                               ---------------------------
                                          Title: Chief Executive Officer
                                                --------------------------

                                          DIAMOND ACQUISITION
                                          SUBSIDIARY MISSOURI, INC.

                                          By: /s/ Peter Diethelm
                                             -----------------------------
                                          Name: Peter Diethelm
                                               ---------------------------
                                          Title: Chief Executive Officer
                                                --------------------------

                                          THE REVOCABLE TRUST OF
                                          BARNEY A. EBSWORTH, DATED
                                          JULY 23, 1986, AS AMENDED

                                          /s/ Barney A. Ebsworth
                                          --------------------------------
                                          By: Barney A. Ebsworth,
                                              sole trustee


                                          /s/ Barney A. Ebsworth
                                          --------------------------------
                                          Barney A. Ebsworth, individually

                              ANNEX 3

                           July 16, 1999

Mr. Paul H. Duynhouwer
c/o Intrav, Inc.
7711 Bonhomme Avenue
St. Louis, Missouri 63105-1961

    Re: Certain actions with respect to Newco A and Newco B

Dear Paul,

    This letter sets forth an agreement between you, Kuoni Reisen Holding AG, a Swiss corporation incorporated in the Canon of Zurich, Switzerland ("Parent") and Diamond Holdings Delaware, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent ("Diamond"). This letter agreement is being entered into concurrently with and as an inducement to the execution of that certain Agreement and Plan of Merger dated as of July 16, 1999 (the "Merger Agreement") by Intrav, Inc., a Missouri corporation ("Sapphire"), Parent, Diamond and Diamond Acquisition Subsidiary Missouri, Inc., a Missouri corporation and wholly-owned subsidiary of Diamond ("Acquisition Subsidiary").

    As you know, because Parent is not a U.S. citizen eligible to own vessels for operating in the U.S. coastwise trade, prior to the consummation of the acquisition, Sapphire must restructure the ownership and operation of its two U.S. flagged vessels so that they will continue to be owned and operated by U.S. citizens following the merger. It may also be advisable from an economic perspective for the operator of Sapphire's two non-U.S. flagged vessels to be the same as the operator of the two U.S. flagged vessels. Because of the breadth and depth of your experience in the ownership and operation of Sapphire's vessels as Sapphire's President and Chief Executive Officer and your nearly 40 years of experience in the travel and cruise ship industries, it is a logical solution for you to remain involved with ongoing ownership and operation of Sapphire's vessels.

    Below we will describe the currently expected structure of the ownership and operation of the vessels, and refer to certain proposed agreements regarding such structure. It may be advisable to change such proposed structure prior to the consummation of the merger. But whatever the exact structure, the nature of your involvement in the ownership and operation of the vessels currently owned by Sapphire, and the provision of transitional consulting services, would have the following characteristics:

    1. You would invest $300,000 and receive a 15% return on such investment each year.

    2. You will have ownership interests in and will manage the entities that own and operate the two U.S. flagged vessels and that operate the two non-U.S. flagged vessels.

    3. One of these entities managed by you shall be responsible for providing transitional consulting services to Sapphire following closing under a transitional services agreement.

    4. The aggregate amounts received by you, whether as the return on your investment described above, as compensation for your management of or services for the companies that own and operate the vessels, as distributions on your ownership interests in those companies, or otherwise, would be structured to ensure that you receive not less than the following amounts during each of the first three years following the closing: year one--$400,000; year two--$300,000; year three--$215,000.

    5. On six months' notice given at any time after one year following the closing, you would have the right to terminate your ownership interests in, and your management of, the companies that own and operate the vessels, and to transfer your ownership interests to a purchaser who would preserve the eligibility of the vessels for operation in the U.S. coastwise trade. The transaction documents would be structured to ensure that you recovered your initial investment in such a sale. No termination fee would be payable by you upon such termination.

    6. At the same time, we would have the right, on six months' notice given at any time after one year following the closing, to designate a purchaser of your ownership interests in the companies that own and operate the vessels, who would preserve the eligibility of the vessels for operation in the U.S. coastwise trade and to whom you would be required to sell your ownership interests. The transaction documents would be structured to ensure that you recovered your initial investment in such a sale. No termination fee would be payable by us upon such ownership changes.

    7. We expect that you would require the companies owning and operating the vessels to provide you with fringe benefits substantially comparable to those that you are currently receiving as the President and Chief Executive Officer of Sapphire.

    8. You will be indemnified with respect to risks attendant upon the ownership and operation of the vessels.

    We currently expect that the restructuring of the ownership and operation of the two U.S. flagged vessels owned by Sapphire would take the form of the following:

    a) Immediately prior to closing, Sapphire will sell the two U.S. flagged vessels for book value to a new entity ("Newco A"), of which you would own 75.1% of the equity interest and Sapphire or an affiliate would own 24.9%, or to two new entities wholly owned by Newco A (the "Purchasers"). The Purchasers would borrow the difference between the purchase price of the vessels and the equity contributions.

    b) Each Purchaser would time charter its vessel to Sapphire or an entity wholly owned by Sapphire (the "Time Charterer") under a long-term Time Charter in substantially the form set forth as
Exhibit 4.18(a) to the Merger Agreement.

    c) In order to fulfill its obligations to the Time Charterer under the Time Charter, each Purchaser would enter into an Operating Agreement with another new entity ("Newco B") in substantially the form set forth as Exhibit A to the Time Charter. You would own 75.1% of the equity interest of Newco B and Sapphire or an affiliate would own 24.9%.

    d) Newco B may also enter into contracts with Sapphire or entities wholly owned by Sapphire for the operation of the two non-U.S. flagged vessels.

    e) Newco B would enter into a transitional services contract with Sapphire on terms and conditions to be mutually agreed upon by the parties.

    By execution and delivery of this letter agreement, you hereby agree to take the actions reasonably necessary to facilitate and complete the transactions contemplated in paragraphs a) through e) above or such other transactions as we reasonably may determine to be advisable regarding the ownership and operation of the vessels in conformance with applicable law, and that have the economic characteristics for you described in paragraphs 1 through 8 above.

    This letter agreement is contingent upon the consummation of the acquisition contemplated by the Merger Agreement, and does not obligate us to consummate the Merger Agreement, or to waive any conditions to our obligations therein.

    If the foregoing is acceptable, please indicate your agreement by countersigning this letter in the space provided below and returning one fully executed original to the above address.

                                          Very truly yours,

                                          DIAMOND HOLDINGS DELAWARE,
                                          INC.
                                          By /s/ Peter Diethelm
                                             -----------------------------
                                          Name: Peter Diethelm
                                               ---------------------------
                                          Title: Chief Executive Officer
                                                --------------------------

                                          KUONI REISEN HOLDING AG
                                          By /s/ Peter Diethelm
                                             -----------------------------
                                          Name: Peter Diethelm
                                               ---------------------------
                                          Title: Executive Vice President
                                             -----------------------------
                                          and /s/ Stephan Hitz
                                              ----------------------------
                                          Name: Stephan Hitz
                                               ---------------------------
                                          Title: Direktor
                                                --------------------------


Agreed and accepted this 16th day of July, 1999.


/s/ Paul H. Duynhouwer
------------------------------
Paul H. Duynhouwer

                  [Stifel, Nicolaus letterhead]



                              ANNEX 4


August 23, 1999

Board of Directors
INTRAV, Inc
7711 Bonhomme Avenue
St. Louis, MO 63105

Members of the Board:

    You have requested our opinion as to the fairness from a financial point of view of the $21.32 per share cash consideration to be paid for each share of INTRAV, Inc. ("INTRAV" or the "Company") common stock pursuant to the terms of the Agreement and Plan of Merger, dated as of July 16, 1999 (the "Agreement"), by and among Kuoni Reisen Holding AG, Diamond Holding Delaware, Inc., Diamond Acquisition Subsidiary Missouri, Inc. and INTRAV.

    Stifel, Nicolaus & Company, Incorporated ("Stifel"), as part of its investment banking services, is regularly engaged in the independent valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. We are familiar with INTRAV and have completed our financial analysis of this transaction. In the ordinary course of its business, Stifel actively trades the common stock of INTRAV for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

    In rendering our opinion, we have reviewed, among other things:

    (i) the drafts of the Agreement as executed on July 16, 1999;

    (ii) certain publicly available financial statements and other business and financial information of the Company including 10-Ks for the 4 years ended December 31, 1998, and the 10-Q for the quarter ended June 30, 1999;

    (iii) reviewed certain internal financial statements and other financial and operating data concerning the Company prepared by the management of the Company;

    (iv) analyzed certain financial forecasts for the Company prepared by the management of INTRAV;

Board of Directors
INTRAV, Inc
August 23, 1999
Page 2

    (v) discussed the past and current operations and financial condition and the prospects of the Company with senior executives of the Company;

    (vi) reviewed the historical stock prices and trading volumes of the common stock of the Company;

    (vii) compared the financial performance of the Company with that of certain other companies that are comparable to the Company and have publicly-traded securities;

    (viii) reviewed the financial terms, to the extent publicly available, of certain transactions involving comparable publicly traded companies; and

    (ix) performed such other analyses and considered such other factors as we have deemed appropriate.

    We also took into account our assessment of general economic, market and financial conditions and our experience in other transactions, as well as our experience in securities valuations and our knowledge of the capital markets generally.

    In arriving at our opinion, we were not authorized to solicit, and did not solicit, interest from any party with respect to an acquisition, business combination or other transaction, involving the Company.

    In rendering our opinion, we have relied upon and assumed, without independent verification, the accuracy and completeness of all of the financial and other information that was provided to us or that was otherwise reviewed by us and have not assumed any responsibility for independently verifying any of such information. With respect to the financial forecasts supplied to us, we have assumed that they were reasonably prepared on the basis reflecting the best currently available estimates and judgments of the management of INTRAV as to the future operating and financial performance of INTRAV, that they would be realized in the amounts and time periods estimated and that they provided a reasonable basis upon which we could form our opinion. We also assumed that there were no material changes in the assets, liabilities, financial condition, results of operations, business or prospects of INTRAV since the date of the last financial statements made available to us. We did not make or obtain any independent evaluation, appraisal or physical inspection of INTRAV's assets or liabilities. We relied on advice of INTRAV's counsel and accountants as to all legal and accounting matters with respect to INTRAV, the Agreement and the transactions and other matters contained or contemplated therein. We have assumed, with your consent, that there are no factors that would delay or subject to any adverse conditions any necessary regulatory or governmental approval and that all conditions to the merger will be satisfied and not waived.

Board of Directors
INTRAV, Inc
August 23, 1999
Page 3


    Our opinion is necessarily based on economic, market, financial and other conditions as they exist on, and on the information made available to us as of, the date of this letter. Our opinion is directed to the Board of Directors of INTRAV for its information and assistance in connection with its consideration of the financial terms of the merger and does not constitute a recommendation to any shareholder as to how such shareholder should vote on the proposed transaction, nor have we expressed any opinion as to the prices at which any securities of INTRAV might trade in the future. Except as required by applicable law, including without limitation federal securities laws, our opinion may not be published or otherwise used or referred to, nor shall any public reference to Stifel be made, without our prior written consent. Stifel has consented to the use of our opinion in the Proxy Statement relating to the proposed merger and to the reference to our firm name under the caption "Proposal Two--The Merger--Opinion of Stifel, Nicolaus & Company, Incorporated" in such Proxy Statement.

    We have acted as financial advisor to the Board of Directors of the Company in connection with this Transaction and will receive a fee for our services, including a fee contingent upon the completion of the Transaction. In the past, Stifel, Nicolaus & Company, Incorporated has provided financial advisory services to the Company and has received fees for the rendering of these services.

    Based upon the foregoing and such other factors as we deem relevant, we are of the opinion, as of the date hereof, that the cash consideration to be paid for each share of INTRAV common stock pursuant to the Agreement is fair to the holders of INTRAV common stock from a financial point of view.


Very truly yours,


/s/ Stifel, Nicolaus & Company, Incorporated

STIFEL, NICOLAUS & COMPANY, INCORPORATED

                              ANNEX 5
                      SECTION 351.455 MISSOURI
                GENERAL AND BUSINESS CORPORATION LAW

351.455 Shareholder who objects to merger may demand value of shares, when.--

    1. If a shareholder of a corporation which is a party to a merger or consolidation shall file with such corporation, prior to or at the meeting of shareholders at which the plan of merger or consolidation is submitted to a vote, a written objection to such plan of merger or consolidation, and shall not vote in favor thereof, and such shareholder, within twenty days after the merger or consolidation is effected, shall make written demand on the surviving or new corporation for payment of the fair value of his shares as of the day prior to the date on which the vote was taken approving the merger or consolidation, the surviving or new corporation shall pay to such shareholder, upon surrender of his certificate or certificates representing said shares, the fair value thereof. Such demand shall state the number and class of the shares owned by such dissenting shareholder. Any shareholder failing to make demand within the twenty day period shall be conclusively presumed to have consented to the merger or consolidation and shall be bound by the terms thereof.

    2. If within thirty days after the date on which such merger or consolidation was effected the value of such shares is agreed upon between the dissenting shareholder and the surviving or new corporation, payment therefor shall be made within ninety days after the date on which such merger or consolidation was effected, upon the surrender of his certificate or certificates representing said shares. Upon payment of the agreed value the dissenting shareholder shall cease to have any interest in such shares or in the corporation.

    3. If within such period of thirty days the shareholder and the surviving or new corporation do not so agree, then the dissenting shareholder may, within sixty days after the expiration of the thirty day period, file a petition in any court of competent jurisdiction within the county in which the registered office of the surviving or new corporation is situated, asking for a finding and determination of the fair value of such shares, and shall be entitled to judgment against the surviving or new corporation for the amount of such fair value as of the day prior to the date on which such vote was taken approving such merger or consolidation, together with interest thereon to the date of such judgment. The judgment shall be payable only upon and simultaneously with the surrender to the surviving or new corporation of the certificate or certificates representing said shares. Upon the payment of the judgment, the dissenting shareholder shall cease to have any interest in such shares, or in the surviving or new corporation. Such shares may be held and disposed of by the surviving or new corporation as it may see fit. Unless the dissenting shareholder shall file such petition within the time herein limited, such shareholder and all persons claiming under him shall be conclusively presumed to have approved and ratified the merger or consolidation, and shall be bound by the terms thereof.

    4. The right of a dissenting shareholder to be paid the fair value of his shares as herein provided shall cease if and when the corporation shall abandon the merger or consolidation.

(L. 1943 p. 410 Section 71)



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PROXY

                            INTRAV, INC.

   PROXY FOR SPECIAL MEETING OF SHAREHOLDERS - SEPTEMBER 2, 1999

    The undersigned, revoking all previous proxies, hereby appoints William H.T. Bush, Michael F. Doiron and Vanessa M. Tegethoff, or any of them, as Proxy or Proxies of the undersigned, each with the power to appoint his substitute, to vote as designated on the reverse hereof, all of the shares of common stock of Intrav, Inc. held of record by the undersigned on August 19, 1999, at the Special Meeting of Shareholders to be held at 10:00 a.m., Central Time on September 2, 1999 at our offices at 7711 Bonhomme Avenue, St. Louis, Missouri 63105, and at any adjournment thereof.

         (CONTINUED, AND TO BE SIGNED, ON THE OTHER SIDE.)

PROPOSAL 1. Approval of a resolution which would amend Intrav's Restated Articles of Incorporation to remove Article Eleven, which currently restricts ownership of more than 24.9% of the outstanding shares of Intrav common stock by non-U.S. citizens, as more fully set out in the accompanying Proxy Statement.

/ /FOR    / /AGAINST    / /ABSTAIN    (Instructions: Mark an "X" in
                                          the appropriate box.)

PROPOSAL 2. Approval of the Agreement and Plan of Merger, dated as of July 16, 1999, by and among Intrav, Kuoni Reisen Holding AG,
Kuoni Holding Delaware, Inc. and Kuoni Acquisition Subsidiary, Inc., and the merger and the transactions contemplated thereby.

/ /FOR    / /AGAINST    / /ABSTAIN    (Instructions: Mark an "X" in
                                          the appropriate box.)

In their sole discretion, the Proxies are authorized to vote upon such other business as may properly come before the special meeting or any adjournment thereof.

       THIS PROXY WILL BE VOTED AS SPECIFIED IN THE SPACES
       PROVIDED THEREFOR OR, IF NO SUCH SPECIFICATION IS
       MADE, IT WILL BE VOTED FOR THE AMENDMENT TO THE
       RESTATED ARTICLES OF INCORPORATION AND FOR THE
       APPROVAL OF THE MERGER, THE MERGER AGREEMENT AND THE
       TRANSACTIONS CONTEMPLATED THEREBY.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
                     DIRECTORS OF INTRAV, INC.

SIGN HERE___________________________________________________________
(Please sign exactly as name appears hereon)

SIGN HERE___________________________________________________________
(Executors, administrators, trustees, etc., should so indicate when signing)

Dated_______________________________________________________________

August 23, 1999

Dear Intrav, Inc. Shareholder:

    You are invited to attend the Special Meeting of Shareholders of Intrav, Inc. The meeting will be held on Thursday, September 2,
1999, at 10:00 a.m., local time at our offices at 7711 Bonhomme
Avenue, St. Louis, Missouri 63105.

    If you cannot personally attend the meeting, please vote your preference on the proxy card attached above and return it promptly. Your participation in Intrav, Inc.'s business, whether in person or by proxy, is an important part of the Corporation's governance.

    I look forward to and appreciate your participation in this Special Meeting of Shareholders.

                                          Very truly yours,

                                          /s/ Barney A. Ebsworth

                                          Barney A. Ebsworth
                                          Chairman of the Board and
                                          Secretary